                                                                     Exhibit 4.3

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT

                           dated as of April 18, 2002

                                      among

                         AMERICAN SEAFOODS HOLDINGS LLC,

                       AMERICAN SEAFOODS CONSOLIDATED LLC,

                          AMERICAN SEAFOODS GROUP LLC,

                   THE LENDERS FROM TIME TO TIME PARTY HERETO

                                       and

                             BANK OF AMERICA, N.A.,
          as Administrative Agent, Issuing Lender and Swingline Lender

                                   ----------

                         HARRIS TRUST AND SAVINGS BANK,
                             as Documentation Agent

                            THE BANK OF NOVA SCOTIA,
                              as Syndication Agent

                         BANC OF AMERICA SECURITIES LLC,
                        as Lead Arranger and Book Manager

================================================================================

                                TABLE OF CONTENTS

                                                                                                              Page
                                    ARTICLE I
                                   DEFINITIONS
Section 1.01          Definitions ...............................................................................3
Section 1.02          Computation of Time Periods and other Definitional Provisions ............................40
Section 1.03          Accounting Terms and Determinations ......................................................40
Section 1.04          Classes and Types of Borrowings ..........................................................40

                                   ARTICLE II
                              THE CREDIT FACILITIES

Section 2.01          Revolving Loans ..........................................................................41
Section 2.02          Letter of Credit Subfacility .............................................................43
Section 2.03          Tranche A Term Loans .....................................................................48
Section 2.04          Tranche B Term Loans .....................................................................51
Section 2.05          Swingline Subfacility ....................................................................54
Section 2.06          Certain Provisions Pertinent to Notes ....................................................55

                                   ARTICLE III
              PROVISIONS GENERALLY APPLICABLE TO CREDIT FACILITIES

Section 3.01          Interest .................................................................................56
Section 3.02          Extension and Conversion .................................................................57
Section 3.03          Prepayments ..............................................................................58
Section 3.04          Adjustment of Commitments ................................................................61
Section 3.05          Fees .....................................................................................63
Section 3.06          Increased Costs and Reduced Return .......................................................64
Section 3.07          Base for Determining Interest Rate Inadequate or Unfair ..................................65
Section 3.08          Illegality ...............................................................................66
Section 3.09          Treatment of Affected Loans ..............................................................66
Section 3.10          Taxes ....................................................................................66
Section 3.11          Funding Losses ...........................................................................69
Section 3.12          Pro Rata Treatment .......................................................................69
Section 3.13          Sharing of Payments ......................................................................70
Section 3.14          Payments; Computations ...................................................................70
Section 3.15          Evidence of Debt .........................................................................72

                                   ARTICLE IV
                                   CONDITIONS

Section 4.01          Conditions to Effectiveness ..............................................................72
Section 4.02          Conditions to All Credit Events ..........................................................80

                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

Section 5.01          Financial Condition ......................................................................80
Section 5.02          No Material Change .......................................................................82
Section 5.03          Organization and Good Standing ...........................................................82
Section 5.04          Power; Authorization; Enforceable Obligations ............................................82
Section 5.05          No Conflicts .............................................................................83
Section 5.06          No Default ...............................................................................83

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page
Section 5.07          Assets ...................................................................................83
Section 5.08          Debt .....................................................................................83
Section 5.09          Litigation ...............................................................................83
Section 5.10          Taxes ....................................................................................84
Section 5.11          Compliance with Law ......................................................................84
Section 5.12          ERISA ....................................................................................84
Section 5.13          Subsidiaries .............................................................................85
Section 5.14          Governmental Regulations, Etc ............................................................85
Section 5.15          Purpose of Loans and Letters of Credit ...................................................86
Section 5.16          Environmental Matters ....................................................................86
Section 5.17          Intellectual Property ....................................................................87
Section 5.18          Solvency .................................................................................88
Section 5.19          Investments ..............................................................................88
Section 5.20          Location of Collateral ...................................................................88
Section 5.21          Disclosure ...............................................................................89
Section 5.22          No Burdensome Restrictions; Material Agreements ..........................................89
Section 5.23          Brokers' Fees ............................................................................90
Section 5.24          Labor Matters ............................................................................90
Section 5.25          Vessels; Fishing Rights ..................................................................90
Section 5.26          Condition and Use of the Vessels and Fishing Rights ......................................91
Section 5.27          Nature of Business .......................................................................92
Section 5.28          Representations and Warranties from Other Agreements .....................................92
Section 5.29          Security Documents .......................................................................92
Section 5.30          Transactions with Affiliates .............................................................93
Section 5.31          Ownership ................................................................................93
Section 5.32          Insurance ................................................................................94
Section 5.33          Certain Transactions .....................................................................94

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

Section 6.01          Information ..............................................................................94
Section 6.02          Preservation of Existence and Franchises .................................................98
Section 6.03          Books and Records ........................................................................98
Section 6.04          Compliance with Law ......................................................................98
Section 6.05          Payment of Taxes and Other Indebtedness ..................................................98
Section 6.06          Insurance; Certain Proceeds ..............................................................98
Section 6.07          Maintenance of Property .................................................................100
Section 6.08          Performance of Obligations ..............................................................100
Section 6.09          Use of Proceeds .........................................................................100
Section 6.10          Audits/Inspections ......................................................................100
Section 6.11          Additional Credit Parties; Additional Security ..........................................100
Section 6.12          Interest Rate Protection Agreements .....................................................103
Section 6.13          Contributions ...........................................................................103
Section 6.14          Compliance with the AFA .................................................................103
Section 6.15          Foreign Currency Rate Protection Agreements .............................................104
Section 6.16          Post Closing Matters ....................................................................104

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page
                                   ARTICLE VII
                               NEGATIVE COVENANTS
Section 7.01          Limitation on Debt ......................................................................104
Section 7.02          Restriction on Liens ....................................................................106
Section 7.03          Nature of Business ......................................................................108
Section 7.04          Consolidation, Merger and Dissolution ...................................................108
Section 7.05          Asset Dispositions ......................................................................109
Section 7.06          Investments .............................................................................110
Section 7.07          Restricted Payments, etc ................................................................113
Section 7.08          Prepayments of Indebtedness, etc ........................................................114
Section 7.09          Transactions with Affiliates ............................................................115
Section 7.10          Fiscal Year; Organizational and Other Documents .........................................115
Section 7.11          Restrictions with Respect to Intercorporate Transfers ...................................116
Section 7.12          Ownership of Subsidiaries; Limitations on the Parent and the Borrowers ..................116
Section 7.13          Sale/Leasebacks .........................................................................117
Section 7.14          Capital Expenditures ....................................................................117
Section 7.15          Additional Negative Pledges .............................................................118
Section 7.16          Impairment of Security Interests ........................................................118
Section 7.17          Sales of Receivables ....................................................................118
Section 7.18          Financial Covenants .....................................................................118
Section 7.19          Independence of Covenants ...............................................................119

                                  ARTICLE VIII
                                    DEFAULTS

Section 8.01          Events of Default .......................................................................119
Section 8.02          Acceleration; Remedies ..................................................................121
Section 8.03          Allocation of Payments After Event of Default ...........................................122

                                   ARTICLE IX
                                AGENCY PROVISIONS

Section 9.01          Appointment; Authorization ..............................................................124
Section 9.02          Delegation of Duties ....................................................................125
Section 9.03          Exculpatory Provisions ..................................................................125
Section 9.04          Reliance on Communications ..............................................................125
Section 9.05          Notice of Default .......................................................................126
Section 9.06          Non-Reliance on Agents and Other Lenders ................................................126
Section 9.07          Indemnification .........................................................................126
Section 9.08          Agents in Their Individual Capacity .....................................................127
Section 9.09          Successor Agent .........................................................................127
Section 9.10          Agents' Fees; Arranger Fee ..............................................................127
Section 9.11          AFA Compliance ..........................................................................128

                                    ARTICLE X
                                  MISCELLANEOUS

Section 10.01         Notices .................................................................................128
Section 10.02         Right of Set-Off ........................................................................130
Section 10.03         Benefit of Agreement ....................................................................131

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                              Page
Section 10.04         No Waiver; Remedies Cumulative ..........................................................134
Section 10.05         Payment of Expenses; Indemnification ....................................................134
Section 10.06         Amendments, Waivers and Consents ........................................................135
Section 10.07         Counterparts ............................................................................138
Section 10.08         Headings ................................................................................138
Section 10.09         Defaulting Lenders ......................................................................138
Section 10.10         Survival of Indemnification and Representations and Warranties ..........................138
Section 10.11         Governing Law; Submission to Jurisdiction ...............................................138
Section 10.12         Waiver of Jury Trial ....................................................................139
Section 10.13         Severability ............................................................................139
Section 10.14         Entirety ................................................................................139
Section 10.15         Binding Effect ..........................................................................139
Section 10.16         Confidentiality .........................................................................139
Section 10.17         Source of Funds .........................................................................140
Section 10.18         Conflict ................................................................................140

Schedules:

     Schedule 1.01A         -     Lenders and Commitments
     Schedule 1.01C         -     Refinanced Agreements
     Schedule 1.01D         -     Management Group
     Schedule 1.01E         -     Vessel Permitted Liens
     Schedule 4.01(c)       -     Adjusted Pro-Forma Consolidated EBITDA
     Schedule 5.01          -     Exceptions to GAAP; Liabilities
     Schedule 5.02          -     Material Change
     Schedule 5.04          -     Required Consents, Authorizations, Notices and Filings
     Schedule 5.09          -     Litigation
     Schedule 5.10          -     Tax Matters
     Schedule 5.11          -     Compliance with Law
     Schedule 5.12          -     ERISA
     Schedule 5.13          -     Subsidiaries
     Schedule 5.16          -     Environmental Matters
     Schedule 5.17          -     Intellectual Property
     Schedule 5.20          -     Locations of Collateral
     Schedule 5.22          -     Material Contracts
     Schedule 5.23          -     Broker's Fees
     Schedule 5.24          -     Labor Matters
     Schedule 5.25          -     Vessels and Fishing Rights
     Schedule 5.26          -     Condition and Use of Vessels and Fishing Rights
     Schedule 5.28          -     Representations and Warranties from Other Agreements
     Schedule 5.29          -     Recordings
     Schedule 5.30          -     Transactions with Affiliates
     Schedule 5.31          -     Ownership
     Schedule 5.32          -     Insurance
     Schedule 7.01          -     Indebtedness

                                TABLE OF CONTENTS
                                   (continued)

                                                                                                   Page
     Schedule 7.06          -     Existing Investments
     Schedule 7.02          -     Existing Liens
     Schedule 7.09          -     Transactions with Affiliates

Exhibits:

     Exhibit A-1            -     Form of Notice of Borrowing
     Exhibit A-2            -     Form of Notice of Extension/Conversion
     Exhibit A-3            -     Form of Letter of Credit Request
     Exhibit A-4            -     Form of Swingline Loan Request

     Exhibit B-1            -     Form of Revolving Note
     Exhibit B-2            -     Form of Tranche A Term Note
     Exhibit B-3            -     Form of Tranche B Term Note
     Exhibit B-4            -     Form of Swingline Note

     Exhibit C              -     Form of Assignment and Assumption Agreement

     Exhibit D-1            -     Form of Opinion of Debevoise & Plimpton
     Exhibit D-2            -     Form of Opinion of Special Local Counsel for the Parent
                                  and the Other Credit Parties
     Exhibit D-3            -     Form of Opinion of Preston Gates

     Exhibit E-1            -     Form of Parent Guaranty
     Exhibit E-2            -     Form of Subsidiary Guaranty
     Exhibit E-3            -     Form of General Consent and Acknowledgment Agreement

     Exhibit F-1            -     Form of Amended and Restated Security Agreement
     Exhibit F-2            -     Form of Parent Pledge Agreement
     Exhibit F-3            -     Form of Pledge Agreement
     Exhibit F-4            -     Form of Perfection Certificate
     Exhibit F-5            -     Form of Mortgage
     Exhibit F-6            -     Form of Amended and Restated Preferred Ship Mortgage

     Exhibit G              -     Form of Intercompany Note
     Exhibit H              -     Form of Subordination Provisions
     Exhibit I              -     Form of Joinder Agreement
     Exhibit J              -     Form of Indemnity, Subrogation and Contribution Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

          This Amended and Restated Credit Agreement is dated as of April 18, 2002 and is among AMERICAN SEAFOODS HOLDINGS LLC, a Delaware limited liability company ("Holdings"), AMERICAN SEAFOODS CONSOLIDATED LLC, a Delaware limited
          --------
liability company (the "Parent"), AMERICAN SEAFOODS GROUP LLC, a Delaware
                        ------
limited liability company (the "Borrower"), the banks and other financial
                                --------
institutions from time to time party hereto (the "Lenders"), HARRIS TRUST AND
                                                  -------
SAVINGS BANK, as Documentation Agent, THE BANK OF NOVA SCOTIA, as Syndication Agent, and BANK OF AMERICA, N.A., as Administrative Agent, Issuing Lender and Swingline Lender.

          Holdings, the Parent, ASC, Inc. (formerly known as American Seafoods Company), a Washington corporation ("ASC"), the Borrower, Bank of America, N.A.,
                                     ---
as Administrative Agent, Issuing Lender and Swingline Lender, U.S. Bank National Association, as Syndication Agent, and certain banks and other financial institutions (each an "Existing Lender" and, collectively, the "Existing
                       ---------------                          --------
Lenders") are parties to a Credit Agreement dated as of January 28, 2000 (as
-------
amended, supplemented or otherwise modified prior to the date hereof, the "Original Credit Agreement"). Holdings, the Parent and the Borrower have
 -------------------------
requested the Administrative Agent, the Issuing Lender, the Swingline Lender, certain of the Existing Lenders and one or more other banks or other financial institutions who shall become Lenders hereunder to amend and restate the Original Credit Agreement as set forth herein. The Administrative Agent, the Issuing Lender, the Swingline Lender and the Lenders party hereto are willing to consent to such amendment and restatement on the terms and conditions set forth herein. Accordingly, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree that, effective on and as of the Effective Date, the Original Credit Agreement is hereby amended and restated to read in full as follows:

                                    ARTICLE I
                                   DEFINITIONS

          Section 1.01 Definitions. As used in this Agreement, the following
                       -----------
terms shall have the meanings specified below unless the context otherwise requires:

          "Acknowledgment Agreement" means the General Consent and
           ------------------------
Acknowledgment, substantially in the form of Exhibit E-3 hereto, dated as of the
                                             -----------
Effective Date, among Holdings, the Parent, the Borrower, ASC, the Subsidiary Guarantors, the Administrative Agent and the Collateral Agent.

          "Additional Collateral Documents" has the meaning set forth in Section
           -------------------------------                               -------
6.11.
----

          "Additional Subsidiary Guarantor" means each Person that becomes a
           -------------------------------
Subsidiary Guarantor after the Effective Date by execution of a Joinder Agreement as provided in Section 6.11.
                         ------------

          "Adjusted Base Rate " means the Base Rate plus the Applicable
           ------------------
Percentage.

          "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the
           ------------------------
Applicable Percentage.

          "Administrative Agent" means Bank of America, N.A., in its capacity as
           --------------------
administrative agent for the Lenders hereunder and under the other Credit Documents, and its successor or successors in such capacity.

          "Administrative Questionnaire" means, with respect to each Lender, an
           ----------------------------
administrative questionnaire in the form provided by the Administrative Agent and submitted to the Administrative Agent (with a copy to the Borrower) duly completed by such Lender.

          "AFA" has the meaning set forth in Section 5.25.
           ---                               ------------

          "Affected Loans" has the meaning set forth in Section 3.09.
           --------------                               ------------

          "Affected Type" has the meaning set forth in Section 3.09.
           -------------                               ------------

          "Affiliate" means, with respect to any Person, any other Person
           ---------
directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For purposes of this definition, "control" when used with respect to any Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Agency Services Address" means Bank of America, N.A., NC1-001-15-04,
           -----------------------
101 North Tryon Street, Charlotte, North Carolina 28255, Attn: Agency Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

          "Agents" means the Administrative Agent and the Collateral Agent,
           ------
collectively, and "Agent" means either of them.
                   -----

          "Agreement" means the Original Credit Agreement, as amended and
           ---------
restated on and as of the Effective Date to read in full as set forth in this Amended and Restated Credit Agreement, as the same may be further amended, restated, modified or supplemented from time to time.

          "Applicable Lending Office" means, (i) with respect to any Lender and
           -------------------------
for each Type of Loan, the "Lending Office" of such Lender (or of an Affiliate or Subsidiary of such Lender) designated for such Type of Loan in its Administrative Questionnaire or such other office of such Lender (or of an Affiliate or Subsidiary of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained and (ii) with respect to any Issuing Lender and for each Letter of Credit, the "Lending Office" of such Issuing Lender (or of an Affiliate or Subsidiary of such Issuing Lender) designated in its Administrative Questionnaire or such other office of such Issuing Lender (or of an Affiliate or Subsidiary of such Issuing Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Letters of Credit are to be issued and maintained.

          "Applicable Percentage" means: (i) for purposes of calculating the
           ---------------------
applicable interest rate for any day for any Tranche B Term Loan, 3.25% for Eurodollar Loans and 2.25% for Base Rate Loans and (ii) for purposes of calculating (A) the applicable interest rate for any day for any Revolving Loan, any Swingline Loan or any Tranche A Term Loan, (B) the applicable rate of the Commitment Fee for any day for purposes of Section 3.05(a), (C) the applicable
                                           ---------------
rate of the fee for standby Letters of Credit for any day for purposes of
Section 3.05(b)(i) or (D) the applicable rate of the fee for trade Letters of
------------------
Credit for any day for purposes of Section 3.05(b)(ii), the appropriate
                                   -------------------
applicable percentage set forth below corresponding to the Leverage Ratio as of the most recent Calculation Date with respect to Revolving Loans, Swingline Loans, Tranche A Term Loans and all fees:

--------------------------------------------------------------------------------------------
                Revolving Loans, Swingline Loans, Tranche A Term Loans and Fees
--------------------------------------------------------------------------------------------
                             Applicable                Applicable    Applicable   Applicable
                             Percentage   Applicable   Percentage    Percentage   Percentage
                                For       Percentage   For Standby    For Trade       For
Pricing      Leverage        Eurodollar    For Base     Letter of     Letter of   Commitment
 Level         Ratio           Loans      Rate Loans   Credit Fee    Credit Fee      Fees
--------------------------------------------------------------------------------------------
    I     **** 4.00 to 1.0      3.00%       2.00%         3.00%         3.00%         .50%
--------------------------------------------------------------------------------------------
   II     *    4.00 to 1.0      2.75%       1.75%         2.75%         2.75%         .50%
          but
          **** 3.50 to 1.0
--------------------------------------------------------------------------------------------
  III     *    3.50 to 1.0      2.50%       1.50%         2.50%         2.50%        .375%
          but
          **** 3.00 to 1.0
--------------------------------------------------------------------------------------------
   IV     *    3.00 to 1.0      2.25%       1.25%         2.25%         2.25%        .375%
--------------------------------------------------------------------------------------------

_______
* less than
**** greater than or equal to

          Each Applicable Percentage with respect to Revolving Loans, Swingline Loans, Tranche A Term Loans and fees shall be determined and adjusted quarterly on the date (each a "Calculation Date") one Business Day after the date by which
                     ----------------
the Borrower is required to provide the consolidated financial information required by Section 6.01(a) or (b) and the officer's certificate required by
            ---------------    ---
Section 6.01(c) for the fiscal quarter or year of the Borrower most recently
---------------
ended prior to the Calculation Date; provided, however, that: (i) each such
                                     --------  -------
initial Applicable Percentage shall be based on Pricing Level I (as shown above) and shall remain at Pricing Level I until the first Calculation Date occurring after the end of the first two fiscal quarters of the Borrower ending subsequent to the Effective Date and, thereafter, each such Applicable Percentage shall be based on the Pricing Level (as shown above) corresponding to the Leverage Ratio as of the last day of the most recently ended fiscal quarter or year of the Borrower preceding the applicable Calculation Date; (ii) if the Borrower fails to provide the consolidated financial information required by Section 6.01(a) or
                                                              ---------------
(b) or the officer's certificate required by Section 6.01(c) for the most
---                                          ---------------
recently ended fiscal quarter or year of the Borrower preceding any applicable Calculation Date, each such Applicable Percentage from such Calculation Date shall be based on Pricing Level I (as shown above) until such time as such consolidated financial information and an appropriate officer's certificate is provided, whereupon such Applicable Percentage shall be based on the Pricing Level (as shown above) corresponding to the Leverage Ratio as of the last day of the most recently ended fiscal quarter or year of the Borrower preceding such Calculation Date; and (iii) if and for so long as any Event of Default shall have occurred and be continuing, each such Applicable Percentage shall be based on Pricing Level I (as shown above). Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in such Applicable Percentages shall be applicable to all Revolving Loans, Tranche A Term Loans and Letters of Credit then existing or subsequently made or issued.

          "Approval" means any approval, authorization, consent, qualification
           --------
or registration, or any waiver of any of the foregoing, from, or any notice, statement or other communication filed or to be filed with or delivered to, any Governmental Authority or any other Person.

          "Appurtenances" means, with respect to any Vessel, all of the engines,
           -------------
machinery, tools, fishing nets and other fishing gear, fish processing equipment and supplies, boats, anchors, chains, tackle, fittings, navigation equipment, spare parts, inventories, fuel, stores, supplies, plans, specifications, engineering and architectural drawings, manuals and all other equipment and appurtenances appertaining to or belonging to such Vessel, whether or not on board such Vessel and wherever located, and all Fishing Rights pertaining to such Vessel.

          "ASC" means ASC, Inc., a Washington corporation formerly known as
           ---
American Seafoods Company, and its successors.

          "ASC Norway Note" means the Senior Subordinated Promissory Note in the
           ---------------
original principal amount of $50,000,000 issued by ASC in favor of Norway on January 28, 2000.

          "ASLP" means American Seafoods, L.P., a Delaware limited partnership,
           ----
and its successors.

          "Asset Disposition" means any sale, lease or other disposition
           -----------------
(including any such transaction effected by way of merger or consolidation and including any sale or other disposition of the Capital Stock of a Subsidiary) by any Consolidated Party of any asset, whether by sale, lease (including any Sale/Leaseback Transaction, whether or not involving a Capital Lease), transfer, Casualty, Condemnation or otherwise. The term "Asset Disposition" shall not
                                               -----------------
include (i) any Equity Issuance, (ii) any issuance or sale of Capital Stock of a Subsidiary in respect of directors' qualifying shares or shares required to be owned by foreign nationals under applicable law unless and until (and only to the extent that) the aggregate Net Cash Proceeds from such issuances or sales pursuant to this clause (ii), when combined with all other such issuances and
                 -----------
sales previously made during any fiscal year, exceeds $50,000 or (iii) the receipt by any Consolidated Party of Insurance Proceeds or Condemnation Awards in connection with one or more related events unless and until (and only to the extent that) the aggregate proceeds or award or other compensation exceeds $1,000,000 in the aggregate for all such events. This definition shall not be deemed to imply that any such Asset Disposition is permitted under this Agreement.

          "Assignment and Assumption Agreement" means an Assignment and
           -----------------------------------
Assumption Agreement, substantially in the form of Exhibit C hereto, under which
                                                   ---------
an interest of a Lender hereunder is transferred to an Eligible Assignee pursuant to Section 10.03(b).
            ----------------

          "Attributable Debt" means, in connection with any Sale/Leaseback
           -----------------
Transaction described in Section 7.13 occurring subsequent to the Effective
                         ------------
Date, the lesser of (i) the present value, discounted in accordance with GAAP at the debt rate implicit in the related lease, of the obligations of the lessee for rental payments over the remaining term of such lease (including any period for which such lease has been extended or may, at the option of the lessor be extended) and (ii) the fair market value of the assets subject to such transaction.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended,
           ---------------
or any successor statute.

          "Bankruptcy Event" means, with respect to any Person, (i) a
           ----------------
Governmental Authority having jurisdiction in the premises shall enter a decree or order for relief in respect of such Person in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or for any substantial part of its property or order the winding up or liquidation of its affairs, (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against such Person and such petition remains unstayed and in effect for a period of 60 consecutive days,
(iii) such Person shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of such Person or any substantial part of its property or make any general assignment for the benefit of creditors or (iv) such Person shall admit in writing its inability to pay its debts generally as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

          "BAS" means Banc of America Securities LLC.
           ---

          "Base Rate" means, for any day, a rate per annum equal to the higher
           ---------
of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

          "Base Rate Loan" means at any date a Loan bearing interest at a rate
           --------------
determined by reference to the Base Rate.

          "Borrower" means American Seafoods Group LLC, a Delaware limited
           --------
liability company, and it successors.

          "Borrower Debt Refinancing" means the refinancing on the Effective
           -------------------------
Date of all outstanding Debt of the Borrower and its Subsidiaries, including, without limitation, all Debt of the Borrower and its Subsidiaries outstanding under the Refinanced Agreements, but excluding Debt outstanding on the Effective Date under Existing Debt Agreements.

          "Borrower Preferred Interests" means the preferred membership interest
           ----------------------------
in the Borrower issued by the Borrower to ASC on January 28, 2000 as partial consideration for a contribution of assets by ASC to the Borrower.

          "Borrowing" has the meaning set forth in Section 1.04.
           ---------                               ------------

          "Business" means the commercial fish catching, processing and
           --------
marketing business carried on by the Borrower and its Subsidiaries as of the Effective Date, including the ownership and charter (as lessee) of catcher and catcher/processor vessels, the ownership or leasing of Fishing Rights, the ownership, leasing and operation of fish, fish product and fish derivative processing and storage facilities, the membership in fishing cooperatives, the catching or purchasing of fish and the purchasing, processing, storing, preserving, transporting and marketing of fish, fish products and fish derivatives.

          "Business Day" means any day except a Saturday, Sunday or other day on
           ------------
which commercial banks in Charlotte, North Carolina, Seattle, Washington or New York, New York are authorized or required by law to close, except that (i) when used in Section 2.02 with respect to any action taken by or with respect to any
        ------------
Issuing Lender, the term "Business Day" shall not include any day on which commercial banks are authorized by law to close in the jurisdiction where such Issuing Lender's Applicable Lending Office is located and (ii) if such day relates to a borrowing of, a payment or prepayment of principal of or interest on, or the Interest Period for, a Eurodollar Loan, or a notice by the Borrower with respect to any such borrowing, payment, prepayment or Interest Period, that is also a day on which commercial banks are open for international business (including dealings in Dollar deposits) in London.

          "Businesses" has the meaning set forth in Section 5.16.
           ----------                               ------------

          "Calculation Date" has the meaning set forth in the definition of
           ----------------
"Applicable Percentage" in this Section 1.01.
                                ------------

          "Capital Lease" of any Person means any lease of property or assets
           -------------
(whether real, personal or mixed) by such Person as lessee which would, in accordance with GAAP, be required to be accounted for as a capital lease on the balance sheet of such Person.

          "Capital Stock" means (i) in the case of a corporation, capital stock,
           -------------
(ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (iii) in the case of a partnership, partnership interests (whether general or limited), (iv) in the case of a limited liability company, membership interests, (v) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person and (vi) all rights to purchase, warrants, options and other securities exercisable for, exchangeable for or convertible into any of the foregoing.

          "Cash Equivalents" means: (i) securities issued or directly and fully
           ----------------
guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United
                         --------
States of America is pledged in support thereof) having maturities of not more than 12 months from the date of acquisition; (ii) Dollar-denominated certificates of deposit of (A) any Lender, (B) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (C) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not
                         -------------
more than 270 days from the date of acquisition; (iii) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation not an Affiliate of Holdings rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition; (iv) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for securities described in clauses (i) and (ii) above in which the
                                         -----------     ----
Parent or one or more of its Subsidiaries shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations; (v) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing clauses (i) through (iv); and (vi) securities issued by any state of
          -----------         ----
the United States of America or any political subdivision, agency or instrumentality of any such state maturing within one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at least AAA from S&P or at least Aaa from Moody's.

          "Casualty" means any casualty, loss, damage, destruction or other
           --------
similar loss with respect to real or personal property or improvements or from business interruption.

          "Casualty Insurance Policy" means any insurance policy maintained by
           -------------------------
the Parent or one or more of its Subsidiaries covering losses with respect to Casualties.

          "Change of Control" means the occurrence of any of the following
           -----------------
events:

               (i) prior to a Qualifying IPO, (A) Holdings shall cease to own directly 100% of the Capital Stock of the Parent, on a fully-diluted basis assuming the conversion and exercise of all outstanding Equity Equivalents (whether or not such securities are then currently convertible or exercisable), (B) the Parent shall cease to own directly or indirectly through ASC 100% of the Capital Stock of the Borrower, on a fully-diluted basis as set forth in clause (A), (C) the Principals and their Related
                           ----------
     Parties shall fail to beneficially own, directly or indirectly through ASLP, more than 50% of the Voting Securities of Holdings, on a fully diluted basis as set forth in clause (A), (D) at any time prior to
                                         ----------
     the Sponsor Release Date, the Sponsor Group together with the Management Group or, at any time thereafter, the Principals and their Related Parties, shall fail to control, directly or indirectly through ASLP, whether through the ownership of Voting Securities or by contract, the sole managing member of Holdings, or, if Holdings is at any time managed by a board of managers, a majority of the seats on such board of managers (or other group performing similar functions) of Holdings, or (E) the Sponsor Group shall cease to own, directly or indirectly through ASLP, beneficially or of record, Capital Stock of Holdings representing in the aggregate a percentage of the Capital Stock of Holdings, on a fully-diluted basis as set forth in clause (A), which is greater than the largest percentage of
                  ----------
     the Capital Stock of Holdings, on a fully-diluted basis as set forth in clause (A), which is owned, beneficially or of record, by a "person" or
     ----------
     "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), including any "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), other than a Principal, Norway or one or more of their Related Parties; or

               (ii) after a Qualifying IPO, (A) Holdings shall cease to own directly 100% of the Capital Stock of the Parent, on a fully-diluted basis as set forth in clause (i)(A) above, (B) the Parent shall cease to own,
                     -------------
     directly or indirectly through ASC, 100% of the Capital Stock of the Borrower, on a fully-diluted basis as set forth in clause (i)(A) above, or
                                                        -------------
     (C) (x) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than the Principals and their Related Parties) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), by way of merger, consolidation or otherwise, of 35% or more of the Voting Securities of Holdings, on a fully-diluted basis as set forth in clause (i)(A) above,
                                                           -------------
     or (y) such Person or group is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Securities of Holdings calculated on a fully-diluted basis as set forth in clause (i)(A) above, than the percentage of the voting power of the Voting
     -------------
     Securities of Holdings owned directly or indirectly by the Principals and their Related Parties; or

               (iii) after a Qualifying IPO, during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the board of managers (or persons performing similar functions) of Holdings or of the sole managing member of Holdings, together with any new members of such board of managers or directors, as applicable, (A) whose elections by such board of managers or directors, as applicable, or whose nominations for election by the members or managers, as applicable, of Holdings or of the sole managing member of Holdings, was approved by a vote a majority of the members of such board of managers or directors, as applicable, then still in office who either were managers or directors, as applicable, at the beginning of such period or whose election or nomination for election was previously so approved or (B) elected by the Sponsor Group, cease for any reason to constitute a majority of the managers or directors, as applicable, of Holdings or of the sole managing member of Holdings still in office; or

               (iv) a "change of control" (as defined in the Senior Subordinated
     Note Indenture) occurs.

          "Class" has the meaning set forth in Section 1.04.
           -----                               ------------

          "Code" means the Internal Revenue Code of 1986, as amended, and any
           ----
successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. Reference to particular sections of the Code shall be construed also to refer to any successor sections.

          "Co-Issuer" means American Seafoods, Inc., a Delaware corporation, and
           ---------
its successors.

          "Collateral" means all of the property which is subject or is
           ----------
purported to be subject to the Liens granted by the Collateral Documents.

          "Collateral Agent" means Bank of America, N.A., in its capacity as
           ----------------
collateral agent for the Lenders under the Collateral Documents, and its successor or successors in such capacity.

          "Collateral Documents" means, collectively, the Security Agreement,
           --------------------
the Pledge Agreement, the Parent Pledge Agreement, the Depositary Bank Agreements, the Mortgage Documents, the Vessel Mortgages, any Additional Collateral Documents, any additional pledges, security agreements, patent, trademark or copyright filings or mortgages required to be delivered pursuant to the Credit Documents and any instruments of assignment, control agreements, lockbox letters or other instruments or agreements executed pursuant to the foregoing.

          "Commitment" means (i) with respect to each Lender, its Revolving
           ----------
Commitment, Tranche A Term Loan Commitment (of the applicable Class) and/or Tranche B Term Loan Commitment, as and to the extent applicable, (ii) with respect to each Issuing Lender, its LOC Commitment and (iii) with respect to the Swingline Lender, the Swingline Commitment, in each case as set forth on
Schedule 1.01A or in the applicable Assignment and Assumption Agreement as its
--------------
Commitment of the applicable Type, as any such amount may be increased or decreased from time to time pursuant to this Agreement.

          "Commitment Fee" has the meaning set forth in Section 3.05(a).
           --------------                               ---------------

          "Commitment Letter" means the American Seafoods Group LLC Commitment
           -----------------
Letter - $390,000,000 Senior Credit Facilities dated as of March 7, 2002 among the Administrative Agent, Bank of America Securities LLC, as Lead Arranger, and the Credit Parties.

          "Company Properties" has the meaning set forth in Section 5.16.
           ------------------                               ------------

          "Condemnation" means any taking of property or assets, or any part
           ------------
thereof or interest therein, for public or quasi-public use under the power of eminent domain, by reason of any public improvement or condemnation or in any other manner.

          "Condemnation Award" means all proceeds of any Condemnation or
           ------------------
transfer in lieu thereof.

          "Consolidated Adjusted Working Capital" means at any date the excess
           -------------------------------------
of (i) Consolidated Current Assets (excluding cash and Cash Equivalents and unrealized gains on derivatives) over (ii) Consolidated Current Liabilities (excluding the current portion of any Consolidated Funded Debt and unrealized losses on derivatives).

          "Consolidated Capital Expenditures" means for any period the aggregate
           ---------------------------------
amount of all expenditures (whether paid in cash or other consideration or accrued as a liability) that would, in accordance with GAAP, be included as additions to property, plant and equipment and other capital expenditures of the Borrower and its Consolidated Subsidiaries for such period, as the same are or would be set forth in a consolidated statement of cash flows of the Borrower and its Consolidated Subsidiaries for such period (including the amount of assets leased under any Capital Lease), but excluding (to the extent that they would otherwise be included) (i) any such expenditures made for the replacement or restoration of assets to the extent paid for by any Casualty Insurance Policy or Condemnation Award with respect to the asset or assets being replaced or restored to the extent such expenditures are permitted under the Credit Documents and (ii) for purposes of Section 7.14 and the definition of
                                          ------------
"Fixed Charge Coverage Ratio" only, capital expenditures for Permitted Acquisitions.

          "Consolidated Cash Dividends" means for any period the aggregate
           ---------------------------
amount of all Restricted Payments paid in cash by the Borrower or by any Subsidiary of the Borrower to any Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary of the Borrower during such period (other than Restricted Payments made pursuant to Section 7.07(v)).
                                          ----------------

          "Consolidated Cash Taxes" means for any period the aggregate amount of
           -----------------------
(i) all income, value added and franchise taxes of the Borrower and its Consolidated Subsidiaries for such period to the extent the same are paid in cash by the Borrower or any Consolidated Subsidiary of the Borrower during such period and (ii) the amount of Permitted Tax Dividends paid by the Borrower in cash in respect of such period.

          "Consolidated Current Assets" means at any date the consolidated
           ---------------------------
current assets of the Borrower and its Consolidated Subsidiaries determined as of such date.

          "Consolidated Current Liabilities" means at any date (i) the
           --------------------------------
consolidated current liabilities of the Borrower and its Consolidated Subsidiaries, less current liabilities related to currency forward contracts, plus (ii) all Guaranty Obligations of the Borrower or any Consolidated Subsidiary of the Borrower in respect of the current liabilities of any Person (other than the Borrower or a Consolidated Subsidiary of the Borrower), all determined as of such date.

          "Consolidated EBITDA" means for any period the sum of (i) Consolidated
           -------------------
Net Income for such period plus (ii) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for (A) Consolidated Interest Expense, (B) provisions for Federal, state, local and foreign income, value added and similar taxes, (C) depreciation and amortization expense, (D) unrealized foreign exchange losses recognized in accordance with Statement of Financial Accounting Standards No. 133, (E) other non-cash charges or non-cash losses, including but not limited to, non-cash deductions in respect of minority interests, and (F) any financial advisory fees, accounting fees, legal fees, and other similar advisory and consulting fees and related out-of-pocket expenses of the Borrower incurred and deducted from net income during the nine-month period ending April 30, 2002 as a result of the Recapitalization (provided that the foregoing amounts referred to in this clause (F) shall not exceed $3,000,000 in
                                      ----------
the aggregate) plus (iii) all cash payments received during such period on
               ----
account of non-cash income or non-cash gains in a prior period minus (iv) all
                                                              -----
cash payments made during such period on account of non-cash charges expensed in a prior period minus (v) an amount which, in the determination of Consolidated
               -----
Net Income for such period, has been added for (A) interest income, (B) unrealized foreign exchange gains recognized in accordance with Statement of Financial Accounting Standards No. 133 and (C) any non-cash income or non-cash gains, all as determined in accordance with GAAP.

          "Consolidated Fixed Charges" means, for any period, the sum of (i)
           --------------------------
Consolidated Interest Expense (exclusive of the non-cash portion of Consolidated Interest Expense, if any, which is treated as interest expense in accordance with GAAP and is attributable to (A) the unamortized portion of debt issuance costs incurred in connection with the Original Credit Agreement as of the Effective Date or (B) the amortization of debt issuance costs arising from the Loans or the issuance of the Senior Subordinated

Notes) for such period plus (ii) Consolidated Scheduled Debt Payments for such period plus (iii) Consolidated Cash Dividends (exclusive of Permitted Tax Dividends) for such period.

          "Consolidated Funded Debt" means at any date the Funded Debt of the
           ------------------------
Borrower and its Consolidated Subsidiaries as of such date, determined on a consolidated basis in accordance with GAAP.

          "Consolidated Interest Expense" means, for any period, the total
           -----------------------------
interest expense, whether paid or accrued and whether or not capitalized, (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments under Capital Leases and the implied interest component of Synthetic Leases (regardless of whether accounted for as an interest expense under GAAP), all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptances and net costs in respect of Derivative Obligations constituting interest rate swaps, collars, caps or other arrangements requiring payments contingent upon interest rates of the Borrower and its Consolidated Subsidiaries, determined on a consolidated basis for such period; provided that (i) all non-cash interest expense attributable to the
        --------
Norway Notes shall be excluded and (ii) for any period prior to the date on which less than four full fiscal quarters have elapsed since the Effective Date, the amount of interest expense attributable to the Senior Subordinated Notes shall be deemed to equal the amount of interest accrued or paid on the Senior Subordinated Notes for the period elapsed from their date of issuance through the most recent fiscal quarter ending on or preceding the date of determination, annualized on a simple arithmetic basis.

          "Consolidated Net Income" means, for any period, the net income (or
           -----------------------
net loss) after taxes of the Borrower and its Consolidated Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided
                                                                    --------
that there shall be excluded from the calculation of Consolidated Net Income (i) the income (or loss) of any Person which is not a Subsidiary of the Borrower or which is accounted for by the equity method of accounting, except to the extent that any such income is actually received by the Borrower or a Consolidated Subsidiary of the Borrower in the form of Restricted Payments or other distributions during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of the Borrower or is merged with or into or consolidated with the Borrower or any of its Consolidated Subsidiaries or that Person's assets are acquired by the Borrower or any of its Consolidated Subsidiaries, except as provided in the definition of "Pro-Forma Basis" herein and (iii) the income of any Subsidiary of the Borrower to the extent that the declaration or payment of Restricted Payments or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary.

          "Consolidated Parties" means the Parent, the Borrower and their
           --------------------
respective Subsidiaries, and "Consolidated Party" means any one of them.
                              ------------------

          "Consolidated Scheduled Debt Payments" means, for any period, the sum
           ------------------------------------
of all scheduled payments of principal on Consolidated Funded Debt (including, without limitation, the principal component of Capital Lease Obligations and Synthetic Leases (regardless of whether accounted for as an indebtedness under
GAAP) paid or payable during such period), but excluding payments made on Revolving Loans and Swingline Loans during such period; provided that
                                                        --------
Consolidated Scheduled Debt Payments shall not include voluntary prepayments of Consolidated Funded Debt, mandatory prepayments of the Term Loans pursuant to
Section 3.03(b) or other mandatory prepayments (other than by virtue of
---------------
scheduled amortization) of Consolidated Funded Debt (but Consolidated Scheduled Debt Payments for a period shall be adjusted to reflect the effect on scheduled payments of principal for such period of the application of any mandatory prepayments of Consolidated Funded Debt during or preceding such period).

          "Consolidated Subsidiary" means with respect to any Person at any date
           -----------------------
any Subsidiary of such Person or other entity the accounts of which would be consolidated with those of such Person in its consolidated financial statements if such statements were prepared as of such date in accordance with GAAP.

          "Continuing Lender" means with respect to any event described in
           -----------------
Section 3.04(d), a Lender which is neither a Retiring Lender nor a New Lender,
---------------
and "Continuing Lenders" means any two or more of such Continuing Lenders.
     ------------------

          "Credit Documents" means this Agreement, the Notes, the Guaranties,
           ----------------
the Acknowledgment Agreement, the Collateral Documents, each Perfection Certificate, the Indemnity, Subrogation and Contribution Agreement, the Intercompany Notes, each Joinder Agreement and each LOC Document, collectively, and all other related agreements and documents issued or delivered hereunder or thereunder or pursuant hereto or thereto, in each case as the same may be amended, modified or supplemented from time to time.

          "Credit Event" means a Borrowing or the issuance (including the deemed
           ------------
issuance on the Effective Date of Existing Letters of Credit continued as Letters of Credit hereunder), renewal or extension of a Letter of Credit or the purchase by a Lender of a Participation Interest.

          "Credit Obligations" means, without duplication: (i) all principal of
           ------------------
and interest (including, without limitation, any interest which accrues after the commencement of any Bankruptcy Event with respect to any Credit Party, whether or not allowed or allowable as a claim under the Bankruptcy Code) on any Loan or LOC Obligation under, or any Note issued pursuant to, this Agreement or any other Credit Document; (ii) all fees, expenses, indemnification obligations and other amounts of whatever nature now or hereafter payable by any Credit Party (including, without limitation, any amounts which accrue after the commencement of any Bankruptcy Event with respect to any Credit Party, whether or not allowed or allowable as a claim under the Bankruptcy Code) pursuant to this Agreement or any other Credit Document; (iii) all expenses of the Agents as to which one or more of the Agents have a right to reimbursement under Section
                                                                       -------
10.05(a) of this Agreement, under Section 7.03(a) or (b) of the Security
--------                          ---------------    ---
Agreement or under any other similar provision of any other Credit Document, including, without limitation, any and all sums advanced by the Collateral Agent to preserve the Collateral or preserve its security interests in the Collateral;
(iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Section 10.05(b) of this Agreement, under Section
                             ----------------                          -------
7.03(c) of the Security Agreement or under any other similar provision of any
-------
other Credit Document; and (v) in the case of each Guarantor, all amounts now or hereafter payable by such Guarantor and all other obligations or liabilities now existing or hereafter arising or incurred (including, without limitation, any amounts which accrue after the commencement of any Bankruptcy Event with respect to such Guarantor, whether or not allowed or allowable as a claim under the Bankruptcy Code) on the part of such Guarantor pursuant to this Agreement, the Guaranties or any other Credit Document; together in each case with all renewals, modifications, consolidations or extensions thereof.

          "Credit Party" means each of the Borrower and each Guarantor, and
           ------------
"Credit Parties" means any combination of the foregoing.
 --------------

          "Creditor" means each Lender, each Derivatives Creditor, each Agent
           --------
and each Indemnitee and their respective successors and assigns, and "Creditors"
                                                                      ---------
means any two or more of such Creditors.

          "Debt" of any Person means at any date, without duplication, (i) all
           ----
obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (iv) all obligations, other than intercompany items, of such Person to pay the deferred purchase price of property or services (other than any such obligation incurred under ERISA and trade accounts payable arising in the ordinary course of business and due within six months of the incurrence thereof), (v) the principal portion of all obligations of such Person under (A) Capital Leases and (B) Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP), (vi) all obligations of such Person to purchase securities or other property which arise out of or in connection with the sale of the same or substantially similar securities or property, (vii) all non-contingent obligations (and, for purposes of Section 7.01 and Section 8.01(f), all contingent obligations) of such Person
   ------------     ---------------
to reimburse any bank or other Person in respect of amounts paid under a letter of credit, bankers' acceptance or similar instrument, (viii) all obligations of others secured by (or for which the holder of such obligations has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not such obligation is assumed by such Person; provided that the amount of
                                                  --------
any Debt of others that constitutes Debt of such Person solely by reason of this clause (viii) shall not for purposes of this Agreement exceed the greater of the
-------------
book value or the fair market value of the properties or assets subject to such Lien, (ix) all Guaranty Obligations of such Person, (x) all Disqualified Stock of such Person and (xi) the Debt of any other Person (including any partnership in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under applicable law or any agreement or instrument by virtue of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such person shall not be liable therefor.

          "Debt Issuance" means the issuance by any Consolidated Party of any
           -------------
Debt for borrowed money; provided that the foregoing shall not be deemed to
                         --------
imply that any such Debt Issuance is permitted under this Agreement.

          "Default" means any condition or event which constitutes an Event of
           -------
Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

          "Defaulting Lender" means at any time any Lender that, within one
           -----------------
Business Day of the date when due, (i) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Agreement, (ii) other than as set forth in clause (i) above, has failed to pay to any Agent or
                           ----------
any Lender an amount owed by such Lender pursuant to the terms of the Agreement or any other Credit Document unless such amount is subject to a good faith dispute or (iii) has been deemed insolvent or has become subject to a bankruptcy, receivership or insolvency proceeding or to receiver, transfer or similar official.

          "Depositary Bank Agreement" means an agreement between a Credit Party
           -------------------------
and any bank or other depositary institution, substantially in the form of Exhibit D to the Security Agreement, as the same may be amended, modified or
---------
supplemented from time to time.

          "Derivatives Agreement" means an agreement between a Credit Party and
           ---------------------
any Derivatives Creditor with respect to one or more Derivatives Obligations.

          "Derivatives Creditor" means any Lender or any Affiliate of any Lender
           --------------------
from time to time party to one or more Derivatives Agreements with a Credit Party (even if any such Lender for any reason ceases after the execution of such agreement to be a Lender hereunder), and its successors and assigns, and "Derivatives Creditors" means any two or
                                     ---------------------
more of such Derivatives Creditors.

          "Derivatives Obligations" of any Person means all obligations
           -----------------------
(including, without limitation, any amounts which accrue after the commencement of any case, proceeding or other Bankruptcy Event) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, fuel or other commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions, excluding any amounts which such Person is entitled to set-off against its obligations under applicable law.

          "Derivatives Termination Value" means, at any date and in respect of
           -----------------------------
any one or more Derivatives Agreements, after taking into account the effect of any legally enforceable netting agreements relating to such Derivatives Agreements, (i) for any date on or after the date such Derivatives Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (ii) for any date prior to the date referenced in clause (i), the amount(s) determined as the mark-to-market value(s) for such Derivatives Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Derivatives Agreements (which may include any Lender).

          "Disqualified Stock" of any Person means (i) any Capital Stock of such
           ------------------
Person which by its terms (or by the terms of any security for which it is convertible or for which it is exchangeable or exercisable), or upon the happening of any event or otherwise (including an event which would constitute a Change of Control), (A) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund or otherwise, (B) is convertible into or exchangeable for Debt or Disqualified Stock or (C) is redeemable or subject to any repurchase requirement arising at the option of the holder thereof, in whole or in part, on or prior to the first anniversary of the Final Termination Date and (ii) if such Person is a Subsidiary of the Parent, any Preferred Stock of such Person issued to any Person other than a Wholly-Owned Domestic Consolidated Subsidiary of the Parent.

          "Dollars" and the sign "$" means lawful money of the United States of
           -------                -
America.

          "Domestic Subsidiary" means with respect to any Person each Subsidiary
           -------------------
of such Person which is organized under the laws of the United States or any territory thereof, and "Domestic Subsidiaries" means any two or more of them.
                        ---------------------

          "Effective Date" means the date this Agreement becomes effective in
           --------------
accordance with Section 4.01.
                ------------

          "Eligible Assignee" means (i) any Lender, (ii) any Affiliate or
           -----------------
Subsidiary of a Lender or any fund (an "Approved Fund") that invests in bank
                                        -------------
loans and is managed by a Lender, an Affiliate of a Lender or an investment advisor to a Lender or by an Affiliate of such investment advisor and which, in the case of an assignment of all or part of any Revolving Commitment pursuant to
Section 10.03(b) hereof to an Approved Fund, is approved by the Borrower (such
----------------
approval not to be unreasonably withheld or delayed by such Borrower and such approval to be deemed given by the Borrower if no objection from the Borrower is received by the assigning Lender and the Administrative Agent within five Business Days after notice of such proposed assignment of such Revolving Commitment to an Approved Fund has been provided by the assigning Lender to the Borrower and no such approval shall be required if an Event of Default has occurred and is continuing at the time any such assignment is effected pursuant to

Section 10.03(b)), and (iii) any other commercial bank, financial institution or
----------------
"institutional accredited investor" (as defined in Regulation D under the Securities Act) approved by the Administrative Agent and, unless an Event of Default has occurred and is continuing at the time any assignment is effected pursuant to Section 10.03(b), the Borrower, such approval not to be
            ----------------
unreasonably withheld or delayed by such Borrower and such approval to be deemed given by such Borrower if no objection from such Borrower is received by the assigning Lender and the Administrative Agent within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to the Borrower; provided, however, that ASLP and its Affiliates and Subsidiaries
              --------  -------
shall not qualify as Eligible Assignees.

          "Environmental Claim" means any investigation, written notice,
           -------------------
violation, written demand, written allegation, action, suit, injunction, judgment, order, consent decree, penalty, fine, lien, proceeding or written claim, whether administrative, judicial or private in nature, from activities or events taking place during or prior to Holdings' or any of its Subsidiaries' ownership or operation of any Real Property and arising (i) pursuant to, or in connection with, an actual or alleged violation of, any Environmental Law, (ii) in connection with any Hazardous Substances, (iii) from any assessment, abatement, removal, remedial, corrective, or other response action required by an Environmental Law or (iv) from any actual or alleged damage, injury, threat, or harm arising from environmental hazards (including Hazardous Substances) to health, safety, natural resources, or the environment.

          "Environmental Laws" means any current or future legal requirement of
           ------------------
any Governmental Authority applicable to any of the Consolidated Parties and pertaining to (i) the protection of health, safety, and the environment from environmental hazards (including Hazardous Substances), (ii) the conservation, management, or use of natural resources and wildlife, (iii) the protection or use of surface water and groundwater or (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended, 33 USC 1251 et seq., Clean Air Act, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

          "Equity Distribution" means the distribution of cash on the Effective
           -------------------
Date (i) by the Borrower to the Parent, (ii) by the Parent to Holdings, (iii) by Holdings to ASLP, two Affiliates of the Sponsor, Bernt Bodal and Webjorn Eikrem and (iv) by ASLP to or for the benefit of its partners, in each case in connection with the Transaction.

          "Equity Equivalents" means with respect to any Person any rights,
           ------------------
warrants, options, convertible securities, exchangeable securities, indebtedness or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Capital Stock or other equity or equivalent interests of such Person or securities exercisable for or convertible or exchangeable into Capital Stock or other equity or equivalent interests of such Person, whether at the time of issuance or upon the passage of time or the occurrence of some future event.

          "Equity Issuance" means (i) any sale or issuance by any Consolidated
           ---------------
Party to any Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary of the Borrower of any shares of its

Capital Stock or any Equity Equivalents (other than any such Equity Equivalents that constitute Debt) and (ii) the receipt by any Consolidated Party of any cash capital contributions, whether or not paid in connection with any issuance of Capital Stock of any Consolidated Party, from any Person other than the Borrower or a Subsidiary of the Borrower.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as
           -----
amended, or any successor statute, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

          "ERISA Affiliate" means an entity, whether or not incorporated, which
           ---------------
is under common control with any Consolidated Party within the meaning of
Section 4001(a)(14) of ERISA, or is a member of a group which includes any Consolidated Party and which is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

          "ERISA Event" means (i) with respect to any Single Employer Plan, the
           -----------
occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA), (ii) the withdrawal of any Consolidated Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan,
(iii) the distribution of a notice of intent to terminate or the actual termination of a Single Employer Plan pursuant to Section 4041(a)(2) or 4041A of ERISA, (iv) the institution of proceedings to terminate or the actual termination of a Single Employer Plan by the PBGC under Section 4042 of ERISA,
(v) any event or condition which might reasonably constitute grounds under
Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Single Employer Plan, (vi) the complete or partial withdrawal of Holdings or any of its Subsidiaries or any ERISA Affiliate from a Multiemployer Plan, (vii) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Single Employer Plan or (viii) the adoption of an amendment to any Single Employer Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

          "Eurodollar Lending Office" means, as to each Lender, its office,
           -------------------------
branch or Affiliate or Subsidiary located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurodollar Lending Office) or such other office, branch or Affiliate or Subsidiary of such Lender as it may hereafter designate as its Eurodollar Lending Office by notice to the Borrower and the Administrative Agent.

          "Eurodollar Loan" means at any date a Loan which bears interest at a
           ---------------
rate determined by reference to a Eurodollar Rate.

          "Eurodollar Rate" means, for the Interest Period for each Eurodollar
           ---------------
Loan comprising the same Group, the quotient obtained (rounded upward, if necessary, to the next higher 1/100th of 1%) by dividing (i) the applicable London Interbank Offered Rate for such Interest Period by (ii) 1.00 minus the Eurodollar Reserve Percentage.

          "Eurodollar Reserve Percentage" means for any day that percentage
           -----------------------------
(expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any other entity succeeding to the functions currently performed thereby) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion Dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United

States office of any Lender to United States residents), whether or not a Lender has any Eurocurrency liabilities subject to such reserve requirement at that time. Eurodollar Loans shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements without benefits of credits for prorations, exceptions or offsets that may be available from time to time to a Lender. The Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Eurodollar Reserve Percentage.

          "Event of Default" has the meaning set forth in Section 8.01.
           ----------------                               ------------

          "Excess Cash Flow" means for any period an amount equal to (i)
           ----------------
Consolidated EBITDA for such period plus (ii) extraordinary cash income, if any, business interruption insurance proceeds, if any, and cash gains attributable to Asset Dispositions out of the ordinary course of business, if any, of the Borrower and its Consolidated Subsidiaries during such period to the extent not included in Consolidated EBITDA for such period and not required to be utilized in connection with a repayment or prepayment of the Loans made or to be made pursuant to Section 3.03(b)(iii) or reinvested pursuant to the terms hereof,
            --------------------
plus (iii) the amount, if any, by which Consolidated Adjusted Working Capital decreased during such period, minus (iv) Consolidated Capital Expenditures for such period paid in cash (and not with the proceeds of Debt), minus (v) Consolidated Interest Expense paid in cash by the Borrower and its Consolidated Subsidiaries during such period, minus (vi) Consolidated Cash Taxes (including Permitted Tax Dividends) for such period, minus (vii) Consolidated Scheduled Debt Payments for such period, minus (viii) optional prepayments of the Term Loans during such period, minus (ix) to the extent not included in clause (iii)
                                                                   ------------
above, repayments or prepayments of the Revolving Loans and Swingline Loans to the extent the Revolving Commitments and the Swingline Commitment are permanently reduced at the time of such payment and minus (x) the amount, if any, by which Consolidated Adjusted Working Capital increased during such period, it being understood that for purposes of clauses (vii), (viii) and (ix)
                                                 -------------  ------     ----
above, any such payments, prepayments and/or commitment reductions effected during calendar year 2002 prior to the Effective Date under the Original Credit Agreement shall be treated in the same manner as payments, prepayments and commitment reductions under this Agreement effected after the Effective Date and not made with proceeds of any Loans or Senior Subordinated Notes. Repayments and prepayments of the Term Loans pursuant to Section 3.03(b) (including any such
                                          ---------------
repayments or prepayments made prior to the Effective Date under Section 3.03(b) of the Original Credit Agreement) shall not be included in clauses (vii) and
                                                           -------------
(viii) of this definition.
------

          "Exchange Act" means the Securities Exchange Act of 1934, as amended,
           ------------
and the rules and regulations promulgated thereunder.

          "Excluded Asset Disposition" means: (i) any Asset Disposition by any
           --------------------------
Consolidated Party to the Borrower or any of the Subsidiary Guarantors if (A) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent or the Collateral Agent may request so as to cause the Credit Parties to be in compliance with the terms of Section 6.11 after giving effect to such Asset Disposition and (B) after
   ------------
giving effect to such Asset Disposition, no Default or Event of Default exists;
(ii) the sale or lease of inventory in the ordinary course of business; (iii) the liquidation or sale of Cash Equivalents for the account of the Borrower and its Subsidiaries; (iv) the sale, lease, transfer, assignment or other disposition of assets (other than in connection with any Casualty or Condemnation) of the Borrower or any of its Subsidiaries to any other Person to the extent that the aggregate Net Cash Proceeds from such sale, lease, transfer, assignment or other disposition when combined with all other such dispositions previously made during such fiscal year, does not exceed $1,000,000 in the aggregate; (v) the disposition of machinery, equipment or other operating assets of the Borrower or any of its Subsidiaries which will be replaced or upgraded with machinery or equipment or other operating assets owned by such Person; provided that (A) such replacement or upgraded machinery, equipment or other
--------
operating assets is acquired within 180 days after
such disposition, (B) the fair market value of all property constituting an "Excluded Asset Disposition" by virtue of this clause (v) does not exceed
                                               ----------
$5,000,000 in the aggregate in any fiscal year of the Borrower and (C) upon their acquisition, such replacement assets become subject to the Lien of the Collateral Agent under the Collateral Documents; (vi) the disposition of obsolete, worn-out or surplus tangible assets in the ordinary course of business and in a commercially reasonable manner, so long as the fair market value of all property contributing an "Excluded Asset Disposition" by virtue of this clause
                                                                        ------
(vi) does not exceed $1,000,000 in the aggregate in any fiscal year of the
----
Borrower; (vii) any sale or issuance by a Subsidiary of the Borrower of directors' qualifying shares and Capital Stock of Foreign Subsidiaries of the Borrower to the extent that the aggregate Net Cash Proceeds therefrom during any fiscal year of the Borrower do not exceed $100,000 and (viii) any Permitted Vessel Lease, to the extent the charter or other payments received in respect thereof are included in the Consolidated Net Income of the Borrower and its Subsidiaries.

          "Excluded Debt Issuance" means the incurrence of Debt by the Borrower
           ----------------------
or any of its Subsidiaries permitted under Section 7.01(i), (ii), (iii),
                                           ---------------  ----  -----
(iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) in each case as in effect on
----  ---  ----  -----  ------  ----  ---     ----
the date hereof.

          "Excluded Equity Issuance" means (i) any issuance by any Subsidiary of
           ------------------------
the Borrower of its Capital Stock to the Borrower or any other Wholly-Owned Domestic Subsidiary of the Borrower, (ii) the receipt by any Wholly-Owned Subsidiary of the Borrower of a capital contribution from the Borrower or a Subsidiary of the Borrower, (iii) any issuance by a Subsidiary of the Borrower that is not a Wholly-Owned Subsidiary of its Capital Stock to a Person other than the Borrower or a Wholly-Owned Subsidiary simultaneously with a pro-rata issuance of its Capital Stock to the Borrower or a Wholly-Owned Subsidiary and
(iv) any Qualifying Equity Issuance.

          "Excluded Taxes" has the meaning set forth in Section 3.10(a).
           --------------                               ---------------

          "Existing Debt" has the meaning set forth in Section 7.01(a)(i).
           -------------                               ------------------

          "Existing Debt Agreements" means all agreements evidencing or relating
           ------------------------
to debt of any Consolidated Party which is to remain outstanding after giving effect to the Credit Events to occur on the Effective Date and the consummation of the Recapitalization and the other transactions contemplated by the Transaction Documents.

          "Existing Letters of Credit" means letters of credit issued before the
           --------------------------
Effective Date pursuant to the Original Credit Agreement and described by date of issuance, letter of credit number, undrawn amount, name of beneficiary and date of expiry on Schedule 1.01F hereto, and "Existing Letter of Credit" means
                  --------------              -------------------------
any one of them.

          "Existing Lenders" has the meaning set forth in the introductory
           ----------------
paragraphs to this Agreement.

          "Failed Loan" has the meaning set forth in Section 3.14(d).
           -----------                               ---------------

          "Federal Funds Rate" means for any day the rate per annum (rounded
           ------------------
upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (i) if such day is not a Business Day, the
                     --------
Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if no such rate is so published on such next succeeding Business Day, the Federal

Funds Rate for such day shall be the average rate quoted to Bank of America, N.A. on such day on such transactions as determined by the Administrative Agent.

          "Fee Letter" means the American Seafoods Group LLC Fee Letter -
           ----------
$390,000,000 Senior Credit Facilities dated as of March 7, 2002 among the Administrative Agent, Banc of America Securities LLC, as Lead Arranger, and the Credit Parties.

          "Final Termination Date" means the latest of the Revolving Termination
           ----------------------
Date, the Tranche A Term Loan Maturity Date and the Tranche B Term Loan Maturity Date.

          "Fishing Rights" means all fishing and fish processing history and
           --------------
rights, endorsements, licenses, approvals, quotas, permits, entitlements and privileges of whatever nature owned, awarded to, purchased, received, or otherwise acquired or used, heretofore or hereafter, by or with respect to a Vessel or any of the Appurtenances thereto or by the Borrower or any of its Subsidiaries in any way related or attributable to a Vessel or any of the Appurtenances thereto or its operations (including its catch and operating history). Such rights include without limitation any rights which presently exist or which may be hereafter established under any fishery moratorium, cooperative, limited entry system, license limitation system, individual transferable quota or fishery quota program or other fishery management program and any present or future fishing quota, quota share, fishing privilege or other similar fishing or fish processing right, regardless of the name for such quota or right and regardless of whether the right to receive such quota or right is based on catch or processing history, vessel capacity, ownership structure, community investment or other factors. Such rights also include any Fishing Rights Agreements, or any other contractual or consensual rights relating to the harvest or processing or any right to benefit in any way of any species of fish, all cooperative agreements, privileges, certificates of eligibility and claims under any buy-back or similar program, any eligibility to participate in any fishery or designate a replacement vessel(s) under the AFA or under any other statutory or regulatory scheme, any other vessel certification and/or any other vessel or owner specific right to harvest, process or otherwise participate in or benefit from any fishery in any way, whether existing now or created hereafter.

          "Fishing Rights Agreements" means (i) the Membership Agreement dated
           -------------------------
May 23, 1997 by and among Alaska Ocean Seafood, Ltd., ASC, Glacier Fish Company, Ltd. and Tyson Seafood Group, Inc. and Whiting Conservation Cooperative (d/b/a Pacific Whiting Conservation Cooperative), (ii) the Membership Agreement dated December 18, 1998 by and among Alaska Ocean Seafood, L.P., Alaska Trawl Fisheries, Inc., ASC, Arctic Fjord, Inc., Arctic Storm, Inc., Glacier Fish Company LLC, Highland Light Seafoods, L.L.C., Starbound Ltd. Partnership, Tyson Foods, Inc. and Pollock Conservation Cooperative, (iii) the Membership Agreement dated as of December 19, 1998 among Forum Star, Inc., ASC, Harvester Enterprises, Inc., Muir Milach, Inc., Tracy Anne, Inc., Neahkahnie Fisheries, Inc. and Sea Storm, Inc., as Members, and Offshore Pollock Catcher Cooperative, as the Cooperative, as amended by Amendment to Membership Agreement dated as of January 14, 1999, in each case as amended through the Effective Date and (iv) all other contracts or other agreements to which any Consolidated Party is a party or the recipient that restrict, limit, condition, convey or allocate Fishing Rights or related Approvals or Permits held or to be held by the Borrower or any of its Subsidiaries, including, without limitation, all agreements by or related to any fishing cooperative in which the Borrower or any of its Subsidiaries is a member, or which permits the Borrower or any of its Subsidiaries to exercise or use Fishing Rights originally granted to or held by any other Person.

          "Fixed Charge Coverage Ratio" means, for any period, the ratio of (i)
           ---------------------------
Consolidated EBITDA less the aggregate amount of Consolidated Capital Expenditures for such period (exclusive of the portion thereof financed with Debt permitted by Section 7.01 incurred during such period) and less the
                  ------------
aggregate amount of Consolidated Cash Taxes (including Permitted Tax Dividends) for such period to (ii) Consolidated Fixed Charges for such period.

          "Foreign Ownership Percentage" means, at any date with respect to any
           ----------------------------
Person, the percentage of the interest in such Person, at each tier of ownership of such Person and in the aggregate, that is owned and controlled (determined in accordance with the standards of Section 12102(c)(1) and (2) of Title 46 of the United States Code (as amended by the AFA) and any regulations thereunder or relevant thereto, all as effective on or after October 1, 2001, or as determined under any analogous provisions of any successor statutes or regulations) by Foreign Persons.

          "Foreign Person" means, at any date, a Person that would not be
           --------------
eligible to own a vessel with a fisheries endorsement under the standards of subsections 12102(a) and 12102(c)(1) and (2) of Title 46 of the United States Code (as amended by the AFA) and any regulations thereunder or relevant thereto, all as effective on or after October 1, 2001, or under any analogous provisions of any successor statutes or regulations.

          "Foreign Subsidiary" means with respect to any Person any Subsidiary
           ------------------
of such Person that is not a Domestic Subsidiary of such Person.

          "Funded Debt" means with respect to any Person and without duplication
           -----------
(i) all Debt of such Person of the types referred to in clauses (i), (ii),
                                                        -----------  ----
(iii), (iv), (v), (vi) and (vii) of the definition of "Debt" in this Section
-----  ----  ---  ----     -----                                     -------
1.01, (ii) all Debt of others of the type referred to in clause (i) above
----                                                     ----------
secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) a Lien on, or payable out of the proceeds of production from, any property or asset of such Person, whether or not the obligations secured thereby have been assumed by such Person, provided
                                                                      --------
that the amount of any Debt of others that constitutes Funded Debt of such Person solely by reason of this clause (ii) shall not exceed the greater of the
                                -----------
book value or the fair market value of the properties or assets subject to such Lien, (iii) all Guaranty Obligations of such Person with respect to Debt of others of the type referred to in clause (i) above and (iv) all Debt of the type
                                  ----------
referred to in clause (i) above of any other Person (including any Partnership
               ----------
in which such Person is a general partner and any unincorporated joint venture in which such Person is a joint venturer) to the extent such Person would be liable therefor under any applicable law or any agreement or instrument by virtue of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Debt provide that such Person shall not be liable therefor.

          "GAAP" means at any time generally accepted accounting principles as
           ----
then in effect in the United States, applied on a basis consistent (except for changes with which the Borrower's independent public accountants have concurred) with the pro-forma consolidated financial statements of the Borrower and its Consolidated Subsidiaries pursuant to Section 4.01(c)(iv) delivered to the
                                      -------------------
Lenders on the Effective Date.

          "Governmental Authority" means any federal, state, local, provincial
           ----------------------
or foreign government, authority, agency, central bank, quasi-governmental or regulatory authority, court or other body or entity, and any arbitrator with authority to bind a party at law.

          "Group of Loans" means at any time a group of Loans consisting of (i)
           --------------
all Loans which are Base Rate Loans at such time or (ii) all Loans which are Eurodollar Loans having the same Interest Period at such time; provided that, if
                                                               --------
a Loan of any particular Lender is converted to or made as a Base Rate Loan pursuant to Section 3.06, 3.08 or 3.09, such Loan shall be included in the same
            ------------  ----    ----
Group or Group of Loans from time to time as it would have been had it not been so converted or made.

          "Guarantors" means the Parent Guarantors and the Subsidiary
           ----------
Guarantors, individually and collectively.

          "Guaranty" means the Parent Guaranty Agreement or the Subsidiary
           --------
Guaranty Agreement, and "Guaranties" means both of them, collectively.
                         ----------

          "Guaranty Obligation" means, with respect to any Person, without
           -------------------
duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any Debt of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (i) to purchase any such Debt or other obligation or any property constituting security therefor, (ii) to advance or provide funds or other support for the payment or purchase of such indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Debt of such other Person, (iii) to lease or purchase property, securities or services primarily for the purpose of assuring the owner of such Debt or (iv) to otherwise assure or hold harmless the owner of such Debt or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Debt in respect of which such Guaranty Obligation is made.

          "Hazardous Substances" means any chemical, material or substance
           --------------------
defined as or included in the definition of "hazardous substances", "hazardous wastes", "hazardous materials", "extremely hazardous waste", "acutely hazardous waste", "radioactive waste", "biohazardous waste", "pollutant", "toxic pollutant", "contaminant", "restricted hazardous waste", "infectious waste", "toxic substances", or any other term or expression intended to define, list or classify substances by reason of properties harmful to health, safety or the indoor or outdoor environment under any applicable Environmental Laws, exposure to which is prohibited, limited or regulated by any Governmental Authority or which may or could pose a hazard to the health and safety of the owners, occupants or any Persons in the vicinity of any facility or to the indoor or outdoor environment, including, without limitation, petroleum and petroleum by-products, asbestos containing materials and polychlorinated biphenyls.

          "Holdings" means American Seafoods Holdings LLC, a Delaware limited
           --------
liability company, and its successors.

          "Holdings Norway Note" means the Senior Subordinated Promissory Note
           --------------------
in the original principal amount of $45,000,000 issued by Holdings in favor of Norway on January 28, 2000.

          "Indemnitee" has the meaning set forth in Section 10.05(b).
           ----------                               ----------------

          "Indemnity, Subrogation and Contribution Agreement" means the
           -------------------------------------------------
Indemnity, Subrogation and Contribution Agreement, substantially in the form of Exhibit J hereto, dated as of the date hereof, among the Subsidiary Guarantors
---------
and the Administrative Agent, as amended, modified, restated or supplemented from time to time.

          "Insurance Proceeds" means all insurance proceeds (other than business
           ------------------
interruption insurance proceeds), damages, awards, claims and rights of action with respect to any Casualty.

          "Intellectual Property" has the meaning set forth in Section 5.17.
           ---------------------                               ------------

          "Intercompany Note" means a promissory note contemplated by Sections
           -----------------                                          --------
7.06(a)(xi), (xii) and (xiii), substantially in the form of Exhibit G hereto,
-----------  -----     ------                               ---------
and "Intercompany Notes" means any two or more of them.
     ------------------

          "Interest Coverage Ratio" means as of the last day of any fiscal
           -----------------------
quarter the ratio of (i) Consolidated EBITDA for the four-fiscal quarter period then ended to (ii) Consolidated Interest Expense (exclusive of the non-cash portion of Consolidated Interest Expense, if any, which is treated as interest expense in accordance with GAAP and is attributable to (A) the unamortized portion of debt issuance costs incurred in connection with the Original Credit Agreement as of the Effective Date or (B) the amortization of debt issuance costs arising from the Loans or the issuance of the Senior Subordinated Notes) for such four-fiscal quarter period.

          "Interest Payment Date" means (i) as to Base Rate Loans, the last day
           ---------------------
of each fiscal quarter of the Borrower and the Maturity Date for Loans of the applicable Type and (ii) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date for Loans of the applicable Type, and in addition where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter.

          "Interest Period" means with respect to each Eurodollar Loan, a period
           ---------------
commencing on the date of borrowing specified in the applicable Notice of Borrowing or on the date specified in the applicable Notice of Extension/Conversion and ending one, two, three, six or subject to availability of matching funding deposits to all Lenders participating therein, nine or twelve months thereafter, as the Borrower may elect in the applicable notice; provided that: (i) any Interest Period which would otherwise end on a day which
--------
is not a Business Day shall, subject to clauses (iii) and (iv) below, be
                                        -------------     ----
extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day; (ii) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (iii) below, end on the last Business Day of a calendar
                  ------------
month; (iii) with regard to the Tranche A Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date therefor unless the Tranche A Term Loans comprised of Base Rate Loans together with the Tranche A Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, are at least equal to the amount of such Principal Amortization Payment due on such date; (iv) with regard to the Tranche B Term Loans, no Interest Period shall extend beyond any Principal Amortization Payment Date therefor unless the Tranche B Term Loans comprised of Base Rate Loans together with the Tranche B Term Loans comprised of Eurodollar Loans with Interest Periods expiring prior to the date such Principal Amortization Payment is due, are at least equal to the amount of such Principal Amortization Payment due on such date; (v) no Interest Period may be elected at any time when a Default or an Event of Default is then in existence; and (vi) no Interest Period shall be elected which would end after the Maturity Date.

          "Investment" in any Person means (i) the acquisition (whether for
           ----------
cash, property, services, assumption of Debt, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, time deposits or other securities of such other Person, (ii) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits made in connection with the purchase of equipment or inventory in the ordinary course of business) or (iii) any other capital contribution to or investment in such Person, including by way of Guaranty Obligations of any obligation of such Person, any support for a letter of credit issued on behalf of such Person incurred for the benefit of such Person or in the case of any Subsidiary of the Borrower, any release, cancellation, compromise or forgiveness in whole or in part of any Debt owing by such Person. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, write-ups, write-downs or write-offs with respect to such Investment.

          "Issuing Lender" means (i) Bank of America, N.A., in its capacity as
           --------------
issuer of Letters of Credit under Section 2.02(b), and its successor or
                                  --------------
successors in such capacity and (ii) any other Lender which the Borrower shall have designated as an "Issuing Lender" by notice to the Administrative Agent.

          "Joinder Agreement" means a Joinder Agreement, substantially in the
           -----------------
form of Exhibit I hereto, executed and delivered by an Additional Subsidiary
        ---------
Guarantor after the Effective Date in accordance with Section 6.11(a).
                                                      ---------------

          "Joint Venture Entity" has the meaning set forth in Section
           --------------------                               -------
7.06(a)(xv).
----------

          "Leaseholds" means with respect to any Person all of the right, title
           ----------
and interest of such Person as lessee or licensee in, to and under leases or licenses of land, improvements and/or fixtures.

          "Lender" means each bank or other lending institution listed on
           ------
Schedule 1.01A as having a Commitment, each Eligible Assignee that becomes a
--------------
Lender pursuant to Section 10.03(b) and their respective successors and shall
                   ---------------
include, as the context may require, each Issuing Lender in such capacity.

          "Letter of Credit" means any letter of credit issued hereunder by an
           ----------------
Issuing Lender on or after the Effective Date and, on and after the Effective Date, shall also include each Existing Letter of Credit.

          "Letter of Credit Request" has the meaning set forth in Section
           ------------------------                               -------
2.02(b).
-------

          "Leverage Ratio" means on any date the ratio of (i) Consolidated
           --------------
Funded Debt as of such date to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower ending on, or most recently preceding, such date.

          "Lien" means any claim, charge, easement, lease, restrictive covenant,
           ----
security interest, mortgage, lien, option, pledge, rights of others, liability to be forfeited, defeasance of title, charter parties, fishing or processing arrangement, contract of affreightment, other right to the possession or services of the property, restriction (whether on voting, sale, transfer, disposition or otherwise) or other encumbrance whatsoever, whether imposed by agreement, understanding, law, equity or otherwise, except for any restrictions on transfer generally arising under any applicable federal or state securities law. For the purposes of this Agreement, a Consolidated Party shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease, Synthetic Lease or other title retention agreement relating to such asset.

          "Loan" means a Revolving Loan, a Tranche A Term Loan, a Tranche B Term
           ----
Loan or a Swingline Loan, individually or collectively, as appropriate.

          "LOC Cash Collateral Account" has the meaning set forth in the
           ---------------------------
Security Agreement.

          "LOC Commitment" means the commitment of an Issuing Lender to issue
           --------------
Letters of Credit in an aggregate face amount at any one time outstanding (together with the amounts of any unreimbursed drawings thereon) of up to the LOC Committed Amount.

          "LOC Committed Amount" has the meaning set forth in Section 2.02(a).
           --------------------                               ---------------

          "LOC Documents" means, with respect to any Letter of Credit, such
           -------------
Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any application therefor and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (i) the rights and obligations of the parties concerned or at risk or (ii) any collateral security for such obligations.

          "LOC Obligations" means at any time, the sum of (i) the maximum amount
           ---------------
which is, or at any time thereafter may become, available to be drawn under Letters of Credit then outstanding, assuming compliance with all requirements for drawings referred to in such Letters of Credit plus (ii) the aggregate amount of all obligations of the Borrower or any Subsidiary to reimburse the Issuing Lenders pursuant to Section 2.02(d) for amounts paid by any Issuing
                            --------------
Lender in respect of drawings under Letters of Credit, including any portion of any such obligation to which a Lender has become subrogated pursuant to Section
                                                                        -------
2.02(d).
------

          "LOC Participant" means at any date a Lender which has a Revolving
           ---------------
Loan Commitment Percentage greater than $0, and "LOC Participants" means any two
                                                 ----------------
or more of them, collectively.

          "London Interbank Offered Rate" means, for any Eurodollar Loan for the
           -----------------------------
Interest Period applicable thereto, the rate for deposits in Dollars for a period of time comparable to such Interest Period which appears on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period; provided, however, if more than one rate
                                       --------  -------
is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If for any reason such rate is not available, the term "London Interbank Offered Rate" means for any Eurodollar Loan for any Interest Period applicable thereto, the rate per annum appearing on Reuters Screen LIBO Page as the London Interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period of time comparable to such Interest Period; provided, however, that if more than one such rate is specified on Reuters
--------  -------
Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

          "Management Group" means the Persons identified on Schedule 1.01D,
           ----------------                                  --------------
all other current and future executive officers and members of senior management of the Borrower and its Subsidiaries.

          "Mandatory LOC Borrowing" has the meaning set forth in Section
           -----------------------                               -------
2.02(e).
------

          "Mandatory Swingline Borrowing" has the meaning set forth in Section
           -----------------------------                               -------
2.05(c).
------

          "Margin Stock" means "margin stock" as such term is defined in
           ------------
Regulation U.

          "Material Adverse Effect" means (i) any material adverse effect upon
           -----------------------
the condition (financial or otherwise), operations, properties, assets or business of the Borrower and its Consolidated Subsidiaries taken as a whole,
(ii) a material adverse effect on the ability of the Credit Parties, taken as a whole, to perform their obligations under this Agreement, the Notes and the other Credit Documents or (iii) a material adverse effect on the rights and remedies of the Administrative Agent, the Collateral Agent and Lenders under this Agreement, the Notes and the other Credit Documents. In determining whether any individual event or occurrence of the foregoing types would result in a Material Adverse Effect, notwithstanding that a particular event or occurrence does not itself have such effect, a Material Adverse Effect shall be deemed to have occurred if the cumulative effect of such event or occurrence and all other events or occurrences of the foregoing types which have occurred would result in a Material Adverse Effect.

          "Material Contracts" has the meaning set forth in Section 5.22.
           ------------------                               ------------

          "Material Intellectual Property" has the meaning set forth in Section
           ------------------------------                               -------
5.17.
----

          "Material Leased Property" means Real Property leased by any
           ------------------------
Consolidated Party for an annual rent of $100,000 or more; provided that, in any
                                                           --------
event, the term "Material Leased Property" shall not include (i) any leased Real
                 ------------------------
Property with respect to which the Consolidated Party is unable, after using commercially reasonable efforts, to procure the consent (if necessary under the terms of the subject lease) to the Mortgage from the respective landlord, (ii) any leased Real Property included on Schedule 5.20(a)(ii) hereof or (iii) any
                                     --------------------
leased Real Property consisting solely of commercial office space.

          "Material Licensed Intellectual Property" has the meaning set forth in
           ---------------------------------------
Section 5.17.
------------

          "Material Owned Intellectual Property" has the meaning set forth in
           ------------------------------------
Section 5.17.
------------

          "Maturity Date" means (i) as to Revolving Loans and Swingline Loans,
           -------------
the Revolving Termination Date, (ii) as to the Tranche A Term Loans, the Tranche A Term Loan Maturity Date and (iii) as to the Tranche B Term Loans, the Tranche B Term Loan Maturity Date.

          "Moody's" means Moody's Investors Service, Inc., a Delaware
           -------
corporation, and its successors or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

          "Mortgage" means a mortgage or deed of trust, substantially in the
           --------
form of, or otherwise substantially identical in substance to, the provisions of Exhibit F-5 hereto, among any Credit Party, the Collateral Agent and one or more
-----------
trustees, as the same may be amended, modified or supplemented from time to time.

          "Mortgage Documents" means the documents and instruments required to
           ------------------
be delivered pursuant to the second sentence of Section 6.11(b).

          "Mortgaged Properties" means, collectively, those parcels of Real
           --------------------
Property for which Mortgages have been delivered pursuant to this Agreement.

          "Multiemployer Plan" means a Plan covered by Title IV of ERISA which
           ------------------
is a multiemployer plan as defined in Section 3(37) or 4001(a)(3) of ERISA.

          "Multiple Employer Plan" means a Plan covered by Title IV of ERISA,
           ----------------------
other than a Multiemployer Plan, which any Consolidated Party or any ERISA Affiliate and at least one employer other than any Consolidated Party or any ERISA Affiliate are contributing sponsors.

          "Net Cash Proceeds" means: (i) with respect to any Asset Disposition,
           -----------------
(A) the gross amount of cash proceeds (including Insurance Proceeds and Condemnation Awards in the case of any Casualty or Condemnation, except to the extent and for so long as such Insurance Proceeds or Condemnation Awards constitute Reinvestment Funds or unless such Insurance Proceeds or Condemnation Awards are to be used for repair, restoration or replacement pursuant to plans approved by the Administrative Agent) actually paid to or actually received by any Consolidated Party in respect of such Asset Disposition (including any cash proceeds received as income or other proceeds of any non-cash proceeds of any Asset Disposition as and when received), less (B) the sum of (w) the amount, if any, of all taxes paid or reasonably expected to be paid (or Permitted Tax Dividends made or which are expected to be made with respect to income or gains arising as a result of such Asset Disposition), and customary fees, brokerage fees, commissions, costs and other expenses (other than those payable to any Consolidated Party or Affiliates) that are incurred in connection with such Asset Disposition and are payable by the seller or the transferor of the assets or property to which such Asset Disposition relates, but only to the extent not already deducted in arriving at the amount referred to in clause (i) (A) above, (x) appropriate
                                      --------------
amounts that must be set aside as a reserve in accordance with GAAP against any liabilities associated with such Asset Disposition, (y) if applicable, the amount of any Debt (including any premium or penalty) secured by a Permitted Lien that has been repaid or refinanced in accordance with its terms with the proceeds of such Asset Disposition and (z) any payments to be made by any Consolidated Party as agreed between such Consolidated Party and the purchaser of any assets subject to an Asset Disposition in connection therewith; and (ii) with respect to any Equity Issuance or Debt Issuance, the gross amount of cash proceeds paid to or received by any Consolidated Party in respect of such Equity Issuance or Debt Issuance as the case may be (including cash proceeds subsequently received at any time in respect of such Equity Issuance or Debt Issuance from non-cash consideration initially received or otherwise), net of underwriting discounts and commissions or placement fees, investment banking fees, legal fees, consulting fees, accounting fees and other customary fees and expenses directly incurred by any Consolidated Party in connection therewith (other than those payable to any Consolidated Party or any Affiliate of any Consolidated Party).

          "New Lender" means with respect to any event described in Section
           ----------                                               -------
3.04(d), an Eligible Assignee which becomes a Lender hereunder as a result of
-------
such event, and "New Lenders" means any two or more of such New Lenders.
                 -----------

          "Non-Excluded Taxes" has the meaning set forth in Section 3.10.
           ------------------                               ------------

          "Norway" means Norway Seafoods ASA, a Norwegian corporation, and its
           ------
successors and Affiliates and any of their respective controlling stockholders and immediate family members, heirs, executors or legal representatives of such controlling stockholders.

          "Norway Debt Repayments" means the repayment of the Norway Notes on
           ----------------------
the Effective Date.

          "Norway Notes" means, collectively, (i) the ASC Norway Note and (ii)
           ------------
the Holdings Norway Note.

          "Note" means a Revolving Note, a Tranche A Term Note, a Tranche B Term
           ----
Note or a Swingline Note and "Notes" means any combination of the foregoing.
                              -----

          "Notice of Borrowing" means a request by the Borrower for a Borrowing,
           -------------------
substantially in the form of Exhibit A-1 hereto.
                             -----------

          "Notice of Extension/Conversion" has the meaning set forth in Section
           ------------------------------                               -------
3.02.
----

          "Obligations" means, at any date, (i) all Credit Obligations and (ii)
           -----------
all Derivatives Obligations of a Credit Party owed or owing to any Derivatives Creditor.

          "Operating Lease" means, as applied to any Person any lease (including
           ---------------
leases which may be terminated by the lessee at any time) of any property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.

          "Original Credit Agreement" has the meaning set forth in the recitals
           -------------------------
to this Amended and Restated Agreement.

          "Parent" means American Seafoods Consolidated LLC, a Delaware limited
           ------
liability company, and its successors.

          "Parent Guarantors" means the Parent and ASC, individually and
           -----------------
collectively.

          "Parent Guaranty Agreement" means the Guaranty Agreement,
           -------------------------
substantially in the form of Exhibit E-1 hereto, dated January 28, 2000 executed
                             -----------
by the Holdings and the Parent in favor of the Administrative Agent, as modified on the Effective Date by the Acknowledgment Agreement and as the same may be further amended, modified or supplemented from time to time.

          "Parent Pledge Agreement" means the Pledge Agreement, substantially in
           -----------------------
the form of Exhibit F-2, dated January 28, 2000 among the Holdings, the Parent
            -----------
and the Collateral Agent, as modified on the Effective Date by the Acknowledgment Agreement and as the same may be further amended, modified or supplemented from time to time.

          "Participation Interest" means a Credit Event by a Lender by way of a
           ----------------------
purchase of a participation interest in Letters of Credit or LOC Obligations as provided in Section 2.02(c), in Swingline Loans as provided in Section 2.05(c)
            ---------------                                    ---------------
or in any Loans as provided in Section 3.13.
                               ------------

          "PBGC" means the Pension Benefit Guaranty Corporation established
           ----
pursuant to Subtitle A of Title IV of ERISA or any entity succeeding to any or all of its functions under ERISA.

          "Perfection Certificate" means with respect to any Credit Party a
           ----------------------
certificate, substantially in the form of Exhibit F-4 to this Agreement,
                                          -----------
completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Collateral Agent and duly executed by a Responsible Officer of such Credit Party.

          "Permit" means any license, permit, franchise, right or privilege,
           ------
certificate of authority, endorsement, or order, or any waiver of the foregoing, issued or issuable by any Governmental Authority.

          "Permitted Acquisition" means an acquisition by the Borrower or any
           ---------------------
Subsidiary of the Borrower of the Capital Stock or all (or any substantial part for which audited financial statements or other financial information satisfactory to the Administrative Agent is available) of the assets or property of another Person (including by merger or consolidation or by incorporation of a new Subsidiary) for up to the fair market value of Capital Stock or property or assets so acquired as determined in the reasonable business judgment of the Borrower; provided that: (i) the Capital Stock or property or assets acquired in
          --------
such acquisition relates to a line of business similar to the Businesses; (ii) the representations and warranties made by the Credit Parties in each Credit Document shall be true and correct in all material respects at and as of the date of such acquisition (as if made on such date after giving effect to such acquisition), except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects at and as of such earlier date); (iii) the Administrative Agent shall have received all items in respect of the Capital Stock or property or assets acquired in such acquisition (and/or the seller thereof) required to be delivered by Section 6.11; (iv) in the case
                                                ------------
of an acquisition of the Capital Stock of another Person, except in the case of the incorporation of a new Subsidiary, the board of directors (or other comparable governing body) of such other Person shall have duly approved such acquisition; (v) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such acquisition and the Borrower shall have delivered to the Administrative Agent a Pro-Forma Compliance Certificate demonstrating that, upon giving effect to such acquisition on a Pro-Forma Basis (with pro-forma adjustments satisfactory to the Administrative Agent), the Borrower shall be in compliance with all of the financial covenants set forth in Section 7.18 hereof as of the last day of the
                                 ------------
most recent period of
four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such acquisition and with respect to which the Administrative Agent has received the consolidated financial information required under Section 6.01(a)
                                                               ---------------
and (b) and the certificate required by Section 6.01(c); (vi) after giving
    ---                                 ---------------
effect to such acquisition, the Revolving Committed Amount shall be at least $15,000,000 greater than the total Revolving Outstandings; and (vii) the aggregate consideration (including cash, earn-out payments, assumption of indebtedness and non-cash consideration) for all such acquisitions occurring after the Effective Date shall not exceed $100,000,000.

          "Permitted Encumbrances" means (i) those liens, encumbrances and other
           ----------------------
matters affecting title to any Mortgaged Property listed in the title policies in respect thereof and found, on the date of delivery of such title policies to the Collateral Agent in accordance with the terms hereof, reasonably acceptable by the Collateral Agent, (ii) zoning and other municipal ordinances which are not violated in any material respect by the existing improvements and the present use by the mortgagor of the Premises (as defined in the respective Mortgage) and (iii) such other items to which the Collateral Agent may consent (such consent not to be unreasonably withheld).

          "Permitted Investments" has the meaning set forth in Section 7.06.
           ---------------------                               ------------

          "Permitted Liens" has the meaning set forth in Section 7.02.
           ---------------                               ------------

          "Permitted Tax Dividend" has the meaning set forth in Section
           ----------------------                               -------
7.07(iv).
--------

          "Permitted Vessel Lease" means a lease or charter of an aggregate of
           ----------------------
no more than two Vessels that are determined in good faith to be obsolete or surplus to the Business; provided that (A) such lease or charter shall not
                         --------
permit any such Vessel to be used outside the jurisdiction of the United States of America or for any purpose illegal under the laws of the United States of America or any state thereof, (B) the fair market value of all property subject to Permitted Vessel Leases shall not exceed $30,000,000 at any time and (C) the Fishing Rights or Fishing Rights Agreements, of the Borrower and its Wholly-Owned Domestic Subsidiaries shall not be reduced or impaired as a result of any such lease or charter.

          "Person" means an individual, a corporation, a partnership, an
           ------
association, a limited liability company, a trust or an unincorporated association or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means at any time any employee benefit plan (as defined in
           ----
Section 3(3) of ERISA) which is covered by ERISA and with respect to which any Consolidated Party or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

          "PLC Debt" means the Debt of one or more members of the PLC Group
           --------
outstanding under the Revolving Term Note and Loan Agreement dated December 26, 2001, as the same may be amended, supplemented or modified from time to time.

          "PLC Distribution" means the distribution by the Borrower to the
           ----------------
Parent and by the Parent to Holdings on or prior to the Effective Date of all of the ownership interests theretofore held by the Borrower in the PLC Group.

          "PLC Group" means Pacific Longline Company LLC, a Washington limited
           ---------
liability company, Deep Pacific LLC, a Washington limited liability company, Lilli Ann LLC, a Washington limited liability company, and North Cape Fisheries LLC, a Washington limited liability company, and their respective successors.

          "Pledge Agreement" means the Pledge Agreement, substantially in the
           ----------------
form of Exhibit F-3 hereto, dated as of January 28, 2000 among the Borrower, the
        -----------
Subsidiary Guarantors and the Collateral Agent, as modified on the Effective Date by the Acknowledgment Agreement and as the same may be amended, supplemented or modified from time to time.

          "Pledged Collateral" has the meaning set forth in the Pledge Agreement
           ------------------
and the Parent Pledge Agreement.

          "Pre-Commitment Information" means, taken as an entirety, (i)
           --------------------------
information contained in the Offering Memorandum dated March 2002 and (ii) any other written information in respect of the Borrower, any Subsidiary of the Borrower or the Recapitalization provided to any Agent or Lender by or on behalf of the Sponsor or the Borrower prior to the Effective Date.

          "Preferred Stock" means, as applied to the Capital Stock of a Person,
           ---------------
Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class of such Person.

          "Prepayment Account" has the meaning set forth in Section
           ------------------                               -------
3.03(b)(viii).
-------------

          "Prime Rate" means the rate of interest publicly announced by Bank of
           ----------
America, N.A. in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) from time to time as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 A.M. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. It is a rate set by Bank of America, N.A. based upon a variety of factors, including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate.

          "Principal Amortization Payment" means a scheduled principal payment
           ------------------------------
on the Tranche A Term Loans pursuant to Section 2.03(e) or on the Tranche B Term
                                        ---------------
Loans pursuant to Section 2.04(e).
                  ---------------

          "Principal Amortization Payment Date" means a date on which a
           -----------------------------------
Principal Amortization Payment is due.

          "Principals" means the Sponsor Group, the Management Group, Coastal
           ----------
Villages Pollock LLC and Central Bering Sea Fishermen's Association.

          "Pro-Forma Basis" means, for purposes of calculating compliance of any
           ---------------
transaction with any provision hereof, that the transaction in question shall be deemed to have occurred as of the first day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of such transaction and with respect to which the Administrative Agent has received the financial information for the Borrower and its Consolidated Subsidiaries required under Section 6.01(a) or (b), as applicable, and the
                            ---------------    ---
certificates required by Section 6.01(c) for such period. As used in this
                         ---------------
definition, "transaction" means (i) any incurrence or assumption by a Consolidated Party of Debt under Section 7.01(xiii) or Attributable Debt in
                                 ------------------
respect of a Sale/Leaseback Transaction under Section 7.13, (ii) any merger or
                                              -------------
consolidation referred to in Section 7.04 or (iii) any Permitted Acquisition
                             ------------
referred to in

Section 7.06(a)(xiv) or in clause (v) of the definition of "Permitted
--------------------       ----------
Acquisition" set forth in Section 1.01. In connection with any calculation of
                          ------------
the financial covenants set forth in Section 7.18 upon giving effect to a
                                     ------------
transaction on a "Pro-Forma Basis", (i) any Debt incurred by the Borrower or any of its Subsidiaries in connection with such transaction (or any other transaction which occurred during the relevant four fiscal quarter period) shall be deemed to have been incurred as of the first day of the relevant four fiscal quarter period, (ii) if such Debt has a floating or formula rate, then the rate of interest for such Debt for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of such calculations and (iii) income statement items (whether positive or negative) attributable to all property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included as if such transaction has occurred as of the first day of the relevant four-fiscal-quarter period.

          "Pro-Forma Compliance Certificate" means a certificate of a
           --------------------------------
Responsible Officer or chief accounting officer of the Borrower delivered to the Administrative Agent in connection with (i) any incurrence or assumption by a Consolidated Party of Debt under Section 7.01(xiii) or Attributable Debt in
                                 ------------------
respect of a Sale/Leaseback Transaction under Section 7.13, (ii) any merger or
                                              ------------
consolidation referred to in Section 7.04 or (iii) any Permitted Acquisition
                             ------------
referred to in Section 7.06(a)(xiv) and clause (v) of the definition of
               --------------------     ----------
"Permitted Acquisition" set forth in Section 1.01 hereof and containing
                                     ------------
reasonably detailed calculations (with pro-forma adjustments satisfactory to the Administrative Agent), upon giving effect to the applicable transaction on a "Pro-Forma Basis", of the Interest Coverage Ratio, the Fixed Charge Coverage Ratio and the Leverage Ratio as of the last day of the most recent period of four consecutive fiscal quarters of the Borrower which precedes or ends on the date of the applicable transaction and with respect to which the Administrative Agent shall have received the consolidated financial information for the Borrower and its Consolidated Subsidiaries required under Section 6.01(a) or
                                                          ---------------
(b), as applicable, and the certificate required by Section 6.01(c) for such
---                                                 ---------------
period.

          "Projections" has the meaning set forth in Section 4.01(c).
           -----------                               ---------------

          "Qualified Capital Stock" means Capital Stock of the ASLP issued in a
           -----------------------
Qualifying Equity Issuance.

          "Qualifying Equity Issuance" means (a) the issuance by ASLP for cash
           --------------------------
of its Capital Stock to the Sponsor Group or any other Person (including, without limitation, to one or more employee stock ownership plans sponsored by the Parent or the Borrower) if: (i) 100% of the proceeds of such issuance shall be immediately contributed by ASLP to Holdings, by Holdings to the Parent and by the Parent to the Borrower; (ii) no Default or Event of Default shall have occurred or be continuing on the date of issuance, both before and after giving effect thereto; (iii) after giving effect thereto, no Change of Control shall have occurred; (iv) such stock shall be issued in a private placement exempt from registration under the Securities Act; (v) the proceeds thereof shall not be used to repay any Debt (other than the Obligations) or to make any Restricted Payment; (vi) within 10 Business Days after such issuance, the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer of the Borrower attesting to the satisfaction of the foregoing conditions, describing the uses of the proceeds of such issuance and attesting that such use shall not constitute a Default or an Event of Default; and (vii) such proceeds shall be used within 45 days after such issuance as described in such certificate; or (b) a Qualifying IPO.

          "Qualifying IPO" means an underwritten primary public offering (other
           --------------
than a public offering pursuant to a registration statement on Form S-8 (or any successor form)) of the common Capital Stock of ASLP, Holdings or any member of Holdings organized for the purpose of achieving, directly or indirectly, public ownership of ASLP or Holdings, as the case may be (i) pursuant to an effective registration statement filed with the Securities and Exchange Commission in accordance with the

Securities Act (whether alone or in conjunction with a secondary public offering) and (ii) resulting in gross proceeds of at least $45,000,000.

          "Real Property" means, with respect to any Person, all of the right,
           -------------
title and interest of such Person in and to land, improvements and fixtures, including Leaseholds.

          "Recapitalization" means the Borrower Debt Refinancing, the Norway
           ----------------
Debt Repayment, the making of the Special Distribution and the PLC Distribution, the making of the Equity Distribution and the payment by the Borrower of related fees and expenses.

          "Recapitalization Documents" has the meaning set for in Section
           --------------------------                             -------
4.01(f).
-------

          "Refinanced Agreements" means those instruments, documents and
           ---------------------
agreements listed on Schedule 1.01C.
                     ---------------

          "Register" has the meaning set forth in Section 10.03(c).
           --------                               ----------------

          "Regulation A, O, T, U or X" means Regulation A, O, T, U or X,
           --------------------------
respectively, of the Board of Governors of the Federal Reserve System, as amended, or any successor regulation.

          "Reinvestment Funds" means, with respect to any Insurance Proceeds or
           ------------------
any Condemnation Award, that portion of such funds as shall, according to a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent within 90 days after the occurrence of the Casualty or Condemnation giving rise thereto (and in any case prior to the receipt thereof by any Consolidated Party), be reinvested in the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation; provided that (i) the aggregate amount of such proceeds with
              --------
respect to any such event or series of related events shall not exceed (x) the lesser of (A) $95,000,000 (such amount to be increased by 5% per annum) with respect to the Vessels and (B) the aggregate amount of such proceeds relating to the total loss of any single Vessel and (y) otherwise $7,500,000, in either case without the prior written consent of the Required Lenders, (ii) such certificate shall be accompanied by evidence reasonably satisfactory to the Administrative Agent that any property subject to such Casualty or Condemnation has been or will be repaired, restored or replaced to its condition immediately prior to such Casualty or Condemnation, (iii) pending such reinvestment, the entire amount of such proceeds shall be deposited in an account with the Collateral Agent for the benefit of the Secured Parties, over which the Collateral Agent shall have sole control and exclusive right of withdrawal (which may include the Reinvestment Funds Account established under the Security Agreement), (iv) from and after the date of delivery of such certificate, the Borrower or one or more of its Subsidiaries shall diligently proceed, in a commercially reasonable manner, to complete the repair, restoration or replacement of the properties that were the subject of such Casualty or Condemnation as described in such certificate and (v) no Default or Event of Default shall have occurred and be continuing; and provided further that, if any of the foregoing conditions shall
                -------- -------
cease to be satisfied at any time, such funds shall no longer be deemed Reinvestment Funds and such funds shall immediately be applied to prepayment of the Loans in accordance with Section 3.03(b).
                             ---------------

          "Related Party" means: (i) with respect to any Principal other than an
           -------------
individual, any controlling stockholder, partner, member or 80% (or more) owned Subsidiary; (ii) with respect to any Principal other than an individual, any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause (i); or (iii) with
                                                       ----------
respect to any Principal that is an individual, (A) any immediate family member, heir, executor or legal representative of such individual or (B) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more individuals who are part of the Management Group or members of their immediate families.

          "Replacement Date" has the meaning set froth in Section 3.04(d).
           ----------------                               ---------------

          "Replacement Lender" has the meaning set froth in Section 3.04(d).
           ------------------                               ---------------

          "Reportable Event" means a "reportable event" as defined in Section
           ----------------
4043 of ERISA with respect to which the notice requirements to the PBGC have not been waived.

          "Required Lenders" means Lenders whose aggregate Credit Exposure (as
           ----------------
hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time. For purposes of the preceding sentence, the term "Credit
                                                                        ------
Exposure" as applied to each Lender shall mean (i) at any time prior to the
--------
termination of the Commitments, the sum of (A) the Revolving Commitment Percentage of such Lender multiplied by the Revolving Committed Amount plus (B) the Tranche A Term Loan Commitment Percentage of such Lender multiplied by the aggregate principal amount of the Tranche A Term Loans outstanding at such time plus (C) the Tranche B Term Loan Commitment Percentage of such Lender multiplied by the aggregate principal amount of the Tranche B Term Loans outstanding, and
(ii) at any time after the termination of the Commitments, the sum of (A) the principal balance of the outstanding Loans of such Lender plus (B) such Lender's Participation Interests in all LOC Obligations and Swingline Loans.

          "Requirement of Law" means, as to any Person, the articles or
           ------------------
certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material property is subject.

          "Responsible Officer" shall mean, as to any Person, the president,
           -------------------
chief executive officer, chief operating officer, any financial officer, any vice president or the general counsel of such Person (or, (i) in the case of a partnership, the managing general partner of such Person and (ii) in the case of a limited liability company, the managing or sole member of such Person).

          "Restricted Payment" means (i) any dividend or other distribution,
           ------------------
direct or indirect, on account of any class of Capital Stock or Equity Equivalents of any Consolidated Party, now or hereafter outstanding, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any class of Capital Stock or Equity Equivalents of any Consolidated Party, now or hereafter outstanding,
(iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire any class of Capital Stock or Equity Equivalents of any Consolidated Party, now or hereafter outstanding or
(iv) (A) any payment or prepayment of principal of, premium, if any, redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, the Senior Subordinated Notes or (B) any payment or prepayment of principal of, premium, if any, or interest on, redemption, purchase retirement, defeasance, sinking fund or similar payment with respect to, any other Subordinated Debt.

          "Retiring Lender" means a Lender that ceases to be a Lender hereunder
           ---------------
pursuant to Section 3.04(d).
            ---------------

          "Revolving Borrowing" means a Borrowing comprised of Revolving Loans
           -------------------
and identified as such in the Notice of Borrowing with respect thereto.

          "Revolving Commitment" means, with respect to any Lender, the
           --------------------
commitment of such Lender, in an aggregate principal amount at any time outstanding of up to such Lender's Revolving Commitment Percentage of the Revolving Committed Amount, (i) to make Revolving Loans in accordance with the provisions of Section 2.01(a), (ii) to purchase Participation Interests in
              ---------------  ----
Letters of Credit in accordance with the provisions of Section 2.02(c) and (iii)
                                                       ---------------
to purchase Participation Interests in Swingline Loans in accordance with the provisions of Section 2.05(c).
              ---------------

          "Revolving Commitment Percentage" means, for each Lender, the
           -------------------------------
percentage identified as its Revolving Commitment Percentage on Schedule 1.01A
                                                                --------------
hereto, as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 10.03(b).
                                          ----------------

          "Revolving Committed Amount" means $75,000,000 or such lesser amount
           --------------------------
to which the Revolving Committed Amount may be reduced pursuant to Section 3.04.
                                                                   ------------

          "Revolving Lender" means each Lender identified in the Schedule 1.01A
           ----------------                                      --------------
as having a Revolving Commitment and each Eligible Assignee which acquires a Revolving Commitment or Revolving Loan pursuant to Section 10.03(b) and their
                                                   ----------------
respective successors.

          "Revolving Loan" means a Loan made under Section 2.01(a).
           --------------                          ---------------

          "Revolving Note" means a promissory note, substantially in the form of
           --------------
Exhibit B-1 hereto, evidencing the obligation of the Borrower to repay
-----------
outstanding Revolving Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Revolving Outstandings" has the meaning set forth in Section 2.01(a).
           ----------------------                               ---------------

          "Revolving Termination Date" means September 30, 2007 (or, if such day
           --------------------------
is not a Business Day, the next preceding Business Day) or such earlier date upon which the Revolving Commitments shall have been terminated in their entirety in accordance with this Agreement.

          "Safe Harbor Percentage" means 88% of the Foreign Ownership Percentage
           ----------------------
that, if exceeded by ASLP, the Parent, Holdings or any of their respective Affiliates or Subsidiaries, would cause ASLP, the Parent, Holdings or any of their respective Subsidiaries to be a Foreign Person.

          "Sale/Leaseback Transaction" means any direct or indirect arrangement
           --------------------------
with any Person or to which any such Person is a party providing for the leasing to the Borrower or any of its Subsidiaries of any property, whether owned by the Borrower or any of its Subsidiaries as of the Effective Date or later acquired, which has been or is to be sold or transferred by the Borrower or any of its Subsidiaries to such Person or to any other Person from whom funds have been, or are to be, advanced by such Person on the security of such property.

          "S&P" means Standard & Poor's Ratings Group, a division of McGraw
           ---
Hill, Inc., a New York corporation, and its successor or, absent any such successor, such nationally recognized statistical rating organization as the Borrower and the Administrative Agent may select.

          "Securities Act" means the Securities Act of 1933, as amended, and the
           --------------
rules and regulations promulgated thereunder.

          "Security Agreement" means the Security Agreement dated as of January
           ------------------
28, 2000, as amended and restated on and as of the Effective Date by the Amended and Restated Security Agreement, substantially in the form of Exhibit F-1
                                                              -----------
hereto, among the Parent, the Borrower, ASC, the Subsidiary

Guarantors and the Collateral Agent, as the same may be further amended, modified or supplemented from time to time.

          "Securityholders' Agreement" means the Securityholders' Agreement
           --------------------------
dated as of January 28, 2000 among ASLP, ASC Management, Inc., Centre Capital Investors III, L.P., Centre Capital Individual Investors III, L.P., CP3 Tax-Exempt Holdings Corp., ASC Offshore Holdings Corp., Centre Capital Partners Coinvestments III, L.P., Coastal Villages Pollock LLC, SF Partner XXIV, LLC, Resource Group International, Inc, Norway Seafoods ASA, Bernt O. Bodal, Jeffrey
W. Davis, Hallvard Muri, Amy Wallace and Inge Andreassen, as amended on or prior to the Effective Date and as the same may be further amended, modified or supplemented from time to time in accordance with the provisions thereof and of this Agreement.

          "Senior Subordinated Note Documents" means, collectively, the Senior
           ----------------------------------
Subordinated Note Indenture and any other indentures, note purchase agreements, promissory notes, guarantees and other instruments and agreements evidencing the terms of the Senior Subordinated Notes, as amended, supplemented, amended and restated or otherwise modified in accordance therewith and with Section 7.08(a).
                                                                ---------------

          "Senior Subordinated Note Indenture" means the Indenture dated as of
           ----------------------------------
April 18, 2002 among the Borrower, the Co-Issuer, the guarantors set forth therein, and Wells Fargo Bank Minnesota, National Association, as Trustee, as in effect on the Effective Date (as the same may be amended or otherwise modified from time to time thereafter in accordance with the terms hereof and thereof), pursuant to which the Senior Subordinated Notes were issued.

          "Senior Subordinated Notes" means the 10-1/8% Senior Subordinated
           -------------------------
Notes due April 15, 2010 co-issued by the Borrower and the Co-Issuer, including any notes issued by the Borrower and the Co-Issuer to holders of Senior Subordinated Notes to exchange Senior Subordinated Notes for notes with substantially identical terms registered under the Securities Act.

          "Single Employer Plan" means any Plan which is covered by Title IV of
           --------------------
ERISA, but which is not a Multiemployer Plan.

          "Solvent" means, with respect to any Person as of a particular date,
           -------
that on such date (i) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (ii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (iii) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (iv) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (v) the aggregate fair saleable value (i.e., the amount that may be realized within a reasonable time, considered to be six months to one year, either through collection or sale at the regular market value, conceiving the latter as the amount that could be obtained for the assets in question within such period by a capable and diligent businessman from an interested buyer who is willing to purchase under ordinary selling conditions) of the assets of such Person will exceed its debts and other liabilities (including contingent, subordinated, unmatured and unliquidated debts and liabilities). For purposes of this definition, "debt" means any liability on a claim, and "claim" means (i) a right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right is an equitable remedy, is reduced judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          "Special Distribution" means the payment on the Effective Date of a
           --------------------
cash distribution in an aggregate amount not exceeding $325,000,000 (i) by the Borrower to ASC, the proceeds of which will be used by ASC to repay the ASC Norway Note and (ii) by the Borrower to the Parent and by the Parent to Holdings, the proceeds of which will be used by Holdings to repay the outstanding principal of, and accrued interest on, the Holdings Norway Note, to pay certain fees and expenses of Holdings and to make the Equity Distribution.

          "Sponsor" means Centre Partners Management LLC, and its successors.
           -------

          "Sponsor Group" means the Sponsor and any funds managed by the Sponsor
           -------------
or its Affiliates.

          "Sponsor Release Date" means the first date upon which (i) the
           --------------------
aggregate principal amount of Term Loans outstanding hereunder shall be less than $195,000,000 and (ii) no Default or Event of Default shall have occurred and be continuing.

          "Standby Letter of Credit Fee" has the meaning set forth in Section
           ----------------------------                               -------
3.05(b)(i).
----------

          "Subordinated Debt" of any Person means (i) with respect to the
           -----------------
Borrower or the Co-Issuer, the Senior Subordinated Notes and (ii) all other Debt which (A) by its terms is not required to be repaid, in whole or in part, before the first anniversary of the Final Termination Date, (B) is by its terms expressly subordinated in right of payment to such Person's indebtedness, obligations and liabilities to the Lenders under the Credit Documents pursuant to payment and subordination provisions satisfactory in form and substance to the Required Lenders and (C) is issued pursuant to credit documents having covenants, subordination provisions and events of default that are satisfactory in form and substance to the Required Lenders but that in no event are less favorable, including with respect to rights of acceleration, to such Person than the terms hereof.

          "Subsidiary" means with respect to any Person any corporation,
           ----------
partnership, limited liability company, association or other business entity of which (i) if a corporation, more than 50% of the total voting power of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or business entity other than a corporation, more than 50% of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have more than 50% ownership interest in a partnership, limited liability company, association or other business entity if such Person or Persons shall be allocated more than 50% of partnership, association or other business entity gains or losses or shall be or control the manager or a general partner of such partnership, association or other business entity.

          "Subsidiary Guarantors" means each Subsidiary of the Borrower on the
           ---------------------
Effective Date (other than a Foreign Subsidiary) which has executed the Subsidiary Guaranty Agreement or Joinder Agreement relating thereto, and each future Wholly-Owned Subsidiary of the Borrower (other than a Foreign Subsidiary, except to the extent otherwise provided in Section 6.11(d), or a Joint Venture
                                           ---------------
Entity)
which may thereafter execute a Joinder Agreement, together with their successors and permitted assigns, and "Subsidiary Guarantor" means any one of them.
                            --------------------

          "Subsidiary Guaranty Agreement" means the Subsidiary Guaranty,
           -----------------------------
substantially in the form of Exhibit E-2 hereto, dated as of January 28, 2000
                             -----------
among the Subsidiary Guarantors and the Administrative Agent, as modified on the Effective Date by the Acknowledgment Agreement and as the same may be amended, modified or supplemented from time to time.

          "Swingline Commitment" means the agreement of the Swingline Lender to
           --------------------
make Loans pursuant to Section 2.05.
                       ------------

          "Swingline Committed Amount" means $15,000,000 (or such other amount
           --------------------------
as the Borrower and the Swingline Lender may agree from time to time), as such Swingline Committed Amount may be reduced pursuant to Section 3.04.
                                                      ------------

          "Swingline Lender" means Bank of America, N.A., in its capacity as the
           ----------------
Swingline Lender under Section 2.05, and its successor or successors in such
                       ------------
capacity.

          "Swingline Loan" means a Base Rate Loan made by the Swingline Lender
           --------------
pursuant to Section 2.05, and "Swingline Loans" means any two or more of such
            ------------       ---------------
Base Rate Loans.

          "Swingline Note" means a promissory note, substantially in the form of
           --------------
Exhibit B-4 hereto, evidencing the obligation of the Borrower to repay
-----------
outstanding Swingline Loans, as such note may be amended, modified, supplemented, extended, renewed or replaced from time to time.

          "Swingline Termination Date" means the earlier of (i) September 30,
           --------------------------
2007 or such earlier date upon which the Revolving Commitments shall have been terminated in their entirety in accordance with this Agreement and (ii) the date on which the Swingline Commitment is terminated in its entirety in accordance with the Agreement.

          "Synthetic Lease" means any synthetic lease, tax retention operating
           ---------------
lease, off-balance sheet loan or similar off-balance sheet financing arrangement where such arrangement is considered borrowed money indebtedness of the obligor for tax purposes but is classified as an Operating Lease of the obligor in accordance with GAAP.

          "Term Loan" means a Tranche A Term Loan or a Tranche B Term Loan, and
           ---------
"Term Loans" means any two or more of them, collectively.
 ----------

          "Theoretical Tax" means with respect to any amount, the product of (i)
           ---------------
such amount and (ii) the maximum combined United States federal, New York State and New York City tax rate applicable to an individual resident or corporation (whichever is higher) on ordinary income and net short-term capital gains or on net long term capital gains, as applicable, after having given effect to the deductibility for federal income tax purposes of state and local income taxes.

          "Trade Letter of Credit Fee" has the meaning set forth in Section
           --------------------------                               -------
3.05(b)(ii).
-----------

          "Tranche A Term Loan" means a Loan made to the Borrower under Section
           -------------------                                          -------
2.03(a) and "Tranche A Term Loans" means the Tranche A Term Loans of the
-------      --------------------
Lenders, collectively.

          "Tranche A Term Loan Borrowing" means a Borrowing comprised of Tranche
           -----------------------------
A Term Loans and identified as such in the Notice of Borrowing with respect thereto.

          "Tranche A Term Loan Commitment" means, with respect to any Lender,
           ------------------------------
the commitment of such Lender to make Tranche A Term Loans to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender's applicable Tranche A Term Loan Commitment Percentage of the applicable Tranche A Term Loan Committed Amount.

          "Tranche A Term Loan Commitment Percentage" means, collectively, for
           -----------------------------------------
any Lender, the percentage, if any, identified as its Tranche A Term Loan Commitment Percentage on Schedule 1.01A, as such percentages may be modified in
                         --------------
connection with any assignment made in accordance with the provisions of Section
                                                                         -------
10.03(b).
--------

          "Tranche A Term Loan Committed Amount" means $90,000,000, or such
           ------------------------------------
lesser amount to which the Tranche A Term Loan Committed Amount may be reduced pursuant to Section 3.04.
            ------------

          "Tranche A Term Loan Maturity Date" means September 30, 2007 (or, if
           ---------------------------------
such day is not a Business Day, the next preceding Business Day) or such earlier date on upon which the aggregate unpaid principal amount of the Tranche A Term Loans shall have been repaid in full.

          "Tranche A Term Note" or "Tranche A Term Notes" means a promissory
           -------------------      --------------------
note, substantially in the form of Exhibit B-2 hereto evidencing the obligations
                                   -----------
of the Borrower to repay the outstanding Tranche A Term Loans, as such note may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

          "Tranche B Term Loan" means a Loan made to the Borrower under Section
           -------------------                                          -------
2.04(a), and "Tranche B Term Loans" means the Tranche B Term Loans of the
-------       --------------------
Lenders, collectively.

          "Tranche B Term Loan Borrowing" means a Borrowing comprised of Tranche
           -----------------------------
B Term Loans and identified as such in the Notice of Borrowing with respect thereto.

          "Tranche B Term Loan Commitment" means with respect to any Lender, the
           ------------------------------
commitment of such Lender to make Tranche B Term Loans to the Borrower on the Effective Date in an aggregate principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount.

          "Tranche B Term Loan Commitment Percentage" means, for any Lender, the
           -----------------------------------------
percentage, if any, identified as its Tranche B Term Loan Commitment Percentage on Schedule 1.01A, as such percentage may be modified in connection with any
   --------------
assignment made in accordance with the provisions of Section 10.03(b).
                                                     ----------------

          "Tranche B Term Loan Committed Amount" means $230,000,000, or such
           ------------------------------------
lesser amount to which the Tranche B Term Loan Committed Amount may be reduced pursuant to Section 3.04.
            ------------

          "Tranche B Term Loan Maturity Date" means March 31, 2009 (or, if such
           ---------------------------------
day is not a Business Day, the next preceding Business Day) or such earlier date on upon which the aggregate unpaid principal amount of the Tranche B Term Loans shall have been repaid in full.

          "Tranche B Term Note" or "Tranche B Term Notes" means a promissory
           -------------------      --------------------
note, substantially in the form of Exhibit B-3 hereto, evidencing the
                                   -----------
obligations of the Borrower to repay the outstanding Tranche B Term Loans, as such promissory note may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

          "Transaction" means the Recapitalization, the issuance of the Senior
           -----------
Subordinated Notes, the entering into of, and the initial Borrowing under this Agreement and the other Credit Documents, the payment of costs and expenses associated herewith and therewith and all other related transactions contemplated to occur in connection herewith or therewith.

          "Transaction Documents" means the Recapitalization Documents, the
           ---------------------
Senior Subordinated Note Documents and the Credit Documents, collectively, and "Transaction Document" means any one of them.
 --------------------

          "Type" has the meaning set forth in Section 1.04.
           ----                               ------------

          "United States" means the United States of America, including the
           -------------
States and the District of Columbia, but excluding its territories and possessions.

          "Unused Revolving Commitment Amount" means, for any period, the amount
           ----------------------------------
by which (i) the then applicable Revolving Committed Amount exceeds (ii) the daily average sum for such period of (A) the aggregate principal amount of all outstanding Revolving Loans plus (B) the aggregate amount of all outstanding LOC Obligations.

          "Vessel" and "Vessels" means each vessel and, collectively all
           ------       -------
vessels, owned by the Borrower or one or more of its Subsidiaries and identified on Schedule 5.25 and all vessels thereafter acquired.
   -------------

          "Vessel Mortgage" means any mortgage on the Vessels that is granted
           ---------------
pursuant to this Agreement substantially in the form of Exhibit F-6 hereto, as
                                                        -----------
each such mortgage may be amended, supplemented or modified from time to time.

          "Vessel Mortgage Documents" means, with respect to each Vessel, the
           -------------------------
items specified in Section 4.01(j).
                   ---------------

          "Vessel Owning Companies" means American Seafoods Company LLC,
           -----------------------
American Challenger LLC, American Dynasty LLC, American Triumph LLC, Ocean Rover LLC, Northern Eagle LLC, Northern Hawk LLC, Northern Jaeger LLC and Katie Ann LLC, each a Delaware limited liability company, and their respective successors.

          "Vessel Permitted Liens" means any of the following to the extent
           ----------------------
incurred and, from time to time discharged, in the ordinary course of business of the Consolidated Parties: (i) liens for crew wages (including without limitation wages of the master of a Vessel); (ii) liens for general average and salvage; (iii) liens for necessaries provided to a Vessel; (iv) liens for damages arising from maritime torts, (v) liens arising by operation of law in the ordinary course of business in operating, maintaining or repairing a Vessel and (vi) Liens described on Schedule 1.01E.
                            --------------

          "Voting Securities" means, with respect to any Person, securities or
           -----------------
other ownership interests having by the terms thereof ordinary voting power to elect a majority of the board of directors or other persons performing similar functions of such Person (irrespective of whether or not at the time securities or other ownership interests of any other class or classes of such Person shall have or might have voting power by reason of the happening of any contingency).

          "Wholly-Owned Subsidiary" means, with respect to any Person at any
           -----------------------
date, any Subsidiary of such Person all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by such Person.

          Section 1.02 Computation of Time Periods and other Definitional
                       --------------------------------------------------
Provisions. The definitions in Section 1.01 shall apply equally to both the
----------                     ------------
singular and plural forms of the terms defined. For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in this Agreement to Articles, Sections, Schedules, Appendices or Exhibits shall be to Articles, Sections, Schedules, Appendices or Exhibits of or to this Agreement unless otherwise specifically provided. All references to time herein shall be references to Eastern Standard time or Eastern Daylight time, as the case may be, unless specified otherwise.

          Section 1.03 Accounting Terms and Determinations. Except as otherwise
                       -----------------------------------
expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared in accordance with GAAP, applied on a consistent basis, as in effect at the time of such preparation. All financial statements delivered to the Lenders hereunder shall be accompanied by a statement from the Borrower that GAAP has not changed since the most recent financial statements delivered by the Borrower to the Lenders or if GAAP has changed describing such changes in detail and explaining how such changes affect the financial statements. All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to Section 6.01 (or, prior to the delivery of the
                                 ------------
first financial statements pursuant to Section 6.01, consistent with the
                                       ------------
financial statements described in Section 5.01(a)); provided, however, if (i)
                                  ---------------   --------  -------
the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (ii) either the Administrative Agent or the Required Lenders shall so object in writing within 60 days after delivery of such financial statements (or after the Lenders have been informed of the change in GAAP affecting such financial statements, if later), then such calculations shall be made on a basis consistent with the most recent financial statements delivered by the Borrower to the Lenders as to which no such objection shall have been made. Notwithstanding the above or the terms of any definition in Section 1.01, the parties hereto acknowledge and agree that, for
              ------------
purposes of all calculations made in connection with the financial covenants set forth in Section 7.18 (including without limitation for purposes of the
         ------------
definitions of "Applicable Percentage" and "Pro Forma Basis" set forth in
Section 1.01) after consummation of (i) any merger or consolidation referred to
------------
in Section 7.04 or (ii) any Permitted Acquisition referred to in Section
   ------------                                                  -------
7.06(a)(xiv) or in clause (v) of the definition of "Permitted Acquisition" set
------------       ----------
forth in Section 1.01 (any such event referred to in the immediately forgoing
         ------------
clauses (i) or (ii) being herein referred to as a "transaction"), (A) any Debt
-----------    ----                                -----------
incurred or assumed by the Borrower or any of its Subsidiaries in connection with such transaction (or any other transaction which occurred during the relevant four fiscal quarter period) shall be deemed to have been incurred as of the first day of the relevant four fiscal-quarter period, (B) if such Debt has a floating or formula rate, then the rate of interest for such Debt for the applicable period for purposes of the calculations contemplated by this definition shall be determined by utilizing the rate which is or would be in effect with respect to such Debt as at the relevant date of such calculations and (C) income statement items (whether positive or negative) attributable to all property acquired in such transaction or to the Investment comprising such transaction, as applicable, shall be included as if such transaction has occurred as of the first day of the relevant four-fiscal-quarter period.

          Section 1.04 Classes and Types of Borrowings. The term "Borrowing"
                       -------------------------------            ---------
denotes the aggregation of Loans of one or more Lenders to be made to the Borrower pursuant to Article II on the same date, all of which Loans are of the
                     ----------
same Class and Type (subject to Section 3.09) and, except in the case of Base
                                ------------
Rate Loans, have the same initial Interest Period. Loans hereunder are distinguished by "Class" and "Type". The "Class" of a Loan (or of a Commitment
                                          -----
to make such a Loan or of a Borrowing comprised of such Loans) refers to whether such Loan is a Revolving Loan, Tranche A Term Loan,

Tranche B Term Loan or Swingline Loan. The "Type" of a Loan refers to whether
                                            ----
such Loan is a Eurodollar Loan or a Base Rate Loan. Identification of a Loan (or a Borrowing) by both Class and Type (e.g., a "Tranche A Eurodollar Loan") indicates that such Loan is a Loan of both such Class and such Type (e.g., both a Tranche A Term Loan and a Eurodollar Loan) or that such Borrowing is comprised of such Loans.

                                   ARTICLE II
                             THE CREDIT FACILITIES

          Section 2.01 Revolving Loans.
                       ---------------

          (a) Revolving Commitments. Subject to the terms and conditions set
              ---------------------
forth herein, each Revolving Lender severally agrees to make Revolving Loans to the Borrower, in Dollars, at any time and from time to time during the period from and including the Effective Date to but not including the Revolving Termination Date (or such earlier date if the Revolving Committed Amount has been terminated as provided herein); provided, however, that (i) the sum of the
                                     --------  -------
aggregate principal amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding plus the aggregate principal amount of Swingline Loans outstanding (collectively, the "Revolving Outstandings") shall
                                                ----------------------
not exceed the Revolving Committed Amount and (ii) with respect to each individual Lender, such Lender's outstanding Revolving Loans plus such Lender's Participation Interests in outstanding LOC Obligations plus (other than the Swingline Lender) such Lender's Participation Interests in Swingline Loans outstanding shall not exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount. Each Revolving Borrowing shall be in an aggregate principal amount of $2,000,000 or any larger integral multiple of $500,000 (except that any such Borrowing may be in the amount of the unused Revolving Committed Amount and shall be made from the Revolving Lenders ratably in the proportions that their respective Revolving Commitment Percentages bear to the aggregate principal amount of each Revolving Borrowing). Revolving Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request, and may be repaid and reborrowed in accordance with the provisions hereof, provided, however, that the Revolving Loans outstanding
                       --------  -------
at any time shall consist of no more than eight separate Groups of Eurodollar Loans. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Groups of Eurodollar Loans, even if they begin on the same date, although Eurodollar Loans of any Class may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new Group of Eurodollar Loans of such Class with the same Interest Period.

          (b) Method of Borrowing for Revolving Loans. (i) By no later than
              ---------------------------------------
12:00 noon (local time in Charlotte, North Carolina) on the Business Day prior to date of the requested borrowing of Revolving Loans that will be Base Rate Loans or (ii) no later than 1:00 P.M. (local time in Charlotte, North Carolina) on the fourth Business Day prior to the date of the requested borrowing of Revolving Loans that will be Eurodollar Loans, the Borrower shall telephone the Administrative Agent as well as submit a written Notice of Borrowing in the form of Exhibit A-1 to the Administrative Agent setting forth (A) the aggregate
   -----------
principal amount of Revolving Loans requested, (B) whether such Revolving Loans shall accrue interest at the Adjusted Base Rate or the Adjusted Eurodollar Rate,
(C) with respect to Revolving Loans that will be Eurodollar Loans, the initial Interest Period applicable thereto (which shall be subject to the definition of Interest Period) and (D) certification that the Borrower has complied in all respects with Section 4.02. If the Borrower shall fail to specify (x) an
              ------------
Interest Period in the case of a Eurodollar Loan, then such Eurodollar Loan shall be deemed to have an Interest Period of one month, or (y) the type of Revolving Loan requested, then such Revolving Loan shall be deemed to be a Base Rate Loan. All Revolving Loans on the Effective Date shall be Base Rate Loans unless the Borrower delivers to the Administrative Agent at least three Business Days prior to the Effective Date a funding indemnity letter in form and substance reasonably satisfactory to the Administrative Agent. Thereafter, all or any
portion of the Revolving Loans may be converted into Eurodollar Loans in accordance with the terms of Section 3.01(c) and the definition of "Interest
                             ---------------
Period" set forth in Section 1.01.
                     ------------

          (c) Funding of Revolving Loans. Upon receipt of a Notice of Borrowing,
              --------------------------
the Administrative Agent shall promptly inform each Revolving Lender as to the terms thereof. Each Revolving Lender shall make its Revolving Loan Commitment Percentage of the requested Revolving Borrowing available to the Administrative Agent by 3:00 P.M. (local time in Charlotte, North Carolina) on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. Unless the Administrative Agent determines that any applicable condition set forth in Article IV has not been
                                                      ----------
satisfied, the Administrative Agent shall (i) apply any funds received in respect of a Mandatory LOC Borrowing pursuant to Section 2.02(e) to reimburse
                                                 ---------------
the applicable Issuing Lender for outstanding LOC Obligations, (ii) apply any funds received in respect of outstanding Swingline Loans pursuant to Section
                                                                     -------
2.05(c) to repay Swingline Loans and (iii) make the remainder of the funds so
-------
received available to the Borrower by crediting the account of the Borrower on the books of such office of the Administrative Agent.

          No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Revolving Loans hereunder; provided, however,
                                                            --------  -------
that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any Revolving Borrowing that such Lender does not intend to make available to the Administrative Agent its portion of the Revolving Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Revolving Borrowing, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be entitled to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Revolving Loan pursuant to the Notice of Borrowing and (ii) from a Lender at the Federal Funds Rate if paid within two Business Days of the date of drawing, and thereafter at a rate equal to the Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Revolving Loan included in such Borrowing for purposes of this Agreement.

          (d) Revolving Notes. Subject to Section 2.05, the Revolving Loans made
              ---------------             ------------
by each Lender shall be evidenced by a single duly executed promissory note of the Borrower to each applicable Lender in the face amount of its Revolving Loan Commitment Percentage of the Revolving Committed Amount and in substantially the form of Exhibit B-1 hereto.
        -----------

          (e) Maturity of Revolving Loans.

               (i) The Revolving Loans shall mature on the Revolving Termination Date, and any Revolving Loans, Swingline Loans and LOC Obligations then outstanding (together with accrued interest thereon and fees in respect thereof) shall be due and payable on such date.

               (ii) If on any date the aggregate Revolving Outstandings exceed the Revolving Committed Amount, the Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), on such date an aggregate principal amount of Swingline Loans equal to such excess. If the outstanding Swingline Loans have been repaid in full, the Borrower shall prepay, and there shall become due and payable (together with accrued interest thereon), Revolving Loans in such amounts as are necessary so that, after giving effect to the repayment of the Swingline Loans and the repayment of Revolving Loans, the aggregate Revolving Outstandings do not exceed the Revolving Committed Amount.

               (iii) If the outstanding Revolving Loans and Swingline Loans have been repaid in full, the Borrower shall cash collateralize LOC Obligations by depositing in the LOC Cash Collateral Account such amounts as are necessary so that, after giving effect to the repayment of Swingline Loans and Revolving Loans and the cash collateralization of LOC Obligations pursuant to this subsection, the aggregate amount of Revolving Outstandings do not exceed the Revolving Committed Amount. In determining the aggregate Revolving Outstandings for purposes of this clause (iii), LOC Obligations
                                                 ------------
     shall be reduced to the extent that they are cash collateralized as contemplated by this clause (iii).
                          ------------

Each prepayment of Revolving Loans required pursuant to this subsection (e)
                                                             --------------
shall be applied ratably among outstanding Revolving Loans based on the respective amounts of principal then outstanding. Each cash collateralization of LOC Obligations required by this subsection (e) shall be applied ratably among
                                 --------------
LOC Obligations based on the respective amounts thereof then outstanding.

          Section 2.02 Letter of Credit Subfacility.

          (a) Issuance and Continuation.

               (i) Issuance. Subject to the terms and conditions hereof and of
                   --------
     the LOC Documents, if any, and any other terms and conditions which an Issuing Lender may reasonably require (so long as such terms and conditions do not impose any financial obligation on or require any Lien (not otherwise contemplated by this Agreement) to be given by a Credit Party or conflict with any obligation of, or detract from any action which may be taken by the Credit Parties or their Subsidiaries under this Agreement), each Issuing Lender shall from time to time upon request issue, in Dollars, and the LOC Participants shall participate in, letters of credit (the "Letters of Credit") for the account of the Borrower or any of its
      -----------------
     Subsidiaries, from the Effective Date until the Revolving Termination Date, in a form reasonably acceptable to the Issuing Lender; provided, however,
                                                            --------  -------
     that (i) the aggregate amount of LOC Obligations shall not at any time exceed $30,000,000 (the "LOC Committed Amount"), (ii) the aggregate amount
                              --------------------
     of the Revolving Outstandings shall not exceed the Revolving Committed Amount and (iii) with respect to each individual LOC Participant, the LOC Participant's outstanding Revolving Loans plus its Participation Interests in outstanding LOC Obligations plus its (other than the Swingline Lender) Participation Interests in outstanding Swingline Loans shall not exceed such LOC Participant's Revolving Commitment Percentage of the Revolving Committed Amount. The issuance and expiry date of each Letter of Credit shall be a Business Day. Except as otherwise expressly agreed upon by all the LOC Participants, no Letter of Credit shall have an original expiry date more than one year from the date of issuance, or as extended, shall have an expiry date extending beyond the Revolving Termination Date. Each Letter of Credit shall be either (x) a standby letter of credit issued to support the obligations (including pension or insurance obligations), contingent or otherwise, of the Borrower or any of its Subsidiaries, or (y) a commercial letter of credit in respect of the purchase of goods or services by the Borrower or any of its Subsidiaries in the ordinary course of business; it being understood that any Letter of Credit issued on behalf of a Foreign Subsidiary must be permitted by the terms of
     Section 7.06. Each Letter of Credit shall comply with the related LOC
     ------------
     Documents.

               (ii) Continuation. On the Effective Date, each Issuing Lender
                    ------------
     that has issued an Existing Letter of Credit shall be deemed, without further action by any party hereto, to have sold to each Revolving Lender, and each such Revolving Lender shall be deemed, without further action by any party hereto, to have purchased from each such Issuing Lender, without recourse or warranty, an undivided participation interest in its Revolving Commitment Percentage of such Existing Letter of Credit and the related LOC Outstandings (although any fronting fee payable under Section 3.05(b)(iii)
                                                           --------------------
     shall be payable directly to the Administrative Agent for the accounting of each applicable Issuing Lender, and the Lenders (other than such Issuing Lender) shall have no right to receive any portion of such fronting fee) and any security therefor or guaranty pertaining thereto. On and after the Effective Date, each Existing Letter of Credit shall constitute a Letter of Credit for all purposes hereof.

          (b) Notice and Reports. The request for the issuance of a Letter of
              ------------------
Credit (the "Letter of Credit Request") shall be submitted to the Issuing Lender
             ------------------------
in the form of Exhibit A-3 at least three Business Days prior to the requested
               -----------
date of issuance or such shorter period as agreed to in writing by the Issuing Lender. The Issuing Lender will, at least quarterly and more frequently upon request, provide to the Administrative Agent for dissemination to the Revolving Lenders a detailed report specifying the Letters of Credit which are then issued and outstanding and any activity with respect thereto which may have occurred since the date of the prior report, and including therein, among other things, the account party, the beneficiary, the face amount, and the expiry date as well as any payments or expirations which may have occurred. The Issuing Lender will further provide to the Administrative Agent, promptly upon request, copies of the Letters of Credit.

          (c) Participations. Each LOC Participant, upon issuance of a Letter of
              --------------
Credit, shall be deemed to have purchased without recourse a risk participation from the Issuing Lender in such Letter of Credit and the obligations arising thereunder and any collateral relating thereto, in each case in an amount equal to its Revolving Commitment Percentage of the obligations under such Letter of Credit, and shall absolutely, unconditionally and irrevocably assume, as primary obligor and not as surety, and be obligated to pay to the Issuing Lender therefor and discharge when due, its Revolving Commitment Percentage of the obligations arising under such Letter of Credit. Without limiting the scope and nature of each LOC Participant's participation in any Letter of Credit, to the extent that the Issuing Lender has not been reimbursed as required hereunder or under any such Letter of Credit, each such LOC Participant shall pay to the Issuing Lender its Revolving Commitment Percentage of such unreimbursed drawing in same day funds on the day of notification by the Issuing Lender of an unreimbursed drawing pursuant to the provisions of subsection (d) hereof. The
                                                   --------------
obligation of each LOC Participant to so reimburse the Issuing Lender shall be absolute and unconditional and shall not be affected by the occurrence of a Default, an Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of the Borrower or any other Credit Party to reimburse the Issuing Lender under any Letter of Credit, together with interest as hereinafter provided.

          (d) Reimbursement. In the event of any drawing under any Letter of
              -------------
Credit, the Issuing Lender will promptly notify the Borrower. Unless the Borrower shall immediately notify the Issuing Lender of its intent to otherwise reimburse the Issuing Lender, the Borrower shall be deemed to have requested a Revolving Loan at the Adjusted Base Rate in the amount of the drawing as provided in subsection (e) hereof, the proceeds of which will be used to satisfy
            --------------
the reimbursement obligations. The Borrower shall be irrevocably and unconditionally obligated forthwith to reimburse the Issuing Lender for any amounts paid by such Issuing Lender upon any drawing under any Letter of Credit, together with any and all reasonable charges and expenses which the Issuing Lender may pay or incur relative to such drawing and interest on the amount drawn at the rate applicable to Revolving Base Rate Loans for each day from and including the date such amount is drawn to but excluding the date such reimbursement payment is due and payable. Such reimbursement payment shall be due and payable (i) at or before 1:00 P.M. (local time in Charlotte, North Carolina) on such date the Issuing Lender notifies the Borrower of such drawing, if such notice is given at or 10:00 A.M. (local time in Charlotte, North Carolina) on such date or (ii) otherwise at or before 1:00 P.M. (local time in Charlotte, North Carolina) on the next succeeding Business Day; provided, that no payment otherwise required
                                  --------
by this sentence to be made by the Borrower at or before 1:00 P.M. (local time in Charlotte, North Carolina) on any day shall be overdue hereunder if arrangements for such payment (including, without limitation, reimbursement with the proceeds of a Revolving Borrowing pursuant to subsection (e) below)
                                                  --------------
satisfactory to the Issuing Lender have been made by the Borrower at or before 1:00 P.M. (local time in Charlotte, North Carolina) on such day and payment is actually made not later than 1:00 P.M. (local time in Charlotte, North Carolina) on such day. In addition, the Borrower agrees to pay to the Issuing Lender interest, payable on demand, on any and all amounts not paid by the Borrower to the Issuing Lender when due under this subsection (d), for each day from and
                                       --------------
including the date when such amount becomes due to but excluding the date such amount is paid in full, whether before or after judgment, at a rate per annum equal to the sum of 2% plus the rate applicable to Revolving Base Rate Loans for such day. Each payment to be made by the Borrower to the Issuing Lender pursuant to this subsection (d) shall be made to the Issuing Lender in Federal or other
        --------------
funds immediately available to it at its address referred to in Section 10.01.
                                                                -------------
The Borrower's reimbursement obligations hereunder shall be absolute and unconditional under all circumstances irrespective of (but without waiver of) any rights of set-off, counterclaim or defense to payment that the applicable account party or the Borrower may claim or have against the Issuing Lender, the Agents, the Lenders, the beneficiary of the Letter of Credit drawn upon or any other Person, including without limitation, any defense based on any failure of the applicable account party, the Borrower or any other Credit Party to receive consideration or the legality, validity, regularity or unenforceability of the Letter of Credit. The Issuing Lender will promptly notify the LOC Participants of the amount of any unreimbursed drawing and each LOC Participant shall promptly pay to the Administrative Agent for the account of the Issuing Lender, in Dollars and in immediately available funds, the amount of such LOC Participant's Revolving Commitment Percentage of such unreimbursed drawing. Such payment shall be made on the day such notice is received by such Lender from the Issuing Lender if such notice is received at or before 3:00 P.M. (local time in Charlotte, North Carolina); otherwise such payment shall be made at or before 1:00 P.M. (local time in Charlotte, North Carolina) on the Business Day next succeeding the day such notice is received. If such LOC Participant does not pay such amount to the Issuing Lender in full upon such request, such LOC Participant shall, on demand, pay to the Administrative Agent for the account of the Issuing Lender interest on the unpaid amount during the period from the date the LOC Participant received the notice regarding the unreimbursed drawing until such LOC Participant pays such amount to the Issuing Lender in full at a rate per annum equal to, if paid within two Business Days of the date of drawing, the Federal Funds Rate and thereafter at a rate equal to the Base Rate. Each LOC Participant's obligation to make such payment to the Issuing Lender, and the right of the Issuing Lender to receive the same, shall be absolute and unconditional, shall not be affected by any circumstance whatsoever and without regard to the termination of this Agreement or the Commitments hereunder, the existence of a Default or an Event of Default or the acceleration of the obligations hereunder and shall be made without any offset, abatement, withholding or reduction whatsoever. Simultaneously with the making of each such payment by a LOC Participant to the Issuing Lender, such LOC Participant shall, automatically and without any further action on the part of the Issuing Lender or such LOC Participant, acquire a participation in an amount equal to such payment (excluding the portion of such payment constituting interest owing to the Issuing Lender) in the related unreimbursed drawing portion of the LOC Obligation and in the interest thereon and in the related LOC Documents, and shall have a claim against the Borrower and the other Credit Parties with respect thereto.

          (e) Repayment with Revolving Loans. On any day on which the Borrower
              ------------------------------
shall have requested, or been deemed to have requested pursuant to Section
                                                                   -------
2.02(d), a Revolving Borrowing to reimburse a drawing under a Letter of Credit,
-------
the Administrative Agent shall give notice to the applicable Lenders that a Revolving Borrowing has been requested or deemed requested in connection with a drawing under a Letter of Credit, in which case a Revolving Borrowing comprised solely of Base Rate Loans (each such borrowing, a "Mandatory LOC Borrowing")
                                                   -----------------------
shall be immediately made from all Revolving Lenders (without giving effect to any termination of the Commitments pursuant to Section 8.02 or otherwise) pro
                                               ------------
rata based on each Lender's respective Revolving Commitment Percentage and the proceeds thereof shall be paid directly to the Issuing Lender for application to the respective LOC Obligations. Each Revolving Lender hereby irrevocably agrees to make such Revolving Loans immediately upon any such request or deemed request on account of each such Mandatory LOC Borrowing in the amount and in the manner specified in the preceding sentence and on the same such date notwithstanding
(i) the amount of Mandatory LOC Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (ii) whether any conditions specified in Section 4.02 are then satisfied, (iii) whether a Default
                        ------------
or Event of Default then exists, (iv) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required hereunder,
(v) the date of such Mandatory LOC Borrowing or (vi) any reduction in the Revolving Committed Amount or any termination of the Commitments. In the event that any Mandatory LOC Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code with respect to the Borrower or any other Credit Party), then each such Lender hereby agrees that it shall forthwith fund (as of the date the Mandatory LOC Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrower on or after such date and prior to such purchase) its Participation Interest in the outstanding LOC Obligations; provided, further, that in the event any Lender
                             --------
shall fail to fund its Participation Interest on the day the Mandatory LOC Borrowing would otherwise have occurred, then the amount of such Lender's unfunded Participation Interest therein shall bear interest payable to the Issuing Lender upon demand, at the rate equal to, if paid within two Business Days of such date, the Federal Funds Rate, and thereafter at a rate equal to the Base Rate.

          (f) Designation of Subsidiaries as Account Parties. Notwithstanding
              ----------------------------------------------
anything to the contrary set forth in this Agreement, a Letter of Credit issued hereunder may contain a statement to the effect that such Letter of Credit is issued for the account of a Subsidiary of the Borrower; provided, that
                                                        --------
notwithstanding such statement, the Borrower shall be the actual account party for all purposes of this Credit Agreement for such Letter of Credit and such statement shall not affect the Borrower's reimbursement obligations hereunder with respect to such Letter of Credit.

          (g) Modification and Extension. The issuance of any supplement,
              --------------------------
modification, amendment, renewal, or extensions to any Letter of Credit shall, for purposes hereof, be treated in all respects the same as the issuance of a new Letter of Credit hereunder.

          (h) Uniform Customs and Practices. Letters of Credit shall be governed
              -----------------------------
by, and construed in accordance with, applicable laws as provided in Section
                                                                     -------
10.11.
------

          (i) Responsibility of Issuing Lender. It is expressly understood and
              --------------------------------
agreed that the obligations of the Issuing Lender hereunder to the LOC Participants are only those expressly set forth in this Agreement and that the Issuing Lender shall be entitled to assume that the conditions precedent set forth in Section 4.02 have been satisfied unless it shall have acquired actual
         ------------
knowledge that any such condition precedent has not been satisfied; provided,
                                                                    --------
however, that nothing set forth in this Section 2.02 shall be deemed to
-------                                 ------------
prejudice the right of any LOC Participant to recover from the Issuing Lender any amounts made available by such LOC Participant to the Issuing Lender pursuant to this Section 2.02 in
                 ------------
the event that it is determined by a court of competent jurisdiction that the payment with respect to a Letter of Credit constituted gross negligence or willful misconduct on the part of the Issuing Lender.

          (j) Conflict with LOC Documents. In the event of any conflict between
              ---------------------------
this Agreement and any LOC Document, this Agreement shall govern.

          (k) Indemnification of Issuing Lender.

               (i) In addition to their other obligations under this Agreement, the Credit Parties hereby agree to protect, indemnify, pay and save the Issuing Lender harmless from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable attorneys' fees) that the Issuing Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit or (B) the failure of the Issuing Lender to honor a drawing under a Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority (all such acts or omissions, herein called "Government Acts").
      ---------------

               (ii) As between the Credit Parties and the Issuing Lender, the Credit Parties shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuing Lender shall not be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to comply fully with conditions required in order to draw upon a Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any documents required in order to make a drawing under a Letter of Credit or of the proceeds thereof; and (G) any consequences arising from causes beyond the control of the Issuing Lender, including, without limitation, any Government Acts. None of the above shall affect, impair, or prevent the vesting of the Issuing Lender's rights or powers hereunder.

               (iii) In furtherance and extension and not in limitation of the specific provisions hereinabove set forth, any action taken or omitted by the Issuing Lender, under or in connection with any Letter of Credit or the related certificates, if taken or omitted in good faith, shall not put the Issuing Lender under any resulting liability to the Borrower or any other Credit Party. It is the intention of the parties that this Agreement shall be construed and applied to protect and indemnify the Issuing Lender against any and all risks involved in the issuance of the Letters of Credit, all of which risks are hereby assumed by the Credit Parties, including, without limitation, any and all risks of the acts or omissions, whether rightful or wrongful, of any present or future Government Acts. The Issuing Lender shall not, in any way, be liable for any failure by the Issuing Lender or anyone else to pay any drawing under any Letter of Credit as a result of any Government Acts or any other cause beyond the control of the Issuing Lender.

               (iv) Nothing in this subsection (k) is intended to limit the
                                    --------------
     reimbursement obligation of the Borrower contained in this Section 2.02.
                                                                -------------
     The obligations of the Borrower under this subsection (k) shall survive the
                                                --------------
     termination of this Agreement. No act or omission of any current or prior beneficiary of a Letter of Credit shall in any way affect or impair the rights of the Issuing Lender to enforce any right, power or benefit under this Agreement.

               (v) Notwithstanding anything to the contrary contained in this subsection (k), the Borrower shall have no obligation to indemnify the
     --------------
     Issuing Lender in respect of any liability incurred by the Issuing Lender arising solely out of the (A) gross negligence or willful misconduct of the Issuing Lender, as determined by a court of competent jurisdiction or (B) the wrongful dishonor resulting from the gross negligence or willful misconduct of the Issuing Lender of a proper demand for payment under any Letter of Credit issued by it. Nothing in this Agreement shall relieve the Issuing Lender of any liability to the Borrower in respect of any action taken by the Issuing Lender which action constitutes gross negligence or willful misconduct of the Issuing Lender or a violation of the UCP or Uniform Commercial Code as applicable), as determined by a court of competent jurisdiction.

          (l) Cash Collateral. If the Borrower is required pursuant to the terms
              ---------------
of this Agreement or any other Credit Document to cash collateralize any LOC Obligations, the Borrower shall deposit in an account (which may be the LOC Cash Collateral Account) with the Collateral Agent an amount in cash equal to 100%
of such LOC Obligations. Such deposit shall be held by the Collateral Agent as collateral for the payment and performance of the LOC Obligations. The Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. The Collateral Agent will, at the request of the Borrower, invest amounts deposited in such account in Cash Equivalents; provided, however, that (i) amounts deposited in such account in
             --------  -------
connection with any prepayment of Eurodollar Loans of any Class shall be invested in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Loans of such Class to be prepaid, (ii) the Collateral Agent shall not be required to make any investment that, in its sole judgment, would require or cause the Collateral Agent to be in, or would result in any, violation of any law, statute, rule or regulation, (iii) such Cash Equivalents shall be subjected to a first priority perfected security interest in favor of the Collateral Agent and (iv) if an Event of Default shall have occurred and be continuing, the selection of such Cash Equivalents shall be in the sole discretion of the Collateral Agent. The Borrower shall indemnify the Collateral Agent for any losses relating to such investments in Cash Equivalents. Other than any interest or profits earned on such investments, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Collateral Agent to reimburse the Issuing Lender immediately for drawings under Letters of Credit and, if the maturity of the Loans has been accelerated, to satisfy the LOC Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 3.03(b)(i), such amount (to the extent
                                 ------------------
not applied as aforesaid) shall be returned to the Borrower upon demand; provided that, after giving effect to such return, (i) the sum of the aggregate
--------
amount of outstanding LOC Obligations, plus the aggregate principal amount of outstanding Revolving Loans, plus the aggregate principal amount of outstanding Swingline Loans would not exceed the aggregate Revolving Committed Amount and
(ii) no Default or Event of Default shall have occurred and be continuing. If the Borrower is required to deposit an amount of cash collateral hereunder pursuant to Section 3.03(b)(ii), (iii), (iv), or (v), interest or profits
            -------------------  -----  ----     ---
thereon (to the extent not applied as aforesaid) shall be returned to the Borrower after the full amount of such deposit has been applied by the Collateral Agent to reimburse the Issuing Lender for drawings under Letters of Credit. The Borrower hereby pledges and assigns to the Collateral Agent, for its benefit and the benefit of the Lenders, the cash collateral account established hereunder (and all monies and investments held therein) to secure the Credit Obligations.

          Section 2.03 Tranche A Term Loans.
                       --------------------

          (a) Tranche A Term Loan Commitments. Subject to the terms and
              -------------------------------
conditions set forth herein, each Lender severally agrees, on the Effective Date, to make Tranche A Term Loans to the Borrower, in Dollars, in an aggregate amount equal to such Lender's Tranche A Term Loan Commitment Percentage, if any, of the Tranche A Term Loan Committed Amount; provided that the aggregate amount
                                             --------
of the Tranche A Term Loan Borrowings made on the Effective Date shall not exceed the applicable Tranche A Term Loan Committed Amount. Tranche A Term Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the applicable Borrower may request; provided, however, that the Term Loans
                                     --------  -------
outstanding at any time shall consist of not more than six separate Groups of Eurodollar Loans. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Groups of Eurodollar Loans, even if they begin on the same date, although borrowings of Eurodollar Loans of any Class may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new Group of Eurodollar Loans of such Class with the same Interest Period. Amounts repaid on Tranche A Term Loans may not be reborrowed.

          (b) Notice of Borrowing. The Borrower shall submit an appropriate
              -------------------
Notice of Borrowing to the Administrative Agent not later than 12:00 noon (local time in Charlotte, North Carolina) on the Effective Date, with respect to the portion of the Tranche A Term Loans initially consisting of Base Rate Loans, or 1:00 P.M. (local time in Charlotte, North Carolina) on the third Business Day prior to the Effective Date, with respect to the portion of the Tranche A Term Loans initially consisting of one or more Eurodollar Loans, which Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of Tranche A Term Loans is requested and (ii) whether the funding of Tranche A Term Loans shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the initial Interest Period applicable thereto (which shall be subject to the definition of "Interest Period"). If the Borrower shall fail to deliver a Notice of Borrowing to the Administrative Agent by 1:00 P.M. (local time in Charlotte, North Carolina) on the third Business Day prior to the Effective Date, then the full amount of the Tranche A Term Loans shall be disbursed on the Effective Date as Base Rate Loans. Thereafter, all or any portion of the Tranche A Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section 3.01(c)
                                                                ---------------
and the definition of "Interest Period".

          (c) Funding of Term Loans. On the Effective Date, each applicable
              ---------------------
Lender will make its Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. Unless the Administrative Agent determines that any applicable condition set forth in
Article IV has not been satisfied, the Administrative Agent shall make the
----------
amount of the funds so received available to the Borrower by crediting the account of the Borrower on the books of such office of the Administrative Agent.

          No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Tranche A Term Loan hereunder; provided,
                                                                  --------
however, that the failure of any Lender to fulfill its obligations hereunder
-------
shall not relieve any other Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Agreement (whether an original or via telecopy) from a Lender, the Administrative Agent may assume that such Lender has made or will make the amount of its Tranche A Term Loans available to the Administrative Agent on the Effective Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the applicable Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower, the applicable rate for such Tranche A Term Loan and (ii) from a Lender, the Federal Funds Rate if paid within two Business Days of the date of drawing and thereafter at a rate equal to the Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Tranche A Term Loan included in the Tranche A Term Borrowing for purposes of this Agreement.

          (d) Interest on Tranche A Term Loans. Subject to Section 3.01(a),
              --------------------------------             ---------------
Tranche A Term Loans shall, at the option of the Borrower and except as otherwise provided herein, be incurred and maintained as, or converted into, one or more Base Rate Loans or Eurodollar Loans. During such period as the Tranche A Term Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a rate per annum equal to the Adjusted Base Rate. During such period as the Tranche A Term Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a rate per annum equal to the Adjusted Eurodollar Rate. Interest on the Tranche A Term Loans shall be payable in arrears on each applicable Interest Payment Date (and at such other times as may be specified herein).

          (e) Amortization of Tranche A Term Loans. On each Principal
              ------------------------------------
Amortization Payment Date set forth below, the Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), the aggregate principal amount of Tranche A Term Loans set forth below opposite such date, and the Tranche A Term Loans of each Lender shall be ratably repaid; provided, that in any event all amounts shall be due and payable on the Tranche
--------
A Term Loan Maturity Date:

------------------------------------------------
 TRANCHE A TERM LOAN       TRANCHE A TERM LOAN
PRINCIPAL AMORTIZATION    PRINCIPAL AMORTIZATION
    PAYMENT DATES                PAYMENT
------------------------------------------------
  September 30, 2002            $ 3,000,000
------------------------------------------------
  December 31, 2002             $ 3,000,000
------------------------------------------------
  March 31, 2003                $ 3,000,000
------------------------------------------------
  June 30, 2003                 $ 3,250,000
------------------------------------------------
  September 30, 2003            $ 3,250,000
------------------------------------------------
  December 31, 2003             $ 3,250,000
------------------------------------------------
  March 31, 2004                $ 3,250,000
------------------------------------------------
  June 30, 2004                 $ 4,000,000
------------------------------------------------
  September 30, 2004            $ 4,000,000
------------------------------------------------
  December 31, 2004             $ 4,000,000
------------------------------------------------
  March 31, 2005                $ 4,000,000
------------------------------------------------
  June 30, 2005                 $ 4,500,000
------------------------------------------------
  September 30, 2005            $ 4,500,000
------------------------------------------------
  December 31, 2005             $ 4,500,000
------------------------------------------------
  March 31, 2006                $ 4,500,000
------------------------------------------------
  June 30, 2006                 $ 5,500,000
------------------------------------------------
  September 30, 2006            $ 5,500,000
------------------------------------------------
  December 31, 2006             $ 5,500,000
------------------------------------------------
  March 31, 2007                $ 5,500,000
------------------------------------------------
  June 30,2007                  $ 6,000,000
------------------------------------------------
  September 30, 2007            $ 6,000,000
------------------------------------------------
  TOTAL                         $90,000,000
------------------------------------------------

          (f) Tranche A Term Loan Notes. Subject to Section 2.06, the Tranche A
              -------------------------             ------------
Term Loans of the applicable Class made by each Lender shall be evidenced by a single duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche A Term Loan Commitment Percentage of the Tranche A Term Loan Committed Amount and substantially in the form of Exhibit B-2 hereto.
        -----------

          Section 2.04 Tranche B Term Loans.
                       --------------------

          (a) Tranche B Term Loan Commitments. Subject to the terms and
              -------------------------------
conditions set forth herein, each Lender severally agrees, on the Effective Date, to make a term loan (collectively, the "Tranche B Term Loans") to the
                                              --------------------
Borrower, in Dollars, in an aggregate amount equal to such Lender's Tranche B Term Loan Commitment Percentage, if any, of the applicable Tranche B Term Loan Committed Amount; provided that the aggregate amount of the Tranche B Term Loan
                  --------
Borrowings made on the Effective Date shall not exceed the Tranche B Term Loan Committed Amount. Tranche B Term Loans may consist of Base Rate Loans or Eurodollar Loans, or a combination thereof, as the Borrower may request; provided, however, that the Term Loans outstanding at any time shall consist of
--------  -------
not more than six separate Groups of Eurodollar Loans. For purposes hereof, Eurodollar Loans with different Interest Periods shall be considered as separate Groups of Eurodollar Loans, even if they begin on the same date, although borrowings of Eurodollar Loans of any Class may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new Group of Eurodollar Loans of such Class with the same Interest Period. Amounts repaid on Tranche B Term Loans may not be reborrowed.

          (b) Notice of Borrowing. The Borrower shall submit an appropriate
              -------------------
Notice of Borrowing to the Administrative Agent not later than 12:00 noon (local time in Charlotte, North Carolina) on the Effective Date, with respect to the portion of the Tranche B Term Loans initially consisting of Base Rate Loans, or 1:00 P.M. (local time in Charlotte, North Carolina) on the third Business Day prior to the Effective Date, with respect to the portion of the Tranche B Term Loans initially consisting of one or more Eurodollar Loans, which Notice of Borrowing shall be irrevocable and shall specify (i) that the funding of Tranche B Term Loans is requested and (ii) whether the funding of Tranche B Term Loans shall be comprised of Base Rate Loans, Eurodollar Loans or a combination thereof, and if Eurodollar Loans are requested, the initial Interest Period applicable thereto (which shall be subject to the definition of "Interest Period"). If the Borrower shall fail to deliver a Notice of Borrowing to the Administrative Agent by 1:00 P.M. (local time in Charlotte, North Carolina) on the third Business Day prior to the Effective Date, then the full amount of the Tranche B Term Loans shall be disbursed on the Effective Date as Base Rate Loans. Thereafter, all or any portion of the Tranche B Term Loans may be converted into Eurodollar Loans in accordance with the terms of Section 3.01(c)
                                                                ---------------
and the definition of "Interest Period".

          (c) Funding of Term Loans. On the Effective Date, each applicable
              ---------------------
Lender will make its Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount available to the Administrative Agent by deposit, in Dollars and in immediately available funds, at the offices of the Administrative Agent at its principal office in Charlotte, North Carolina or at such other address as the Administrative Agent may designate in writing. Unless the Administrative Agent determines that any applicable condition set forth in
Article IV has not been satisfied, the Administrative Agent shall make the
----------
amount of the funds so received available to the Borrower by crediting the account of the Borrower on the books of such office of the Administrative Agent.

          No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make a Tranche B Term Loan hereunder; provided,
                                                                  --------
however, that the failure of any Lender to fulfill its obligations hereunder
-------
shall not relieve any other Lender of its obligations hereunder. If the Administrative Agent shall have received an executed signature page to this Agreement (whether an original or via telecopy) from a Lender, the Administrative Agent may assume that such Lender has made or will make the amount of its Tranche B Term Loans available to the Administrative Agent on the Effective Date, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from the Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower, the applicable rate for such Tranche B Term Loan and (ii) from a Lender, the Federal Funds Rate if paid within two Business Days of the date of drawing and thereafter at a rate equal to the Base Rate. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Tranche B Term Loan included in the Tranche B Term Borrowing for purposes of this Agreement.

          (d) Interest on Tranche B Term Loans. Subject to Section 3.01(a),
              --------------------------------             ---------------
Tranche B Term Loans shall, at the option of the Borrower and except as otherwise provided herein, be incurred and maintained as, or converted into, one or more Base Rate Loans or Eurodollar Loans. During such period as the Tranche B Term Loans shall be comprised in whole or in part of Base Rate Loans, such Base Rate Loans shall bear interest at a rate per annum equal to the Adjusted Base Rate. During such period as the Tranche B Term Loans shall be comprised in whole or in part of Eurodollar Loans, such Eurodollar Loans shall bear interest at a rate per annum equal to the Adjusted Eurodollar Rate. Interest on the Tranche B Term Loans shall be payable in arrears on each applicable Interest Payment Date (and at such other times as may be specified herein).

          (e) Amortization of Tranche B Term Loans. On each Principal
              ------------------------------------
Amortization Payment Date set forth below, the Borrower shall repay, and there shall become due and payable (together with accrued interest thereon), the aggregate principal amount of Tranche B Term Loans set forth below opposite such date, and the Tranche B Term Loans of each Lender shall be ratably repaid:

------------------------------------------------
 TRANCHE B TERM LOAN       TRANCHE B TERM LOAN
PRINCIPAL AMORTIZATION    PRINCIPAL AMORTIZATION
    PAYMENT DATES                PAYMENT
------------------------------------------------
  September 30, 2002           $    766,666
------------------------------------------------
  December 31, 2002            $    766,667
------------------------------------------------
  March 31, 2003               $    766,667
------------------------------------------------
  June 30, 2003                $    575,000
------------------------------------------------
  September 30, 2003           $    575,000
------------------------------------------------
  December 31, 2003            $    575,000
------------------------------------------------
  March 31, 2004               $    575,000
------------------------------------------------
  June 30, 2004                $    575,000
------------------------------------------------
  September 30, 2004           $    575,000
------------------------------------------------
  December 31, 2004            $    575,000
------------------------------------------------
  March 31, 2005               $    575,000
------------------------------------------------
  June 30, 2005                $    575,000
------------------------------------------------
  September 30, 2005           $    575,000
------------------------------------------------
  December 31, 2005            $    575,000
------------------------------------------------
  March 31, 2006               $    575,000
------------------------------------------------
  June 30, 2006                $    575,000
------------------------------------------------
  September 30, 2006           $    575,000
------------------------------------------------
  December 31, 2006            $    575,000
------------------------------------------------
  March 31, 2007               $    575,000
------------------------------------------------
  June 30, 2007                $    575,000
------------------------------------------------
  September 30, 2007           $    575,000
------------------------------------------------
  December 31, 2007            $  6,512,500
------------------------------------------------
  March 31, 2008               $  6,512,500
------------------------------------------------
  June 30, 2008                $  7,512,500
------------------------------------------------
  September 30, 2008           $  7,512,500
------------------------------------------------
  December 31, 2008            $  7,512,500
------------------------------------------------
  March 31, 2009               $181,787,500
------------------------------------------------
  TOTAL                        $230,000,000
------------------------------------------------

          (f) Tranche B Term Loan Notes. Subject to Section 2.06, the Tranche B
              -------------------------             ------------
Term Loans made by each Lender shall be evidenced by a single duly executed promissory note of the Borrower to such Lender in an original principal amount equal to such Lender's Tranche B Term Loan Commitment Percentage of the Tranche B Term Loan Committed Amount and substantially in the form of Exhibit B-3
                                                              -----------
hereto.

          Section 2.05 Swingline Subfacility.
                       ---------------------

          (a) Swingline Commitment. The Swingline Lender agrees, on the terms
              --------------------
and subject to the conditions set forth herein and in the other Credit Documents, to make loans to the Borrower in Dollars at any time and from time to time during the period from and including the Effective Date to but not including the Revolving Termination Date (each such loan, a "Swingline Loan" and
                                                             --------------
collectively, the "Swingline Loans"); provided that (i) the aggregate principal
                   ---------------    --------
amount of the Swingline Loans outstanding at any one time shall not exceed the Swingline Committed Amount, (ii) with regard to each Lender individually (other than the Swingline Lender), such Lender's outstanding Revolving Loans plus its Participation Interests in outstanding Swingline Loans plus its Participation Interests in outstanding LOC Obligations shall not at any time exceed such Lender's Revolving Commitment Percentage of the Revolving Committed Amount and
(iii) with regard to the Revolving Lenders collectively, the sum of the aggregate principal amount of Swingline Loans outstanding plus the aggregate amount of Revolving Loans outstanding plus the aggregate amount of LOC Obligations outstanding shall not exceed the Revolving Committed Amount. Swingline Loans shall be made and maintained as Base Rate Loans, and may be repaid and reborrowed in accordance with the provisions hereof prior to the Revolving Termination Date.

          (b) Method of Borrowing and Funding Swingline Loans. The Borrower
              -----------------------------------------------
shall request, a Swingline Loan by written notice (or telephone notice promptly confirmed in writing) substantially in the form of Exhibit A-4 hereto (a
                                                   -----------
"Swingline Loan Request") to the Swingline Lender not later than 1:00 P.M.
 ----------------------
(local time in Charlotte, North Carolina) on the Business Day of the requested Swingline Loan. Each such notice shall be irrevocable and shall specify (i) that a Swingline Loan is requested, (ii) the date of the requested Swingline Loan (which shall be a Business Day) and (iii) the principal amount of the Swingline Loan requested. Each Swingline Loan shall be made as a Base Rate Loan and, subject to subsection (c) below shall have such maturity date as agreed to by
           --------------
the Swingline Lender and the Borrower upon receipt by the Swingline Lender of the Swingline Loan Request from the Borrower. The Swingline Lender shall initiate the transfer of funds representing the Swingline Loan to the Borrower by 3:00 P.M. (local time in Charlotte, North Carolina) on the Business Day of the requested Swingline Borrowing. Each Swingline Loan shall be in a minimum principal amount of $100,000 or any larger integral multiple of $50,000 (or the then remaining amount of the Swingline Committed Amount, if less).

          (c) Repayment and Participations of Swingline Loans. The principal
              -----------------------------------------------
amount of all Swingline Loans shall be due and payable on the earliest of (i) the maturity date agreed to by the Swingline Lender and the Borrower with respect to such Swingline Loan (which maturity date shall not be a date more than 14 Business Days from the date of advance thereof); (ii) the Revolving Termination Date, (iii) the occurrence of a Bankruptcy Event with respect to the Borrower or any other Credit Party or (iv) the acceleration of any Loan or the termination of the Revolving Commitments pursuant to Section 8.02. If the
                                                     ------------
Swingline Loans are not paid when due, the Swingline Lender (or the Administrative Agent on its behalf) may, by notice to the Revolving Lender (including the Swingline Lender in its capacity as a Revolving Lender), require each Revolving Lender to pay to the Swingline Lender an amount equal to such Revolving Lender's Revolving Commitment Percentage of the aggregate unpaid principal amount of the Swingline Loans then outstanding. Such notice shall specify the date on which such payments are to be made, which shall be the first Business Day after such notice is given. Not later than 12:00 Noon (local time in Charlotte, North Carolina) on the date so specified, each Revolving Lender shall pay the amount so notified to it to the Swingline Lender at its address referred to in Section 10.01, or at such other
                                               -------------
address as the Swingline Lender may designate in Federal or other funds immediately available in Charlotte, North Carolina. The amount so paid by each Revolving Lender shall constitute a Revolving Base Rate Loan to the Borrower, and the aggregate of such Revolving Base Rate Loans shall be referred to herein as a "Mandatory Swingline Borrowing"; provided that if the Revolving Lenders are
      -----------------------------   --------
prevented from making such Revolving Loans to the Borrower by reason of the provisions of the Bankruptcy Code or otherwise, the amount so paid by each Revolving Lender shall constitute a purchase by it from the Swingline Lender, without recourse or warranty, of an undivided participation interest in the unpaid principal amount of the Swingline Loans (and interest accruing thereon after the date of such payment) as shall be necessary to cause such Revolving Lender to share in such Swingline Loans ratably based on its Revolving Commitment Percentage (determined before giving effect to any termination of the Commitments pursuant to Section 8.02); provided that (i) all interest payable on
                        ------------   --------
the Swingline Loans shall be for the account of the Swingline Lender until the date as of which the respective Participation Interest is funded and (ii) if such Participation Interest is not funded on the date such purchase is deemed to have occurred, the purchasing Lender shall pay to the Swingline Lender interest on the unfunded portion of such Participation Interest at a rate per annum equal to, if paid within two Business Days of the date such purchase is deemed to have occurred, the Federal Funds Rate, and thereafter, the Base Rate. Each Revolving Lender's obligation to make such payment to the Swingline Lender under this subsection (c) shall be absolute and unconditional and shall not be affected by
--------------
any circumstance, including (without limitation) (i) any set-off, counterclaim, recoupment, defense or other right which such Revolving Lender or any other Person may have against the Swingline Lender or the Borrower, (ii) the occurrence or continuance of a Default or an Event of Default or the termination or reduction in the amount of the Revolving Commitments after any such Swingline Loans were made, (iii) any adverse change in the condition (financial or otherwise) of the Borrower or any other Person, (iv) any breach of this Agreement or any other Loan Document by Holdings, the Parent, the Borrower or any other Lender, (v) whether any condition specified in Article IV is then
                                                         ----------
satisfied or (vi) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such Lender does not pay such amount forthwith upon the Swingline Lender's demand therefor, and until such time as such Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents other than those provisions requiring the other Lenders to purchase a participation therein. Further, such Lender shall be deemed to have assigned any and all payments made of principal and interest on its Loans, and any other amounts due to it hereunder to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Lender failed to purchase pursuant to this Section 2.05(c) until such amount has been purchased (as a
                 ---------------
result of such assignment or otherwise).

          (d) Swingline Note. The Swingline Loans made by the Swingline Lender
              --------------
shall be evidenced by a duly executed promissory note of the Borrower to the Swingline Lender in the face amount of the Swingline Committed Amount and in substantially the form of Exhibit B-3 hereto.
                          -----------

          Section 2.06 Certain Provisions Pertinent to Notes.

          (a) Notes for Loans of Different Types. Each Lender may, by notice to
              ----------------------------------
the Borrower and the Administrative Agent, request that each of its Loans of a particular Type be evidenced by separate Notes in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit B-1, B-2 or B-3 hereto with appropriate
                          -----------  ---    ---
modifications to reflect the fact that it evidences solely Loans of the relevant Type. Each reference in this Agreement to such Lender's "Note" of a particular Class shall be deemed to refer to and include any or all of such Notes, as the context may require.

          (b) Distribution of Notes; Records of Amounts Due. Upon receipt of
              ---------------------------------------------
each Lender's Note or Notes pursuant to Section 4.01(a), the Administrative
                                        ---------------
Agent shall forward such Note or Notes to such Lender. Each Lender shall record the date, amount, Class and Type of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto, and may, if such Lender so elects in connection with any transfer or enforcement of any Note, endorse on the reverse side or on the schedule, if any, forming a part thereof appropriate notations to evidence the foregoing information with respect to each outstanding Loan evidenced thereby; provided that the failure of any
                                            --------
Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under any such Note. Each Lender is hereby irrevocably authorized by the Borrower so to endorse each of its Notes and to attach to and make a part of each of its Notes a continuation of any such schedule as and when required.

                                   ARTICLE III
                         PROVISIONS GENERALLY APPLICABLE
                              TO CREDIT FACILITIES

          Section 3.01 Interest.
                       --------

          (a) Rate Options Applicable to Loans. Each Borrowing shall be
              --------------------------------
comprised of Base Rate Loans or (except in the case of Swingline Loans which shall be made and maintained as Base Rate Loans) Eurodollar Loans, as the Borrower may request pursuant to Section 2.01(b), 2.03(b) or 2.04(b). Borrowings
                                 ---------------  -------    -------
of more than one Type may be outstanding at the same time; provided, however,
                                                           --------  -------
that the Borrower may not request any Borrowing that, if made, would result in a number of Groups of Eurodollar Loans being outstanding hereunder at any one time exceeding the maximum number of Groups of Eurodollar Loans specified for Loans of a Class in Sections 2.01(a), 2.03(a) or 2.04(a), as applicable. For this
              ----------------  -------    -------
purpose, Loans having different Interest Periods, regardless of whether commencing on the same date, shall be considered separate Groups.

          (b) Base Rate Loans. Each Loan of a Class which is made as, or
              ---------------
converted into, a Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made as, or converted into, a Base Rate Loan until it becomes due or is converted into a Loan of any other Type, at a rate per annum equal to the Adjusted Base Rate for such day. Such interest shall be payable quarterly in arrears on each Interest Payment Date and, with respect to the principal amount of any Base Rate Loan converted to a Eurodollar Loan, on the date such Base Rate Loan is so converted. Any overdue principal of or interest on any Base Rate Loan of any Class shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans of the same Class for such day.

          (c) Eurodollar Loans. Each Eurodollar Loan of a Class and Type shall
              ----------------
bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Adjusted Eurodollar Rate for such Interest Period; provided that if any
                                                   --------
Eurodollar Loan or any portion thereof shall, as a result of clause (iii) of the
                                                             ------------
definition of Interest Period, have an Interest Period of less than one month, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans of the same Class during such period. Such interest shall be payable each Interest Period on each Interest Payment Date. Any overdue principal of or interest on any Eurodollar Loan of any Class shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of (A) the Eurodollar Rate applicable to such Loan at the date such payment was due plus (B) the Applicable Margin for Loans of such Class and Type for such day and (ii) the Applicable Margin for Loans of such Class for such day plus the quotient obtained (rounded upward, if necessary, to the nearest 1/100th of 1%) by dividing (A) the London Interbank Offered Rate for one day (or, if such amount due remains unpaid more than three Business

Days, then for such other period of time not longer than six months as the Administrative Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment by (B) 1.00 minus the Eurodollar Reserve Percentage (or, if the circumstances described in Section 3.07 shall exist, at a
                                                  ------------
rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans of the same Class for such day).

          (d) Determination and Notice of Interest Rates. The Administrative
              ------------------------------------------
Agent shall determine each interest rate applicable to the Loans hereunder. The Administrative Agent shall give prompt notice to the Borrower and the participating Lenders of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error. Any notice with respect to Eurodollar Loans shall, without the necessity of the Administrative Agent so stating in such notice, be subject to the provisions of the definition of "Applicable Percentage" providing for adjustments in the Applicable Percentage applicable to such Loans after the beginning of the Interest Period applicable thereto. When during an Interest Period any event occurs that causes an adjustment in the Applicable Percentage applicable to Loans to which such Interest Period is applicable, the Administrative Agent shall give prompt notice to the Borrower and the Lenders of such event and the adjusted rate of interest so determined for such Loans, and its determination thereof shall be conclusive in the absence of manifest error.

          (e) Default Interest. Upon the occurrence and during the continuance
              ----------------
of an Event of Default, the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing herein or under the other Credit Documents shall bear interest, payable on demand, at a per annum rate equal to (i) in the case of principal of any Loan, the rate otherwise applicable to such Loan during such period pursuant to this Section 3.01 plus 2.00%
                                                 ------------
(without duplication of any amount owing in respect of Base Rate Loans under the third sentence of Section 3.01(b) or in respect of Eurodollar Loans under the
                  --------------
third sentence of Section 3.01(c)), (ii) in the case of interest on any Loan the
                  ---------------
Base Rate plus the Applicable Percentage for Loans of such Class on such day plus 2.00% and (iii) in the case of any other amount, the Base Rate plus the Applicable Percentage for Revolving Base Rate Loans plus 2.00%.

          Section 3.02 Extension and Conversion. The Loans included in each
                       ------------------------
Borrowing shall bear interest initially at the type of rate specified by the Borrower in the applicable Notice of Borrowing. Thereafter, the Borrower shall have the option, on any Business Day, to extend existing Eurodollar Loans for a subsequent permissible Interest Period or to convert Loans into Loans of another Type; provided, however, that (i) except pursuant to Section 3.08, Eurodollar
      --------  -------                              ------------
Loans may be converted into Base Rate Loans only on the last day of the Interest Period applicable thereto, (ii) Eurodollar Loans may be extended, and Base Rate Loans may be converted into Eurodollar Loans, only if no Default or Event of Default is in existence on the date of extension or conversion, (iii) Loans extended as, or converted into, Eurodollar Loans shall be subject to the terms of the definition of "Interest Period" set forth in Section 1.01 and shall be in
                      ---------------               ------------
such minimum amounts as provided in, with respect to Revolving Loans, Section
                                                                      -------
2.01(b) and, with respect to Tranche A Term Loans and Tranche B Term Loans, in a
-------
minimum aggregate principal amount of $2,000,000 and integral multiples of $500,000 in excess thereof, (iv) the total number of Groups of Eurodollar Loans of any Class outstanding at any time shall be no greater than the maximum number provided in, with respect to Revolving Loans, Section 2.01(a) with respect to
                                              ---------------
Tranche A Term Loans, Section 2.03(a) and, with respect to Tranche B Term Loans,
                      ---------------
Section 2.04(a), (it being understood that, for purposes hereof, Eurodollar
---------------
Loans with different Interest Periods shall be considered as separate Groups of Eurodollar Loans, even if they begin on the same date, although borrowings of any Class may, in accordance with the provisions hereof, be combined through extensions or conversions at the end of existing Interest Periods to constitute a single new Group of Eurodollar Loans of such Class with the same Interest Period), (v) any request for extension or conversion of a Eurodollar Loan which shall fail to specify an Interest Period shall be deemed to be a request for an Interest Period of one month and (vi) Swingline Loans may not be extended or converted pursuant to this Section 3.02.
                           ------------

Each such extension or conversion shall be effected by the Borrower by giving a Notice of Extension/Conversion (or telephonic notice promptly confirmed in writing) to the office of the Administrative Agent specified in or pursuant to
Section 10.01, or at such other office as the Administrative Agent may designate
-------------
in writing, prior to 1:00 P.M. (local time in Charlotte, North Carolina) on the Business Day of, in the case of the conversion of a Eurodollar Loan into a Base Rate Loan, and on the third Business Day prior to, in the case of the extension of a Eurodollar Loan as, or conversion of a Base Rate Loan into, a Eurodollar Loan, the date of the proposed extension or conversion, specifying the date of the proposed extension or conversion, the Loans to be so extended or converted, the types of Loans into which such Loans are to be converted and, if appropriate, the applicable Interest Periods with respect thereto. Each request for extension or conversion shall be irrevocable and shall constitute a representation and warranty by the Borrower of the matters specified in subsections (b), (c), (d), and (e) of Section 4.02. If the Borrower fails to
---------------  ---  ---      ---    ------------
request an extension or conversion of any Eurodollar Loan in accordance with this Section 3.02 or any such requested conversion or extension is not permitted
     ------------
by this Agreement, then such Eurodollar Loan shall be automatically converted into a Base Rate Loan at the end of the Interest Period applicable thereto. The Administrative Agent shall give each affected Lender notice as promptly as practicable of any such proposed extension or conversion of any Loan. Each extension or conversion shall be effected by each Lender and the Administrative Agent by recording for the account of such Lender the new Loan of such Lender resulting from such extension or conversion and reducing the Loan (or portion thereof) of such Lender being extended or converted by an equivalent principal amount. Accrued interest on a Loan (or portion thereof) being extended or converted shall be paid by the applicable Borrower (i) with respect to any Base Rate Loan being converted to a Eurodollar Loan, on the last day of the first fiscal quarter of the Borrower ending on or after the date of conversion and
(ii) otherwise, on the date of extension or conversion.

          Section 3.03 Prepayments.
                       -----------

          (a) Voluntary Prepayments. The Borrower shall have the right to prepay
              ---------------------
Loans in whole or in part from time to time, subject to Section 3.11 but
                                                        ------------
otherwise without premium or penalty; provided, however, that (i) each partial
                                      --------  -------
prepayment of Loans shall be in a minimum principal amount of $2,000,000 and integral multiples of $500,000 in excess thereof, (ii) the Borrower shall have given prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent, in the case of any Revolving Loan which is a Base Rate Loan or any Swingline Loan, by 12:00 noon (local time in Charlotte, North Carolina), on the date of prepayment and, in the case of any other Loan, by 12:00 noon (local time on Charlotte, North Carolina), at least three Business Days prior to the date of prepayment and (iii) voluntary prepayments of Term Loans under this Section 3.03(a) shall be applied ratably to
                                     ---------------
the Tranche A Term Loans and the Tranche B Term Loans (in each case ratably to the remaining Principal Amortization Payments thereof). Each notice of prepayment shall specify the prepayment date, the principal amount to be prepaid, whether the Loan to be prepaid is a Revolving Loan, Tranche A Term Loan, Tranche B Term Loan or Swingline Loan, whether the Loan to be prepaid is a Eurodollar Loan or a Base Rate Loan and, in the case of a Eurodollar Loan, the Interest Period of such Loan. Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay such Loan by the amount stated therein on the date stated therein. Subject to the foregoing, amounts prepaid under this
Section 3.03(a) shall be applied as the Borrower may elect; provided that if the
---------------                                             --------
Borrower fails to specify the application of a voluntary prepayment then such prepayment shall be applied first to Revolving Loans, then to Swingline Loans and then to the Tranche A Term Loans and the Tranche B Term Loans (in each case ratably to the remaining Principal Amortization Payments thereof), in each case first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period. All prepayments under this Section 3.03(a) shall be accompanied
                                            --------------
by accrued interest on the principal amount being prepaid to the date of payment. Notwithstanding the foregoing, the Borrower may elect to cause all or a portion of any such prepayment of the Term Loans to be applied in direct order of maturity so long as, at the time of any such prepayment applied in direct order of maturity and after giving effect thereto, no more than the next four Principal Amortization Payments of either the Tranche A Term Loans or the Tranche B Term Loans due under Section 2.03(e) or 2.04(e),
                                                   ---------------    -------
as applicable, have been prepaid.

          (b) Mandatory Prepayments.
              ---------------------

               (i) Revolving Committed Amount. If at any time, the Revolving
                   --------------------------
     Outstandings shall exceed the Revolving Committed Amount at such time, the Borrower immediately shall prepay the Revolving Loans, prepay the Swingline Loans and/or cash collateralize or pay the LOC Obligations, in an aggregate amount sufficient to eliminate such excess.

               (ii) Excess Cash Flow. Within 90 days after the end of each
                    ----------------
     fiscal year of the Borrower (commencing with the fiscal year ending December 31, 2002), the Borrower shall prepay the Loans and/or cash collateralize or pay the LOC Obligations in an amount equal to (i) 75% of Excess Cash Flow for such prior fiscal year, in the case of the fiscal year ending December 31, 2002, or (ii) 50% of the Excess Cash Flow for such prior fiscal year, in the case of each fiscal year ending after December 31, 2002.

               (iii) Asset Dispositions. Immediately upon receipt by any
                     ------------------
     Consolidated Party of proceeds from any Asset Disposition (other than any Excluded Asset Disposition), the Borrower shall prepay the Loans and/or cash collateralize or pay the LOC Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Asset Disposition.

               (iv) Debt Issuances. Immediately upon receipt by any Consolidated
                    --------------
     Party of proceeds from any Debt Issuance (other than any Excluded Debt Issuance), the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to 100% of the Net Cash Proceeds of such Debt Issuance.

               (v) Equity Issuances. Immediately upon receipt by any
                   ----------------
     Consolidated Party of proceeds from any Equity Issuance (other than any Excluded Equity Issuance), the Borrower shall prepay the Loans and/or cash collateralize the LOC Obligations in an aggregate amount equal to 50% of the Net Cash Proceeds of such Equity Issuance.

               (vi) Application of Mandatory Prepayments. All amounts required
                    ------------------------------------
     to be paid pursuant to this Section 3.03(b) shall be applied as follows:
                                 ---------------

                    (A) with respect to all amounts paid pursuant to Section
                                                                     -------
          3.03(b)(i), first to Revolving Loans, second to Swingline Loans and
          ----------                            ------
          third to cash collateralize LOC Obligations;
          -----

                    (B) subject to subsection (vii) and clause (C) below, with
                                   ----------------     ----------
          respect to all amounts paid pursuant to Section 3.03(b)(ii), (iii),
                                                  -------------------  -----
          (iv) or (v), (1) first, to the Tranche A Term Loans and the Tranche B
          ----    ---
          Term Loans (ratably to the remaining Principal Amortization Payments thereof) and (2) second, to (x) the Revolving Loans (with a
                           ------
          corresponding reduction in the Revolving Committed Amount pursuant to
          Section 3.04(b)), (y) then to Swingline Loans (with a corresponding
          ---------------       ----
          reduction in the Revolving Committed Amount and the Swingline Committed Amount pursuant to Section 3.04(b)) and (z) then to cash
                                       ---------------          ----
          collateralize LOC Obligations; and

                    (C) with respect to each amount in excess of $10,000,000 paid pursuant to Section 3.03(b)(iii), pro-rata (based on the
                           --------------------
          Revolving Committed Amount,
          the outstanding principal amount of the Term A Loans and the outstanding principal amount of the Term B Loans) between (1) Revolving Outstandings (in the order set forth in clause (B)(2)(x),(y)
                                                            --------------------
          and (z) above) and (2) the Term A Loans and the Term B Loans (ratably
              ---
          to the remaining Principal Amortization Payments thereof).

     Notwithstanding the foregoing, any holder of Tranche B Term Loans may elect, subject to the limitations set forth below, to decline all or a portion of any mandatory prepayment of Tranche B Term Loans of such Lender pursuant to Section 3.03(b)(ii), (iii), (iv) or (v), provided that (x)
                 -------------------  -----  ----    ---  --------
     such holder shall have given written or telecopy notice to the Administrative Agent (or telephone notice promptly confirmed in written or telecopy notice) at least one Business Day prior to the date on which such prepayment is proposed to be made by the Borrower as set forth in the notice from the Borrower pursuant to Section 3.03(b)(ix), and (y) after
                                          -------------------
     giving effect to any concurrent prepayment of Tranche A Term Loans pursuant to Section 3.03(b)(ii), (iii), (iv) or (v), the Tranche A Term Loans shall
        -------------------  -----  ----    ---
     not have been paid in full. Any such notice from a holder of Tranche B Term Loans shall set forth the percentage that such holder has elected to decline of the prepayment which such holder would otherwise receive pursuant to this Section 3.03(b). In the event that any such election is
                      ---------------
     made, the aggregate amount of the prepayment which holders of Tranche B Term Loans shall have elected to decline shall be applied, first, to prepay
                                                                -----
     Tranche A Term Loans (ratably to the remaining Principal Amortization Payments thereof) and, second, after the Tranche A Term Loans have been
                            ------
     paid in full, to the Tranche B Term Loans held by each Lender which elected to decline any portion of such mandatory prepayment (ratably to the remaining Principal Amortization Payments thereof), pro rata according to the amount of such prepayment which each such holder elected to decline.

               (vii) Order of Applications. All amounts allocated to Revolving
                     ---------------------
     Outstandings as provided in this subsection shall be applied, first, to
                                                                   -----
     Revolving Loans, second, after all Revolving Loans have been repaid, to
                      ------
     Swingline Loans, and third, after all Swingline Loans have been repaid, to
                          -----
     cash collateralize or pay the LOC Obligations; provided that any balance of
                                                    --------
     such amounts remaining after all LOC Obligations have been cash collateralized shall be applied to the Tranche A Term Loans and the Tranche B Term Loans (ratably to the remaining Principal Amortization Payments thereof); provided that with respect to all amounts paid pursuant to
               --------
     Section 3.03(b)(ii), the Borrower may elect to cause all or a portion of
     -------------------
     any such prepayment of Tranche A Term Loans and the Tranche B Term Loans to be applied in direct order of maturity so long as, at the time of any such prepayment applied in direct order of maturity and after giving effect thereto, no more than the next four Principal Amortization Payments of either the Tranche A Term Loans or the Tranche B Term Loans due under
     Section 2.03(e) or 2.04(e), as applicable, have been prepaid. Within the
     ---------------    -------
     parameters of the applications set forth above, prepayments shall be applied first to Base Rate Loans and then, subject to subsection (viii)
                                                           -----------------
     below, to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.03(b) shall be subject to Section
                                ---------------                     -------
     3.11. All prepayments under this Section 3.03(b) shall be accompanied by
     ----                             ---------------
     accrued interest on the principal amount being prepaid to the date of payment.

               (viii) Prepayment Accounts. Amounts to be applied as provided in
                      -------------------
     subsection (vi) above to the prepayment of Loans of any Class shall be
     ---------- ----
     applied first to reduce outstanding Base Rate Loans of such Class. Any amounts remaining after each such application shall, at the option of the Borrower, be applied to prepay Eurodollar Loans of such Class immediately and/or shall be deposited in a separate Prepayment Account (as defined below) for the Loans of such Class. The Administrative Agent shall apply any cash deposited in the Prepayment Account for any Class of Loans, upon withdrawal by the Collateral Agent, to prepay Eurodollar Loans of such Class on the last day of their respective Interest Periods (or, at the direction of the Borrower, on any earlier date) until all outstanding Loans of such Class have been prepaid or until all the allocable cash on deposit in the Prepayment Account for such Class has been exhausted. For purposes of this Agreement, the term "Prepayment Account"
                                                          ------------------
     for any Class of Loans shall mean an account (which may include the Prepayment Account established under the Security Agreement) established by the Borrower with the Collateral Agent and over which the Collateral Agent shall have exclusive dominion and control, including the exclusive right of withdrawal for application in accordance with this subsection. The Collateral Agent will, at the request of the Borrower, invest amounts on deposit in the Prepayment Account for any Class of Loans in Cash Equivalents that mature prior to the last day of the applicable Interest Periods of the Eurodollar Loans of such Class to be prepaid; provided,
                                                                  --------
     however, that (i) the Collateral Agent shall not be required to make any
     -------
     investment that, in its sole judgment, would require or cause the Collateral Agent to be in, or would result in any, violation of any law, statute, rule or regulation, (ii) such Cash Equivalents shall be subjected to a first priority perfected security interest in favor of the Collateral Agent and (iii) if any Event of Default shall have occurred and be continuing, the selection of such Cash Equivalents shall be in the sole discretion of the Collateral Agent. The Borrower shall indemnify the Collateral Agent for any losses relating to such investments in Cash Equivalents so that the amount available to prepay Eurodollar Loans on the last day of the applicable Interest Periods is not less than the amount that would have been available had no investments been made pursuant thereto. Other than any interest or profits earned on such investments, the Prepayment Accounts shall not bear interest. Interest or profits, if any, on the investments in any Prepayment Account shall accumulate in such Prepayment Account. If the maturity of the Loans has been accelerated pursuant to Section 8.02, the Administrative Agent may, in its sole
                 ------------
     discretion, cause the Collateral Agent to withdraw amounts on deposit in the Prepayment Account for any Class of Loans and apply such funds to satisfy any of the Obligations related to such Class of Loans.

               (ix) Notice. The Borrower shall give to the Administrative Agent
                    ------
     and the Lenders at least three Business Days' prior written or telecopy notice of each and every event or occurrence requiring a prepayment under
     Section 3.03(b)(ii), (iii), (iv) or (v), including the amount of Net Cash
     -------------------  -----  ----    ---
     Proceeds expected to be received therefrom and the expected schedule for receiving such proceeds; provided, however, that in the case of any
                              --------  -------
     prepayment event consisting of a Casualty or Condemnation, the Borrower shall give such notice within five Business Days after the occurrence of such event; provided further, that the failure to give any such notice
                 -------- -------
     shall in no way abrogate the Borrower's obligation to make any such payment.

          Section 3.04 Adjustment of Commitments.

          (a) Optional Termination or Reduction of Commitments (Pro-Rata). The
              -----------------------------------------------------------
Borrower may from time to time permanently reduce or terminate the Revolving Committed Amount in whole or in part (in minimum aggregate amounts of $2,000,000 or in integral multiples of $500,000 in excess thereof (or, if less, the full remaining amount of the then applicable Revolving Committed Amount)) upon three Business Days' prior written or telecopy notice to the Administrative Agent; provided, however, no such termination or reduction shall be made which would
--------  -------
cause the Revolving Outstandings to exceed the Revolving Committed Amount as so reduced, unless, concurrently with such termination or reduction, the Revolving Loans are repaid (and, after the Revolving Loans have been paid in full, the Swingline Loans are repaid and, after the Swingline Loans have been paid in full, the LOC Obligations are cash collateralized) to the extent necessary to eliminate such excess. The Administrative Agent shall promptly notify each affected Lender of the receipt by the Administrative Agent of any notice from the Borrower pursuant to this Section 3.04(a).
                              ---------------

          (b) Mandatory Reductions. On any date that any Revolving Loans are
              --------------------
required to be prepaid, Swingline Loans are required to be prepaid and/or LOC Obligations are required to be cash collateralized pursuant to the terms of Section 3.03(b)(ii), (iii), (iv) or
                                        -------------------  -----  ----
(v) (or would be so required if any Revolving Loans, Swingline Loans or LOC
---
Obligations were outstanding), the Revolving Committed Amount shall be automatically and permanently reduced by the total amount of such required prepayments and cash collateral (and, in the event that the amount of any payment referred to in Section 3.03(b)(ii), (iii), (iv) or (v) which is
                       -------------------  -----  ----    ---
allocable to the Revolving Outstandings exceeds the amount of all outstanding Revolving Outstandings, the Revolving Committed Amount shall be further reduced by 100% of such excess).

          (c) Termination. The Revolving Commitments of the Lenders, the
              -----------
Swingline Commitment of the Swingline Lender and the LOC Commitments of the Issuing Lenders shall automatically terminate on the Revolving Termination Date. The Tranche A Term Loan Commitments and Tranche B Term Loan Commitments of the Lenders shall automatically terminate immediately after the making of the Term Loans on the Effective Date.

          (d) Optional Termination of Commitments (Non-Pro-Rata). If (i) any
              --------------------------------------------------
Lender has demanded compensation or indemnification pursuant to Section 3.06 or
                                                                ------------
Section 3.10, (ii) the obligation of any Lender to make Eurodollar Loans has
------------
been suspended pursuant to Section 3.08, (iii) any Lender is a Defaulting Lender
                           ------------
or (iv) any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.06 or any
                                                        -------------
other provision of any Credit Document requires the consent of all of the Lenders and with respect to which the Required Lenders shall have granted their consent, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Lender with one or more Eligible Assignees (which may be one or more of the Continuing Lenders) (each a "Replacement Lender" and,
                                                       ------------------
collectively, the "Replacement Lenders") reasonably acceptable to the
                   -------------------
Administrative Agent. The replacement of a Retiring Lender pursuant to this
Section 3.04(d) shall be effective on the tenth Business Day (the "Replacement
---------------                                                    -----------
Date") following the date of notice of such replacement to the Retiring Lender
----
and each Continuing Lender through the Administrative Agent, subject to the satisfaction of the following conditions:

               (i) the Retiring Lender and the Replacement Lender shall have satisfied the conditions to assignment and assumption set forth in Section
                                                                        -------
     10.03(b) (with all fees payable pursuant to Section 10.03(b) to be paid by
     --------                                    ----------------
     the Borrower) and, in connection therewith, the Replacement Lender(s) shall pay:

                    (A) to the Retiring Lender an amount equal in the aggregate to the sum of (x) the principal of, and all accrued but unpaid interest on, all outstanding Loans of the Retiring Lender, (y) all unpaid drawings that have been funded by (and not reimbursed to) the Retiring Lender under Section 2.02(d), together with all accrued but
                                ---------------
          unpaid interest with respect thereto and (z) all accrued but unpaid fees owing to the Retiring Lender pursuant to Section 3.05;
                                                        ------------

                    (B) to the Issuing Lenders an amount equal to the aggregate amount owing by the Retiring Lender to the Issuing Lenders as reimbursement pursuant to Section 2.02(c), to the extent such amount
                                    ---------------
          was not theretofore funded by such Retiring Lender; and

               (ii) the Borrower shall have paid to the Administrative Agent for the account of the Retiring Lender an amount equal to all obligations owing to the Retiring Lender by the Borrower pursuant to this Agreement and the other Credit Documents (other than those obligations of the Borrower referred to in clause (i)(A) above).
                    -------------

          On the Replacement Date, each Replacement Lender that is a New Lender shall become a Lender hereunder, and the Retiring Lender shall cease to constitute a Lender hereunder; provided that the provisions of this Agreement
                               --------
(including, without limitation, the provisions of Sections 3.11, 3.06, 3.10 and
                                                  -------------  ----  ----
10.05) shall continue to govern the rights and obligations of a Retiring Lender
-----
with respect to any Loans made, any Letters of Credit issued or any other actions taken by such Retiring Lender while it was a Lender.

          In lieu of the foregoing, upon express written consent of a majority of the Continuing Lenders, the Borrower shall have the right to terminate the Commitment of a Retiring Lender in full. Upon payment by the Borrower to the Administrative Agent for the account of the Retiring Lender of an amount equal to the sum of (i) the aggregate principal amount of all Loans and LOC Obligations held by the Retiring Lender and (ii) all accrued interest, fees and other amounts owing to the Retiring Lender hereunder, including, without limitation, all amounts payable by the Borrower to the Retiring Lender under
Section 3.11, 3.06, 3.10 or 10.05, such Retiring Lender shall cease to
------------  ----  ----    -----
constitute a Lender hereunder; provided that the provisions of this Agreement
                               --------
(including, without limitation, the provisions of Sections 3.11, 3.06, 3.10 and
                                                  -------------  ----  ----
10.05) shall continue to govern the rights and obligations of a Retiring Lender
-----
with respect to any Loans made, any Letters of Credit issued or any other actions taken by such Retiring Lender while it was a Lender.

          (e) General. The Borrower shall pay to the Administrative Agent for
              -------
the account of the Lenders in accordance with the terms of Section 3.05(b), on
                                                           ---------------
the date of each termination or reduction of the Revolving Committed Amount, the Commitment Fee accrued through the date of such termination or reduction on the amount of the Revolving Committed Amount so terminated or reduced.

          Section 3.05 Fees.
                       ----

          (a) Commitment Fee. In consideration of the Revolving Commitments of
              --------------
the Lenders hereunder, the Borrower agrees to pay to the Administrative Agent for the account of each Lender a fee (the "Commitment Fee") on such Lender's
                                           --------------
Revolving Commitment Percentage of the Unused Revolving Committed Amount, computed at a per annum rate for each day during the applicable Commitment Fee Calculation Period at a rate equal to the Applicable Percentage in effect from time to time. The Commitment Fee shall commence to accrue on the Effective Date and shall be due and payable in arrears on each March 31, June 30, September 30 and December 31 (and any date that the Revolving Committed Amount is reduced as provided in Section 3.04(a) or (b) and the Revolving Termination Date) for the
            ---------------    ---
immediately preceding quarter or portion thereof (each such quarter or portion thereof being herein referred to as a "Commitment Fee Calculation Period"),
                                       ---------------------------------
beginning with the first of such dates to occur after the Effective Date.

          (b) Letter of Credit Fees.
              ---------------------

               (i) Standby Letter of Credit Issuance Fee. In consideration of
                   -------------------------------------
     the issuance of standby Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Revolving Lender a fee (the "Standby Letter of Credit Fee") on such Revolving Lender's
                 ----------------------------
     Revolving Commitment Percentage of the average daily maximum amount available to be drawn under each such standby Letter of Credit computed at a per annum rate for each day from the date of issuance to the date of expiration equal to the Applicable Percentage. The Standby Letter of Credit Fee will be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 for the immediately preceding quarter (or portion thereof), beginning with the first of such dates to occur after the Effective Date.

               (ii) Commercial Letter of Credit Drawing Fee. In consideration of
                    ---------------------------------------
     the issuance of trade Letters of Credit hereunder, the Borrower promises to pay to the Administrative Agent for the account of each Lender a fee (the "Trade Letter of Credit Fee") equal to the Applicable Percentage on such
      --------------------------
     Lender's Revolving Commitment Percentage of the amount of each drawing under any such trade Letter of Credit. The Trade Letter of Credit Fee will be payable on each date of drawing under a trade Letter of Credit.

               (iii) Issuing Lender Fees. In addition to the Standby Letter of
                     -------------------
     Credit Fee payable pursuant to clause (i) above and the Trade Letter of
                                    ----------
     Credit Fee payable pursuant to clause (ii) above, the Borrower promises to
                                    -----------
     pay to the Issuing Lender for its own account without sharing by the other Lenders the letter of credit fronting and negotiation fees agreed to by the Borrower and the Issuing Lender from time to time and the customary charges from time to time of the Issuing Lender with respect to the issuance, amendment, transfer, administration, cancellation and conversion of, and drawings under, such Letters of Credit (collectively, the "Issuing
                                                                        -------
     Lender Fees").
     -----------

          Section 3.06 Increased Costs and Reduced Return. (a) If the adoption
                       ----------------------------------
of or any change in any Requirement of Law or in the interpretation or application thereof applicable to any Lender (or its Applicable Lending Office), or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Effective Date (or, if later, the date on which such Lender becomes a Lender):

               (i) shall subject such Lender (or its Applicable Lending Office) to any tax of any kind whatsoever with respect to any Letter of Credit, any Eurodollar Loans made by it or any of its Notes or its obligation to make Eurodollar Loans, or change the basis of taxation of payments to such Lender (or its Applicable Lending Office) in respect thereof (except for Non-Excluded Taxes covered by Section 3.10 (including Non-Excluded Taxes
                                    -----------
     imposed solely by reason of any failure of such Lender to comply with its obligations under Section 3.10(c)) and Excluded Taxes.
                       ----------------

               (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender (or its Applicable Lending Office) which is not otherwise included in the determination of the Eurodollar Rate hereunder; or

               (iii) shall impose on such Lender (or its Applicable Lending Office) any other condition (excluding any tax of any kind whatsoever);

and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing or maintaining Eurodollar Loans or issuing or participating in Letters of Credit or to reduce any amount receivable hereunder in respect thereof, then, in any such case, upon notice to the Borrower from such Lender, through the Administrative Agent, in accordance herewith, the Borrower shall be obligated to promptly pay such Lender, upon its demand and delivery of the certificate described in clause
                                                                          ------
(c) below, any additional amounts necessary to compensate such Lender on an
---
after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such increased cost or reduced amount receivable, provided that, in any such case, the Borrower may elect to convert
            --------
the Eurodollar Loans made by such Lender hereunder to Base Rate Loans by giving the Administrative Agent at least one Business Day's notice of such election, in which case the Borrower shall promptly pay to such Lender, upon demand, without duplication, such amounts, if any, as may be required pursuant to Section 3.11.
   ------------

          (b) If after the date hereof, any Lender shall have determined that the adoption or the becoming effective of, or any change in, or any change by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof in the interpretation or administration of, any applicable law, rule or regulation regarding capital adequacy, or compliance by such Lender, or its parent corporation, with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's (or parent corporation's) capital or assets as a consequence of its commitments or obligations hereunder to a level below that which such Lender, or its parent corporation, could have achieved but for such adoption, effectiveness, change or compliance (taking into consideration such Lender's (or parent corporation's) policies with respect to capital adequacy), then, upon notice from such Lender to the Borrower and delivery of the certificate described in clause (c) below, the Borrower shall be
                                         ----------
obligated to pay to such Lender such additional amount or amounts as will compensate such Lender on an after-tax basis (after taking into account applicable deductions and credits in respect of the amount indemnified) for such reduction. Each determination by any such Lender of amounts owing under this Section shall, absent manifest error, be conclusive and binding on the parties hereto.

          (c) Each Lender shall promptly notify the Borrower and the Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lenders be otherwise disadvantageous to such Lender. A certificate of any Lender claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder (and the basis for calculation thereof) shall be conclusive in the absence of manifest error. In determining such amount, such Lenders may use any reasonable averaging and attribution methods.

          Section 3.07 Base for Determining Interest Rate Inadequate or Unfair.
                       -------------------------------------------------------
If on or prior to the first day of any Interest Period for any Eurodollar Loan:

               (i) the Administrative Agent determines in good faith (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

               (ii) the Required Lenders determine in good faith (which determination shall be conclusive) and notify the Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Loans for such Interest Period;

then the Administrative Agent shall give the Borrower prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional Eurodollar Loans, extend Eurodollar Loans for additional Interest Periods or to convert Base Rate Loans into Eurodollar Loans, and the Borrower shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Loans, either prepay such Loans or convert such Loans into Base Rate Loans in accordance with the terms of this Agreement.

          Section 3.08 Illegality. Notwithstanding any other provision herein,
                       ----------
if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof occurring after the Effective Date shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (i) such Lender shall promptly give written notice of such circumstances to the Borrower and the Administrative Agent (which notice shall be withdrawn whenever such circumstances no longer exist), (ii) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert a Base Rate Loan to Eurodollar Loans shall forthwith be canceled and, until such time as it shall no longer be unlawful for such Lender to make or maintain Eurodollar Loans, such Lender shall then have a commitment only to make a Base Rate Loan when a Eurodollar Loan is requested and
(iii) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to Base Rate Loans on the respective last days of the then current Interests Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Borrower shall pay to such Lender such amounts, if any, as may be required pursuant to Section 3.11.
                     ------------

          Section 3.09 Treatment of Affected Loans. If the obligation of any
                       ---------------------------
Lender to make Eurodollar Loans or to convert Base Rate Loans into, or to continue Eurodollar Loans as Eurodollar Loans shall be suspended pursuant to
Section 3.06 or 3.08 hereof (Loans of such Type being herein called "Affected
------------    ----                                                 --------
Loans" and such Type being herein called the "Affected Type"), such Lender's
-----                                         -------------
Affected Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for Affected Loans (or, in the case of a conversion required by Section 3.08 hereof, on such earlier date as
                                 ------------
such Lender may specify to the Borrower with a copy to the Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.06 or 3.08 hereof that gave rise to such
                           ------------    ----
conversion no longer exist:

               (i) to the extent such Lender's Affected Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Affected Loans shall be applied instead to its Base Rate Loans; and

               (ii) all Loans that would otherwise be made or extended by such Lender as Loans of the Affected Type shall be made or extended instead as Base Rate Loans, and all Loans of such Lender that would otherwise be converted into Loans of the Affected Type shall be converted instead into (or shall remain as) Base Rate Loans.

If such Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.06 or 3.08 hereof that gave
                                           ------------    ----
rise to the conversion of such Lender's Affected Loans pursuant to this Section
                                                                        -------
3.09 no longer exist (which such Lender agrees to do promptly upon such
----
circumstances ceasing to exist) at a time when Loans of the Affected Type made by other Lenders are outstanding, such Lender's Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Loans of the Affected Type, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding Loans of a particular Class of the Affected Type and by such Lender are held pro-rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Commitments of such Class.

          Section 3.10 Taxes.
                       -----

          (a) Payments Net of Certain Taxes. Except as provided below in this
              -----------------------------
Section 3.10, all payments made by the Borrower under this Agreement and any
------------
Notes shall be made free and clear of,
and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any court, or Governmental Authority, excluding (i) taxes imposed on or measured by all or part of the gross receipts, net receipts or gross or net income of any Lender or its Applicable Lending Office, or any branch or affiliate thereof, or the Administrative Agent, (ii) any franchise taxes, branch taxes, taxes on doing business or taxes on the overall capital or net worth of any Lender or its Applicable Lending Office, or any branch or affiliate thereof, in each case imposed in lieu of net income taxes, (iii) any taxes resulting from a transfer or assignment of all or such portion of a Loan, unless the Lender transfers all or any portion of a Loan at the request of the Borrower, or (iv) any tax imposed by reason of any connection between the jurisdiction imposing such tax and such Lender, Applicable Lending Office, branch or affiliate other than a connection arising solely from such Lender having executed, delivered or performed its obligations, or received payment under or enforced, this Agreement or any Notes (the taxes described in these clauses (i)-(v) are collectively referred to
                              ----------- ---
herein as the "Excluded Taxes"). If any such non-excluded taxes, levies,
               --------------
imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded
                                                             ------------
Taxes") are required to be withheld from any amounts payable to the
-----
Administrative Agent or any Lender hereunder or under any Notes, (i) the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and any Notes, provided, however, that the Credit Parties shall be entitled to deduct
       --------  -------
and withhold any Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of paragraph (c) of this Section 3.10 whenever any Non-Excluded
                    -------------         ------------
Taxes are payable by the Borrower, and (ii) as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and any Lender for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. If a Lender shall change its office that makes or maintains a Loan hereunder, the Borrower shall not be required to pay any increased amounts to the Lender in respect of any Non-Excluded Taxes pursuant to this Section 3.10(a) except to the extent that any obligation to withhold or
     ---------------
deduct any amount with respect to such Non-Excluded Taxes existed on the date the Lender changed such office, unless the Lender changed the office at the request of the Borrower. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          (b) If a Lender or the Administrative Agent receives a refund or realizes a credit or reduction in tax in respect of any Non-Excluded Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to Section 3.10(a) hereof it shall
                                                 ---------------
within 30 days from the date of such receipt pay over the amount of such refund or benefit of such credit or reduction in tax to the Borrower (but only to the extent of aggregate indemnity payments made, or additional amounts paid, by the Borrower under Section 3.10(a) hereof), net of all reasonable out-of-pocket
               ---------------
expenses of such Lender or the Administrative Agent and without interest (other than interest paid by the relevant Governmental Authority and respect to such refund, credit or reduction in tax); provided, however, that the Borrower, upon
                                     --------  -------
the request of such Lender or the Administrative Agent, agrees to repay the amount paid over to the Borrower (plus penalties, interest or other charges) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund, credit or reduction in tax to such Governmental Authority.

          (c) Tax Forms and Certificates. Each Lender that is not incorporated
              --------------------------
under the laws of the United States of America or a state thereof shall:

                    (A) on or before the date of any payment by the Borrower under this Agreement or Notes to such Lender, deliver to the Borrower and the Administrative Agent two duly completed copies of United States Internal Revenue Service Form W-8BEN or W-8ECI, or applicable successor form, as the case may be, certifying (x) that it is entitled to receive payments under this Agreement and any Notes without deduction or withholding of any United States federal income taxes and
          (y) that it is entitled to an exemption from United States backup withholding tax;

                    (B) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

                    (C) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent; or

               (ii) in the case of any such Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (A) represent to the Borrower (for the benefit of the Borrower and the Administrative Agent) that it is not a bank within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) agree to furnish the Borrower, on or before the date of any payment by the Borrower, with a copy to the Administrative Agent, two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN, or applicable successor form certifying to such Lender's legal entitlement at the date of such certificate to an exemption from U.S. withholding tax under the provisions of Section 881(c) of the Internal Revenue Code with respect to payments to be made under this Agreement and any Notes (and to deliver to the Borrower and the Administrative Agent two further copies of such forms on or before the date it expires or becomes obsolete and after the occurrence of any event requiring a change in the most recently provided form and, if necessary, obtain any extensions of time reasonably requested by the Borrower or the Administrative Agent for filing and completing such forms), and (C) agree, to the extent legally entitled to do so, upon reasonable request by the Borrower, to provide to the Borrower (for the benefit of the Borrower and the Administrative Agent) such other forms as may be reasonably required in order to establish the legal entitlement of such Lender to an exemption from withholding with respect to payments under this Agreement and any Notes.

Notwithstanding the above, if any change in treaty, law or regulation has occurred after the date such Person becomes a Lender hereunder which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent then such Lender shall be exempt from such requirements. Each Person that shall become a Lender or a participant of a Lender pursuant to Section 10.03(e) shall, upon the effectiveness of the related
                   ----------------
transfer, be required to provide all the forms, certifications and statements required pursuant to this subsection (c); provided that in the case of a
                          --------------  --------
participant of a Lender, the obligations of such participant of a Lender pursuant to this subsection (c) shall be determined as if the participant of a
                 --------------
Lender were a Lender except that such participant of a Lender shall furnish all such required forms, certifications and statements to the Lender from which the related participation shall have been purchased.

          (d) Mitigation. If any such taxes shall be or become applicable after
              ----------
the date of this Agreement to such payments by the Borrower to a Lender, such Lender shall use reasonable efforts to make, fund or maintain the Loan or Loans, as the case may be, through another Applicable Lending Office located in another jurisdiction so as to reduce, to the fullest extent possible, the Borrower's liability hereunder, if the making, funding or maintenance of such Loan or Loans through such other office is not, in the reasonable judgment of the Lender, materially disadvantageous to such Lender.

          Section 3.11 Funding Losses. The Borrower agrees to indemnify each
                       --------------
Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur (other than through such Lender's gross negligence or willful misconduct) as a consequence of (i) default by the Borrower in making a borrowing of, conversion into or continuation of Eurodollar Loans after the Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (ii) default by the Borrower in making any prepayment of a Eurodollar Loan after the Borrower has given a notice thereof in accordance with the provisions of this Agreement and (iii) the making of a prepayment of Eurodollar Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to
(i) the present value of the amount of interest which would have accrued on the amount prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the applicable Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Eurodollar Loans provided for herein (excluding, however, the Applicable Percentage included therein, if any) minus (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the Interbank Eurodollar market; provided, that such Lender
                                                  --------
shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

          Section 3.12 Pro Rata Treatment. Except to the extent otherwise
                       ------------------
provided herein:

          (a) Loans. Each Revolving Borrowing (including, without limitation,
              -----
each Mandatory LOC Borrowing and each Mandatory Swingline Borrowing), each payment or prepayment of principal of any Loan (subject to the terms of Section
                                                                        -------
3.03 providing holders of Tranche B Term Loans the option to decline prepayments
----
thereof), each payment of fees (other than the Issuing Lender Fees retained by the Issuing Lender for its own account and the administrative fees retained by the Administrative Agent for its own account), each reduction of the Revolving Committed Amount, and each conversion or continuation of any Loan, shall be allocated pro-rata among the relevant Lenders in accordance with the respective Revolving Commitment Percentages, Tranche A Term Loan Commitment Percentages and Tranche B Term Loan Commitment Percentages, as applicable, of such Lenders (or, if the Commitments of such Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Loans and Participation Interests of such Lenders); provided that, in the event any amount
                                          --------
paid to any Lender pursuant to this subsection (a) is rescinded or must
                                    --------------
otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

          (b) Letters of Credit. Each payment of unreimbursed drawings in
              -----------------
respect of LOC Obligations shall be allocated to each LOC Participant pro rata in accordance with its Revolving Commitment Percentage; provided that, if any
                                                        --------
LOC Participant shall have failed to pay its applicable pro rata share of any drawing under any Letter of Credit, then any amount to which such LOC Participant would otherwise be entitled pursuant to this subsection (b) shall
                                                         --------------
instead be payable to the Issuing Lender as necessary to achieve the foregoing pro rata allocations; provided further, that in the event any amount paid to any
                      -------- -------
LOC Participant pursuant to this subsection (b) is rescinded or must otherwise
                                 --------------
be returned by the Issuing Lender, each LOC Participant shall, upon the request of the Issuing Lender, repay to the Administrative Agent for the account of the Issuing Lender the amount so paid to such LOC Participant, with interest for the period commencing on the date such payment is returned by the Issuing Lender until the date the Issuing Lender receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

          Section 3.13 Sharing of Payments. The Lenders agree among themselves
                       -------------------
that, except to the extent otherwise provided herein, if any Lender shall obtain payment in respect of any Loan, unreimbursed drawing with respect to any LOC Obligations or any other obligation owing to such Lender under this Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means (including by way of payment from the Borrower), in excess of its pro-rata share of such payment as provided for in this Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, LOC Obligations, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, LOC Obligation or other obligation in the amount of such participation. Except as otherwise expressly provided in this Agreement, if any Lender or the Administrative Agent shall fail to remit to the Administrative Agent or any other Lender an amount payable by such Lender or the Administrative Agent to the Administrative Agent or such other Lender pursuant to this Agreement on the date when such amount is due, such payments shall be made together with interest thereon if paid within two Business Days of the date when such amount is due at a per annum rate equal to the Federal Funds Rate and thereafter at a per annum rate equal to the Base Rate until the date such amount is paid to the Administrative Agent or such other Lender. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.13 applies, such
                                                ------------
Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this
Section 3.13 to share in the benefits of any recovery on such secured claim.
------------

          Section 3.14 Payments; Computations.
                       ----------------------

          (a) Payments by the Borrower. Each payment of principal of and
              ------------------------
interest on Loans, LOC Obligations and fees hereunder (other than fees payable directly to the Issuing Lenders) shall be paid not later than 3:00 P.M. (local time in Charlotte, North Carolina) on the date when due, in Federal or other funds immediately available in Charlotte, North Carolina, to the Administrative Agent at its Agency Services Address. Each such payment shall be made irrespective of any set-off, counterclaim or defense to payment which might in the absence of this provision be asserted by the Borrower or any Affiliate against the Administrative Agent or any Lender. Payments received after 3:00 P.M. (local time in Charlotte, North Carolina) shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payments under this Agreement, specify to the Administrative Agent the Loan, Letters of Credit, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and if it fails to specify or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.12, distribute such payment to the Lenders in
                        ------------
such manner as the Administrative Agent may deem appropriate). The Administrative Agent will distribute such payments to the applicable Lenders on the date of receipt thereof, if such payment is received prior to 1:00 P.M.; otherwise the Administrative Agent will distribute such payment to the applicable Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day unless (in the case of Eurodollar Loans) such Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time. The Borrower hereby authorizes and directs the Administrative Agent to debit any account maintained by the Borrower with the Administrative Agent to pay when due any amounts required to be paid from time to time under this Agreement.

          (b) Distributions by the Administrative Agent. Unless the
              -----------------------------------------
Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Lenders hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date, and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent that the Borrower shall not have so made such payment, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (c) Computations. Except for Base Rate Loans, in which case interest
              ------------
shall be computed on the basis of a 365 or 366 day year as the case may be (unless the Base Rate is determined by reference to the Federal Funds Rate), all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

          (d) Failed Loans. If any Lender shall fail to make any Loan (a "Failed
              ------------                                                ------
Loan") which such Lender is otherwise obligated hereunder to make to the
----
Borrower on the date of Borrowing (including, without limitation, any Mandatory LOC Borrowing and any Mandatory Swingline Borrowing) thereof, and the Administrative Agent shall not have received notice from the Borrower or such Lender that any condition precedent to the making of the Failed Loan has not been satisfied, then, until such Lender shall have made or be deemed to have made (pursuant to the last sentence of this subsection (d)) the Failed Loan in
                                            --------------
full or the Administrative Agent shall have received notice from the Borrower or such Lender that any condition precedent to the making of the Failed Loan was not satisfied at the time the Failed Loan was to have been made, whenever the Administrative Agent shall receive any amount from the Borrower for the account of such Lender, (i) the amount so received (up to the amount of such Failed
Loan) will, upon receipt by the Administrative Agent, be deemed to have been paid to the Lender in satisfaction of the obligation for which paid, without actual disbursement of such amount to the Lender, (ii) the Lender will be deemed to have made the same amount available to the Administrative Agent for disbursement as a Loan to the Borrower (up to the amount of such Failed Loan) and (iii) the Administrative Agent will disburse such amount (up to the amount of the Failed Loan) to the Borrower or, if the Administrative Agent has previously made such amount available to the Borrower on behalf of such Lender pursuant to the provisions hereof, reimburse itself (up to the amount of the amount made available to the Borrower); provided, however, that the
                                        --------  -------
Administrative Agent shall have no obligation to disburse any such amount to the Borrower or otherwise apply it or deem it applied as provided herein unless the Administrative Agent shall have determined in its sole discretion that to so disburse such amount will not violate any law, rule, regulation or requirement applicable to the Administrative Agent. Upon any such disbursement by the Administrative Agent, such Lender shall be deemed to have made a Base Rate Loan of the same Class as the Failed Loan to the Borrower in satisfaction, to the extent thereof, of such Lender's obligation to make the Failed Loan.

          Section 3.15 Evidence of Debt. (a) Each Lender shall maintain an
                       ----------------
account or accounts evidencing each Loan made by such Lender to the Borrower from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement. Each Lender will make reasonable efforts to maintain the accuracy of its account or accounts and to promptly update its account or accounts from time to time, as necessary.

          (b) The Administrative Agent shall maintain the Register pursuant to
Section 10.03(c), and a subaccount for each Lender, in which Register and
----------------
subaccounts (taken together) shall be recorded (i) the amount, type and Interest Period of each such Loan hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from or for the account of the Borrower and each Lender's share thereof. The Administrative Agent will make reasonable efforts to maintain the accuracy of the subaccounts referred to in the preceding sentence and to promptly update such subaccounts from time to time, as necessary.

          (c) The entries made in the accounts, Register and subaccounts maintained pursuant to subsection (b) of this Section 3.15 (and, if consistent
                       --------------         ------------
with the entries of the Administrative Agent, subsection (a)) shall be prima
                                              --------------
facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the
                  --------  -------
Administrative Agent to maintain any such account, such Register or such sub account, as applicable, or any error therein, shall not in any manner affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms hereof.

                                   ARTICLE IV
                                   CONDITIONS

          Section 4.01 Conditions to Effectiveness. This Agreement shall become
                       ---------------------------
effective on the first date (the "Effective Date") upon which all of the
                                  --------------
following conditions have been satisfied:

          (a) Executed Credit Documents. Receipt by the Administrative Agent of
              -------------------------
duly executed copies of: (i) this Agreement; (ii) the Notes; (iii) the Acknowledgment Agreement; and (iv) all other Collateral Documents and other Credit Documents to be executed and delivered on the Effective Date, each in form and substance satisfactory to the Lenders in their sole discretion.

          (b) Corporate Documents. The Administrative Agent shall have received
              -------------------
the following:

               (i) Constituent Documents. A copy of the operating agreement,
                   ---------------------
     articles or certificates of incorporation, bylaws or other constituent document of Holdings and each Credit

     Party certified by a secretary or assistant secretary or other authorized signatory of Holdings and each Credit Party to be true and correct as of the Effective Date.

               (ii) Resolutions. Copies of resolutions of the Board of Directors
                    -----------
     or other governing body of Holdings and each Credit Party approving and adopting the Credit Documents, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary or other authorized signatory of Holdings and each Credit Party to be true and correct and in force and effect as of the Effective Date.

               (iii) Good Standing. Copies of (A) certificates of good standing,
                     -------------
     existence or its equivalent with respect to Holdings and each Credit Party certified as of a recent date by the appropriate Governmental Authorities of the state or other jurisdiction of formation and each other jurisdiction in which the failure to so qualify and be in good standing would have or be reasonably expected to have a Material Adverse Effect on the business or operations of Holdings and each Credit Party in such jurisdiction and (B) to the extent available, a certificate indicating payment of all applicable corporate or similar franchise taxes certified as of a recent date by the appropriate governmental taxing authority of its jurisdiction of incorporation.

               (iv) Incumbency. An incumbency certificate of Holdings and each
                    ----------
     Credit Party certified by a secretary or assistant secretary or other authorized signatory to be true and correct as of the Effective Date.

          (c) Financial Statements. The Administrative Agent and each Lender
              --------------------
shall have received: (i) audited financial statements of the Parent and its Consolidated Subsidiaries and the Borrower and its Consolidated Subsidiaries for the fiscal years ended December 31, 1999, 2000 and 2001, unaudited financial statements of the Parent and its Consolidated Subsidiaries and the Borrower and its Consolidated Subsidiaries for any interim quarterly periods which have ended since the most recent of such audited financial statements and at least 30 days prior to the Effective Date, and pro-forma financial statements as to the Parent and its Consolidated Subsidiaries and the Borrower and its Consolidated Subsidiaries giving effect to the Transaction, which in each case, (A) shall be satisfactory in form and, to the extent containing information in addition to, or different from the information contained in the Pre-Commitment Information, substance to the Administrative Agent, (B) shall not be materially inconsistent with the Pre-Commitment Information and (C) in the case of the financial statement of the Borrower and its Consolidated Subsidiaries, shall meet the requirements of Regulation S-X under the Securities Act of 1933, as amended, and all other accounting rules and regulations of the Securities Exchange Commission promulgated thereunder applicable to a registration statement under such Act on Form S-1; (ii) forecasts prepared by management of the Credit Parties, each in form satisfactory to the Administrative Agent and the Lenders, of balance sheets, income statements and cash flow statements on a monthly basis for the period from Effective Date through December 31, 2002 and on an annual basis for each year thereafter through the Maturity Date; and (iii) a written certification from the chief financial officer of the Parent and the Borrower on behalf of the Parent and the Borrower that (A) Consolidated EBITDA (adjusted in accordance with GAAP, with adjustments mutually satisfactory to the Administrative Agent and the Borrower in a manner substantially consistent with
Schedule 4.01(c) hereto) for the year ended December 31, 2001 was not less than
----------------
$109.5 million, (B) the pro-forma Leverage Ratio for the year ended December 31, 2001 (which pro-forma ratio shall be calculated reflecting the Transaction on a pro-forma basis) was not greater than 4.6:1.0 (provided, that Consolidated
                                               --------
EBITDA used in such calculation shall be adjusted as described in clause (A)
                                                                  ----------
above) and (C) the pro-forma financial statements delivered pursuant to clause
                                                                        ------
(i) above and the forecasts delivered pursuant to clause (ii) above were
---                                               -----------
prepared in good faith on the basis of the assumptions stated therein, which assumptions are fair in light of then existing conditions (it being understood that projections as to future events are subject to uncertainties and contingencies and that no assurance can be given that any financial projections contained in the forecasts delivered pursuant to clause (ii) above will be realized).
                                -----------

          (d) Opinions of Counsel. On the Effective Date, the Administrative
              -------------------
Agent shall have received:

               (i) from Debevoise & Plimpton, an opinion addressed to the Administrative Agent, the Collateral Agent and each Lender, dated the Effective Date, substantially in the form of Exhibit D-1 hereto;
                                                  -----------

               (ii) from special local counsel to the Credit Parties for Delaware, Washington and each other State in which any filings are required to perfect the security interest of the Collateral Agent in any Collateral, an opinion addressed to the Administrative Agent, the Collateral Agent and each Lender, dated the Effective Date, substantially in the form of Exhibit
                                                                         -------
     D-2 hereto;
     ---

               (iii) from Debevoise & Plimpton, copies of the opinion delivered by them as required under the Senior Subordinated Note Documents, including language to the effect that the Agents and the Lenders are entitled to rely on such opinions as if they were addressed to the Agents and the Lenders; and

               (iv) from Preston Gates, special maritime counsel to the Credit Parties, an opinion addressed to the Administrative Agent, the Collateral Agent and each Lender, dated the Effective Date, substantially in the form of Exhibit D-3 hereto.
        -----------

          (e) Capitalization. The Administrative Agent shall be satisfied in its
              --------------
reasonable judgment with (i) any changes in the capital and ownership structure of ASLP and each of its Subsidiaries (including that ASLP will remain the managing member of Holdings, approximately 90% of the Capital Stock of Holdings shall be owned by the ASLP, approximately 0.5% of the Capital Stock of Holdings will be owned by Bernt Bodal and Webjorn Eikrem, Holdings may have outstanding options for the purchase of up to 5.0% of its Capital Stock and the remainder of the Capital Stock of Holdings will be owned by two Affiliates of the Sponsor), all Capital Stock of the Parent shall be owned by Holdings, all Capital Stock of ASC shall be owned by the Parent, all Capital Stock of the Borrower shall be owned by the Parent and by ASC, all Capital Stock of the Borrower's Subsidiaries shall be owned by the Borrower or one or more of the Borrower's Subsidiaries, in each case free and clear of any Lien, charge or encumbrance not permitted hereunder and neither the Parent nor any of its Subsidiaries shall retain any Capital Stock of or other ownership interest in any member of the PLC Group) and the corporate or membership arrangements of ASLP, Holdings, the Parent, ASC, the Borrower and each of the other Credit Parties, including, without limitation, the limited partnership agreement of ASLP, the operating agreements of each of Holdings, the Parent and the Borrower, the charter and by-laws of ASC and the constitutive documents of each other Subsidiary of ASLP and each agreement or instrument relating thereto, (ii) the issuer(s), amount, tenor and other terms and conditions of all other equity and debt financings comprising part of the Transaction (including, without limitation, the Senior Subordinated Notes) and
(iii) evidence received by the Administrative Agent that the Borrower Debt Refinancing and the Norway Debt Repayments have been or are being simultaneously consummated.

          (f) Transaction. The final terms and conditions of each aspect of the
              -----------
Transaction, including, without limitation, all tax aspects thereof, shall be
(i) as described in the Commitment Letter and otherwise consistent with the description thereof received in writing as part of the Pre-Commitment Information and (ii) otherwise satisfactory to the Administrative Agent in its reasonable judgment. All agreements, instruments and documents entered into in connection with the Recapitalization (the

"Recapitalization Documents") shall be satisfactory to the Administrative Agent
 --------------------------
in its reasonable judgment. All conditions precedent to the consummation of each aspect of the Transaction shall have been satisfied or, with the prior written approval of the Administrative Agent, waived and each aspect of the Recapitalization shall have been consummated in accordance with the Recapitalization Documents, none of which shall be been altered, amended or otherwise changed or supplemented or any condition therein waived without the prior written consent of the Administrative Agent.

          (g) Refinancing of Certain Existing Debt; Other Debt. On the Effective
              ------------------------------------------------
Date, the commitments under all Refinanced Agreements shall have been terminated, all loans outstanding thereunder shall have been repaid in full, together with accrued interest thereon (including, without limitation, any prepayment premium), all letters of credit issued thereunder shall have been terminated or shall have been continued hereunder or backstopped by Letters of Credit issued hereunder and all other amounts owing pursuant to each Refinanced Agreement shall have been repaid in full, and the Administrative Agent shall have received evidence in form, scope and substance satisfactory to it that the matters set forth in this subsection (g) have been satisfied at such time. In
                          --------------
addition, on the Effective Date, the creditors under each Refinanced Agreement (other than the Original Credit Agreement) shall have terminated and released all applicable Liens on the capital stock of and assets owned by the Parent and its Subsidiaries and the Administrative Agent shall have received all such releases as may have been requested by the Administrative Agent, which releases shall be in form and substance satisfactory to the Administrative Agent. After the consummation of the transactions contemplated by the Recapitalization on the Effective Date, the Consolidated Parties shall have no material liabilities (actual or contingent) or Preferred Stock that would be required to be disclosed in a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, except (i) as disclosed in the most recent interim balance sheet included in the financial statements delivered pursuant to subsection (c) above, (ii) for accounts payable incurred in the
            --------------
ordinary course of business consistent with past practice since the date of the most recent interim balance sheet included in the financial statements delivered pursuant to subsection (s) below, (iii) Debt under the Credit Documents and the
            --------------
Senior Subordinated Notes and (iv) the Existing Debt.

          (h) Perfection of Personal Property Security Interests and Pledges;
              --------------------------------------------------------------
Search Reports. On or prior to the Effective Date, the Collateral Agent shall
--------------
have received:

               (i) a Perfection Certificate from each Credit Party;

               (ii) appropriate financing statements (Form UCC-1 or such other financing statements or similar notices as shall be required by local law) fully executed for filing under the Uniform Commercial Code or other applicable local law of each jurisdiction in which the filing of a financing statement or giving of notice may be required, or reasonably requested by the Collateral Agent, to perfect the security interests intended to be created by the Collateral Documents;

               (iii) copies of reports from CT Corporation System or other independent search service reasonably satisfactory to the Collateral Agent listing all effective financing statements that name the Parent, the Borrower, any other Credit Party as such, (under its present name and any previous name and, if requested by the Collateral Agent, under any trade names) as debtor or seller that are filed in the jurisdictions referred to in clause (ii) above, together with copies of such financing statements
        -----------
     (none of which shall cover the Collateral except to the extent evidencing Permitted Liens or for which the Collateral Agent shall have received termination statements (Form UCC-3 or such other termination statements as shall be required by local law) fully executed for filing);

               (iv) searches of ownership of intellectual property in the appropriate governmental offices and such patent/trademark/copyright filings as requested by the Collateral Agent to the extent necessary or advisable to perfect the Lender's security interest in intellectual property Collateral;

               (v) all of the Pledged Collateral, which Pledged Collateral shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Collateral Agent; and

               (vi) evidence of the completion of all other filings and recordings of or with respect to the Collateral Documents and of all other actions as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Collateral Documents.

          (i) Vessel Mortgages and Fishing Rights. The Collateral Agent shall
              -----------------------------------
have received (in form and substance satisfactory to the Collateral Agent):

               (i) current Abstracts of Title and Certificates of Documentation, certified as true and complete by the U.S. Coast Guard, for each of the Vessels with evidence that each Vessel has a fishery endorsement, together with copies of all recorded documents related to outstanding Liens, title issues or vessel documentation issues revealed by such Abstracts of Title or Certificates of Documentation as reasonably requested by the Administrative Agent;

               (ii) documentation relating to the termination or nonexistence of all defects, Liens and Vessel documentation issues not reasonably acceptable to the Administrative Agent, other than to the extent constituting Permitted Liens;

               (iii) copies of valid and current limited entry or other Permits and licenses issued by (A) the State of Alaska, if any, and (B) the National Marine Fisheries Service sufficient to permit the conduct of the Business in 2002 substantially as conducted in 2001, subject to applicable regulatory limits;

               (iv) copies of current charters, if any, for each of the Vessels, certified as true and complete by each Vessel owner, together with estoppel certificates verifying that the charter agreements are not in default;

               (v) documentation in form and substance satisfactory to the Collateral Agent which assigns a collateral interest in the Vessel charters, if applicable;

               (vi) a description of all pending suits, claims or other actions which may constitute or create a Lien against the Vessels or Fishing Rights, together with documentation regarding insurance and indemnity coverage for existing claims, except with respect to such suits, claims or other actions that would not reasonably be expected to have a Material Adverse Effect;

               (vii) receipt of all Fishing Rights Agreements, certified as true and complete by the Borrower, together with evidence satisfactory to the Collateral Agent of the completion of all actions as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests in favor of the Lenders in the Fishing Rights Agreements; and

               (viii) the duly executed and delivered Vessel Mortgages on the Vessels, and evidence of the completion of all filings and recordings of or with respect to the Vessel Mortgages and the other Collateral Documents pertinent to the Fishing Rights and of all other actions as may be necessary or, in the opinion of the Collateral Agent, desirable to perfect the security interests intended to be created by the Vessel Mortgages and such Collateral Documents.

          (j) Evidence of Insurance. Receipt by the Collateral Agent of copies
              ---------------------
of insurance policies or certificates of insurance of the Credit Parties and their subsidiaries evidencing liability and casualty insurance meeting the requirements set forth in the Credit Documents, including, but not limited to, naming the Collateral Agent as additional insured and sole loss payee on behalf of the Lenders.

          (k) Material Adverse Effect. Except as set forth in Schedule 5.02,
              -----------------------                         -------------
there shall not have occurred since December 31, 2001 any development or event relating to or affecting a Credit Party or any of their Subsidiaries which could reasonably expected to have (i) any material adverse effect upon the condition (financial or otherwise), operations, properties, assets, liabilities (actual and contingent), business, management or prospects of the Borrower and its Consolidated Subsidiaries taken as a whole, (ii) a material adverse effect on the ability of the Credit Parties, taken as a whole, to perform their obligations under this Agreement, the Notes and the other Credit Documents or
(iii) a material adverse effect on the rights and remedies of the Administrative Agent, the Collateral Agent and Lenders under this Agreement, the Notes and the other Credit Documents.

          (l) Approvals. On the Effective Date, all governmental (domestic or
              ---------
foreign) (including the Department of Transportation, Maritime Administration), regulatory and third party approvals necessary or, in the reasonable judgment of the Administrative Agent advisable in connection with the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein shall have been obtained and remain in full force and effect (it being understood that, with respect to the Department of Transportation, Maritime Administration, the Borrower shall have received a letter from the Department of Transportation, Maritime Administration substantially similar to the letter dated January 28, 2002 previously delivered to the Administrative Agent, and no law or regulation shall be applicable which in the reasonable judgment of the Administrative Agent could reasonably be expected to restrain, prevent or impose any material adverse conditions on any of the Credit Parties or the Transaction or such other transaction.

          (m) Litigation; Judgments. Except as set forth in Schedule 5.09, on
              ---------------------                         -------------
the Effective Date, there shall be no actions, suits, proceedings or investigations pending or, to the knowledge of the Credit Parties, threatened
(i) with respect to this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby or (ii) which the Administrative Agent or the Required Lenders shall reasonably determine would reasonably be expected to have a Material Adverse Effect. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the consummation of the transactions contemplated by the Transaction Documents and otherwise referred to herein or therein.

          (n) Solvency Opinion. On or prior to the Effective Date, the Borrower
              ----------------
shall have delivered or caused to be delivered to the Administrative Agent a solvency opinion from an independent valuation firm acceptable to the Administrative Agent a satisfactory opinion as to the financial condition of ASLP, the Parent and each of the Credit Parties, setting forth the conclusions that, after giving effect to the Recapitalization, the issuance of the Senior Subordinated Notes, the consummation of all other aspects of the Transaction and the consummation of all financings contemplated herein, the Consolidated Parties (on a consolidated basis but including their respective Consolidated Subsidiaries) and the Borrower (on a stand-alone basis) are not insolvent and will not be rendered insolvent by the indebtedness incurred in connection herewith, will not be left with unreasonably small capital with which to engage in its respective business and will not have incurred debts beyond its ability to pay as such debts mature and become due.

          (o) Appointment of Agent for Service of Process. The Administrative
              -------------------------------------------
Agent shall be satisfied that appropriate arrangements are in place for the appointment of CT Corporation System, presently located at 1633 Broadway, New York, New York 10019, as its agent to receive service of process as specified in
Section 10.11 hereof.
-------------

          (p) Payment of Fees. All costs, fees and expenses due to the
              ---------------
Administrative Agent, the Collateral Agent and the Lenders on or before the Effective Date incurred in connection with the Commitment Letter, the Fee Letter and the Transaction shall have been paid.

          (q) Counsel Fees. The Administrative Agent shall have received full
              ------------
payment from the Borrower of the reasonable and documented fees and expenses of Mayer, Brown, Rowe & Maw described in Section 10.03 which are billed through the
                                      -------------
Effective Date incurred in connection with the Commitment Letter, the Fee Letter and the Transaction.

          (r) Revolving Availability. After giving effect to all Credit Events
              ----------------------
occurring on the Effective Date, the aggregate unused Revolving Commitments shall exceed the aggregate amount of all Revolving Outstandings by at least $60,000,000, except with the prior written consent of the Administrative Agent.

          (s) Officer's Certificates. The Administrative Agent shall have
              ----------------------
received a certificate or certificates executed by a Responsible Officer of the Borrower on behalf of the Credit Parties as of the Effective Date stating that
(A) the Credit Parties and each of their Subsidiaries are in compliance with all existing material financial obligations, (B) the conditions set forth in clauses
                                                                         -------
(f), (k) and (m) of this Section 4.01 have been satisfied, (C) the Projections
---  ---     ---         ------------
(as defined in Section 4.01(c)) were prepared in good faith and using reasonable
               ----------------
assumptions and (D) immediately after giving effect to this Agreement, the other Credit Documents and all the transactions contemplated therein to occur on such date, (1) each Credit Party is Solvent, (2) no Default or Event of Default exists, (3) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, and (4) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.18.
   ------------

          (t) Other. The Administrative Agent shall have received such other
              -----
documents, instruments, agreements or information as may be reasonably requested by the Administrative Agent.

          (u) No Violation. Neither Holdings, the Borrower nor any of the other
              ------------
Credit Parties shall be in breach or violation in any material respect of any of their respective obligations under the Commitment Letter or the Fee Letter, nor shall Holdings, the Borrower or any of the other Credit Parties, or any of their respective Affiliates, have failed to comply with any of the requirements of the Commitment Letter or of the related Fee Letter in any material respect.

          (v) Full Disclosure. All of the Pre-Commitment Information shall be
              ---------------
complete and correct in all material respects; and no changes or developments shall have occurred, and no new or additional information, shall have been received or discovered by the Administrative Agent or the Lenders regarding the Credit Parties or the Transaction after the date of the Commitment Letter that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

          (w) Intercompany and Existing Debt. The Administrative Agent shall be
              ------------------------------
satisfied with the amount, terms, conditions and holders of all intercompany Debt and all Debt and other material liabilities of any of the Credit Parties owing to third parties to be outstanding on and after the Effective Date.

          (x) Appraisals. The Administrative Agent shall have received, in form
              ----------
and substance reasonably satisfactory to it, vessel survey reports as of a date proximate to the Effective Date on each vessel.

          (y) Vessels. The Administrative Agent shall have received satisfactory
              -------
evidence that, as to each Vessel included in the Collateral, (1) each Vessel has a fisheries endorsement and is owned and controlled by citizens of the United States as required by the AFA and regulations promulgated thereunder and meets all requirements to maintain such other endorsements as each Vessel may have,
(2) each Vessel and owner have a record of operations and activities reasonably satisfactory to Administrative Agent to assure its continuing right to engage in the fisheries in which it has historically participated, (3) the Transaction and the occurrence of the Effective Date shall not adversely affect the ownership or control of each such Vessel under the AFA nor such Vessel's nor owner's continuing right to engage in the fisheries in which it has historically participated and (4) the Transaction and occurrence of the Effective Date shall result in Administrative Agent (or a Collateral Agent or trustee on its behalf) having preferred marine mortgages on each Vessel so long as any Obligations remain outstanding hereunder and under the other Credit Documents; and all filing and recording fees and taxes shall have been duly paid and any surveys, title insurance, landlord waivers and access letters requested by the Administrative Agent with respect to real property interests of the Parent and its Subsidiaries shall have been obtained.

          (z) Senior Subordinated Notes. The Administrative Agent shall have
              -------------------------
received satisfactory evidence of receipt by the Borrower of not less than $175,000,000 gross cash proceeds from the issuance and sale by the Borrower of the Senior Subordinated Notes, which Senior Subordinated Notes shall have received a debt rating of not less than B3 by Moody's and B- by S&P, in each case with at least a "stable outlook" by said rating agencies.

          All corporate and legal proceedings and instruments and agreements relating to the transactions contemplated by this Agreement and the other Transaction Documents or in any other document delivered in connection herewith or therewith shall be satisfactory in form and substance to the Administrative Agent and its counsel, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams, if any, which the Administrative Agent reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities. The documents referred to in this Section shall be delivered to the Administrative Agent no later than the Effective Date. The certificates and opinions referred to in this Section shall be dated the Effective Date.

          On the Effective Date, the Original Credit Agreement will be automatically amended and restated in its entirety to read as set forth herein. On and after the Effective Date, the rights and obligations of the parties hereto shall be governed by this Agreement; provided that the rights and obligations of the parties hereto with respect to the period prior to the Effective Date shall continue to be governed by the provisions of the Original Credit Agreement. Once the Effective Date has occurred, all references to the Original Credit Agreement in any document, instrument, agreement, or writing shall from and after the Effective Date be deemed to refer to this Agreement, and, as used in this Agreement, the terms, "herein", "hereunder", "hereto", and words of similar import shall mean, from and after the Effective Date, this Agreement. Promptly after the Effective Date occurs, the Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding in all parties hereto. If the Effective Date does not occur before April 30, 2002, the Commitments shall terminate at the close of business on such date.

          Section 4.02 Conditions to All Credit Events. The obligation of any
                       -------------------------------
Lender to make a Loan on the occasion of any Borrowing, and the obligation of any Issuing Lender to issue (or renew or extend the term of) any Letter of Credit, is subject to the satisfaction of the following conditions:

          (a) Notice. The Borrower shall have delivered (i) in the case of any
              ------
Revolving Loan, Tranche A Term Loan or Tranche B Term Loan, to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in Section 2.01, 2.03 or 2.04, as applicable
                                    ------------  ----    ----
(ii) in the case of any Letter of Credit, to the Issuing Lender, an appropriate Letter of Credit Request, duly executed and completed, in accordance with the provisions of Section 2.02, and (iii) in the case of any Swingline Loan, to the
              ------------
Swingline Lender, a Swingline Loan Request, duly executed and completed, by the time specified in Section 2.05.
                  ------------

          (b) Representations and Warranties. The representations and warranties
              ------------------------------
made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly relate to an earlier date.

          (c) No Default. No Default or Event of Default shall exist or be
              ----------
continuing either prior to or after giving effect thereto.

          (d) Availability. Immediately after giving effect to the making of a
              ------------
Loan (and the application of the proceeds thereof) or to the issuance of a Letter of Credit, as the case may be, (i) the sum of the Revolving Loans outstanding plus LOC Obligations outstanding plus Swingline Loans outstanding shall not exceed the Revolving Commitment Amount, (ii) the sum of LOC Obligations outstanding shall not exceed the LOC Committed Amount and (iii) the sum of Swingline Loans outstanding shall not exceed the Swingline Committed Amount.

          (e) Term Borrowings. In the case of the initial Revolving Borrowing,
              ---------------
the fact that prior to, or concurrently with, such Revolving Borrowing, the Borrower shall have made the Tranche A Term Loan Borrowing and Tranche B Term Loan Borrowing in the full amount of the Tranche A Term Loan Commitments and the Tranche B Term Loan Commitments, respectively.

          The delivery of each Notice of Borrowing, Swingline Loan Request and each request for a Letter of Credit shall constitute a representation and warranty by the Credit Parties of the correctness of the matters specified in subsections (b), (c) and (d) above. This Section 4.02 shall not apply to
---------------  ---     ---             ------------
continuations or conversions of Loans made pursuant to Section 3.02.
                                                       ------------

                                   ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

          Each of the Parent and the Borrower represents and warrants, after giving effect to the consummation of the Recapitalization on the Effective Date, that:

          Section 5.01 Financial Condition.
                       -------------------

          (a) Audited Financial Statements. The audited annual financial
              ----------------------------
statements referred to in Section 4.01(c), copies of which have been delivered
                          ---------------
to each of the Lenders, have been examined by the independent certified public accountants whose reports thereon are included with such financial statements. Except as set forth on Schedule 5.01, all such financial statements have been
                       -------------
prepared in
conformity with GAAP applied on a consistent basis (except for changes, if any, required by GAAP and disclosed therein). Except as set forth on Schedule 5.01,
                                                                -------------
the statements of operations and cash flow included in such financial statements present fairly in all material respects, in accordance with GAAP the results of operations and cash flows of the pertinent entity or business for the respective periods covered, and the balance sheets included in such financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of the pertinent entity or business as of their respective dates.

          (b) Interim Financial Statements. Except as set forth on Schedule
              ----------------------------                         --------
5.01, the unaudited interim financial statements referred to in Section 4.01(c),
----                                                            ---------------
copies of which have been delivered to each of the Lenders, have been prepared in conformity with GAAP applied on a consistent basis with the financial statements referred to in subsection (a) of this Section, except for changes, if
                          --------------
any, required by GAAP and disclosed therein. Except as set forth on Schedule
                                                                    --------
5.01, the statements of profits and losses included in such interim financial
----
statements present fairly in all material respects, in accordance with GAAP the results of operations of the pertinent entity or business for the respective periods covered (subject to normal year-end adjustments resulting from audit), and the balance sheets included in such interim financial statements present fairly in all material respects, in accordance with GAAP, the financial condition of the pertinent entity or business as of their respective dates (subject to normal year-end adjustments resulting from audit). Except as described on Schedule 5.01, the balance sheets and the notes thereto included in
             -------------
the financial statements referred to in this subsection (b) and in subsection
                                             --------------        ----------
(a) above disclose all material liabilities, actual or contingent, of the Parent
---
and its Subsidiaries as of the dates thereof.

          (c) Pro-Forma Financial Statements. The pro-forma financial statements
              ------------------------------
and the consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of the most recent fiscal month prior to the Effective Date for which financial information is available (the "Pro-Forma
                                                                  ---------
Balance Sheet"), prepared on a pro-forma basis as of December 31, 2001 assuming
-------------
that the transactions contemplated by the Transaction Documents had actually occurred on such date, have heretofore been furnished to each Lender as part of the Pre-Commitment Information. The pro-forma financial statements delivered pursuant to Section 4.01(c) have been prepared in accordance with the standards
            ---------------
and methodology utilized by the independent certified public accountants whose reports are included in the financial statements referred to in subsection (a)
                                                                --------------
above. The Pro-Forma Balance Sheet has been prepared in good faith by the Borrower, based on the assumptions used to prepare the pro-forma financial information contained in the Pre-Commitment Information (which assumptions are believed by the Borrower on the date hereof and on the Effective Date to be reasonable), is based on the best information available to the Borrower as of the date of delivery thereof, accurately reflects all material adjustments required to be made to give effect to the transactions contemplated by the Transaction Documents and presents fairly on a pro-forma basis the estimated consolidated financial position of the Borrower and its Consolidated Subsidiaries as of December 31, 2001, assuming that the transactions contemplated by the Transaction Documents had actually occurred on that date. None of the Consolidated Parties has any reason to believe that such pro-forma balance sheet is misleading in any material respect in light of the circumstances existing at the time of the preparation thereof.

          (d) Projections. The Projections are based on good faith estimates and
              -----------
assumptions made by management of the Borrower. On the Effective Date, such management believed that the Projections were reasonable and attainable, it being recognized by the Lenders, however, that projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by the Projections may differ from the projected results and that such differences may be material.

          (e) No Undisclosed Liabilities. Except as fully reflected in the
              --------------------------
financial statements described in subsection (a) above and for items disclosed
                                  --------------
on Schedule 5.01 hereof and the Debt incurred under this Agreement and the
   -------------
Senior Subordinated Notes, (i) there were as of the Effective Date (and after giving effect to any Loans made and Letters of Credit issued or continued on such date), no liabilities or obligations (excluding current obligations and liabilities incurred in the ordinary course of business) with respect to any Consolidated Party of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due and including obligations or liabilities for taxes, long-term leases and unusual forward or other long-term commitments) that would be required to be disclosed in a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP, and (ii) as of the Effective Date, none of the Parent, or the Borrower knows of any basis for the assertion against any Consolidated Party of any such liability or obligation which, either individually or in the aggregate, are or would reasonably be expected to have a Material Adverse Effect.

          (f) Post-Closing Financial Statements. The financial statements
              ---------------------------------
delivered to the Lenders pursuant to Section 6.01(a) and (b), if any, (i) have
                                     ---------------     ---
been prepared in accordance with GAAP (except as may otherwise be permitted under Section 6.01(a) and (b)) and (ii) present fairly in all material respects
      ---------------     ---
(on the basis disclosed in the footnotes to such financial statements, if any) the financial condition, results of operation and cash flows of the Borrower and its Consolidated Subsidiaries as of the respective dates thereof and for the respective periods covered thereby.

          Section 5.02 No Material Change. Except as set forth in Schedule 5.02,
                       ------------------                         -------------
since December 31, 2001, there has been (i) no change in or event affecting the Borrower and its Subsidiaries or the Business that has had or may reasonably be expected to have a material adverse effect on the Business, taken as a whole, and (ii) no material adverse change in the condition (financial or otherwise), results of operations, properties, assets or business of the Borrower and its Consolidated Subsidiaries, considered as a whole, other than changes relating to the economy in general, and no development or event relating to or affecting any Consolidated Party which has had or would reasonably be expected to have a Material Adverse Effect. From and after the Effective Date, except as otherwise permitted under this Agreement, no Restricted Payments have been declared, paid or made upon the Capital Stock or other equity interest in any Consolidated Party nor has any of the Capital Stock or other equity interest in any Consolidated Party been redeemed, retired, purchased or otherwise acquired for value.

          Section 5.03 Organization and Good Standing. Each of the Consolidated
                       ------------------------------
Parties is a corporation or limited liability company duly formed, validly existing and in good standing under the laws of the jurisdiction of its formation, has all corporate or limited liability company powers, as the case may be, and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, except where the failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect, and is duly qualified as a foreign corporation or limited liability company, as applicable, licensed and in good standing in each jurisdiction where qualification or licensing is required by the nature of its business or the character and location of its property, business or customers and in which the failure to so qualify or be licensed, as the case may be, in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

          Section 5.04 Power; Authorization; Enforceable Obligations. Each of
                       ---------------------------------------------
the Credit Parties has the corporate or other necessary power and authority, and the legal right to execute, deliver and perform the Transaction Documents to which it is a party and, in the case of the Borrower, to obtain extensions of credit hereunder, and has taken all necessary action to authorize the borrowings and other extensions of credit on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of the Transaction Documents to which it is a party. No consent or authorization of, filing with, notice to or other similar act by or in respect of, any Governmental Authority or any other Person is required to be obtained or made by or on behalf of any Credit Party in connection with the borrowings or other extensions of credit hereunder or with the execution, delivery, performance, validity or enforceability of the Transaction Documents, except (i) for consents, authorizations, notices and filings disclosed in Schedule 5.04, all of which have been obtained or made, (ii) where
             -------------
the failure to obtain such consents would not reasonably be expected to have a Material Adverse Effect, and (iii) filings to perfect the Liens created by the Collateral Documents. This Agreement has been, and each other Transaction Document to which any Credit Party is a party will be, duly executed and delivered on behalf of such Person. This Agreement constitutes, and each other Transaction Document to which any Credit Party is a party when executed and delivered will constitute, a legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by equitable principles of general applicability (whether enforcement is sought by proceedings in equity or at law or in admiralty).

          Section 5.05 No Conflicts. Neither the execution and delivery by any
                       ------------
Credit Party of the Transaction Documents to which it is a party, nor the consummation of the transactions contemplated therein, nor performance of and compliance with the terms and provisions thereof by such Person, nor the exercise of remedies by the Agents and the Lenders under the Credit Documents, will (i) violate or conflict with any provision of its articles or certificate of incorporation or bylaws or other organizational or governing documents of such Person, (ii) (x) violate, contravene or conflict with Regulation U or Regulation X or (y) violate, contravene or conflict with any Requirement of Law applicable to it or its properties, except, solely with respect to this subclause (y), for violations, contraventions or conflicts that would not
-------------
reasonably be expected to have a Material Adverse Effect, (iii) violate, contravene or conflict with contractual provisions of, cause an event of default under, or give rise to material increased, additional, accelerated or guaranteed, rights of any Person under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it may be bound, except for violations, contraventions or conflicts that would not reasonably be expected to have a Material Adverse Effect, or (iv) result in or require the creation of any Lien (other than the Lien of the Collateral Documents or other Permitted Liens) upon or with respect to its properties.

          Section 5.06 No Default. None of the Consolidated Parties is in
                       ----------
default in any respect under any loan agreement, indenture, mortgage, security agreement or other agreement relating to Debt or any other contract, lease, agreement or obligation to which it is a party or by which any of its properties is bound which default would reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

          Section 5.07 Assets. Each Consolidated Party is the owner of, and has
                       ------
good and marketable title to, all of its respective assets and none of such assets is subject to any Lien other than Permitted Liens. As of the Effective Date, after giving effect to consummation of the transactions contemplated by the Transaction Documents, the Credit Parties do not own any properties used in the business of, or as Capital Stock of, any member of the PLC Group.

          Section 5.08 Debt. Except as permitted under Section 7.01, the
                       ----                            ------------
Consolidated Parties have no Debt.

          Section 5.09 Litigation. Except as disclosed in Schedule 5.09, there
                       ----------                         -------------
are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings pending for which service of process or other written notice has been received or, to the knowledge of any Credit Party, threatened against or affecting any Consolidated Party which would reasonably be expected to have a Material Adverse Effect.

          Section 5.10 Taxes. Each Consolidated Party has filed, or caused to be
                       -----
filed, all material tax returns (including federal, state, local and foreign tax returns) required to be filed and paid (i) all amounts of taxes shown thereon to be due (including interest and penalties) and (ii) all fees, assessments and other governmental charges owing by it, except for such amounts (x) which are not yet delinquent or (y) that are being contested in good faith and by proper proceedings diligently pursued, and against which adequate reserves are being maintained in accordance with GAAP. Except as set forth on Schedule 5.10, no
                                                           -------------
Credit Party knows of any pending investigation of such party by any taxing authority or proposed tax assessments against it or any Consolidated Party.

          Section 5.11 Compliance with Law. Except as set forth on Schedule
                       -------------------                         --------
5.11, each Consolidated Party is in compliance with all Requirements of Law
----
(excluding Environmental Laws) and the AFA applicable to it or to its properties, except for any such failure to comply which could not reasonably be expected to cause a Material Adverse Effect. To the knowledge of the Credit Parties, none of the Consolidated Parties or any of their respective material properties or assets is subject to or in default with respect to any judgment, writ, injunction, decree or order of any court or other Governmental Authority. Except as disclosed in Schedule 5.11, none of the Consolidated Parties has
                       -------------
received any written communication in the 12 months prior to the Effective Date from any Governmental Authority that alleges that any of the Consolidated Parties is not in compliance in any material respect with any Requirement of Law, except for allegations that have been satisfactorily resolved and are no longer outstanding.

          Section 5.12 ERISA. Except as disclosed in Schedule 5.12:
                       -----                         -------------

          (a) As of the Effective Date, no Consolidated Party maintains, operates or funds any Multi-Employer Plan or Multiple Employer Plan.

          (b) During the five-year period prior to the date on which this representation is made or deemed made: (i) no ERISA Event has occurred, and, to the knowledge of the Credit Parties, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, has occurred with respect to any Single Employer Plan;
(iii) each Single Employer Plan and, to the knowledge of the Credit Parties, each Multiemployer Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; and (iv) no Lien in favor of the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

          (c) The actuarial present value of all "benefit liabilities" (as defined in Section 4001(a)(16) of ERISA), whether or not vested, under each Single Employer Plan, as of the last annual valuation date prior to the date on which this representation is made or deemed made (determined, in each case, in accordance with Financial Accounting Standards Board Statement 87, utilizing the actuarial assumptions used in such Plan's most recent actuarial valuation report), did not exceed as of such valuation date the fair market value of the assets of such Plan by greater than $25,000,000.

          (d) None of the Consolidated Parties or any ERISA Affiliate has incurred and has outstanding, or, to the knowledge of the Credit Parties, could be reasonably expected to incur, any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. None of the Consolidated Parties or any ERISA Affiliate would become subject to any material withdrawal liability under ERISA if the Consolidated Parties or any ERISA Affiliate were to withdraw completely from all Multiemployer Plans and Multiple Employer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. None of the Consolidated Parties or any

ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the knowledge of the Credit Parties, reasonably expected to be in reorganization, insolvent or terminated.

          (e) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject any Consolidated Party or any ERISA Affiliate to any liability under Section 406, 409, 502(i) or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Consolidated Party or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability except for any transaction or breach that would not reasonably be expected to have a Material Adverse Effect.

          (f) None of the Consolidated Parties or any ERISA Affiliate has any material liability with respect to "expected post-retirement benefit obligations" within the meaning of the Financial Accounting Standard Board Statement 106. Each Plan which is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601 through 609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects of such sections.

          (g) Neither the execution and delivery of this Agreement nor the consummation of the financing transactions contemplated hereunder will involve any transaction which is subject to the prohibitions of Sections 404, 406 or 407 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation in the preceding sentence is made in reliance upon and subject to the accuracy of the Lenders' timely representation in Section 10.17 with respect to their source of funds and is subject, in the
   -------------
event that the source of the funds used by the Lenders in connection with this transaction is an insurance company's general asset account, to the application of Prohibited Transaction Class Exemption 95-60, 60 Fed. Reg. 35,925 (1995), compliance with the regulations issued under Section 401(c)(1)(A) of ERISA, or the issuance of any other prohibited transaction exemption or similar relief, to the effect that assets in an insurance company's general asset account do not constitute assets of an "employee benefit plan" within the meaning of Section 3(3) of ERISA of a "plan" within the meaning of Section 4975(e)(1) of the Code.

          Section 5.13 Subsidiaries. Schedule 5.13 sets forth a complete and
                       ------------  -------------
accurate list as of the Effective Date of all Subsidiaries of the Parent.
Schedule 5.13 sets forth as of the Effective Date the jurisdiction of formation
-------------
of each such Subsidiary, the number of authorized shares of each class of Capital Stock of each such Subsidiary, the number of outstanding shares of each class of Capital Stock, the number and percentage of outstanding shares of each class of Capital Stock of each such Subsidiary directly owned by any Person; and the number and effect, if exercised, of all Equity Equivalents with respect to Capital Stock of each such Subsidiary. All the outstanding Capital Stock of each Subsidiary of the Parent is validly issued, fully paid and non-assessable and, as of the Effective Date, is owned by the Parent, directly or indirectly, free and clear of all Liens (other than those arising under the Collateral Documents). Other than as set forth in Schedule 5.13, as of the Effective Date
                                       -------------
no such Subsidiary has outstanding any Equity Equivalents with respect to its Capital Stock nor does any such Person have outstanding any rights to subscribe for or to purchase or any options for the purchase of, or any agreements providing for the issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its Capital Stock. The Parent has no Subsidiaries, other than ASC and the Borrower and its Subsidiaries.

          Section 5.14 Governmental Regulations, Etc. (a) No part of the Letters
                       -----------------------------
of Credit or proceeds of the Loans will be used, directly, or indirectly, for the purpose of purchasing or carrying any "Margin Stock" within the meaning of Regulation U. If requested by any Lender or the Administrative

Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in Regulation U. No indebtedness being reduced or retired out of the proceeds of the Loans was or will be incurred for the purpose of purchasing or carrying any Margin Stock within the meaning of Regulation U or any "margin security" within the meaning of Regulation T. "Margin Stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Consolidated Parties. None of the transactions contemplated by this Agreement (including the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of the Securities Act, as amended, the Exchange Act or regulations issued pursuant thereto, or Regulation T, U or X.

          (b) None of the Consolidated Parties is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended. In addition, none of the Consolidated Parties is (i) an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, (ii) controlled by such a company, or (iii) a "holding company", a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1934, as amended.

          (c) No director, executive officer or principal holder of Capital Stock of the Parent or any of its Subsidiaries is a director, executive officer or principal shareholder of any Lender. For the purposes hereof, the terms "director", "executive officer" and "principal shareholder" (when used with reference to any Lender) have the respective meanings assigned thereto in Regulation O issued by the Board of Governors of the Federal Reserve System.

          (d) Each of the Consolidated Parties has obtained and holds in full force and effect all franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals, which are necessary for the ownership of its respective property and to the conduct of its respective businesses as presently conducted, except where the failure to obtain such franchises, licenses, permits, certificates, authorizations, qualifications, accreditations, easements, rights of way and other rights, consents and approvals would not reasonably be expected to have a Material Adverse Effect.

          (e) Each of the Consolidated Parties is current with all material reports and documents, if any, required to be filed with any state or federal securities commission or similar agency and is in full compliance in all materials respect with all applicable rules and regulations of such commissions.

          Section 5.15 Purpose of Loans and Letters of Credit. The proceeds of
                       --------------------------------------
the Tranche A Term Loans, the Tranche B Term Loans and any Revolving Loans made on the Effective Date, together with the proceeds of the Senior Subordinated Notes, will be used solely to refinance the Loans outstanding under the Original Credit Agreement, to repay all amounts outstanding under the ASC Norway Note, to make the Special Distribution and to pay fees and expenses incurred in connection with the transactions contemplated by the Transaction Documents. The proceeds of the Revolving Loans and Swingline Loans made after the Effective Date will be used solely to provide for the working capital requirements of the Borrower and its Subsidiaries and for the general corporate purposes of the Borrower and its Subsidiaries, including Permitted Acquisitions. The Letters of Credit shall be used only for or in connection with appeal bonds, reimbursement obligations arising in connection with surety and reclamation bonds, reinsurance, domestic or international trade transactions and other obligations relating to transactions entered into by the Borrower and its Subsidiaries in the ordinary course of business.

          Section 5.16 Environmental Matters. Except as disclosed in Schedule
                       ---------------------                         --------
5.16:
----

          (a) To the knowledge of the Credit Parties, each of the facilities and properties owned, leased or operated by any Consolidated Party (the "Company
                                                                     -------
Properties") and all operations at the Company Properties are in compliance with
----------
all applicable Environmental Laws except for such non compliance that would not reasonably be expected to have a Material Adverse Effect, and there is no violation of any Environmental Law with respect to the Company Properties or the businesses operated by any Consolidated Party (the "Businesses") and that, in
                                                    ----------
each case, would reasonably be expected to have a Material Adverse Effect, and there are no conditions or circumstances relating to the Businesses or Company Properties or any former facilities, properties or businesses of any Consolidated Party that could give rise to liability of any Consolidated Party under any applicable Environmental Laws or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against any such liability.

          (b) To the knowledge of the Credit Parties, none of the Company Properties contains, or has previously contained, any Hazardous Materials at, on or under the Company Properties in amounts or concentrations that constitute or constituted a violation of, or could give rise to liability of any Consolidated Party under, Environmental Laws or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against such liability.

          (c) No Consolidated Party has received any written or verbal notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Company Properties or the Businesses, nor does any Consolidated Party have knowledge or reason to believe as of the Effective Date that any such notice will be received or is being threatened.

          (d) To the knowledge of the Credit Parties, Hazardous Materials have not been transported or disposed of from the Company Properties, or generated, treated, stored or disposed of at, on or under any of the Company Properties or any other location, in each case by or on behalf of any Consolidated Party in violation of, or in a manner that could give rise to liability of any Consolidated Party under, any applicable Environmental Law or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against such liability, and that, in each case, would reasonably be expected to have a Material Adverse Effect.

          (e) To the knowledge of the Credit Parties, no judicial proceeding or governmental or administrative action is pending or, to the knowledge of any Credit Party, threatened, under any Environmental Law to which any Consolidated Party is or will be named as a party, nor are there any consent decrees, consent orders, administrative orders, other decrees or orders or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Consolidated Party, the Company Properties or the Businesses.

          (f) To the knowledge of the Credit Parties, there has been no release or threat of release of Hazardous Substances at or from the Company Properties, or arising from or related to the operations (including disposal) of any Consolidated Party in connection with the Company Properties or otherwise in connection with the Businesses, in violation of or in amounts or in a manner that could reasonably be expected to give rise to liability under Environmental Laws or under any agreement or other instrument pursuant to which any Consolidated Party has agreed or is required to indemnify any Person against such liability), and that, in each case, would reasonably be expected to have a Material Adverse Effect.

          Section 5.17 Intellectual Property. Except as disclosed in Schedule
                       ---------------------                         --------
5.17:
----

          (a) Each Consolidated Party owns, or has the legal right to use, all trademarks, tradenames, copyrights, service marks, proprietary techniques, patents, patent applications, trade secrets, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business
      ---------------------
as currently conducted except for those the failure to own or have such legal right to use would not reasonably be expected to have a Material Adverse Effect. All material Intellectual Property owned by any Consolidated Party is referred to herein as the "Material Owned Intellectual Property" and all material
                  ------------------------------------
Intellectual Property that any Consolidated Party has the right to use, but not ownership of is referred to herein as "Material Licensed Intellectual Property."
                                       ---------------------------------------
The Material Owned Intellectual Property and the Material Licensed Intellectual Property is referred to collectively as the "Material Intellectual Property."
                                             ------------------------------
Schedule 5.17 sets forth a complete and accurate list as of the Effective Date
-------------
of the Material Owned Intellectual Property and the Material Licensed Intellectual Property. Except as set forth on Schedule 5.17, hereto, none of the
                                              -------------
Consolidated Parties has granted any option, licenses or agreements of any kind relating to Material Intellectual Property.

          (b) Except as set forth on Schedule 5.17 hereto, to the knowledge of
                                     -------------
the Credit Parties, no claim has been asserted and is pending by any Person challenging or questioning the use, ownership or enforceability of any Material Intellectual Property or the validity or effectiveness of any Material Intellectual Property, and to the Credit Parties' knowledge the use of the Material Intellectual Property by any Credit Party does not infringe on the rights of any Person. None of the Consolidated Parties is in breach of any material provision of any license, sublicense or other agreement which relates to any of the Material Licensed Intellectual Property, and none of the Consolidated Parties has taken any action which would impair or otherwise adversely affect its rights in any of the Material Intellectual Property. All the Material Owned Intellectual Property is valid and enforceable, except that, with respect to the applications to register any unregistered Intellectual Property (but not with respect to the underlying Intellectual Property rights that are the subject of such applications), the Credit Parties only represent and warrant that such applications are pending and in good standing all without challenge of any kind.

          (c) The Material Owned Intellectual Property has been maintained in confidence in accordance with protection procedures customarily used to protect rights of like importance. To the knowledge of the Credit Parties, no former or current Personnel have any claim against the Consolidated Parties in connection with such Person's involvement in the conception and development of any Intellectual Property and no such claim has been asserted or is threatened. None of the current officers and employees of any of the Consolidated Parties have any patents issued or applications pending for any device, process, design or invention of any kind now used or needed by any of the Consolidated Parties in the furtherance of its business operations, which patents or applications have not been assigned to the Consolidated Parties, with such assignment duly recorded in the United States Patent Office.

          Section 5.18 Solvency. Each Credit Party is and, immediately after
                       --------
consummation of the transactions contemplated by this Agreement (including the Recapitalization), will be Solvent.

          Section 5.19 Investments. All Investments of any Consolidated Party
                       -----------
are Permitted Investments.

          Section 5.20 Location of Collateral. Schedule 5.20(a) sets forth a
                       ----------------------  ----------------
complete and accurate list as of the Effective Date of (i) each Real Property owned in fee by the Consolidated Parties and (ii) each real property leased by the Consolidated Parties for which annual rental payments exceed $10,000, in each case with street address, county, state and country where located. Set forth on Schedule 5.20(b) is a complete and accurate list as of the Effective
         ----------------
Date of all Mortgaged Properties with street address, county, state and country where located. Set forth on the Perfection Certificates is a complete and accurate list as of the Effective Date of all locations where any tangible property of a Credit

Party is located, including county and state where located. Set forth on the Perfection Certificates is the chief executive office and principal place of business of each Credit Party as of the Effective Date.

          Section 5.21 Disclosure. As of the Effective Date, neither this
                       ----------
Agreement nor any financial statements delivered to the Lenders pursuant thereto nor any other document, certificate or statement furnished to the Lenders by or on behalf of any Consolidated Party in connection with the transactions contemplated hereby (other than financial projections) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading. All financial projections that have been made available to the Administrative Agent or the Lenders by any Consolidated Party or any representatives thereof in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by the Consolidated Party to be reasonable.

          Section 5.22 No Burdensome Restrictions; Material Agreements.

          (a) Except as set forth on Schedule 5.22, no Consolidated Party is a
                                     -------------
party to any agreement or instrument or subject to any other obligation or any charter or corporate restriction or any provision of any applicable law, rule or regulation which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect. Schedule 5.22 sets forth a complete and
                                   -------------
accurate list as of the Effective Date of each agreement, contract, lease, license, commitment or other instrument to which any Consolidated Party is a party or by which it or any of its properties are or may be bound after giving effect to the transactions contemplated by the Transaction Documents, the loss of which could, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (collectively, the "Material Contracts").
                                              ------------------

          (b) Except as set forth in Schedule 5.22, as of the Effective Date,
                                     -------------
after giving effect to the transactions contemplated by the Transaction Documents, each Material Contract will be in all material respects valid, binding and in full force and effect with respect to, and will be enforceable by, the Parent or any Subsidiary of the Parent which is a party thereto in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally and by equitable principles of general applicability (whether in equity or at law or in admiralty). Except as set forth in Schedule
                                                                      --------
5.22, as of the Effective Date, after giving effect to the transactions
----
contemplated by the Transaction Documents, each of the Parent and its Subsidiaries will have performed in all material respects all obligations required to be performed by it to date under the Material Contracts and it will not be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Credit Parties, no other party to any of the Material Contracts will be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. As of the Effective Date, after giving effect to the Recapitalization, neither the Parent nor any of its Subsidiaries, nor, to the knowledge of the Credit Parties or the Parent, any other party to any Material Contract, will have given notice of termination of, or knowingly taken any action inconsistent with the continuation of, any Material Contract. As of the Effective Date, after giving effect to the transactions contemplated by the Recapitalization, to the knowledge of the Credit Parties, none of such other parties will have any right exercisable as of the Effective Date to terminate any Material Contract for any reason, including as a result of the execution, delivery or performance of the Transaction Documents, the collateral assignment of such Material Contract to the Collateral Agent on behalf of the Lenders or the consummation of the Recapitalization, except as set forth on Schedule 5.22.
                       -------------

          (c) Except as set forth on Schedule 5.22, as of the Effective Date,
                                     -------------
none of the Parent, or the Borrower has any knowledge of any actual or threatened adverse change in the relationship between the Parent or any of its Subsidiaries and any material customer, supplier distributor or other party with whom the Parent or any of its Subsidiaries does business, whether as a result of the transactions contemplated by the Transaction Documents or otherwise.

          Section 5.23 Brokers' Fees. Except as set forth on Schedule 5.23, no
                       -------------                         -------------
Consolidated Party has any obligation to any Person in respect of any finder's, broker's, investment banking or other similar fee in connection with any of the transactions contemplated by the Transaction Documents.

          Section 5.24 Labor Matters. Except as disclosed in Schedule 5.24,
                       -------------                         -------------
there are no collective bargaining agreements or Multiemployer Plans covering the employees of the Consolidated Parties as of the Effective Date and none of the Consolidated Parties has suffered any strike, walkout, work stoppage, unfair labor practice complaint or other material labor difficulty within the two years prior to the Effective Date. To the knowledge of the Credit Parties and except as disclosed in Schedule 5.24, no union representation question exists with
                -------------
respect to the employees of any Consolidated Party and no union organizing activities are taking place. The hours worked by and payments made to employees of the Consolidated Parties have not been (i) in violation in any material respect of the Fair Labor Standards Act or (ii) in violation of any other applicable Federal, state, local or foreign law dealing with such matters except where such violation could not reasonably be expected to have a Material Adverse Effect. All payments due from any Consolidated Party, or for which any claim may be made against any Consolidated Party, on account of wages, employee health and welfare insurance or other benefits, have been paid or accrued as a liability on the books of the Consolidated Parties except where the failure to pay or accrue as a liability would not reasonably be expected to have a Material Adverse Effect. The consummation of the transactions contemplated by the Transaction Documents will not give rise to any right of termination or right or renegotiation on the part of any union under any collective bargaining agreement to which any Consolidated Party is bound.

          Section 5.25 Vessels; Fishing Rights.
                       -----------------------

          (a) Vessels. The Vessels are identified on Schedule 5.25. Each Vessel
              -------                                -------------
is solely owned by the Borrower or a Subsidiary, as indicated on such Schedule. Each Vessel: (i) is duly documented as a U.S. flag vessel with a fishery endorsement in the name of the Borrower or a Subsidiary; (ii) is duly qualified for a fishery endorsement under Chapter 121 of Title 46 of the United States Code and the regulations thereunder; and (iii) is a catcher/processor vessel named in Section 208(e)(1), (2), (3), (4), (5), (6) or (7) of the Americans Fisheries Act, Title II of Division C, Pub.L. 105-277 (October 21, 1998) or any successor thereto (the "AFA"), except the Vessel American Challenger, official
                        ---
number 633219, which, to the knowledge of the Credit Parties, is the vessel named in Section 208(b)(1) of the AFA and that the listing of the Vessel therein with an incorrect official number is an error that does not alter the application of such Section to the American Challenger, official number 633219. Except as otherwise disclosed to the Administrative Agent in writing, the Borrower or one or more of its Wholly-Owned Domestic Subsidiaries holds good and marketable title to the Vessels and the Appurtenances thereto, free and clear of all Liens other than Permitted Liens, and since October 21, 1998 and prior to the Effective Date, each of the Vessels has been continuously documented with a valid fishery endorsement, except for routine surrender and prompt reissuance of certificates of documentation with a fishery endorsement as disclosed on Schedule 5.25. On and after the Effective Date, there has occurred
             -------------
no lapse of documentation or other event which could adversely affect any Vessel's qualifications or eligibility to operate in the fisheries of the United States at or after Effective Date. There are no contractual restrictions on the operation of any of the Vessels or any of the Appurtenances thereto, other than through bareboat charters and fishery cooperative agreements that are identified in Schedule 5.25 or restrictions that would not reasonably be expected to have a
   -------------
Material Adverse Effect.

          (b) Fishing Rights. The Borrower or a Subsidiary, as indicated in
              --------------
Schedule 5.25, holds all right, title and interest in Fishing Rights relating to
-------------
each Vessel and the Appurtenances thereto,
and all Approvals and Permits evidencing or representing such Fishing Rights for which Approvals or Permits are issued by any Governmental Authority as identified in Schedule 5.25, free and clear of all Liens other than Permitted
              -------------
Liens. Each of the Consolidated Parties which is a party to a fishing cooperative that relates to or impacts Fishing Rights Agreements is qualified to remain a member of the cooperative. None of the Consolidated Parties has committed any violation, or act or omission, which could give rise to an action by such cooperative to revoke, suspend, amend, limit or terminate any of their rights in such cooperative agreements.

          Section 5.26 Condition and Use of the Vessels and Fishing Rights.

          (a) Condition and Use of the Vessels.

               (i) Except for the American Challenger, each of the Vessels is classified with Det norske Veritas as set forth on Schedule 5.26. As of the
                                                        -------------
     date hereof, there are no material outstanding exceptions noted in any class survey or certification, and no recommendations that have been made in any class survey or other survey of the Vessels that have not been fully and properly corrected or completed. The Borrower or one or more of its Subsidiaries has been issued and possesses for the Vessels, all tonnage certificates, loadline certificates and certificates of compliance issued by lawfully approved classification societies that are necessary for the continued operation of the Vessels, in each case, as they are now operated, and each of such certificates is valid and in full force and effect. None of the Vessels has touched ground or been in a collision or allision causing material damage to the Vessel since its last classification survey and drydocking except for instances of touching ground which have been disclosed in writing to the Administrative Agent which would not be reasonably likely to have a Material Adverse Effect.

               (ii) Except as set forth in Schedule 5.26(a) or (b) or as
                                           ----------------    ---
     otherwise disclosed in writing to the Administrative Agent, none of the Vessels or any of the Appurtenances to any of the Vessels has been used for any illegal purpose, except for such failures to be in compliance with applicable laws which individually or in the aggregate have not had and will not have a Material Adverse Effect. Except as set forth on Schedule
                                                                     --------
     5.26(a) or 5.26(b) none of the Consolidated Parties is the subject of any
     -------    -------
     material civil or administrative enforcement proceedings by the National Marine Fisheries Service, the United States Coast Guard or any other Governmental Authority. Except as set forth on Schedule 5.26(a) or 5.26(b)
                                                    ----------------    -------
     none of the Consolidated Parties has received a warning letter with respect to any potential or unresolved violation, is aware of any potential violation or pending investigation of any potential material violation, of any state, federal or international law or protocol relating to the use or operation of the Vessels or any of the Appurtenances to any of the Vessels. Except as set forth in Schedule 5.26(a) or (b) or as otherwise disclosed in
                            ----------------    ---
     writing to the Administrative Agent, none of the Consolidated Parties has committed any violation of law giving rise to any Lien against any of the Vessels which could permit forfeiture of any of the Vessels or any of the Appurtenances to any of the Vessels or an in rem action against any of the
                                               -- ---
     Vessels or any of the Appurtenances to any of the Vessels by any Governmental Authority. To the Consolidated Parties' knowledge, there has been no violation of law relating to possession or use of drugs or drug paraphernalia aboard any of the Vessels, except for such failures to be in compliance with applicable laws which individually or in the aggregate have not had and will not have a Material Adverse Effect and its Consolidated Subsidiaries, considered as a whole, and the Consolidated Parties have taken the appropriate actions and instituted policies to prevent any such possession or use.

          (b) Condition and Use the Fishing Rights. Except as disclosed on
              ------------------------------------
Schedule 5.26(b): Each of the Consolidated Parties which holds an Approval or
----------------
Permit identified on Schedule 5.25 is
                     -------------
qualified under applicable law to hold such Approval or Permit and the Fishing Rights evidenced or represented thereby and has been qualified to hold such Approval or Permit (including prior annual renewals thereof) at all relevant times. Except as otherwise disclosed to the Administrative Agent in writing, none of the Consolidated Parties has committed any violation of law, or other act or omission which could give rise to an action by any Governmental Authority to revoke, suspend, amend, limit, terminate, or deny original issuance or renewal of any of their respective Fishing Rights or any Approval or Permit evidencing or representing such Fishing Rights. Except as set forth on Schedule
                                                                       --------
5.26(b) or as otherwise disclosed to the Administrative Agent in writing, each
------
of the Consolidated Parties has conducted its activities and operations in compliance in all material respects with the statutes and regulations giving rise to the Fishing Rights and related Approvals and Permits and with the terms and conditions of the such Approvals and Permits except as disclosed to Administrative Agent in writing prior to the Effective Date. The Fishing Rights and related Approvals and Permits are subject to the terms of the laws and regulations under which they arise or are issued and can be granted, withheld or substantially modified by the issuing authority at any time pursuant to applicable law. Except as set forth on Schedule 5.26, none of the Credit Parties
                                       -------------
is a Foreign Person, and none of the Credit Parties is owned, directly or indirectly, by a Foreign Person to the extent that the Foreign Ownership Percentage would exceed the Safe Harbor Percentage.

          Section 5.27 Nature of Business. As of the Effective Date, the
                       ------------------
Consolidated Parties are engaged in the conduct of the Businesses.

          Section 5.28 Representations and Warranties from Other Agreements.
                       ----------------------------------------------------
Except as set forth on Schedule 5.28, as of the Effective Date, each of the
                       -------------
representations and warranties made in the Transaction Documents by the parties thereto is true and correct in all material respects.

          Section 5.29 Security Documents.
                       ------------------

          (a) The Security Agreement (when duly executed on behalf of the relevant Credit Party) is effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, legal, valid and enforceable security interest in the Collateral (as defined in the Security Agreement) and the financing statements previously filed in the offices specified on Schedule
                                                                      --------
4.01 to the Security Agreement and the Pledged Securities are effective to
----
render the Security Agreement a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in such of the Collateral in which a security interest can be perfected under Article 8 or 9 of the Uniform Commercial Code, in each case prior and superior in right to any Lien or any other Person, other than with respect to Permitted Liens.

          (b) When the Assignment of Patents and Trademarks, substantially in the form of Exhibit A to the Security Agreement, is duly executed on behalf of the relevant Credit Party and filed in the United States Patent and Trademark Office and the Assignment of Copyrights, substantially in the form of Exhibit B to the Security Agreement, is filed in the United States Copyright Office, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the grantors thereunder in the Intellectual Property covered in such Assignments to the extent a security interest can be perfected by such filings, in each case prior and superior in right to any Lien or any other Person (it being understood that subsequent recordings in the United States Patent and Trademark Office and the United States Copyright Office may be necessary to perfect a Lien on registered trademarks, trademark applications and copyrights acquired by the grantors after the Effective Date).

          (c) The Vessel Mortgages are effective to create a legal, valid and enforceable Lien on all of the right, title and interest of the Credit Parties in and to the Vessels and their Appurtenances, and each such Vessel Mortgage constitutes a fully perfected Lien on and security interest in, all right, title and interest of the Credit Parties in the Vessels and Appurtenances, in each case prior and superior in right to any Lien or any other Person, other than with respect to Permitted Liens.

          (d) The fully executed and notarized Mortgages are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable Lien on all of the right, title and interest of the Credit Parties' in and to the Mortgaged Properties thereunder and the proceeds thereof, and such Mortgages constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Credit Parties in the Mortgaged Properties and the proceeds thereof, in each case prior and superior in right to any Lien or any other Person, other than with respect to Permitted Liens.

          (e) When each Depositary Bank Agreement has been duly executed on behalf of the relevant Credit Party and delivered to the Collateral Agent, the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of such Credit Parties in the deposit accounts subject thereto to the extent a security interest in deposit accounts can be perfected under Article 8 or 9 of the Uniform Commercial Code, in each case prior and superior in right to any Lien or any other Person, other than with respect to Permitted Liens.

          (f) The Collateral Agent, for the ratable benefit of the Secured Parties, will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Collateral Agent of continuation statements to the extent required by the Uniform Commercial Code, the Collateral Documents will at all times constitute valid and continuing lien of record and first priority perfected security interest in all the Collateral referred to therein, except as priority may be affected by Permitted Liens. As of the Effective Date, no filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 5.29(e).
                     ----------------

          Section 5.30 Transactions with Affiliates. Except as set forth in
                       ----------------------------
Schedule 5.30 and except for agreements and arrangements among the Borrower and
-------------
its Wholly-Owned Subsidiaries, among Wholly-Owned Subsidiaries of the Borrower or as permitted pursuant to Section 7.09, neither the Borrower nor any of its
                            ------------
Subsidiaries will be, immediately after giving effect to the transactions contemplated by the Transaction Documents on the Effective Date, a party to or engaged in any transaction with, and none of the properties and assets of the Parent or any of its Subsidiaries will be, immediately after giving effect to the transactions contemplated by the Transaction Documents on the Effective Date, subject to or bound by any agreement or arrangement with, (a) any Affiliate of any Consolidated Party or (b) the Sponsor or any of its Affiliates.

          Section 5.31 Ownership. (a) On the Effective Date, Holdings owns 100%
                       ---------
of the limited liability company interests in the Parent, and the Parent, directly or indirectly through ASC, owns 100% of the limited liability company interests in the Borrower (the "Borrower LLC Interests"). The Borrower LLC
                                ----------------------
Interests have been duly and validly authorized and issued, are fully paid and nonassessable, and were not issued in violation of the preemptive rights of any member. The Parent and ASC, respectively, own good, valid and marketable title to all the outstanding Borrower LLC Interests, free and clear of all Liens of every kind, whether absolute, matured, contingent or otherwise, other than those arising under the Collateral Documents or Permitted Liens. The Borrower has no outstanding Equity Equivalents, no incentive units, phantom stock or similar arrangements and no calls, commitments or claims of any character relating to its Capital Stock. Except as set forth on Schedule 5.31, there are no
                                          -------------
shareholder agreements or other agreements pertaining to the Borrower LLC Interests, including any agreement that would restrict the Parent's or ASC's right to dispose of the Borrower LLC Interests and/or its right to vote the Borrower LLC Interests.

          (b) Schedule 5.31 sets forth a true and accurate list as of the
              -------------
Effective Date of each holder of Capital Stock of the Parent, Holdings and the Borrower, indicating the name of each such holder and the Capital Stock held by each such Person.

          Section 5.32 Insurance. Except as set forth on Schedule 5.32, the
                       ---------                         -------------
Consolidated Parties maintain policies of fire and casualty, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are in accordance with normal industry practice for their business and assets. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any prior period under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Consolidated Parties have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies. Schedule 5.32 sets forth the
                                                  -------------
insurance coverage of the Consolidated Parties and each of their respective Subsidiaries by carrier, policy number, expiration date and type as of the Effective Date.

          Section 5.33 Certain Transactions. On the Effective Date, no
                       --------------------
Recapitalization Document or Senior Subordinated Note Document shall have been amended or modified, or any condition thereof waived by any Consolidated Party, without the prior written consent of the Administrative Agent, (ii) all conditions to the obligations of each Consolidated Party to consummate the transactions contemplated by the Transaction Documents shall have been satisfied or waived with consent of the Administrative Agent, (iii) all funds advanced on the Effective Date by the Lenders will be used in accordance with Section 5.15
                                                                  ------------
and (iv) the transactions contemplated by the Transaction Documents will be consummated in accordance with the Transaction Documents and all applicable Requirements of Law.

                                   ARTICLE VI
                              AFFIRMATIVE COVENANTS

          Each of the Parent and the Borrower, and, where applicable, Holdings, agrees that so long as any Lender has any Commitment hereunder, any Obligation or other amount payable hereunder or under any Note or other Credit Document or any LOC Obligation remains unpaid or any Letter of Credit remains in effect:

          Section 6.01 Information. The Borrower will furnish, or cause to be
                       -----------
furnished, to the Administrative Agent and each of the Lenders:

          (a) Annual Financial Statements. As soon as available, and in any
              ---------------------------
event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Consolidated Subsidiaries, as of the end of such fiscal year, and the related consolidated statements of operations and retained earnings and of cash flows for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such financial statements to be in reasonable form and detail and audited by independent certified public accounts of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not contain any going concern qualification or qualification based on the scope of the audit) to the effect that such financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied (except for changes with which such accountants concur).

          (b) Quarterly Financial Statements. As soon as available, and in any
              ------------------------------
event within 45 days after the end of each of the first three fiscal quarters in each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal quarter, together with related consolidated statements of operations and retained earnings and of cash flows for such fiscal quarter and the then elapsed portion of such fiscal year, setting forth in comparative form consolidated figures for the corresponding periods of the preceding fiscal year, all such financial statements to be in form and detail and reasonably acceptable to the Administrative Agent, and accompanied by a certificate of a Responsible Officer of the Borrower to the effect that such quarterly financial statements have been prepared in accordance with GAAP and present fairly in all material respects the consolidated financial position and consolidated results of operations and cash flows of the Borrower and its Consolidated Subsidiaries in accordance with GAAP consistently applied, subject to changes resulting from normal year-end audit adjustments.

          (c) Officer's Certificate. At the time of delivery of the financial
              ---------------------
statements provided for in Sections 6.01(a) and 6.01(b) above, a certificate of
                           ----------------     -------
a Responsible Officer of the Borrower (i) demonstrating compliance with the financial covenants contained in Section 7.18 by calculation thereof as of the
                                 ------------
end of the fiscal period covered by such financial statements, (ii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (iii) stating whether, since the date of the most recent financial statements delivered hereunder, there has been any material change in the generally accepted accounting principles applied in the preparation of the financial statements of the Borrower and its Consolidated Subsidiaries, and, if so, describing such change. At the time such certificate is required to be delivered, the Borrower shall promptly deliver to the Administrative Agent, at the address set forth in Section 10.01 and at the
                                                      -------------
Agency Services Address, information regarding (i) any change in the Leverage Ratio that would change the then existing Applicable Percentage and (ii) setting forth for the period covered by such certificate (A) the amount of non-cash gains or losses recognized in determining Consolidated Net Income for such period in respect of foreign exchange activities and (B) an itemization of other non-cash charges or non-cash losses included in, and all non-cash income or non-cash gains deducted from, the computation of Consolidated EBITDA for such period.

          (d) Annual Business Plan and Budgets. At least 30 days after the
              --------------------------------
commencement of each fiscal year of the Borrower, beginning with the fiscal year ending December 31, 2003, an annual business plan and budget of the Borrower and its Consolidated Subsidiaries containing, among other things, projected financial statements for the next fiscal year.

          (e) Compliance With Certain Provisions of this Agreement. Within 90
              ----------------------------------------------------
days after the end of each fiscal year of the Borrower, a certificate containing information regarding (i) the calculation of Excess Cash Flow for such fiscal year and (ii) the amount of Net Cash Proceeds from Asset Dispositions (other than Excluded Asset Dispositions), Debt Issuances (other than Excluded Debt Issuances) and Equity Issuances (other than Excluded Equity Issuances) that were made during such fiscal year.

          (f) Accountant's Certificate; Annual Certificates. Within the period
              ---------------------------------------------
for the delivery of the annual financial statements provided for in Section
                                                                    -------
6.01(a), (i) a certificate of the accountants conducting the annual audit
-------  ---
stating that they have reviewed this Agreement and stating further whether, in the course of their audit, they have become aware of any Default or Event of Default and, if any such Default or Event of Default exists, specifying the nature and extent thereof as it relates to accounting matters and (ii) a certificate from a Responsible Officer of the Borrower certifying that no Credit Party has changed its jurisdiction of organization since the last such certification.

          (g) Auditor's Reports. Promptly upon receipt thereof, a copy of any
              -----------------
other report or "management letter" submitted by independent accountants to the Borrower or any of its Subsidiaries in connection with any annual, interim or special audit of the books of the Borrower or any of its Subsidiaries.

          (h) Reports. Promptly upon transmission or receipt thereof, (i) copies
              -------
of all filings and registrations with, and reports to or from, the Securities and Exchange Commission, or any successor agency, and copies of all financial statements, proxy statements, notices and reports the Consolidated Parties shall send to their respective shareholders or to a holder of any Debt owed by any Consolidated Party its capacity as such a holder and (ii) upon the request of the Administrative Agent or the Required Lenders, all reports and written information with respect to (1) compliance costs that would reasonably be expected to have a Material Adverse Affect, (2) noncompliance with Environmental Laws, (3) reporting of spills or releases, or (4) contamination to and from the United States Environmental Protection Agency, or any state or local agency responsible for environmental matters, the United States Occupational Health and Safety Administration, or any state or local agency responsible for health and safety matters, or any successor agencies or authorities concerning environmental, health or safety matters.

          (i) Notices. Upon obtaining knowledge thereof, the Borrower will give
              -------
immediate written notice to the Administrative Agent of (i) the occurrence of any Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, and (ii) the occurrence of any of the following with respect to any Consolidated Party: (A) the pendency or commencement of any litigation, arbitral or governmental proceeding against such Person which if adversely determined would reasonably be expected to have a Material Adverse Effect; or (B) the institution of any proceedings against such Person with respect to, or the receipt of notice by such Person of potential liability or responsibility (direct or indirect) for violation, or alleged violation of any federal, state or local law, rule or regulation, including Environmental Laws, the violation of which would reasonably be expected to have a Material Adverse Effect.

          (j) ERISA. The Borrower will give written notice to the Administrative
              -----
Agent promptly (and in any event within five Business Days after any officer of any Consolidated Party obtains knowledge thereof) of: (i) any event or condition, including any Reportable Event, that constitutes, or is reasonably likely to lead to, an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Parent or any of its ERISA Affiliates, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of any material amount which any Consolidated Party or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that would reasonably be expected to have a Material Adverse Effect, together with a description of any such event or condition or a copy of any such notice and a statement by a Responsible Officer of the Borrower briefly setting forth the details regarding such event, condition or notice and the action, if any, which has been or is being taken or is proposed to be taken by the Borrower with respect thereto. Promptly upon request, the Borrower shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

          (k) Environmental.
              -------------

               (i) In the event Administrative Agent reasonably believes that there has been a material violation of Environmental Laws or that a release or threatened release of Hazardous Substances has occurred at any Company Property or by a Consolidated Party at any other location, Administrative Agent may request (in writing) that, the Borrower furnish or cause to be furnished to the Administrative Agent, at the expense of the Borrower, a report of an environmental assessment of reasonable scope, form and depth (including, where reasonably necessary, invasive soil or groundwater sampling) by a consultant reasonably acceptable to the Administrative Agent as to the nature and extent of the presence of any Hazardous Substances on any Company Properties and as to the compliance by any Consolidated Party with Environmental Laws at the Company Properties. If any Consolidated Party fails to deliver, or cause to be delivered, such an environmental report within 60 days after receipt of such written request, then the Administrative Agent may arrange for the same, and each of the Parent and the Borrower grants, and agrees to cause the other Consolidated Parties to grant to the Administrative Agent and its representatives reasonable access to the Company Properties to reasonably undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). Any such assessment shall be conducted, unless otherwise agreed to by Administrative Agent and the Borrower, during normal business hours, and shall be conducted so as not to interfere with the ongoing operations at such Company Property or to cause any damage or loss to any property at such Company Property. The Borrower and Administrative Agent acknowledge and agree that any assessment conducted at the request of Administrative Agent pursuant to this subsection 6.01(k)(ii) will be obtained and shall be
                            ----------------------
     used by the Administrative Agent for the purposes of Administrative Agent's internal credit decisions and to protect the Administrative Agent's security interests, if any, created by the Collateral Documents. No such environmental assessment shall be given or the contents thereof communicated to any Governmental Authority or any other Person without the prior written consent of the Borrower unless the delivery of such environmental assessment or report or disclosure of the contents thereof is required by the Requirements of Law. The reasonable cost of any assessment arranged by the Administrative Agent pursuant to this provision shall be payable by the Borrower on demand and shall be added to the obligations secured by the Collateral Documents.

               (ii) The Borrower will, or will cause the Consolidated Parties to, conduct and complete all investigations, studies, sampling, and testing and all remedial, removal and other actions necessary to address all Hazardous Substances on, from or affecting any of the Company Properties to the extent necessary to be in compliance with all Environmental Laws and with the orders and directives of all Governmental Authorities with jurisdiction over the Company Properties to the extent any failure to take the foregoing actions would reasonably be expected to have a Material Adverse Effect. Each of the Parent and the Borrower acknowledges and agree that if any of them or their respective Subsidiaries fails to perform any of the actions required under this Section 6.01(k)(ii), the Administrative
                                        -------------------
     Agent shall have the right (but not the obligation) to do so for such Person. Each of the Parent and the Borrower further acknowledges and agrees that if any Consolidated Party fails to cooperate (e.g., by allowing access to any premises or permitting the drilling of core samples, etc.) the Administrative Agent and the Lenders will not have an adequate remedy at law.

          (l) Additional Patents, Trademarks and Copyrights. At the time of
              ---------------------------------------------
delivery of the financial statements and reports provided for in Section
                                                                 -------
6.01(a), a report signed by a Responsible Officer of the Borrower setting forth
-------
(i) a list of registration numbers for all patents, trademarks, service marks, tradenames and copyrights awarded to any Consolidated Party since the last day of the immediately preceding fiscal year of the Borrower and (ii) a list of all patent applications, trademark applications, service mark applications, trade name applications and copyright applications submitted by any

Consolidated Party since the last day of the immediately preceding fiscal year and the status of each such application, all in such form as shall be reasonably satisfactory to the Administrative Agent.

          (m) Catch and Production Reports. As soon as available, and in any
              ----------------------------
event within 45 days after the end of each fiscal quarter of the Borrower, a report in form and substance reasonably acceptable to the Administrative Agent, as to the catch and production with respect to each of the Vessels.

          (n) Other Information. With reasonable promptness upon request
              -----------------
therefor, such other information regarding the business, properties or financial condition of any Consolidated Party as the Administrative Agent or the Required Lenders may reasonably request.

          Section 6.02 Preservation of Existence and Franchises. Except as a
                       ----------------------------------------
result of or in connection with a dissolution, merger or disposition of a Subsidiary of the Borrower permitted under Section 7.04 or Section 7.05, each of
                                           ------------    ------------
the Consolidated Parties will do all things necessary to preserve and keep in full force and effect its existence, material rights, material franchises and authority.

          Section 6.03 Books and Records. Each of the Consolidated Parties will
                       -----------------
keep complete and accurate books and records of its transactions in accordance with good accounting practices on the basis of GAAP (including the establishment and maintenance of appropriate reserves).

          Section 6.04 Compliance with Law. Each of the Consolidated Parties
                       -------------------
will comply with all Requirements of Law, including the AFA, applicable to it and its properties to the extent that noncompliance with any such Requirement of Law would reasonably be expected to have a Material Adverse Effect.

          Section 6.05 Payment of Taxes and Other Indebtedness. Each of the
                       ---------------------------------------
Consolidated Parties will pay and discharge (i) all taxes, assessments and other governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (ii) all lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (iii) except as prohibited hereunder, all of its other Debt as it shall become due; provided,
                                                                       --------
however, that no Consolidated Party shall be required to pay any such tax,
-------
assessment, charge, levy, claim or Debt which is being contested in good faith by appropriate proceedings diligently pursued and as to which adequate reserves have been established in accordance with GAAP, unless the failure to make any such payment (i) could give rise to an immediate right to foreclose on a Lien securing such amounts or (ii) would reasonably be expected to have a Material Adverse Effect.

          Section 6.06 Insurance; Certain Proceeds. (a) Except as set forth on
          ----------------------------------------
Schedule 5.32, each of the Consolidated Parties will at all times maintain in
-------------
full force and effect insurance (including worker's compensation insurance, liability insurance, casualty insurance and business interruption insurance) in such amounts, covering such risk and liabilities and with such deductibles or self-insurance retentions as are in accordance with normal industry practice (or as are otherwise required by the Collateral Documents). The Collateral Agent shall be named as loss payee or mortgagee, as its interest may appear, with respect to all such property and casualty policies and additional insured with respect to all such other policies (other than workers' compensation and employee health policies and marine insurance policies), and each provider of any such insurance shall agree, by endorsement upon the policy or policies issued by it or by independent instruments furnished to the Collateral Agent, that if the insurance carrier shall have received written notice from the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Consolidated Parties under such policies directly to the Collateral Agent (which agreement shall be evidenced by a "standard" or "New York" lender's loss payable endorsement in the name of the Collateral Agent on Accord Form 27 or other customary form) and that it will give the Collateral Agent twenty days' prior written notice before any such policy or policies shall be altered or canceled, and, other than with respect to the marine policies, that no act or default of any Consolidated Party or any other Person shall affect the rights of the Collateral Agent, or the Lenders under such policy or policies.

          (b) In case of any Casualty or Condemnation with respect to any property of any Consolidated Party or any part thereof, the Borrower shall promptly give written notice thereof to the Administrative Agent generally describing the nature and extent of such damage, destruction or taking. In such case, the Borrower shall, or shall cause such Consolidated Party to, promptly repair, restore or replace the property of such Person (or part thereof) which was subject to such Casualty or Condemnation, at such Person's cost and expense, whether or not the Insurance Proceeds or Condemnation Award, if any, received on account of such event shall be sufficient for that purpose; provided, however,
                                                            --------  -------
that such property need not be repaired, restored or replaced to the extent the failure to make such repair, restoration or replacement (i)(A) is desirable to the proper conduct of the business of such Person in the ordinary course and otherwise in the best interest of such Person and (B) would not materially impair the rights and benefits of the Collateral Agent or the Secured Parties under the Collateral Documents or any other Credit Document or (ii) the failure to repair, restore or replace the property is attributable to the application of the Insurance Proceeds from such Casualty or the Condemnation Award from such Condemnation to payment of the Obligations in accordance with the following provisions of Section 6.06(b). If any Consolidated Party shall receive any
              ---------------
Insurance Proceeds from a Casualty or Condemnation Award from a Condemnation, such Person will immediately pay over such proceeds to the Administrative Agent, for payment of the Obligations in accordance with Section 3.03(b) or, if such
                                                  ---------------
funds constitute Reinvestment Funds, to be held by the Collateral Agent in the Reinvestment Funds Account established under the Security Agreement. The Administrative Agent agrees to cause the Collateral Agent to release such Insurance Proceeds or Condemnation Awards to the Borrower upon its request and as needed from time to time to pay for the repair, restoration or replacement of the portion of the property subject to such Casualty or Condemnation if, but only if, the conditions set forth in the definition of "Reinvestment Funds" are satisfied at the time of such request.

          (c) In connection with the covenants set forth in this Section 6.06,
                                                                 ------------
it is understood and agreed that:

               (i) none of the Agents, the Lenders or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 6.06, it being
                                                   ------------
     understood that (A) the Consolidated Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders or their agents or employees. If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then each of the Parent and the Borrower hereby agrees to, and to cause each of the Consolidated Parties to, waive its right of recovery, if any, against the Agents, the Lenders and their agents and employees, to the extent permitted by law and to the extent that the relevant policies of insurance shall not be prejudiced thereby;

               (ii) the Consolidated Parties will permit an insurance consultant retained by the Administrative Agent, at the expense of the Borrower, to review from time to time the insurance policies maintained by the Consolidated Parties annually or upon the occurrence of an Event of Default; and

               (iii) the Required Lenders shall have the right from time to time to require the Consolidated Parties to keep other insurance in such form and amount as the Administrative Agent or the Required Lenders may reasonably request; provided that such insurance shall be
                         --------
     obtainable on commercially reasonable terms; and provided further that the
                                                      -------- -------
     designation of any form, type or amount of insurance coverage by the Administrative Agent or the Required Lenders under this Section 6.06 shall
                                                             ------------
     in no event be deemed a representation, warranty or advice by any Agent or the Lenders that such insurance is adequate for the purposes of the business of the Consolidated Parties or the protection of their respective properties.

          Section 6.07 Maintenance of Property. Each of the Consolidated Parties
                       -----------------------
will maintain and preserve its properties and equipment material to the conduct of its business in good repair, working order and condition, normal wear and tear and Casualty and Condemnation excepted, and will make, or cause to be made, as to such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, to the extent and in the manner customary for companies in similar businesses.

          Section 6.08 Performance of Obligations. Except as permitted by
                       --------------------------
Section 6.05 or as prohibited by this Agreement or any other Credit Document,
------------
each of the Consolidated Parties will perform in all respects all of its obligations under the terms of all agreements, indentures, mortgages, security agreements or other debt instruments to which it is a party or by which it is bound, except to the extent such nonperformance would not reasonably be expected to have a Material Adverse Effect.

          Section 6.09 Use of Proceeds. The Borrower will use the proceeds of
                       ---------------
the Loans and the Letters of Credit solely for the purposes set forth in Section
                                                                         -------
5.15.
----

          Section 6.10 Audits/Inspections. Upon reasonable notice and during
                       ------------------
normal business hours, but not more than once during each fiscal year of the Borrower unless an Event of Default has occurred and is continuing, each of the Consolidated Parties will permit representatives appointed by the Agents or the Required Lenders, including independent accountants, agents, employees, attorneys and appraisers, to visit and inspect its financial records and properties, and to make photocopies or photographs thereof and to write down and record any information such representatives obtain and shall permit the Agents or such representatives to investigate and verify the accuracy of information provided to the Lenders and to discuss all such matters with the officers and independent accountants of the Consolidated Parties; provided, that so long as
                                                     --------
no Default or Event of Default has occurred and is continuing, representatives of the Borrower may, if they choose, be present at or participate in any such discussions. Each Credit Party will, not more than once during any fiscal year of the Borrower, unless an Event of Default has occurred and is continuing, upon the reasonable request of the Collateral Agent, permit the Collateral Agent or professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Collateral Agent to conduct evaluations and appraisals of the assets included in the Collateral, and the Borrower will pay the reasonable fees and expenses of such professionals in accordance with
Section 10.05. Upon the occurrence and during the continuance of an Event of
-------------
Default, each of the Parent and the Borrower hereby irrevocably authorizes and directs all accountants and auditors employed by it at any time during the term of this Agreement to exhibit and deliver to the Administrative Agent and the Lenders copies of any of the financial statements, trial balances or other accounting records of any sort of the Consolidated Parties in the accountant's or auditor's possession, and to disclose to the Administrative Agent and the Lenders any information they may have concerning the financial status and business operation of the Consolidated Parties. Upon the occurrence and during the continuance of an Event of Default, each of the Parent and the Borrower hereby irrevocably authorizes all federal, state and municipal authorities to furnish to the Lenders copies of reports or examinations relating to the Consolidated Parties, whether made by the Consolidated Parties or otherwise.

          Section 6.11 Additional Credit Parties; Additional Security.

          (a) Additional Subsidiary Guarantors. Each of the Parent and the
              --------------------------------
Borrower will take, and will cause each of its Subsidiaries (other than Foreign Subsidiaries, except to the extent provided in subsection (d) below,
                                               --------------
non-Wholly-Owned Subsidiaries and Joint Venture Entities) to take, such actions from time to time as shall be necessary to ensure that all Subsidiaries of the Borrower (other than Foreign Subsidiaries, except to the extent provided in subsection (d) below, non-Wholly-Owned Subsidiaries and Joint Venture Entities)
--------------
are Subsidiary Guarantors. Without limiting the generality of the foregoing, in the event that any Consolidated Party shall form or acquire any new Subsidiary, the Borrower, as soon as practicable and in any event within 30 days after such formation or acquisition, will provide the Collateral Agent with notice of such formation or acquisition setting forth in reasonable detail a description of all of the assets of such new Subsidiary and will cause such new Subsidiary (other than a Foreign Subsidiary, except to the extent provided in subsection (d)
                                                            --------------
below, non-Wholly-Owned Subsidiaries and Joint Venture Entities) to:

               (i) within 30 days after such formation or acquisition, execute a Joinder Agreement pursuant to which such new Subsidiary shall agree to become a "Guarantor" under the Subsidiary Guaranty Agreement, an "Obligor" under the Security Agreement and a "Pledgor" under the Pledge Agreement;

               (ii) if such Person owns or leases any real property located in the United States or, to the extent deemed to be material by the Collateral Agent or the Required Lenders in its or their sole discretion, located outside the United States, to execute and deliver to the Collateral Agent such mortgages, deeds of trust or other agreements or instruments covering such real property and fixtures (other than immaterial leased properties) as shall be necessary to create and perfect valid and enforceable Liens (subject only to Permitted Liens) on such real property and fixtures as collateral security for the Obligations, together in each case with such Uniform Commercial Code financing statements, environmental reports and landlord's waivers as the Collateral Agent or the Required Lenders may reasonably request;

               (iii) to the extent not otherwise covered pursuant to clause (ii)
                                                                     -----------
     above, take such actions (including, without limitation, delivering such securities, other investment property or instruments and executing and delivering such Uniform Commercial Code financing statements) as shall be necessary to create and perfect valid and enforceable first priority Liens (subject only to Permitted Liens) on all or substantially all of the assets of such new Subsidiary as collateral security for the Obligations; and

               (iv) deliver such proof of organizational authority, incumbency of officers, opinions of counsel and other documents as is consistent with those delivered by each Credit Party pursuant to Section 4.01 on the
                                                      ------------
     Effective Date or as the Administrative Agent, the Collateral Agent or the Required Lenders shall have requested.

          (b) Additional Security. Each of the Parent and the Borrower will
              -------------------
cause, and will cause each of its Subsidiaries (other than a Foreign Subsidiary, except to the extent provided in subsection (d) below, non-Wholly-Owned
                                 --------------
Subsidiaries and Joint Venture Entities) to cause, (i) all of its owned Real Properties with a fair market value greater than $1,000,000 and personal property located in the United States, (ii) to the extent deemed to be material by the Administrative Agent or the Required Lenders in its or their sole reasonable discretion, all of its other owned Real Properties with a fair market value greater than $1,000,000 and personal property, (iii) all of its Material Leased Properties located in the United States and (iv) all other material assets of the Parent and its Subsidiaries as are not covered by the original Collateral Documents and as may be requested by the Collateral Agent or the Required Lenders in their sole reasonable discretion to be subject at all times to first priority (subject only to Permitted Liens), perfected and, in the case of real property (whether leased or owned), title insured Liens in favor of the Collateral Agent pursuant to the Collateral Documents or such other security agreements, pledge agreements, mortgages or similar collateral documents as the Collateral Agent shall request in its sole, reasonable discretion (collectively, the "Additional Collateral Documents"). With respect
                               -------------------------------
to any owned Real Property with a fair market value greater than $1,000,000 or Material Leased Property located in the United States acquired or leased by any Credit Party subsequent to the Effective Date, such Person will cause to be delivered to the Collateral Agent with respect to such property, documents, instruments, including, without limitation, Mortgages, title insurance policies, surveys, flood hazard certifications and legal opinions, all in form, content and scope reasonably satisfactory to the Collateral Agent. In furtherance of the foregoing terms of this Section 6.11, the Borrower agrees to promptly provide
                        ------------
the Administrative Agent with written notice of the acquisition by any Consolidated Party of any owned Real Property located in the United States having a fair market value greater than $1,000,000 or the entering into a lease by any Consolidated Party of any Material Leased Property located in the United States, setting forth in each case in reasonable detail the location and a description of the asset(s) so acquired or leased. Without limiting the generality of the foregoing, the Parent and the Borrower will cause, and will cause each of their respective Subsidiaries to cause, 100% of the Capital Stock (or such lesser percentage as may be owned by the Borrower and any other Credit Party) of each of their respective direct and indirect Subsidiaries (or 65% of such Capital Stock, if such Subsidiary is a direct Foreign Subsidiary, except as provided in subsection (d) below) to be subject at all times to a first
            --------------
priority, perfected Lien in favor of the Collateral Agent pursuant to the terms and conditions of the Collateral Documents.

          If, subsequent to the Effective Date, a Credit Party shall acquire any Intellectual Property, securities, instruments, chattel paper or other personal property required to be delivered to the Collateral Agent as Collateral hereunder or under any of the Collateral Documents, the Borrower shall promptly (and in any event within five Business Days after any officer of any Credit Party acquires knowledge of the same) notify the Collateral Agent of the same. Each of the Credit Parties shall adhere to the covenants regarding the location of personal property as set forth in the Security Agreement.

          All such security interests and mortgages shall be granted pursuant to documentation reasonably satisfactory in form and substance to the Collateral Agent and shall constitute valid and enforceable perfected security interests and mortgages superior to and prior to the rights of all third Persons and subject to no other Liens except for Permitted Liens. The Additional Collateral Documents or instruments related thereto shall have been duly recorded or filed in such manner and in such places as are required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Collateral Documents, and all taxes, fees and other charges payable in connection therewith shall have been paid in full. The Parent shall cause to be delivered to the Collateral Agent such opinions of counsel, title insurance and other related documents as may be reasonably requested by the Collateral Agent to assure itself that this Section 6.11(b) has
                                                             ---------------
been complied with.

          (c) Real Property Appraisals. If the Collateral Agent or the Required
              ------------------------
Lenders reasonably determine that they are required by law or regulation to have appraisals prepared in respect of the Real Property of any Consolidated Party constituting Collateral, the Borrower shall provide to the Collateral Agent appraisals which satisfy the applicable requirements set forth in 12 C.F.R.,
Part 34 - Subpart C or any successor or similar statute, rule, regulation, guideline or order, and which shall be in scope, form and substance, and from appraisers, reasonably satisfactory to the Required Lenders and shall be accompanied by a certification of the appraisal firm providing such appraisals that the appraisals comply with such requirements.

          (d) Foreign Subsidiaries Security. If the Collateral Agent or the
              -----------------------------
Required Lenders provide written notice to the Borrower that there has been a change in the relevant sections of the Code or the regulations, rules, rulings, notices or other official pronouncements issued or promulgated thereunder, the Borrower shall seek an opinion from counsel (which shall be chosen by the Borrower and reasonably satisfactory to the Collateral Agent), with respect to any Foreign Subsidiary of the Borrower which has not already had all of its stock pledged pursuant to the Pledge Agreement, that (i) a pledge (A) of 65.0% or more of the total combined voting power of all classes of capital stock of such Foreign Subsidiary entitled to vote, or (B) of any promissory note issued by such Foreign Subsidiary to the Borrower or any of its Domestic Subsidiaries, (ii) the entering into by such Foreign Subsidiary of a guaranty in form and substance substantially identical to the Subsidiary Guaranty Agreement, (iii) the entering into by such Foreign Subsidiary of a security agreement in form and substance substantially identical to the Security Agreement, or (iv) the entering into by such Foreign Subsidiary of a pledge agreement substantially identical to the Pledge Agreement, in any such case would not cause the undistributed earnings of such Foreign Subsidiary as determined for United States federal income tax purposes to be treated as a deemed dividend to such Foreign Subsidiary's United States parent for United States federal income tax purposes. If the Borrower receives an opinion of counsel (A) to the effect described in clause (i) above, that portion of such
                                       ----------
Foreign Subsidiary's outstanding capital stock or any promissory notes so issued by such Foreign Subsidiary, in each case not theretofore pledged pursuant to the Pledge Agreement, shall be pledged to the Collateral Agent for the benefit of the Creditors pursuant to the Pledge Agreement (or another pledge agreement in substantially identical form, if needed); (B) to the effect described in clause
                                                                         ------
(ii) above, such Foreign Subsidiary shall execute and deliver the Subsidiary
----
Guaranty Agreement (or another guaranty in substantially identical form, if needed), guaranteeing the Obligations; (C) to the effect described in clause
                                                                      ------
(iii) above, such Foreign Subsidiary shall execute and deliver the Security
-----
Agreement (or another security agreement in substantially identical form, if needed), granting to the Collateral Agent, for the benefit of the Creditors, a security interest in all of such Foreign Subsidiary's assets and securing the Obligations; or (D) to the effect described in clause (iv) above, such Foreign
                                               -----------
Subsidiary shall execute and deliver the Pledge Agreement (or another pledge agreement in substantially identical form, if needed), pledging to the Collateral Agent, for the benefit of the Creditors, all of the capital stock and promissory notes owned by such Foreign Subsidiary, in each case to the extent that entering into such Subsidiary Guaranty Agreement, Security Agreement or Pledge Agreement is permitted by the laws of the respective foreign jurisdiction and with all documents delivered pursuant to this Section 6.11(d) to be in form,
                                                  ---------------
scope and substance reasonably satisfactory to the Collateral Agent.

          (e) Each of the Parent and the Borrower agrees that each action required by this Section 6.11 shall be completed as soon as possible, but in no
                 ------------
event later than 60 days after such action is either requested to be taken by the Collateral Agent or the Required Lenders or required to be taken by any Consolidated Party pursuant to the terms of this Section 6.11.
                                                 ------------

          Section 6.12 Interest Rate Protection Agreements. Prior to the date
                       -----------------------------------
which is 120 days after the Effective Date, the Borrower will have entered into and thereafter maintain in full force and effect Derivatives Agreements designed to hedge the position of the Borrower with respect to interest rates at rates and on terms satisfactory to the Administrative Agent, the effect of which shall be to fix or limit the interest rate that would be payable in connection with not less than 50% of the aggregate principal amount of the Term Loans and the Senior Subordinated Notes for a period expiring no earlier than the third anniversary of the Effective Date. The Borrower will promptly deliver evidence of the execution and delivery of such agreements to the Administrative Agent.

          Section 6.13 Contributions. Upon its receipt thereof, the Parent will
                       -------------
contribute as a common equity contribution to the capital of the Borrower any cash proceeds received by the Parent after the Effective Date from any Asset Disposition, Debt Issuance or Equity Issuance or any cash capital contributions received by the Parent after the Effective Date.

          Section 6.14 Compliance with the AFA.
                       -----------------------

          (a) Each of the Consolidated Parties and their Affiliates (i) shall fully and timely comply with the terms and conditions of the Vessel Mortgages and with any and all charter agreements relating to the operation of any of the Vessels; (ii) shall take all action necessary to maintain the fisheries endorsement for each of the Vessels and to ensure that each of the Vessels remains eligible under the AFA in a manner necessary to preserve the Fishing Rights; and (iii) shall take any and all action necessary to maintain its membership in all fishery cooperatives in which any Consolidated Party is a party on the Effective Date or thereafter becomes a party and to preserve its fishing cooperative allocations and the Fishing Rights Agreements.

          (b) The Consolidated Parties agree that none of the Consolidated Parties or any of their respective Affiliates now has or shall acquire an interest in any vessel, fish processing facility or Person or take any other action if the acquisition of such interest or such other action would result in any limitation or restriction on the quantity of any fish or shellfish which may be harvested or processed by any of the Consolidated Parties, individually or collectively, under applicable limitations on "excessive shares" specified in or pursuant to the AFA or otherwise or on any other basis.

          (c) The Credit Parties agree that they shall not take any action which shall constitute an impermissible transfer to a Foreign Person, create an ownership interest which exceeds the Foreign Ownership Percentage or transfer impermissible control to a Foreign Person. The Credit Parties, upon reasonable request of Administrative Agent, shall under the AFA provide evidence acceptable to the Department of Transportation, Maritime Administration, of their citizenship and the percentage of their ownership interests which is directly or indirectly controlled by a Foreign Person.

          Section 6.15 Foreign Currency Rate Protection Agreements. The Borrower
                       -------------------------------------------
will, and will cause its Consolidated Subsidiaries to, keep each Derivatives Agreement to manage Japanese Yen exchange rates in effect on the Effective Date in full force and effect for the respective terms thereof and enter into and maintain in full force and effect Derivatives Agreements to manage risk associated with changes in foreign currency exchange rates, including, without limitation such agreements relating to the Japanese Yen, consistent with past business practice of the Consolidated Parties.

          Section 6.16 Post Closing Matters. Within 90 days of the Effective
                       --------------------
Date, the Collateral Agent shall have received (in form and substance satisfactory to the Collateral Agent) a copy of a survey for each Vessel performed in 2002, and other documentation relating thereto.

                                  ARTICLE VII
                               NEGATIVE COVENANTS

          Each of the Parent and the Borrower, and, where applicable, Holdings, agrees that so long as any Lender has any Commitment hereunder, any Obligations or other amount payable hereunder or under any Note or other Credit Document or any LOC Obligation remains unpaid or any Letter of Credit remains unexpired:

          Section 7.01 Limitation on Debt. None of the Consolidated Parties
                       ------------------
will, or will permit any of their respective Subsidiaries to, incur, create, assume or permit to exist any Debt or Derivatives Obligations except:

               (i) Debt of the Borrower and its Subsidiaries outstanding on the Effective Date and disclosed on Schedule 7.01, without giving effect to any
                                     -------------
     subsequent extension, renewal or refinancing thereof (collectively, the "Existing Debt");
      -------------

               (ii) Debt of the Credit Parties under this Agreement and the other Credit Documents;

               (iii) purchase money Debt (including Capital Leases) or Synthetic Leases of the Borrower and its Subsidiaries incurred after the Effective Date to finance the purchase of capital assets acquired after the Effective Date; provided that (A) the aggregate amount of all such Debt (together
           --------
     with refinancings thereof permitted by clause (v) below) does not exceed
                                            ----------
     $22,500,000 at any time outstanding, (B) the Debt when incurred shall not be more than 100% of the lesser of the cost or fair market value as of the time of acquisition of the asset financed, (C) such Debt is issued and any Liens securing such Debt are created concurrently with, or within 90 days after, the acquisition of the asset financed and (D) no Lien securing such Debt shall extend to or cover any property or asset of any Consolidated Party other than the asset so financed;

               (iv) Debt of the Borrower or its Subsidiaries secured by Liens permitted by Sections 7.02(x), (xi) and (xii) in an aggregate outstanding
                  ----------------  ----     -----
     principal amount (together with refinancings thereof permitted by clause
                                                                       ------
     (v) below) not exceeding $5,000,000; provided that (A) such Debt was not
     ---                                  --------
     incurred in connection with, or in anticipation of, the events described in such Sections and (B) such Debt does not constitute debt for borrowed money (it being understood that Capital Leases, Synthetic Leases and purchase money Debt shall not constitute debt for borrowed money solely for purposes of this clause (iv));
             ------------

               (v) Debt of the Borrower or its Subsidiaries representing a refinancing, replacement or refunding of Debt permitted by clause (i),
                                                                ----------
     (iii), or (iv) above; provided that the aggregate principal amount of such
     -----  -- ----        --------
     Debt outstanding or available and the interest rate per annum payable by the Borrower and its Subsidiaries with respect to such Debt will not be increased, and the weighted average remaining life to maturity of such Debt will not be decreased by reason of such refinancing, replacement or refunding;

               (vi) Derivatives Obligations of the Borrower or any Subsidiary under Derivatives Agreements to the extent entered into before or after the Effective Date in compliance with Section 6.12 or to manage interest rate,
                                       ------------
     foreign currency exchange rates or fuel prices and not for speculative purposes;

               (vii) Debt consisting of Guarantees (A) by the Borrower of Debt and leases permitted to be incurred by Wholly-Owned Domestic Subsidiaries of the Borrower (B) by Domestic Subsidiaries of the Borrower of Debt and leases permitted to be incurred by the Borrower or Wholly-Owned Domestic Subsidiaries of the Borrower and (C) by Foreign Subsidiaries of Debt and leases permitted to be incurred by Wholly-Owned Foreign Subsidiaries of the Borrower;

               (viii) Debt owing to the Borrower or a Subsidiary of the Borrower to the extent permitted by Section 7.06(a)(x), (xi) or (xii);
                                ------------------  ----    -----

               (ix) Debt of the Borrower, the Co-Issuer and the Subsidiary Guarantors in respect of the Senior Subordinated Notes (but not including any renewal, refinancing or extension thereof);

               (x) Debt incurred by any Subsidiary which is not a Wholly-Owned Subsidiary in an aggregate principal amount for all such Subsidiaries not exceeding $15,000,000 at any time outstanding;

               (xi) Debt of the Borrower or any of its Subsidiaries in respect of performance, appeal and surety bonds, completion guarantees, insurance bonds and other similar bonds provided by the Borrower or such Subsidiary in the ordinary course of business;

               (xii) Debt by the Borrower or any of its Subsidiaries arising from agreements of the Borrower or such Subsidiary providing for, and in respect of, indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Subsidiary permitted under this Agreement or any other Loan Document, but excluding Guaranty Obligations in respect of indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that: (A) such Debt is
                                                -------- ----
     not reflected on the balance sheet of the Borrower or any of its Subsidiaries (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purpose of this clause (A); and (B) the maximum assumable liability in respect of that Debt shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of those noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Borrower and/or that Subsidiary in connection with that disposition; and

               (xiii) Debt of the Borrower and its Subsidiaries not otherwise permitted by this Section incurred after the Effective Date in an aggregate principal amount not to exceed $20,000,000 at any time outstanding; provided that (A) the credit documentation with respect to such Debt shall
     --------
     not contain covenants or default provisions relating to the Borrower or any of its Subsidiaries that are more restrictive than the covenants and default provisions contained in the Credit Documents, (B) no Default or Event of Default shall have occurred and be continuing immediately before and immediately after giving effect to such incurrence and (C) the Borrower shall have delivered to the Administrative Agent a certificate demonstrating that, upon giving effect on a Pro-Forma Basis to the incurrence of such Debt and to the concurrent retirement of any other Debt of any Consolidated Party, the Credit Parties shall be in compliance with the financial covenants set forth in Section 7.18.
                                          ------------

          Section 7.02 Restriction on Liens. None of the Consolidated Parties
                       --------------------
will, or will permit any of their respective Subsidiaries to, create, incur, assume or permit to exist any Lien upon or with respect to any property or assets of any kind (real or personal, tangible or intangible) of any Consolidated Party whether now owned or hereafter acquired, or sell any such property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of accounts receivable or notes with recourse to any Consolidated Party) or assign any right to receive income, or file or permit the filing of any financing statement under the Uniform Commercial Code as in effect in any applicable jurisdiction or any other similar notice of Lien under any similar recording or notice statute; provided that the provisions of this Section 7.02 shall not prevent the
--------                             ------------
creation, incurrence, assumption or existence of the following (with such Liens described below being herein referred to as "Permitted Liens"):
                                             ---------------

               (i) Liens existing on the Effective Date and listed on Schedule
                                                                      --------
     7.02 hereto, in each case without giving effect to any extensions or
     ----
     renewals thereof;

               (ii) Liens created by the Collateral Documents;

               (iii) Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law) for taxes, assessments or governmental charges or levies not yet due or being contested in good faith and by appropriate proceedings diligently pursued for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP (and as to which the property or assets subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof);

               (iv) Liens imposed by law securing the charges, claims, demands or levies of landlords, carriers, warehousemen, mechanics, carriers, materialmen and other like Persons which were incurred in the ordinary course of business and which (A) do not, individually or in the aggregate, materially detract from the value of the property or assets which are the subject of such Lien or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries or (B) which are being contested in good faith by appropriate proceedings diligently pursued, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien;

               (v) Liens arising from judgments, decrees or attachments (or securing of appeal bonds with respect thereto) in circumstances not constituting an Event of Default under Section 8.01;
                                            ------------

               (vi) Liens (other than any Liens imposed by ERISA or pursuant to any Environmental Law), not securing Debt or Derivatives Obligations, which are incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety bonds (other than appeal bonds), bids, leases, government contracts, performance and return-of-money bonds, warranty requirements and other similar obligations incurred in the ordinary course of business;

               (vii) zoning restrictions, easements, rights of way, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or other minor encumbrances or irregularities of title which do not, individually or in the aggregate, materially impair the use of any property in the operation or business of any Consolidated Party or the value of such property for the purpose of such business;

               (viii) Permitted Encumbrances and Vessel Permitted Liens on any property; provided that such Vessel Permitted Liens (A) do not,
               --------
     individually or in the aggregate, materially detract from the value of the property or assets which are the subject of such Lien or materially impair the use thereof in the operation of the business of the Borrower or any of its Subsidiaries, (B) are contested in good faith by appropriate proceedings diligently pursued, which proceedings shall have commenced within 90 days of the Borrower or any Subsidiary obtaining knowledge of such Vessel Permitted Lien arising and have the effect of preventing the forfeiture or sale of the property or assets subject to such Lien or (C) arise and are from time to time discharged in the ordinary course of business consistent with past practice;

               (ix) Liens securing Debt permitted to be incurred under Section
                                                                       -------
     7.01(iii);
     ---------

               (x) any Lien existing on any asset of any Person at the time such Person becomes a Subsidiary of the Borrower and not created in contemplation of such event;

               (xi) any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary of the Borrower and not created in contemplation of such event;

               (xii) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary of the Borrower and not created in contemplation of such acquisition;

               (xiii) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt of the Borrower or any Subsidiary of the Borrower secured by any Lien permitted by clause (i), (ix), (x), (xi) or
                                               ----------  ----  ---  ----
     (xii) of this Section; provided that such Debt is not increased and is not
     -----                  --------
     secured by any additional assets;

               (xiv) Liens on cash and cash equivalents securing Derivatives Obligations owing to one or more Persons who are not Derivatives Creditors; provided that the aggregate amount of cash and cash equivalents subject to
     --------
     such Liens may at no time exceed $10,000,000;

               (xv) Liens arising from precautionary Uniform Commercial Code financing statements regarding, and any interest or title of a licensor, lessor or sublessor under, Operating Leases permitted by this Agreement; and

               (xvi) licenses, leases or subleases (but excluding leases or subleases of Vessels, Fishing Rights or Permits or Approvals evidencing or representing Fishing Rights) granted to third Persons not interfering in any material respect with the business of any Consolidated Party.

          Section 7.03 Nature of Business. None of the Consolidated Parties
                       ------------------
shall engage in any business other than business of the type engaged by the Consolidated Parties on the Effective Date or any business reasonably related, complementing or ancillary thereto or a reasonable expansion or extension thereof.

          Section 7.04 Consolidation, Merger and Dissolution. Except in
                       -------------------------------------
connection with an Asset Disposition permitted by the terms of Section 7.05,
                                                               ------------
none of the Consolidated Parties will, or will permit any of their respective Subsidiaries to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself or its affairs (or suffer any liquidations or dissolutions); provided that:
                  --------

               (i) any Wholly-Owned Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, the Borrower, so long as (A) the Borrower is the surviving corporation of such merger, dissolution or liquidation, (B) the security interests granted to the Collateral Agent for the benefit of the Creditors pursuant to the Collateral Documents in the assets of such Wholly-Owned Domestic Subsidiary so merged, dissolved or liquidated shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (C) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;

               (ii) any Wholly-Owned Domestic Subsidiary of the Borrower may merge with and into, or be voluntarily dissolved or liquidated into, any other Wholly-Owned Domestic Subsidiary of the Borrower, so long (A) as the security interests granted to the Collateral Agent for the benefit of the Creditors pursuant to the Collateral Documents in the assets of such Wholly- Owned Domestic Subsidiary so merged, dissolved or liquidated shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such merger, dissolution or liquidation) and (B) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;

               (iii) any Foreign Subsidiary of the Borrower may be merged with and into, or be voluntarily dissolved or liquidated into, the Borrower or any Wholly-Owned Subsidiary of the Borrower, so long as (A) the Borrower or such Wholly-Owned Subsidiary, as the case may be, is the surviving corporation of any such merger, dissolution or liquidation and (B) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction;

               (iv) the Borrower or any Subsidiary of the Borrower may merge with any Person (other than the Borrower or any of its Subsidiaries) in connection with a Permitted Acquisition if (A) the Borrower or such Subsidiary shall be the continuing or surviving corporation in such merger or consolidation, (B) the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section 6.11 after giving
                                                   ------------
     effect to such transactions, (C) no Default or Event of Default shall have occurred and be continuing immediately before or immediately after giving effect to such transaction and (D) the Borrower shall have delivered to the Administrative Agent a Pro-Forma Compliance Certificate demonstrating that, upon giving effect on a Pro-Forma Basis to such transaction, the Credit Parties will be in compliance with all of the financial covenants set forth in Section 7.18 as of the last day of the most recent period of four
        ------------
     consecutive fiscal quarters of the Borrower which precedes or ends on the date of such transaction and with respect to which the Administrative Agent has received the consolidated financial information required under Section
                                                                        -------
     6.01(a) or (b) and the officer's certificate required by Section 6.01(c).
     -------    ---                                           ---------------

In the case of any merger or consolidation permitted by this Section 7.04 of any
                                                             ------------
Subsidiary of the Borrower which is not a Credit Party into a Credit Party, the Credit Parties shall cause to be executed and delivered such documents, instruments and certificates as the Administrative Agent may reasonably request so as to cause the Credit Parties to be in compliance with the terms of Section
                                                                        -------
6.11 after giving effect to such transaction.
----

          Section 7.05 Asset Dispositions. None of the Consolidated Parties
                       ------------------
will, or will permit any of their respective Subsidiaries to, make any Asset Disposition; provided that:
             --------

               (i) any Consolidated Party may make any Excluded Asset
     Disposition;

               (ii) any Consolidated Party may enter into any Sale/Leaseback Transaction not prohibited by Section 7.13;
                                   ------------

               (iii) any Domestic Subsidiary of the Borrower may sell, lease or otherwise transfer all or substantially all of its assets to the Borrower, so long as the security interests granted to the Collateral Agent for the benefit of the Creditors pursuant to the Collateral Documents in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale, lease or other transfer);

               (iv) any Domestic Subsidiary of the Borrower may sell, lease or otherwise transfer all or substantially all of its assets to any other Wholly-Owned Domestic Subsidiary of the Borrower, so long as the security interests granted to the Collateral Agent for the benefit of the Creditors pursuant to the Collateral Documents in such assets shall remain in full force and effect and perfected (to at least the same extent as in effect immediately prior to such sale, lease or other transfer);

               (v) any Foreign Subsidiary of the Borrower may sell, lease or otherwise transfer all or substantially all of its assets to the Borrower or any Wholly-Owned Subsidiary of the Borrower;

               (vi) the Borrower and its Subsidiaries may make transfers of assets constituting Investments in Joint Venture Entities made pursuant to
     Section 7.06(a)(xv);
     -------------------

               (vii) the PLC Distribution shall be permitted;

               (viii) the Borrower and its Subsidiaries may make transfers of assets constituting Investments in non-Wholly-Owned Domestic Subsidiaries made pursuant to Section 7.06(a)(xi);
                      -------------------

               (ix) the Borrower and its Subsidiaries may make transfers of assets constituting Investments in Foreign Subsidiaries made pursuant to
     Section 7.06(a)(xii);
     --------------------

               (x) any Consolidated Party may make Asset Dispositions consisting of Restricted Payments permitted by Section 7.07; and
                                         ------------

               (xi) Permitted Vessel Leases shall be permitted.

Upon consummation of an Asset Disposition permitted under this Section 7.05, the
                                                               ------------
Administrative Agent shall (or shall cause the Collateral Agent to) (to the extent applicable) deliver to the Borrower, upon the Borrower's request and at the Borrower's expense, such documentation as is reasonably necessary to evidence the release of the Collateral Agent's security interests, if any, in the assets being disposed of, including amendments or terminations of Uniform Commercial Code Financing Statements, if any, the return of stock certificates, if any, and the release of any Subsidiary being disposed of in its entirety from all of its obligations, if any, under the Credit Documents.

          Section 7.06 Investments.
                       -----------

          (a) Investments. None of the Consolidated Parties will hold, make or
              -----------
acquire, or will permit any of their respective Subsidiaries to, hold, make or acquire, any Investment in any Person, except the following (with such Investments described below being herein referred to as "Permitted
                                                         ---------
Investments"):
-----------

               (i) the Borrower or any of its Consolidated Subsidiaries may purchase inventory, equipment and machinery in the ordinary course of business;

               (ii) Investments existing on the date hereof (A) which are listed on Schedule 7.06 or (B) in Persons which are Subsidiaries on the date of
        -------------
     this Agreement;

               (iii) the Borrower or any Domestic Subsidiary of the Borrower may invest in cash and Cash Equivalents;

               (iv) the Borrower and any Subsidiary of the Borrower may acquire and hold receivables owing to them, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

               (v) the Borrower and each Subsidiary may acquire and own Investments (including Debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

               (vi) the Borrower or any of its Subsidiaries may (A) make loans and advances to employees, officers and directors, in each case in the ordinary course of business in an aggregate amount at any one time outstanding not exceeding $1,000,000, and (B) acquire and hold obligations of one or more officers, managing directors or other employees of the Borrower or any of its Subsidiaries in connection with such Persons' acquisition of Capital Stock of Holdings in an aggregate principal amount not to exceed $7,000,000 at any one time outstanding, if and so long as such obligations shall be evidenced by one or more promissory notes secured in each case by a perfected, first priority security interest in the Capital Stock so acquired, which promissory notes shall be pledged to the Collateral Agent pursuant to the Pledge Agreement;

               (vii) deposits made in the ordinary course of business consistent with past practices to secure the performance of leases shall be permitted;

               (viii) the Borrower or any of its Subsidiaries may make loans and advances to the Parent and ASC and the Parent and ASC may make loans and advances to Holdings for the purposes and in the amounts necessary to pay the fees, expenses and taxes described in Section 7.07(iv);
                                               ----------------

               (ix) the Parent may make equity contributions to the capital of the Borrower;

               (x) the Borrower may make Investments in any of its Wholly-Owned Domestic Subsidiaries, Wholly-Owned Domestic Subsidiaries of the Borrower may make Investments in other Wholly-Owned Domestic Subsidiaries of the Borrower and any Subsidiary of the Borrower may make intercompany loans and advances to the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower; provided that (A) each item of intercompany Debt shall be
               --------
     evidenced by a promissory note in the form of Exhibit G hereto, (B) each
                                                   ---------
     promissory note evidencing intercompany loans and advances made by a Foreign Subsidiary or a non-Wholly-Owned Domestic Subsidiary to the Borrower or a Wholly-Owned Domestic Subsidiary of the Borrower shall contain the subordination provisions set forth in Exhibit H hereto and (C)
                                                       ---------
     each promissory note evidencing intercompany loans and advances (other than promissory notes held by Foreign Subsidiaries, except to the extent provided in Section 6.11(d)) shall be pledged to the Collateral Agent
                 ----------------
     pursuant to the Pledge Agreement;

               (xi) the Borrower and its Subsidiaries may make Investments in any non-Wholly-Owned Domestic Subsidiary of the Borrower (A) in the case of Investments by the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower, in an aggregate amount (determined without regard to any write-downs or write-offs of any such Investments constituting Debt) at any one time outstanding not exceeding $15,000,000 in the case of non-Wholly-Owned Domestic Subsidiaries, and (B) to the extent such Investments arise from the sale of inventory in the ordinary course of business by the Borrower or such Subsidiary to such non-Wholly-Owned Domestic Subsidiary for resale by such non-Wholly-Owned Domestic Subsidiary (including any such Investments resulting from the extension of the payment terms with respect to such sales); provided that each item of intercompany
                                        --------
     Debt shall be evidenced by a promissory note in the form of Exhibit G
                                                                 ---------
     hereto;

               (xii) the Borrower and its Subsidiaries may make Investments in any Foreign Subsidiary (A) in the case of Investments by the Borrower or any Wholly-Owned Domestic Subsidiary of the Borrower, in an aggregate amount (determined without regard to any write-downs or write-offs of any such Investments constituting Debt) not exceeding $5,000,000 after the Effective Date, and (B) to the extent such Investments arise from the sale of inventory in the ordinary course of business by the Borrower or such Subsidiary to such Foreign Subsidiary for resale by such Foreign Subsidiary (including any such Investments resulting form the extension of the payment terms with respect to such sales); provided that (A) each item of
                                        --------
     intercompany Debt shall be evidenced by a promissory note in the form of Exhibit G hereto and (B) each promissory note evidencing intercompany loans
     ---------
     and advances (other than promissory notes (x) issued by Foreign Subsidiaries of the Borrower to the Borrower or any of its Domestic Subsidiaries or (y) held by Foreign Subsidiaries of the Borrower), which in each case only to the extent provided in Section 6.11(d), shall be pledged
                                              ---------------
     to the Collateral Agent pursuant to the Pledge Agreement;

               (xiii) the Borrower and its Subsidiaries may make transfers of assets to their respective Subsidiaries in accordance with Section 7.05;
                                                                ------------

               (xiv) the Borrower and its Subsidiaries may make expenditures in respect of Permitted Acquisitions;

               (xv) the Borrower and its Subsidiaries may make Investments in Affiliates (other than Subsidiaries) and in Persons in which the Investment is accounted for by the equity method of accounting (such as joint ventures, partnerships or similar agreements or arrangements involving the sharing of profits or joint or coordinated purchasing or distribution (each a "Joint Venture Entity" and, collectively "Joint Venture Entities")) if,
        --------------------                     ----------------------
     and only to the extent that, (A) the consideration comprising such Investment is contributed to a Joint Venture Entity exchange for Capital Stock of the Joint Venture Entity to which such assets are contributed, (B) the Borrower and its Subsidiaries shall comply with the provisions of
     Section 6.11 to the extent applicable to Joint Ventures (without giving
     ------------
     effect to any grace periods provided for therein), (C) in the case of Investments made in the form of Cash or Cash Equivalents, the aggregate amount of such Investments (determined (x) based on the original cost of such Investments and without adjustment to the basis of such Investments to recognize earnings or losses after the date of an Investment and (y) solely for purposes of this clause (C) without including the value attributable to
                          ----------
     contributed services) does not exceed $10,000,000, and (D) in the case of Investments made in the form of one or more contributions of assets (other than assets constituting cash or Cash Equivalents), (x) the Borrower shall have delivered to the Administrative Agent a certificate of a Responsible Officer or the chief accounting officer of the Borrower containing reasonably detailed calculations demonstrating that the Consolidated EBITDA attributable to the such contributed assets shall not exceed 5% of the aggregate Consolidated EBITDA of the Borrower and its Consolidated Subsidiaries for the fiscal year most recently ended on or prior to the date of such contribution and (y) at the time of such contribution, the assets contributed to such Joint Venture Entity, together the fair market value of all other contributions of assets made pursuant to this clause (D) (measured as of the respective dates of such contributions), shall have a fair market value not exceeding $25,000,000;

               (xvi) ASC may retain Investment in the Borrower Preferred Interests and in common Capital Stock of the Borrower made on the date of the Original Credit Agreement;

               (xvii) any Consolidated Party may invest in Derivatives Obligations permitted pursuant to Section 7.01(vi);
                                       ----------------

               (xviii) the Borrower and its Subsidiaries may make loans to Coastal Village Pollock LLC and Central Bering Sea Fishermen's Association; provided that such loans are approved in good faith by a majority of the
     --------
     disinterested members of the Board of Directors of the Borrower and the aggregate principal amount of such loans at any one time outstanding does not exceed $500,000; and

               (xix) deposit accounts containing foreign currency received in the ordinary course of business or held by the Borrower or any of its Subsidiaries in the ordinary course of business shall be permitted;

provided that none of the Consolidated Parties may make or own any Investment in
--------
Margin Stock.

          (b) Asset Acquisitions. None of the Consolidated Parties will, or will
              ------------------
permit any of their respective Subsidiaries to, make any acquisition of assets outside the ordinary course of business; provided that the Borrower and its
                                         --------
Subsidiaries may make Permitted Acquisitions.

          (c) Joint Ventures and Similar Arrangements. Except as permitted
              ---------------------------------------
pursuant to Section 7.06(a)(xv), none of the Consolidated Parties will, or will
            -------------------
permit any of their respective Subsidiaries to, enter into any joint venture or partnership agreement or arrangement or any other agreement or arrangement with any Person involving the sharing of profits or joint or coordinated purchasing or distribution.

          (d) Limitation on the Creation of Subsidiaries. None of the
              ------------------------------------------
Consolidated Parties will, or will permit any of their respective Subsidiaries to, establish, create or acquire after the Effective Date any Subsidiary; provided that the Borrower and its Wholly-Owned Subsidiaries shall be permitted
--------
to establish, create or acquire Subsidiaries so long as (i) at least 5 days' prior written notice thereof is given to the Administrative Agent, (ii) the capital stock or other equity interests of such new Subsidiary (other than a Foreign Subsidiary, except to the extent otherwise required pursuant to Section
                                                                        -------
6.11(d)) is pledged pursuant to, and to the extent required by, the Pledge
--------
Agreement and the certificates representing such interests, together with transfer powers duly executed in blank, are delivered to the Collateral Agent,
(iii) such new Subsidiary (other than a Foreign Subsidiary, except to the extent otherwise required pursuant to Section 6.11(d), or a non-Wholly-Owned
                               ---------------
Subsidiary) executes a Joinder Agreement as provided in Section 6.11(b), (iv)
                                                        ---------------
such new Subsidiary, to the extent requested by the Administrative Agent, takes all actions required pursuant to Section 6.11 and (v) the Investment by the
                                 ------------
Borrower and its Wholly-Owned Subsidiaries in such new Subsidiary is otherwise permitted under paragraph (a) above.
                -------------

          Section 7.07 Restricted Payments, etc. None of the Consolidated
                       ------------------------
Parties will, or will permit any of their respective Subsidiaries to, declare or pay any Restricted Payments, except that:

               (i) a Consolidated Party may pay dividends payable solely in Capital Stock, of such Person;

               (ii) subject to clause (v) below, any Subsidiary of the Borrower
                               ----------
     may pay Restricted Payments to the Borrower or to any Wholly-Owned Subsidiary of the Borrower;

               (iii) so long as no Default or Event of Default is then in existence or would otherwise arise therefrom, the Borrower may pay cash dividends to the Parent and cash distributions in respect of the Borrower Preferred Interests to ASC and the Parent and ASC may in turn pay cash dividends to Holdings if Holdings promptly uses the proceeds to redeem or repurchase Capital Stock (or options to purchase such Capital Stock) from
     (A) officers, managing
     directors, employees and directors of any Consolidated Party (or their estates) upon the death, permanent disability, retirement or termination of employment of any such Person or otherwise in accordance with (x) the Securityholders' Agreement and (y) any stock option plan or any employee stock ownership plan maintained by Holdings, or (B) other holders of Capital Stock of Holdings, so long as the purpose of such purchase is to acquire Capital Stock for reissuance to new officers, managing directors, employees and directors (or their estates) of any Consolidated Party, to the extent so reissued within 12 months of any such purchase; provided that
                                                                   --------
     in all such cases the aggregate amount of all cash dividends paid in respect of all such shares so redeemed or repurchased does not exceed $3,000,000 during any fiscal year of the Borrower;

               (iv) the Borrower may distribute cash to the Parent and ASC (and the Parent may distribute cash to Holdings), in an amount sufficient (A) to allow ASC to pay, and allow Holdings to make distributions to the owners of the Capital Stock of Holdings (the "Holdings Owners") sufficient to permit
                                         ---------------
     each Holdings Owner to pay, the Theoretical Tax on the amount of the taxable income of the Borrower and its Subsidiaries which is allocated to ASC or the Holdings Owner, as applicable, for federal income tax purposes, without regard to the individual tax status of any Holdings Owner or ASC ("Permitted Tax Dividends") and (B) to pay franchise taxes and other fees
       -----------------------
     required to maintain its existence and reasonable general administrative costs and expenses, including, without limitation, directors fees and expenses and administrative, legal and accounting services provided by third parties, actually incurred by Holdings or ASC, as applicable;

               (v) the Recapitalization shall be permitted;

               (vi) the payment of any dividend by a Consolidated Subsidiary of the Borrower to the holders of its common Capital Stock on a pro-rata basis shall be permitted; and

               (vii) (A) repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants; and (B) cash paid in lieu of fractional Equity Interests (or dividends or distributions for such purpose) in an aggregate amount not to exceed $50,000 shall be permitted.

          Section 7.08 Prepayments of Indebtedness, etc.
                       ---------------------------------

          (a) Amendments of Debt Agreements. None of the Consolidated Parties
              -----------------------------
will, or will permit any of their respective Subsidiaries to, after the issuance thereof, amend, waive or modify (or permit the amendment, waiver or modification
of) any of the terms, agreements, covenants or conditions of or applicable to
(i) the Senior Subordinated Notes or (ii) any other Debt (other than the Credit Obligations and, in the absence of any Default or Event of Default, Debt permitted by Section 7.01(iii) and obligations secured by Vessel Permitted
             -----------------
Liens) issued by such Consolidated Party if, in the case of Debt referred to in this clause (ii) such amendment, waiver or modification would add or change any
     -----------
terms, agreements, covenants or conditions in a manner materially adverse to any Consolidated Party, or shorten the final maturity or average life to maturity or require any payment to be made sooner than originally scheduled or increase the interest rate applicable thereto or change any subordination provision thereof.

          (b) Prohibition Against Certain Payments of Principal and Interest of
              -----------------------------------------------------------------
Other Debt. None of the Consolidated Parties will, or will permit any of their
----------
respective Subsidiaries to, (i) directly or indirectly, redeem, purchase, prepay, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Debt (other than the Credit Obligations and, in the absence of any Default or Event of Default, Debt permitted by Section 7.01(iii)),
                           -----------------
or set aside any funds for such purpose, whether such redemption, purchase, prepayment, retirement or acquisition is made at the option of the maker or at the option of the holder thereof, and whether or not any such redemption, purchase, prepayment, retirement or acquisition is required under the terms and conditions applicable to such Debt, or (ii) release, cancel, compromise or forgive in whole or in part any Debt evidenced by any Intercompany Note; provided, that Debt evidenced by an Intercompany Note may be released, canceled,
--------
compromised or forgiven to the extent that the obligee thereof would at the time be allowed to make an equity Investment in a like amount in the obligor pursuant to Section 7.06(a).
   ---------------

          (c) Amendments of the Credit Documents. None of the Consolidated
              ----------------------------------
Parties will, or will permit any of their respective Subsidiaries to, enter into any agreement with any Person whereby any of them shall agree to any restriction on the right of any Consolidated Party to amend or waive any of the provisions of this Agreement or any other Credit Document.

          Section 7.09 Transactions with Affiliates. None of the Consolidated
                       ----------------------------
Parties will, or will permit any of their respective Subsidiaries to, engage in any transaction or series of transactions with (i) any officer, managing director, director, holder of Capital Stock, Subsidiary or Affiliate of ASLP,
(ii) any Affiliate of any such officer, managing director, director, holder, Subsidiary or Affiliate or (iii) the Sponsor or any officer, managing director, director, holder of Capital Stock, Subsidiary or Affiliate of the Sponsor, other than (A) transfers of assets to any Credit Party permitted by Section 7.05, (B)
                                                              ------------
transactions expressly permitted by Section 7.01, Section 7.04, Section 7.05,
                                    ------------  ------------  ------------
Section 7.06, Section 7.07 or Section 7.12, (C) normal compensation and
------------  ------------    ------------
reimbursement of reasonable fees and expenses of officers and directors, (D) any transaction entered into and maintained among the Borrower and any of its Subsidiaries or among such Subsidiaries, (E) so long as no Default or Event of Default has occurred and is continuing, any transaction entered into and maintained among any Consolidated Party and any non-Wholly-Owned Domestic Subsidiaries of the Borrower and among any Consolidated Party and Foreign Subsidiaries (including Joint Venture Entities) of the Borrower (F) reimbursement of reasonable out-of-pocket expenses of the Sponsor, (G) payment of fees to the Sponsor with respect to the Recapitalization, (H) the payment to the Sponsor in connection with any acquisition or financing transaction of advisory, underwriting and placement fees in amounts and on terms as favorable to the Borrower as would be obtainable on an arms'-length basis from an independent, unrelated third party, (I) transactions in existence on the Effective Date, to the extent set forth on Schedule 7.09, (J) so long as no
                                           -------------
Default or Event of Default has occurred and is continuing, other transactions which are engaged in by any Consolidated Party in the ordinary course of its business on terms and conditions as favorable to such Person as would be obtainable by it in a comparable arms'-length transaction with an independent, unrelated third party and (K) Investments permitted by Section 7.06(a) (xviii).
                                                       -----------------------

          Section 7.10 Fiscal Year; Organizational and Other Documents. None of
                       -----------------------------------------------
Holdings or any Consolidated Parties will, or will permit any of their respective Subsidiaries to, (i) change its fiscal year or consent to any amendment, modification or supplement that is materially adverse to the Lenders of any of the provisions of the Transaction Documents, the Senior Subordinated Notes, or any other documents establishing and setting forth the rights and terms of the Senior Subordinated Notes on the Effective Date, (ii) enter into any amendment, modification or waiver that is adverse in any material respect to the Lenders to any Material Contract as in effect on the Effective Date or (iii) enter into any amendment, modification or waiver to its articles or certificate of incorporation, bylaws (or analogous organizational documents) or any agreement entered into by it with respect to its Capital Stock (including the Securityholders' Agreement), in each case as in effect on the Effective Date; provided that ASLP may cause Holdings to be converted from a limited liability
--------
company into a corporation. The Borrower will cause the Consolidated Parties to promptly provide the Lenders with copies of all amendments to the foregoing documents and instruments as in effect as of the Effective Date.

          Section 7.11 Restrictions with Respect to Intercorporate Transfers.
                       -----------------------------------------------------
None of the Consolidated Parties will, or will permit any of their respective Subsidiaries to, create or otherwise cause or permit to exist any encumbrance or restriction which prohibits or otherwise restricts (i) the ability of any such Subsidiary to (A) pay Restricted Payments or pay any Debt owed to the Borrower or any Subsidiary of the Borrower, (B) pay Debt or other obligations owed to any Credit Party, (C) make loans or advances to the Borrower or any Subsidiary of the Borrower, (D) transfer any of its properties or assets to the Borrower or any Subsidiary of the Borrower or (E) act as a Subsidiary Guarantor and pledge its assets pursuant to the Credit Documents or any renewals, refinancings, exchanges, refundings or extensions thereof or (ii) the ability of the Parent or any Subsidiary of the Parent to create, incur, assume or permit to exist any Lien upon its property or assets whether now owned or hereafter acquired to secure the Obligations, except (in respect of any of the matters referred to in clause (i)(A)-(D) or clause (ii) above) for prohibitions or restrictions
------------- ---    -----------
existing under or by reason of:

               (i) this Agreement and the other Credit Documents;

               (ii) applicable law;

               (iii) restrictions in effect on the date of this Agreement contained in the Existing Debt Agreements all as in effect on the date of this Agreement, and, if such Debt is renewed, extended or refinanced, restrictions in the agreements governing the renewed, extended or refinancing Debt (and successive renewals, extensions and refinancings thereof) if such restrictions are no more restrictive than those contained in the agreements governing the Debt being renewed, extended or refinanced;

               (iv) customary non-assignment provisions with respect to leases or licensing agreements entered into by the Borrower or any of its Subsidiaries, in each case entered into in the ordinary course of business and consistent with past practices;

               (v) any restriction or encumbrance with respect to a Subsidiary of the Borrower imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all of the capital stock or assets of such Subsidiary, so long as such sale or disposition is permitted under this Agreement;

               (vi) Liens permitted under Section 7.02 and any documents or
                                          ------------
     instruments governing the terms of any Debt or other obligations secured by any such Liens; provided that such prohibitions or restrictions apply only
                     --------
     to the assets subject to such Liens;

               (vii) restrictions in effect on the date of this Agreement contained in the Senior Subordinated Note Documents; and

               (viii) restrictions of the nature referred to in clause (D) above
                                                                ----------
     in favor of a Person who is not an Affiliate of a Credit Party contained in agreements or documents granting or governing Capitalized Leases or Debt of a Consolidated Party which is permitted under Section 7.01(iii) or (iv) if
                                                   -------------------------
     and to the extent that such restriction relates only to the asset or assets acquired with the proceeds of such Capitalized Lease or Debt incurred pursuant to Section 7.01(iii) or (iv).
                 -------------------------

          Section 7.12 Ownership of Subsidiaries; Limitations on the Parent and
                       --------------------------------------------------------
the Borrowers. (a) The Parent will not (i) permit any Person other than the
-------------
Parent or ASC to own any Capital Stock or Equity Equivalents in the Borrower or permit any Person (other than the Borrower or any Wholly-Owned Subsidiary of the Borrower) to own any Capital Stock of any Subsidiary of the Borrower, other than non-Wholly-Owned Subsidiaries permitted under this Agreement and Joint Venture Entities,

(ii) permit any Subsidiary of the Borrower to issue Capital Stock to any Person, except (A) to the Borrower or any Wholly-Owned Subsidiary of the Borrower, (B) to qualify directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries or (C) with respect to non-Wholly-Owned Subsidiaries permitted under this Agreement and Joint Venture Entities or (iii) permit the Borrower or any Subsidiary of the Parent to issue any shares of Preferred Stock.

          (b) The Parent shall not (i) hold any assets other then the Capital Stock of the Borrower and ASC and (ii) have any material liabilities other than
(A) liabilities under the Credit Documents and (B) tax liabilities in the ordinary course of business or (iii) engage in any business or activity other than (A) owning the Capital Stock of the Borrower and ASC (including purchasing additional shares of common stock after the Effective Date if such shares are pledged to the Collateral Agent under the Parent Pledge Agreement) and activities incidental or related thereto on the maintenance of the corporate existence of the Parent in compliance with applicable law and (B) acting as a Guarantor under the Parent Guaranty Agreement and pledging its assets to the Collateral Agent, for the benefit of the Lenders, pursuant to the Collateral Documents to which it is a party.

          Section 7.13 Sale/Leasebacks. None of the Consolidated Parties will,
                       ---------------
directly or indirectly, become or remain liable as lessee or as guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, or any property (whether real or personal or mixed), whether now owned or hereafter acquired, (i) which such Consolidated Party has sold or transferred or is to sell or transfer to a Person which is not a Consolidated Party or (ii) which such Consolidated Party intends to use for substantially the same purpose as any other property which has been sold or is to be sold or transferred by such Consolidated Party to another Person which is not a Consolidated Party in connection with such lease; provided, however, that the Borrower and its
                            --------  -------
Subsidiaries may enter into such transactions with respect to personal property if (i) after giving effect on a Pro-Forma Basis to any such transaction the Attributable Debt incurred in connection with such transaction is permitted pursuant to Section 7.01, (ii) the gross cash proceeds of any such transaction
            ------------
are at least equal to the fair market value of such property (as determined by the managing member of the Borrower, whose determination shall be conclusive if made in good faith) and (iii) the Net Cash Proceeds are forwarded to the Administrative Agent as set forth in Section 3.03(b)(iii) to the extent required
                                     --------------------
therein.

          Section 7.14 Capital Expenditures.
                       --------------------

          (a) None of the Consolidated Parties will, or will permit any of their respective Subsidiaries to, make any Consolidated Capital Expenditures, except that during any fiscal year, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures so long as the aggregate amount of such Consolidated Capital Expenditures does not exceed $10,000,000 during either of the fiscal years ending on December 31, 2002 or 2003 or $12,500,000 in any fiscal year thereafter.

          (b) To the extent that Consolidated Capital Expenditures permitted under subsection (a) above for any period set forth above are less than the
      --------------
applicable amount specified in subsection (a) above, 100% of the difference may
                               --------------
be carried forward and utilized to make Consolidated Capital Expenditures solely during the immediately succeeding fiscal year.

          (c) Notwithstanding the foregoing, the Borrower and its Subsidiaries may make Consolidated Capital Expenditures (which Consolidated Capital Expenditures will not be included in any determination under subsection (a)
                                                             --------------
above) with the Net Cash Proceeds of Asset Dispositions, to the extent such Net Cash Proceeds are not required to be applied to repay Loans or cash collateralize LOC Obligations pursuant to Section 3.03(b)(iii).
                                          --------------------

          Section 7.15 Additional Negative Pledges. None of the Consolidated
                       ---------------------------
Parties will enter into, assume or become subject to any agreement prohibiting or otherwise restricting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or requiring the grant of any security for an obligation if security is given for some other obligation, except (i) pursuant to this Agreement and the other Credit Documents, (ii) pursuant to any document or instrument governing Debt incurred pursuant to Section 7.01(iii) or (iv) if any such restriction contained therein
            -----------------    ----
relates only to the asset or assets acquired in connection therewith and (iii) pursuant to the Senior Subordinated Notes.

          Section 7.16 Impairment of Security Interests. None of the
                       --------------------------------
Consolidated Parties will, or will permit any of their respective Subsidiaries to, (i) take or omit to take any action which action or omission might or would materially impair the security interests in favor of the Collateral Agent with respect to the Collateral or (ii) grant to any Person (other than the Collateral Agent pursuant to the Collateral Documents) any interest whatsoever in the Collateral, except for Permitted Liens.

          Section 7.17 Sales of Receivables. None of the Consolidated Parties
                       --------------------
will, or will permit any of their respective Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its accounts or notes receivables.

          Section 7.18 Financial Covenants.
                       -------------------

          (a) Leverage Ratio. The Leverage Ratio as of the last day of any
              --------------
fiscal quarter of the Borrower, in each case taken as a single accounting period, will not be greater than the ratio set forth below opposite the period during which such date occurs:

---------------------------------------------------
              Period                        Ratio
---------------------------------------------------
Effective Date through June 30, 2003    4.75 to 1.0
---------------------------------------------------
July 1, 2003 through June 30, 2004      4.50 to 1.0
---------------------------------------------------
July 1, 2004 through June 30, 2005      4.25 to 1.0
---------------------------------------------------
July 1, 2005 through June 30, 2006      3.75 to 1.0
---------------------------------------------------
Thereafter                              3.25 to 1.0
---------------------------------------------------

          (b) Interest Coverage Ratio. The Interest Coverage Ratio for any
              -----------------------
period of four consecutive fiscal quarters of the Borrower, in each case taken as a single accounting period, ending on the last date of each fiscal quarter, will not be less than the ratio set forth below opposite the period during which such date occurs:

--------------------------------------------------------
                 Period                         Ratio
--------------------------------------------------------
Effective Date through December 31, 2002     2.00 to 1.0
--------------------------------------------------------
January 1, 2003 through December 31, 2003    2.10 to 1.0
--------------------------------------------------------
January 1, 2004 through December 31, 2004    2.25 to 1.0
--------------------------------------------------------
January 1, 2005 through December 31, 2005    2.50 to 1.0
--------------------------------------------------------
Thereafter                                   2.75 to 1.0
--------------------------------------------------------

          (c) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio for
              ---------------------------
any period of four consecutive fiscal quarters of the Borrower, in each case taken as a single accounting period, ending on the last date of each fiscal quarter will not be less than the ratio set forth below opposite the period during which such date occurs:

-------------------------------------------------------
                Period                         Ratio
-------------------------------------------------------
Effective Date through December 31, 2005    1.30 to 1.0
-------------------------------------------------------
Thereafter                                  1.10 to 1.0
-------------------------------------------------------

          Section 7.19 Independence of Covenants. All covenants contained herein
                       -------------------------
shall be given independent effect so that if a particular action or condition is prohibited by any of such covenants, the fact that such action or condition would be permitted by an exception to, or otherwise be within the limitations of, another covenant shall not avoid the occurrence of a Default if such action is taken or condition exists.

                                  ARTICLE VIII
                                    DEFAULTS

          Section 8.01 Events of Default. An Event of Default shall exist upon
                       -----------------
the occurrence of any of the following specified events or conditions (each an "Event of Default"):
 ----------------

          (a) Payment. The Borrower shall:
              -------

               (i) default in the payment when due (whether by scheduled maturity, acceleration or otherwise) of any principal of any of the Loans or of any reimbursement obligation arising from drawings under Letters of Credit; or

               (ii) default, and such default shall continue for three or more Business Days, in the payment when due of any interest on the Loans, or of any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

          (b) Representations. Any representation, warranty or statement made or
              ---------------
deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

          (c) Covenants. Any Credit Party shall:
              ---------

               (i) default in the due performance or observance of any term, covenant or agreement contained in Sections 6.01(i), 6.02, 6.09, 6.14 or
                                        ----------------  ----  ----  ----
     7.01 through 7.18, inclusive;
     ----         ----

               (ii) default in the due performance or observance by it of any term, covenant or agreement contained in Article VI (other than those
                                              ----------
     referred to in subsection (a), (b) or (c)(i) of this Section 8.01) and such
                    --------------  ---    ------         ------------
     default shall continue unremedied for a period of 15 Business Days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent; or

               (iii) default in the due performance or observance by it of any term, covenant or agreement (other than those referred to in subsections
                                                                  -----------
     (a), (b) or (c)(i) or (ii) of this Section 8.01) contained in this
     ---  ---    ------    ----         ------------
     Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent.

          (d) Other Credit Documents. (i) Any Credit Party shall default in the
              ----------------------
due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an executive officer of a Credit Party becoming aware of such default or notice thereof given by the Administrative Agent, (ii) except pursuant to the terms thereof, any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) except pursuant to the terms thereof, any Credit Document shall fail to give the Administrative Agent, the Collateral Agent and/or the Lenders the security interests, liens, rights, powers and privileges purported to be created thereby.

          (e) Bankruptcy, etc. A Bankruptcy Event shall occur with respect to
              ---------------
any Credit Party.

          (f) Defaults under Other Agreements.

               (i) With respect to any Debt (other than Debt outstanding under the Credit Documents) in excess of $3,000,000 in the aggregate for the Consolidated Parties, taken as a whole, (A) any Consolidated Party shall default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Debt, (B) any Consolidated Party shall default in the observance or performance of any other term, covenant, condition or agreement evidencing or securing such Debt or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit the holder or holders of such Debt (or trustee or agent on behalf of such holders) to cause (determined without regard to whether any notice or lapse of time is required) any such Debt (or any portion thereof) to become due prior to its stated maturity; (C) any such Debt (or any portion thereof) shall be declared due and payable, or shall be required to be prepaid (other than by a regularly scheduled required payment or prepayment to the extent permitted hereby) prior to the stated maturity thereof or (D) any Consolidated Party shall be required by the terms of such Debt to offer to prepay or repurchase such Debt (or any portion thereof) prior to the stated maturity thereof.

               (ii) there occurs under any Derivatives Agreement or Derivatives Obligation an Early Termination Date (as defined in such Derivatives Agreement) resulting from (A) any event of default under such Derivatives Agreement as to which any Consolidated Party is the Defaulting Party (as defined in such Derivatives Agreement) or (B) any Termination Event (as so defined) as to which any Consolidated Party is an Affected Party (as so defined), and, in either event, the Derivatives Termination Value owed by a Consolidated Party as a result thereof is greater than $3,000,000 and remains unpaid for five Business Days.

          (g) Judgments. One or more judgments, orders, or decrees shall be
              ---------
entered against any Consolidated Party involving a liability of $3,000,000 or more, in the aggregate (to the extent not paid or covered by insurance provided by a carrier who has acknowledged coverage), and such judgments, orders or decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 consecutive days.

          (h) ERISA. The occurrence of any of the following events or
              -----
conditions: (i) any "accumulated funding deficiency", as such term is defined in
Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Single Employer Plan, or any Lien shall arise on the assets of any Credit Party or any of their Subsidiaries or any ERISA Affiliate in favor of the PBGC or a Single Employer Plan; (ii) an ERISA Event shall occur with respect to a Single Employer

Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is, in the reasonable opinion of the Administrative Agent, likely to result in (A) the termination of such Plan for purposes of Title IV of ERISA, or (B) any Credit Party or any of their Subsidiaries or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such Plan; (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the
Code) or breach of fiduciary responsibility shall occur which may subject any Credit Party or any of their Subsidiaries or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(1) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which any Credit Party or any of their Subsidiaries or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability or (v) any other event or condition out of the ordinary course of business shall occur or exist with respect to any Plan; and, in each case in clauses (i) through (v) above,
                                               -----------         ---
such event or condition, together with all other such events or conditions, if any, would reasonably be expected to involve possible taxes, penalties or other liabilities affecting any Consolidated Party in an aggregate amount in excess of $10,000,000 or require payments exceeding $5,000,000 in any fiscal year of the Borrower.

          (i) Environmental Matters. Either (i) any Consolidated Party shall be
              ---------------------
liable, whether directly, indirectly through required indemnification of any Person or otherwise, for the costs of investigation and/or remediation of any Hazardous Substances originating from or affecting any property or properties, whether or not owned, leased or operated by such Consolidated Party, which liability, together with all other such liabilities of such Consolidated Party, could reasonably be expected to exceed $5,000,000 in the aggregate or require payments by such Consolidated Party exceeding $2,000,000 in any fiscal year of the Borrower or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect;

          (j) Guaranties. The Guaranties given by the Credit Parties or by any
              ----------
Additional Subsidiary Guarantor or any provision thereof shall, except pursuant to the terms thereof, cease to be in full force and effect, or any Guarantor thereunder or any Person acting by or on behalf of such Guarantor shall deny or disaffirm in writing such Guarantor's obligations under such Guaranty.

          (k) Ownership. There shall occur a Change of Control.
              ---------

          (l) Subordinated Debt. The subordination provisions contained in the
              -----------------
Senior Subordinated Note Documents or creating any other Subordinated Debt shall, in whole or in part, terminate, cease to be effective or cease to be legally valid, binding and enforceable as to any holder of the Senior Subordinated Notes or such other Subordinated Debt.

          Section 8.02 Acceleration; Remedies. Upon the occurrence of an Event
                       ----------------------
of Default, and at any time thereafter unless and until such Event of Default has been waived in writing by the Required Lenders (or the Lenders as may be required pursuant to Section 10.06), the Administrative Agent (or the Collateral
                     -------------
Agent, as applicable) shall, upon the request and direction of the Required Lenders, by written notice to the Borrower, take any of the following actions without prejudice to the rights of the Agents or any Lender to enforce its claims against the Credit Parties except as otherwise specifically provided for herein:

          (a) Termination of Commitments. Declare the Commitments terminated
              --------------------------
whereupon the Commitments shall be immediately terminated.

          (b) Acceleration of Loans. Declare the unpaid principal of and any
              ---------------------
accrued interest in respect of all Loans, any reimbursement obligations arising from drawings under Letters of Credit and any and all other indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders hereunder to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

          (c) Cash Collateral. Direct the Borrower to pay (and the Borrower
              ---------------
agrees that upon receipt of such notice, or upon the occurrence of an Event of Default under Section 8.01(e), it will immediately pay) to the Collateral Agent
              ---------------
additional cash, to be held by the Collateral Agent, for the benefit of the Lenders, in a cash collateral account as additional security for the LOC Obligations in respect of subsequent drawings under all then outstanding Letters of Credit in an amount equal to the maximum aggregate amount which may be drawn under all Letters of Credits then outstanding.

          (d) Enforcement of Rights. Enforce any and all rights and interests
              ---------------------
created and existing under the Credit Documents, including, without limitation, all rights and remedies existing under the Collateral Documents, all rights and remedies against a Guarantor and all rights of set-off.

     Notwithstanding the foregoing, if an Event of Default specified in Section
                                                                        -------
8.01(e) shall occur, then the Commitments shall automatically terminate and all
-------
Loans, all reimbursement obligations under Letters of Credit, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties. Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

     In case any one or more of the covenants and/or agreements set forth in this Agreement or any other Credit Document shall have been breached by any Credit Party, then the Administrative Agent may proceed to protect and enforce the Lenders' rights either by suit in equity and/or by action at law, including an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement or such other Credit Document. Without limitation of the foregoing, each of the Parent and the Borrower agrees that failure to comply with any of the covenants contained herein will cause irreparable harm and that specific performance shall be available in the event of any breach thereof. The Administrative Agent acting pursuant to this paragraph shall be indemnified, jointly and severally, by each of the Parent and the Borrower against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) in accordance with Section 10.05.
                -------------

          Section 8.03 Allocation of Payments After Event of Default.
                       ---------------------------------------------
Notwithstanding any other provisions of this Agreement, after the occurrence and during the continuance of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents or in respect of the Collateral shall be paid over or delivered as follows:

               FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of the Administrative Agent or the Collateral Agent in connection with enforcing the rights of the Creditors under the Credit Documents, including all reasonable expenses of sale or other realization of or in respect of the Collateral, including reasonable compensation to the agents and counsel for the Collateral Agent, and all reasonable expenses, liabilities and advances incurred or made by the Collateral Agent in connection therewith, and any other Obligations owing to the Collateral Agent in respect of sums advanced by the Collateral Agent to preserve the Collateral or to preserve its security interest in the Collateral;

               SECOND, to the payment of any fees owed to the Administrative Agent;

               THIRD, to the payment of all reasonable out-of-pocket costs and expenses (including reasonable attorneys' fees) of (i) each of the Lenders in connection with enforcing its rights under the Credit Documents or otherwise with respect to the Credit Obligations owing to such lender and
     (ii) each Derivatives Creditor in connection with enforcing any of its rights under the Derivatives Agreements or otherwise with respect to the Derivatives Obligations owing to such Derivatives Creditor, or, if the proceeds are insufficient to pay in full the amount of such costs and expenses, each Lender's and Derivatives Creditor's pro-rata share of the amount remaining to have been distributed;

               FOURTH, to the payment of all of the Credit Obligations consisting of accrued fees and interest;

               FIFTH, except as set forth in clauses First through Fourth above,
                                             -------------         ------
     to the payment of the outstanding Credit Obligations and Derivatives Obligations owing to any Creditor, pro rata, as set forth below, with (i) an amount equal to the Credit Obligations being paid to the Collateral Agent (in the case of Credit Obligations owing to the Collateral Agent) or to the Administrative Agent (in the case of all other Credit Obligations) for the account of the Lenders or any Agent, with the Collateral Agent, each Lender and the Agents receiving an amount equal to its outstanding Credit Obligations, or, if the proceeds are insufficient to pay in full all Credit Obligations, its pro-rata share of the amount remaining to be distributed, and (ii) an amount equal to the Derivatives Obligations being paid to the trustee, paying agent or other similar representative (each a "Representative") for the Derivatives Creditors, with each Derivatives
      --------------
     Creditor receiving an amount equal to the outstanding Derivatives Obligations owed to it by the Credit Parties or, if the proceeds are insufficient to pay in full all such Derivatives Obligations, its pro-rata share of the amount remaining to be distributed;

               SIXTH, to all other Obligations (the "Secondary Obligations"),
                                                     ---------------------
     until all Secondary Obligations shall have been paid in full or, if the proceeds are insufficient to pay in full all Secondary Obligations, to each Creditor, in an amount equal to such Creditor's pro-rata share of the amount remaining to be distributed; and

               SEVENTH, to the payment of the surplus, if any, to whomever may be lawfully entitled to receive such surplus.

     In carrying out the foregoing, (i) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; (ii) each of the Creditors shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans, LOC Obligations and Derivatives Obligations held by such Creditor bears to the aggregate then outstanding Loans, LOC Obligations and Derivatives Obligations) of
amounts available to be applied pursuant to clauses "THIRD," "FOURTH," "FIFTH,"
                                            --------------    ------    -----
and "SIXTH" above; and (iii) to the extent that any amounts available for
     -----
distribution pursuant to clause "FIFTH" above are attributable to the issued but
                         -------------
undrawn amount of outstanding Letters of Credit, such amounts shall be held by the Collateral Agent in a cash collateral account and applied (x) first, to
                                                                  -----
reimburse the Issuing Lender from time to time for any drawings under such Letters of Credit and (y) then, following the expiration of all Letters of
                          ----
Credit, to all other obligations of the types described in clauses "FIFTH" and
                                                           --------------
"SIXTH" above in the manner provided in this Section 8.03. Notwithstanding the
 -----                                       ------------
foregoing provisions of this Section 8.03, (i) amounts on deposit in a
                             ------------
Prepayment Account for any Class of Loans upon the occurrence of any such Event of Default shall be applied, first, to pay Loans of such Class and, second,
                             -----                                  ------
after all the Loans of such Class have been paid in full, to the other Credit Obligations in the manner provided in this Section 8.03 and (ii) amounts on
                                           ------------
deposit in a cash collateral account pursuant to Section 2.02(l) upon the
                                                 ---------------
occurrence of any such Event of Default shall be applied, first, to reimburse
                                                          -----
the Issuing Lender from time to time for any drawings under any Letters of Credit and, second, following the expiration of all Letters of Credit, to the
            ------
other Credit Obligations in the manner provided in this Section 8.03.
                                                        ------------
                                   ARTICLE IX
                                AGENCY PROVISIONS

          Section 9.01 Appointment; Authorization.

          (a) Appointment. Each Lender hereby designates and appoints Bank of
              -----------
America, N.A., as Administrative Agent and as Collateral Agent, of such Lender to act as specified herein and in the other Credit Documents, and each such Lender hereby authorizes the Agents, as the agents for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated by the terms hereof and of the other Credit Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Credit Documents, the Agents shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Credit Documents, or shall otherwise exist against the Agents. The provisions of this Section (other than Section 9.09) are solely for the benefit of the Agents and
                    ------------
the Lenders and none of the Credit Parties shall have any rights as a third party beneficiary of the provisions hereof (other than Section 9.09). In
                                                       ------------
performing its functions and duties under this Credit Agreement and the other Credit Documents, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation or relationship of agency or trust with or for any Credit Party.

          (b) Release of Collateral. The Lenders irrevocably authorize the
              ---------------------
Collateral Agent, at the Collateral Agent's option and in its discretion, but subject to the following, to release any security interest in or Lien on any Collateral granted to or held by the Collateral Agent (i) upon termination of this Agreement and the other Credit Documents, termination of the Commitments and all Letters of Credit and payment in full of all Obligations, including all fees and indemnified costs and expenses that are payable pursuant to the terms of the Credit Documents, (ii) if such Collateral constitutes property sold or to be sold or disposed of as part of or in connection with any disposition permitted pursuant to the terms of this Credit Agreement and (iii) if approved by the Required Lenders or Lenders, as applicable, pursuant to the terms of
Section 10.06, and in each case the Administrative Agent shall instruct the
-------------
Collateral Agent to release such security interest or Lien upon the reasonable written request of the Borrower and in accordance with Section 7.11 of the Security Agreement. Upon the request of the Collateral Agent, the Lenders will confirm in writing the Collateral Agent's authority to release particular types or items of Collateral pursuant to this
Section 9.01(b).
---------------

          (c) Release of Guarantors. The Lenders irrevocably authorize the
              ---------------------
Administrative Agent, at the Administrative Agent's option and in its discretion, but subject to the following, to release any Guarantor from its obligations hereunder if (i) such Guarantor is no longer required to be a Guarantor pursuant to the terms of this Agreement or (ii) if approved by the Required Lenders or Lenders, as applicable, pursuant to the terms of Section
                                                                     -------
10.06, and in each case the Administrative Agent shall release such Guarantor,
-----
upon the reasonable written request of the Borrower, in accordance with the Guaranty. Upon the request of the Administrative Agent, the Lenders will confirm in writing the Administrative Agent's authority to release a particular Guarantor pursuant to this Section 9.01.
                           ------------

          Section 9.02 Delegation of Duties. An Agent may execute any of its
                       --------------------
duties hereunder or under the other Credit Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. An Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

          Section 9.03 Exculpatory Provisions. Neither the Agents nor any of
                       ----------------------
their officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection herewith or in connection with any of the other Credit Documents (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any of the Credit Parties contained herein or in any of the other Credit Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by an Agent under or in connection herewith or in connection with the other Credit Documents, or enforceability or sufficiency therefor of any of the other Credit Documents, or for any failure of any Credit Party to perform its obligations hereunder or thereunder. The Agents shall not be responsible to any Lender for the effectiveness, genuineness, validity, enforceability, collectibility or sufficiency of this Credit Agreement, or any of the other Credit Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Credit Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by an Agent to the Lenders or by or on behalf of the Credit Parties to the Agents or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or the use of the Letters of Credit or of the existence or possible existence of any Default or Event of Default or to inspect the properties, books or records of the Credit Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders.

          Section 9.04 Reliance on Communications. The Agents shall be entitled
                       --------------------------
to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Credit Parties, independent accountants and other experts selected by the Agents with reasonable care). The Agents may deem and treat the Lenders as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent in accordance with Section 10.03(b). The Agents shall be
                                        ----------------
fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Credit Documents unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agents shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Credit Documents in accordance with a request of the Required Lenders (or to the extent specifically provided in Section 10.06, all the
                                                   -------------
Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).

          Section 9.05 Notice of Default. An Agent shall not be deemed to have
                       -----------------
knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Credit Party referring to the Credit Document, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give prompt notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders.

          Section 9.06 Non-Reliance on Agents and Other Lenders. Each Lender
                       ----------------------------------------
expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Agents or any affiliate thereof hereinafter taken, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agents to any Lender. Each Lender represents that it has, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Credit Parties. Each Lender represents that it is a bank, savings and loan association or other similar savings institution, insurance company, investment fund or company or other financial institution which makes or acquires commercial loans in the ordinary course of its business, that it is participating hereunder as a Lender for its account and for such commercial purposes, and that it has the knowledge and experience to be and is capable of evaluating the merits and risks of being a Lender hereunder. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Credit Parties which may come into the possession of the Agents or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.

          Section 9.07 Indemnification. The Lenders agree to indemnify each
                       ---------------
Agent in its capacity as such (to the extent not reimbursed by the Parent or the Borrower and without limiting the obligation of the Parent or the Borrower to do
so), ratably according to their respective Commitments (or if the Commitments have expired or been terminated, in accordance with the respective principal amounts of outstanding Loans and Participation Interests of the Lenders), from and against any and all liabilities, obligations, losses, damages, penalties, action, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against an Agent in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Credit Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by an Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of
                      --------
any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of an Agent. If any indemnity furnished to an Agent for any purpose shall, in the opinion of such Agent, be insufficient or become impaired, such Agent may call for additional indemnify and cease, or not commence, to do the acts indemnified against until such additional indemnity is furnished; provided that no Agent shall be indemnified for any event caused
              --------
by its gross negligence or willful misconduct. The agreements in this Section shall survive the payment of the Obligations and all other obligations and amounts payable hereunder and under the other Credit Documents.

          Section 9.08 Agents in Their Individual Capacity. Each Agent and its
                       -----------------------------------
affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Parent or any other Credit Party as though such Agent were not an Agent hereunder. With respect to the Loans made and Letters of Credit issued and all obligations owing to it, an Agent shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it was not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

          Section 9.09 Successor Agent. Any Agent may, at any time, resign upon
                       ---------------
60 days' written notice to the Lenders. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Agent (which successor Agent shall be reasonably satisfactory to the Borrower so long as no Event of Default shall have occurred and be continuing at the time of such appointment). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, with 30 days after the notice of resignation, then the Borrower shall have the right to appoint a successor Agent provided such successor is a Lender hereunder or a commercial bank organized under the laws of the United States of America or of any State thereof and has a combined capital and surplus of at least $400,000,000. Upon the acceptance of any appointment as an Agent hereunder by a successor, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as an Agent, as appropriate, under this Agreement and the other Credit Documents and the provisions of this Section 9.09
                                                                    ------------
shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement. If no successor Administrative Agent has accepted appointment as Administrative Agent within 60 days after the retiring Administrative Agent's giving notice of resignation, the retiring Administrative Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Likewise, if no successor Collateral Agent has accepted appointment as Collateral Agent within 60 days after the retiring Collateral Agent's giving notice of resignation, the retiring Collateral Agent's resignation shall nevertheless become effective and the Lenders shall perform all duties of the Collateral Agent under the Collateral Documents until such time, if any, as the Required Lenders appoint a successor Collateral Agent as provided for above. Subject to the foregoing terms of this
Section 10.09, there shall at all times be a Person or Persons serving as
-------------
Administrative Agent hereunder and, so long as no Default or Event of Default shall have occurred and be continuing, the appointment of any new Administrative Agent shall require the consent of the Borrower (which consent shall not be unreasonably withheld).

          Section 9.10 Agents' Fees; Arranger Fee. The Borrower shall pay to the
                       --------------------------
Administrative Agent for its own account, to the Collateral Agent for its own account and to BAS, in its capacity as Lead Arranger, for its own account, fees in the amounts and at the times previously agreed upon between the Borrower and the Administrative Agent, the Collateral Agent and BAS, respectively, in each case with respect to this Agreement the other Credit Documents and the transactions contemplated hereby and thereby.

          Section 9.11 AFA Compliance.
                       --------------

          (a) Bank of America, N.A. represents and warrants, but solely on and as of the Effective Date, that (i) it is eligible to be the Mortgagee (as defined in the Vessel Mortgages) under the Vessel Mortgages under applicable Requirements of Law in effect on the Effective Date and (ii) its acting as the Mortgagee under the Vessel Mortgages on and as of the Effective Date does not disqualify any of the Vessels named in the Vessel Mortgages for documentation with a fishery endorsement under Chapter 121 of Title 46 of the United States Code (any such disqualification being herein referred to as a "Fisheries
                                                               ---------
Disqualification").
----------------

          (b) Subject to Section 10.06, Bank of America, N.A. shall act as
                         -------------
Mortgagee under the Vessel Mortgages as trustee for the Beneficiaries (as defined and named therein) (in such capacity, and including its successor or successors in such capacity from time to time, a "Vessel Mortgage Trustee").
                                                  -----------------------

          (c) Each successor Collateral Agent appointed as such pursuant to the provisions of Section 9.09 hereof shall be an Eligible Vessel Trustee, and any
              ------------
Collateral Agent retiring or proposing to retire in such capacity shall, subject to the provisions set forth in Section 9.09 hereof, assign its rights as
                               ------------
Mortgagee under the Vessel Mortgages in fact and of record with the United States Coast Guard to a successor Collateral Agent (selected with the approval of the Collateral Agent in accordance with the procedures specified in Section
                                                                       -------
9.09) that is an Eligible Vessel Trustee, which shall thereafter act as
----
Mortgagee under the Vessel Mortgages. As used in this Section 9.11(c), the term
                                                      ---------------
"Eligible Vessel Trustee" means a Person that is eligible to be a Vessel
 -----------------------
Mortgage Trustee under applicable Requirements of Law without causing a Fisheries Disqualification at the relevant time.

                                   ARTICLE X
                                 MISCELLANEOUS

          Section 10.01 Notices. Except as otherwise expressly provided herein,
                        -------
all notices and other communications shall have been duly given and shall be effective (i) when delivered, (ii) when transmitted via telecopy (or other facsimile device) to the number set out below or on the applicable Administrative Questionnaire, as applicable, (iii) the Business Day following the day on which the same has been delivered prepaid (or on an invoice basis) to a reputable national overnight air courier service or (iv) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers, in the case of Holdings, the Parent, the Borrower and the Administrative Agent, set forth below, and, in the case of the Lenders, set forth on the applicable Administrative Questionnaire, or at such other address as such party may specify by written notice to the other parties hereto:

     if to Holdings, the Parent or the Borrower,

          American Seafoods Group LLC
          c/o Centre Partners Management LLC
          30 Rockefeller Plaza
          50th Floor
          New York, New York 10020
          Attention: Scott Perekslis
          Telephone: (212) 332-5835
          Telecopy: (212) 332-5801

     with a copy to:

          American Seafoods Group LLC
          2025 First Avenue, Suite 1050
          Seattle, Washington 98121
          Attention: Hallvard Muri
          Telephone: (206) 256-2670
          Telecopy: (206) 448-0202

     with a copy to:

          Debevoise & Plimpton
          Attention: Jeffrey J. Rosen, Esq.
          Telephone: (212) 909-6281
          Telecopy: (212) 909-6836

     if to the Administrative Agent,

          (for payments and requests for credit extensions)

          Bank of America, N.A.
          Agency Services
          NCI 001 15 04
          101 North Tryon Street
          Charlotte, North Carolina 28255
          Attention: Debbie Chapman
          Telephone: (704) 386-9046
          Telecopy: (704) 409-0044

          Bank of America, N.A.
          Charlotte, North Carolina
          ABA 053000196
          Account 1366212250600
          Attention Credit Services
          Ref American Seafoods Group

          (for all other notices to the Administrative Agent)

          Bank of America, N.A.
          Agency Management
          CA5 701 05 19
          1455 Market Street, 5th Floor
          San Francisco, CA 94103
          Attention: Charles Graber, Vice President
          Telephone: (415) 436-3495
          Telecopy: (415) 503-5006

          with a copy to:

          Bank of America, N.A.
          Bank of America Corporate Center, 7th Floor
          NC1-007-13-06
          100 North Tryon Street
          Charlotte, North Carolina 28255
          Attention: S. Paul Trapani
          Managing Director
          Financial Sponsor Portfolio Group
          Telephone: (704) 386-2692
          Telecopy: (704) 386-9607

     with a copy to:

          Mayer, Brown, Rowe & Maw
          1675 Broadway
          New York, New York 10019
          Attention: Sherri L. Snelson, Esq.
          Telephone: (212) 506-2997
          Telecopy: (212) 262-1910

          Section 10.02 Right of Set-Off. In addition to any rights now or
                        ----------------
hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence and during the continuance of an Event of Default, each Lender (and each of its Affiliates) is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of such rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or specific) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, under the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that to the extent permitted by law any Person purchasing a participation in the Loans and Commitments hereunder pursuant to
Section 2.05(c), 3.13 or 10.03(d) may exercise all rights of set-off with
---------------  ----    --------
respect to its participation interest as fully as if such Person were a Lender hereunder and any such set-off shall reduce the amount owed by such Credit party to the Lender. Any Lender having exercised the rights of set-off provided for in this Section 10.02 shall give the Borrower prompt written notice of
     -------------
such exercise; provided, that the failure to give such notice shall not affect
               --------
the validity of the exercise of such right.

          Section 10.03 Benefit of Agreement.
                        --------------------

          (a) Generally. This Agreement shall be binding upon and inure to the
              ---------
benefit of and be enforceable by the respective successors and assigns of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and each Lender and any attempted or purported assignment in contravention of the preceding sentence shall be null and void; provided that none of the Credit
                                           --------
Parties may assign or transfer any of its interests and obligations in violation of Section 7.04 or 7.05 or without the prior written consent of either the
   ------------    ----
Required Lenders or the Lenders, as the terms set forth in Section 10.06 may
                                                           -------------
require; and provided further that the rights of each Lender to transfer, assign
             -------- -------
or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this Section 10.03.
                                   -------------

          (b) Assignments. Each Lender may assign all or a portion of its rights
              -----------
and obligations under this Agreement (including, without limitation, all or a portion of its Loans, its Notes, and its Commitment); provided, however, that
                                                      --------  -------

               (i) each such assignment shall be to an Eligible Assignee;

               (ii) except in the case of an assignment to another Lender, an Affiliate of an existing Lender or any fund that invests in bank loans and is advised or managed by an investment advisor to an existing Lender or an Affiliate of such existing Lender or an assignment of all of a Lender's rights and obligations under this Agreement, any such partial assignment shall be in an amount at least equal to $1,000,000;

               (iii) each such assignment by a Lender shall be of a constant, and not varying, percentage of all rights and obligations in respect of a particular Class of Commitments under this Agreement and the other Credit Documents;

               (iv) the parties to such assignment shall execute and deliver to the Administrative Agent and, only with respect to any assignment of all or a portion of the Revolving Committed Amount, the Issuing Lenders for their acceptance an Assignment and Assumption Agreement in the form of Exhibit C,
                                                                      ---------
     together with any Note subject to such assignment and, except in the case of an assignment to another Lender, an Affiliate of an existing Lender or any fund that invests in bank loans and is advised or managed by an investment advisor to an existing Lender or an Affiliate of such existing Lender, a processing fee of $3,500.

Upon execution, delivery, and acceptance of such Assignment and Assumption Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section
                                                                    -------
10.03(b), the assignor, the Administrative Agent and the Credit Parties shall
--------
make appropriate arrangements so that, if required, new Notes are issued to the assignor and the assignee. If the assignee is not a United States person under
Section 7701(a)(30) of the Code, it shall deliver to the Credit Parties and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 3.10.
                            ------------

          By executing and delivering an assignment agreement in accordance with this Section 10.03(b), the assigning Lender thereunder and the assignee
     ----------------
thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee;
(ii) except as set forth in clause (i) above, such assigning Lender makes no
                            ----------
representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of the Credit Parties or the performance or observance by any Credit Party of any of its obligations under this Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (iv) such assignee confirms that it has received a copy of this Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (v) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents;
(vi) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement and the other Credit Documents are required to be performed by it as a Lender.

          (c) Register. The Borrower hereby designates the Administrative Agent
              --------
to serve as the Borrower's agent, solely for purposes of this subsection
                                                              ----------
10.03(c), to (i) maintain a register (the "Register") on which the
--------                                   --------
Administrative Agent will record the Commitments from time to time of each Lender, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and to (ii) retain a copy of each Assignment and Assumption Agreement delivered to the Administrative Agent pursuant to this Section. Failure to make any such recordation, or any error in such recordation, shall not affect any Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent, the Issuing Lenders and the Lenders shall treat each Person in whose name a Loan and the Note evidencing the same is registered as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. With respect to any Lender, the assignment or other transfer of the Commitments of such Lender and the rights to the principal of, and interest on, any Loan made and any Note issued pursuant to this Agreement shall not be effective until such assignment or other transfer is recorded on the Register and, except to the extent provided in this subsection 10.03(c), otherwise complies with Section
                        -------------------                          -------
10.03, and prior to such recordation all amounts owing to the transferring
-----
Lender with respect to such Commitments, Loans and Notes shall remain owing to the transferring Lender. The registration of assignment or other transfer of all or part of any Commitments, Loans and Notes for a Lender shall be recorded by the Administrative Agent on the Register only upon the acceptance by the Administrative Agent of a properly executed and delivered Assignment and Assumption Agreement and payment of the administrative fee referred to in
Section 10.03(b)(iv). The Register shall be available at the offices where kept
--------------------
by the Administrative Agent for inspection by the Borrower and any Lender at any reasonable time upon reasonable prior notice to the Administrative Agent. Neither the Parent nor the Borrower may replace any Lender pursuant to Section
                                                                       -------
3.04(d), unless, with respect to any Notes held by such Lender, the
-------
requirements of subsection 10.03(b) and this subsection 10.03(c) have been
                -------------------          -------------------
satisfied.

          (d) Participations. Each Lender may sell participations to one or more
              --------------
Persons (each, a "Participant") in all or a portion of its rights, obligations
                  -----------
or rights and obligations under this Agreement (including all or a portion of its Commitment or its Loans); provided, however, that (i) such Lender's
                              --------  -------
obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Participant shall be entitled to the benefit of the yield protection provisions contained in Section 3.06, 3.09, 3.10 and 3.11,
                                         ------------  ----  ----     ----
inclusive, and, to the extent permitted by law, the right of set-off contained in Section 10.02 and (iv) the Credit Parties shall continue to deal solely and
   -------------     ----
directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and such Lender shall retain the sole right to enforce the obligations of the Credit Parties relating to the Obligations owing to such Lender and to approve any amendment, modification or waiver of any provision of this Credit Agreement (other than amendments, modifications or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes or extending its Commitment).

          (e) Regulatory Assignments. Notwithstanding any other provision set
              ----------------------
forth in this Agreement, any Lender may at any time assign and pledge all or any portion of its Loans and its Notes to (i) any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank and (ii) any trustee for, or other representative of, any fund that invests in bank loans and is advised or managed by an investment advisor to a Lender or an Affiliate of such Lender, as collateral security. No such assignment shall release the assigning Lender from its obligations hereunder.

          (f) Information. Any Lender may furnish any information concerning any
              -----------
Credit Party or any of their respective Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section
                                                                    -------
10.16.
-----

          (g) Other Funding Vehicles. Notwithstanding anything to the contrary
              ----------------------
contained herein, any Lender, (a "Granting Lender") may grant to a special
                                  ---------------
purpose funding vehicle (an "SPC") the option to fund all or any part of any
                             ---
Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment
                --------
by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, (iii) no SPC shall have any voting rights pursuant to Section 10.06 and (iv) with respect to
                                         -------------     ----
notices, payments and other matters hereunder, the Parent, the Borrower, the Administrative Agent and the Lenders shall not be obligated to deal with an SPC, but may limit their communications and other dealings relevant to such SPC to the applicable Granting Lender. The funding of a Loan by an SPC hereunder shall utilize the Revolving Loan Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. Notwithstanding anything to the contrary contained in this Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This subsection (g) may not be amended
                                          --------------
without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

          (h) Certain Limitations on Rights of Assignees and Participations. No
              -------------------------------------------------------------
Eligible Assignee, Participant or other transferee of any Lender's rights shall be entitled to receive any greater payment under Section 3.06 or 3.10 than such
                                                 ------------    ----
Lender would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 3.06, 3.07, 3.08 or 3.10 requiring such Lender to
                     ------------  ----  ----    ----
designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist. To the extent that, at the time of any assignment pursuant to Section
                                                                     -------
10.03(b) to a Person not already a Lender hereunder, the Eligible Assignee would
--------
be entitled to charge the Borrower for any taxes or additional amounts pursuant to Section 3.06 or 3.10 in excess of the aggregate of such amounts permitted to
   ------------    ----
be charged by the assigning Lender immediately prior to such assignment (which differences may arise, for example, because of differences between the Eligible Assignee and the assigning Lender, or because of the different laws, treaties or regulations, or interpretations thereof, applicable to such Persons), the Borrower shall not be obligated to pay such excess taxes, and other amounts, it being understood and agreed, however, that the Borrower shall be obligated to pay to such Eligible Assignee all other taxes and other amounts which are otherwise required to be reimbursed pursuant to Section 3.06 and 3.10
                                                ------------     ----
(including, without limitation, all such Non-Excluded Taxes and other amounts payable as a result of events occurring after the date of the respective assignment).

          (i) Lost and Mutilated Notes. If any Note becomes mutilated and is
              ------------------------
surrendered by the Lender with respect thereto to the Borrower, or if any Lender claims that any of its Notes has been lost, destroyed or wrongfully taken, the Borrower shall execute and deliver to such Lender a replacement Note, upon the affidavit of such Lender attesting to such loss, destruction or wrongful taking with respect to such Note together with, in the case of any lost, destroyed or wrongfully taken Note, an indemnity if so requested by the Borrower, and such lost, destroyed, mutilated, surrendered or wrongfully taken Note shall be deemed to be canceled for all purposes hereof. Such affidavit shall be accepted as satisfactory evidence of the loss, wrongful taking or destruction thereof and no surety or bond shall be required as a condition of the execution and delivery of a replacement Note. Any reasonable costs and expenses of the Parent or the Borrower in replacing any such Note shall be for the account of such Lender.

          Section 10.04 No Waiver; Remedies Cumulative. No failure or delay on
                        ------------------------------
the part of an Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Agents or any Lender and any of the Credit Parties shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Agents or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle the Credit Parties to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Agents or the Lenders to any other or further action in any circumstances without notice or demand.

          Section 10.05 Payment of Expenses; Indemnification.

          (a) Expenses. The Borrower agrees to pay on demand all reasonable
              --------
out-of-pocket costs and expenses of: (i) the Agents in connection with (A) the syndication, negotiation, preparation, execution and delivery and administration of this Agreement and the other Credit Documents and the other documents and instruments referred to herein and therein (including, without limitation, the reasonable fees and expenses of Mayer, Brown, Rowe & Maw, special counsel to the Agents, and the reasonable and documented fees and expenses of such counsel and other special counsel for the Agents in connection with maritime or foreign issues), and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructuring relating to the performance by the Credit Parties under this Agreement, and (ii) upon the occurrence and during the continuation of an Event of Default the Agents and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable fees and disbursements of counsel for the Agents and each of the Lenders, and (B) any bankruptcy or insolvency proceeding of a Credit Party.

          (b) Indemnification. The Parent and the Borrower, jointly and
              ---------------
severally, agree to indemnify each Agent and each Lender and their respective affiliates, controlling persons, officers, directors, employees, representatives, trustees, advisors and agents (each an "Indemnitee") from and
                                                         ----------
hold each of them harmless against any and all losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not any Agent or Lender or other Indemnitee is a party thereto) related to (i) the entering into and/or performance of any Credit Document or the use or proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, the reasonable fees and disbursements of counsel incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, obligations, penalties, actions, judgments, suits, costs, disbursements, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (ii) any Environmental Claim (except to the extent such claim arises from the gross negligence or willful misconduct of any Indemnitee) and (iii) any claims for Non-Excluded Taxes; provided that no indemnity or reimbursement shall be
                    --------
required in respect of (i) any claims relating to the obligations of any Indemnitee in any capacity other than as an Agent or a Lender or (ii) any claims against a Lender relating to a breach by such Lender of this Agreement. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05(b) applies, such indemnity shall be effective whether or
        ----------------
not such investigation, litigation or proceeding is brought by any Credit Party, its directors, shareholders or creditors or an Indemnitee or any other Person or any Indemnitee is otherwise a party thereto and whether or not the transactions contemplated hereby are consummated. Each of the Parent and the Borrower agrees not to assert any claim against any Agent, any Lender, any other Creditor, any of their Affiliates or any of their respective directors, officers, employees, attorneys, agents and advisers, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Credit Documents, any of the transactions contemplated herein or therein or the actual or proposed use of the proceeds of the Loans or of the Letters of Credit.

          (c) Survival. Without prejudice to the survival of any other agreement
              --------
of the Credit Parties hereunder and under the other Credit Documents, the agreements and obligations of the Credit Parties contained in this Section 10.05
                                                                   -------------
shall survive the repayment of the Loans, LOC Obligations and other obligations under the Credit Documents and the termination of the Commitments hereunder.

          Section 10.06 Amendments, Waivers and Consents. Neither this Agreement
                        --------------------------------
nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the Credit Parties and acknowledged by the Administrative Agent; provided, that:
       --------

               (i) no such amendment, change, waiver, discharge or termination shall, without the consent of each Lender affected thereby;

                    (A) extend or waive the final maturity of any Loan or the time of payment of any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit, or extend, waive, reduce or forgive any Principal Amortization Payment, or any portion thereof;

                    (B) reduce the rate or extend the time of or waive any payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) on any Obligation or fees hereunder;

                    (C) reduce or waive the principal amount of any Loan or any reimbursement obligation, or any portion thereof, arising from drawings under Letters of Credit;

                    (D) increase the Commitment of a Lender over the amount thereof in effect (it being understood and agreed that a waiver of any Default or Event of Default or a mandatory reduction in the Commitments shall not constitute a change in the terms of any Commitment of any Lender);

                    (E) release all or substantially all of the Collateral securing the Credit Obligations hereunder (provided that the
                                                     --------
          Collateral Agent may, without consent from any other Lender, release any Collateral that is sold or transferred by a Credit Party in compliance with Section 7.05);
                          ------------

                    (F) release the Parent or the Borrower or substantially all of the other Credit Parties from its or their obligations under the Credit Documents (provided that the Administrative Agent may, without
                            --------
          the consent of any other Lender, release any Guarantor that is sold or transferred in compliance with Section 7.05);
                                         ------------

                    (G) amend, modify or waive any provision of this Section
                                                                     -------
          10.06 or Section 3.04, 3.06, 3.07, 3.08, 3.09, 3.10, 3.11, 3.12, 3.13,
          -----    ------------  ----  ----  ----  ----  ----  ----  ----  ----
          8.01(a), 8.03, 10.02, 10.03, 10.05 or 10.09;
          -------  ----  -----  -----  -----    -----

                    (H) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders;

                    (I) consent to the assignment or transfer by the Parent or the Borrower or all or substantially all of the other Credit Parties of any of its or their rights and obligations under (or in respect of) the Credit Documents, except as permitted thereby; or

                    (J) effect any waiver of the conditions to funding any Revolving Loan or Swingline Loan or to issuing any Letter of Credit in each case after the Effective Date, without the prior written consent of Lenders having in the aggregate at least a majority of the outstanding principal amount of Revolving Loans, LOC Obligations and unused Revolving Credit Commitments;

               (ii) no such amendment, change, waiver, discharge or termination shall,

                    (A) extend the time for, reduce the amount of or modify the manner of application of proceeds of any mandatory prepayment required by Section 3.03(b)(ii), (iii), (iv) or (v), without the prior written
             -------------------  -----  ----    ---
          consent of Lenders holding in the aggregate at least a majority of the outstanding principal amount of the Tranche A Term Loans and Lenders holding in the aggregate at least a majority of the outstanding principal amount of the Tranche B Term Loans; or

                    (B) effect any waiver, amendment or modification that by its terms adversely affects the rights, in respect of payments, the Collateral or the guarantees by the Guarantors, of the Lenders holding Tranche A Term Loans differently from those of the Lenders holding Tranche B Term Loans, without the prior written consent of Lenders holding in the aggregate at least a majority of the outstanding principal amount of the Tranche A Term Loans and Lenders holding in the aggregate at least a majority of the outstanding principal amount of the Tranche B Term Loans;

               (iii) no provision of Article IX may be amended without the
                                     ----------
     consent of the Administrative Agent, no provision of Section 2.02 or
                                                          ------------
     3.04(b)(ii) may be amended without the consent of each Issuing Lender and
     -----------
     no provision of Section 2.05 may be amended without the consent of the
                     ------------
     Swingline Lender; and

               (iv) without the consent of (A) Lenders holding in the aggregate more than 50% of the Revolving Commitments (or, if the Revolving Commitments have been terminated, the outstanding Revolving Loans, Swingline Loans and Participation Interests in Letters of Credit and Swingline Loans (including the Participation Interests of the Issuing Lenders in Letters of Credit and the Participation Interests of the Swingline Lender in the Swingline Loans)) and (B) Lenders holding in the aggregate more than 50% of the outstanding Tranche A Term Loans and Lenders holding in the aggregate more than 50% of the outstanding Tranche B Term Loans, neither this Agreement nor any other Credit Document may be amended to permit any Debt (including any Obligations attributable to an increase in the Revolving Commitments or the addition of any Tranche of Debt hereunder) to be secured by any Collateral pursuant to a Lien of equal priority to the Lien of the Collateral Agent thereon, except for Permitted Liens.

          Notwithstanding the above, the right to deliver a Payment Blockage Notice (as defined in the Senior Subordinated Notes), shall reside solely with the Administrative Agent, and the Administrative Agent shall deliver such Payment Blockage Notice, only upon the direction of the Required Lenders. Furthermore, no election by and Lender holding a Tranche B Term Loan to decline a mandatory prepayment as provided in Section 3.03(b)(vi) shall require the
                                      -------------------
consent of any other Person.

          Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans or the Letters of Credit, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersede the unanimous consent provisions set forth herein and (ii) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

          Notwithstanding the above, each of the Administrative Agent, on the one hand, and Parent and the Borrower, on the other hand, hereby agree to, and to cause each of the Subsidiaries of the Borrower, at the request of the Borrower or the Administrative Agent, as applicable, to enter into one or more amendments, supplements or other modifications to this Agreement and the other Credit Documents as the requesting party shall reasonably deem necessary or desirable to cause each Vessel Mortgage Trustee to be an Eligible Vessel Trustee (as defined in Section 9.11(c)) and to cause each Vessel Mortgage to comply
               ---------------
with, and to be for the benefit of a trustee qualified under, all applicable laws and regulations (including, without limitation, regulations of the Department of Transportation, Maritime Administration) applicable to such Vessel Mortgages as the same may from time to time to be in effect and to comply with such other applicable laws and regulations as are reasonably necessary to allow the Business to continue without interruption.

          The various requirements of this Section 10.06 are cumulative. Each
                                           -------------
Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 10.06 regardless of whether its Note
                                -------------
shall have been marked to make reference therein, and any consent by any Lender or holder of a Note pursuant to this Section 10.06 shall bind any Person
                                     -------------
subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

          Section 10.07 Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. It shall not be necessary in making proof of this Credit Agreement to produce or account for more than one such counterpart. Delivery of an executed counterpart by facsimile shall be effective as an original executed counterpart and shall be deemed a representation that the original executed counterpart will be delivered.

          Section 10.08 Headings. The headings of the sections and subsections
                        --------
hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          Section 10.09 Defaulting Lenders. Each Lender understands and agrees
                        ------------------
that if such Lender is a Defaulting Lender then, notwithstanding the provisions of Section 10.06, it shall not be entitled to vote on any matter requiring the
   -------------
consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders adversely affected thereby; provided, however, that all other
                                               --------  -------
benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

          Section 10.10 Survival of Indemnification and Representations and
                        ---------------------------------------------------
Warranties. All indemnities set forth herein and all representations and
----------
warranties made herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the issuance of the Letters of Credit and the repayment of the Loans, LOC Obligations and other obligations and the termination of the Commitments hereunder.

          Section 10.11 Governing Law; Submission to Jurisdiction.

          (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS (OTHER THAN LETTERS OF CREDIT AND OTHER THAN AS EXPRESSLY SET FORTH IN SUCH OTHER CREDIT DOCUMENTS) AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO SUCH LAWS OR RULES ARE DESIGNATED, THE UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS (1993 REVISION), INTERNATIONAL CHAMBER OF COMMERCE, PUBLICATION NO. 500 AND, AS TO MATTERS NOT GOVERNED BY SUCH UNIFORM CUSTOMS, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING WITHOUT LIMITATION SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW
YORK), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. Any legal action or proceeding with respect to this Agreement or any other Credit Document may be brought in the courts of the State of New York in New York County, or of the United States for the Southern District of New York or the Western District of North Carolina, and, by execution and delivery of this Agreement, each of Holdings, the Parent and the Borrower hereby irrevocably accepts for itself and in respect of its property, generally and unconditional, the nonexclusive jurisdiction of such courts. Each of Holdings, the Parent and the Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such court and any claim that any such proceeding brought in any such court has been brought in an inconvenient forum.

          (b) Each of the Parent and the Borrower hereby irrevocably appoints C.T. Corporation System its authorized agent to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding of the nature referred to in this Section 10.11 and consents to process being
                               -------------
served in any such suit, action or proceeding upon C.T. Corporation System in any manner or by the mailing of a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to the Parent's or the Borrower's address referred to in Section 10.01, as the case may be. Each of the Parent and
                       -------------
the Borrowers agrees that such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and
(ii) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to it. Nothing in this Section
                                                                         -------
10.11 shall affect the right of any Lender to serve process in any manner
-----
permitted by law or limit the right of any Lender to bring proceedings against the Parent or the Borrower in the courts of any jurisdiction or jurisdictions.

          Section 10.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS
                        --------------------
AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 10.13 Severability. If any provision of the Credit Documents
                        ------------
is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

          Section 10.14 Entirety. This Agreement together with the other Credit
                        --------
Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

          Section 10.15 Binding Effect. This Agreement shall become effective at
                        --------------
such time when it shall have been executed by Holdings, the Parent, the Borrower, and the Agents, the Administrative Agent shall have received copies hereof (telecopied or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Agreement shall be binding upon and inure to the benefit of Holdings, the Parent, the Borrower, the Agents and each Lender and their respective successors and assigns; provided, however, unless the
                                             --------  -------
conditions set forth in Section 4.01 have been satisfied by the Credit Parties
                        ------------
or waived by the Lenders on or before April 30, 2002 none of Holdings, the Parent, the Borrower, the Administrative Agent or the Lenders shall have any obligations under this Agreement.

          Section 10.16 Confidentiality. Each Lender agrees that it will use its
                        ---------------
reasonable best efforts to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that
                                                       --------  -------
nothing herein shall affect the disclosure of any such information (i) to the extent such Lender in good faith believes such disclosure is required by statute, rule, regulation or judicial process, provided that such Lender shall make reasonable efforts to notify the Borrower of such disclosure prior thereto,
(ii) to counsel for such Lender or to its accountants, (iii) to bank examiners or auditors or comparable Persons (including, without limitation, the National Association of Insurance

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Commissioners), (iv) any Affiliate of such Lender on a confidential basis, (v)
to any direct or indirect contractual counterparty in any Derivatives Agreement or such contractual counterparty's professional advisor (so long as such contractual counterparty or professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 10.16), (vi) any other Lender, or assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Agreement who is notified of the confidential nature of the information and agrees to be bound by this provision or provisions reasonably comparable hereto or (vii) in connection with any litigation relating to this Agreement or the other Credit Documents or the enforcement of rights hereunder to which any one or more of the Lenders is a party; and provided further that no
                                                        -------- -------
Lender shall have any obligation under this Section 10.16 to the extent any such
                                            -------------
information becomes available on a non-confidential basis from a source other than a Credit Party or its Subsidiaries or that any information becomes publicly available other than pursuant to a breach of this Section 10.16. Each Lender
                                                  -------------
agrees that it will use all confidential information exclusively for the purpose of evaluating, monitoring, selling, protecting or enforcing its Loans and other rights under the Credit Documents. Without affecting any other rights of the Borrower and the other Credit Parties, each Lender acknowledges that the Borrower shall be entitled to seek the remedies of injunction, specific performance and other equitable relief for any breach of the provisions of this
Section 10.16.
-------------

          Section 10.17 Source of Funds. Each of the Lenders hereby represents
                        ---------------
and warrants to the Borrower that at least one of the following statements is an accurate representation as to the source of funds to be used by such Lender in connection with the financing hereunder:

               (i) no part of such funds constitutes assets allocated to any separate account maintained by such Lender in which any employee benefit plan (or its related trust) has any interest;

               (ii) to the extent that any part of such funds constitutes assets allocated to any separate account maintained by such Lender, such Lender has disclosed to the Borrower, at least five Business Days prior to funding any Loan, the name of each employee benefit plan whose assets in such account exceed 10% of the total assets of such account as of the date of such purchase (and, for purposes of this subsection (ii), all employee
                                              ---------------
     benefit plans maintained by the same employer or employee organization are deemed to be a single plan);

               (iii) to the extent that any part of such funds constitutes assets of an insurance company's general account, such insurance company has complied with all of the requirements of the Prohibited Transaction Class Exemption 95-60 and of regulations issued under Section 401(c)(a)(A) of ERISA; or

               (iv) such funds constitute assets of one or more specific benefit plans which such Lender has identified in writing to the Borrower, at least five Business Days prior to funding any Loan.

As used in this Section 10.17, the terms "employee benefit plan" and "separate
                -------------
account" shall have the respective meanings assigned to such terms in Section 3 of ERISA.

          Section 10.18 Conflict. To the extent that there is a conflict or
                        --------
inconsistency between any provision hereof, on the one hand, and any provision of any other Credit Document, on the other hand, this Agreement shall control.

                            [Signature Pages Follow]

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